PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BECAUSE SUCH PORTIONS ARE BOTH NOT MATERIAL AND CONTAIN PERSONAL INFORMATION. THE OMISSIONS HAVE BEEN INDICATED BY ASTERISKS ("[***]")

Strictly private & confidential

Execution Version

DATE 7 November 2023

USD 180,000,000

Revolving Facility Agreement

Borr Drilling Limited
as Company

and

DNB Bank ASA
as Mandated Sole Lead Arranger

Citibank N.A., London Branch
as Co-Arranger

with
DNB Bank ASA
as Agent

Wilmington Trust (London) Limited
as Security Agent

MILBANK LLP
London

#4854-1237-6969V16

CONTENTS

Clause Page

1. Definitions and Interpretation 1
2. The Facilities 49
3. Purpose 59
4. Conditions of Utilisation 59
5. Utilisation – Loans 62
6. Utilisation – Letters of Credit 64
7. Letters of Credit 69
8. Optional Currencies 74
9. Ancillary Facilities 75
10. Repayment 82
11. Illegality, Voluntary Prepayment and Cancellation 84
12. Mandatory Prepayment 87
13. Restrictions 88
14. Interest 89
15. Interest Periods 91
16. Changes to the Calculation of Interest 92
17. Fees 94
18. Taxes 96
19. Increased Costs 108
20. Other Indemnities 111
21. Mitigation by the Lenders 112
22. Costs and Expenses 113
23. Guarantees and Indemnity 114
24. Representations and Warranties 118
25. Information Undertakings 124
26. Financial Covenants 129
27. General Undertakings 138
28. Events of Default 144
29. Changes to the Lenders 147
30. Restrictions on Debt Purchase Transactions 158
31. Changes to the Obligors 158
32. Role of the Agent, the Arrangers and Others 163
33. Conduct of Business by the Finance Parties 174
34. Sharing Among the Finance Parties 175
35. Payment Mechanics 176
36. Set-Off 181

(i)

#4854-1237-6969v16

37. Notices ... 181
38. Calculations and Certificates ... 184
39. Partial Invalidity ... 184
40. Remedies and Waivers ... 184
41. Amendments and Waivers ... 185
42. Confidentiality ... 199
43. Counterparts ... 203
44. Acknowledgement Regarding Any Supported QFCS ... 203
45. Governing Law ... 204
46. Enforcement ... 205

Schedule 1 The Original Parties ... 207
Part A The Original Obligors ... 207
Part B The Original Lenders ... 209

Schedule 2 Conditions Precedent ... 210
Part A Conditions Precedent to First Utilisation ... 210
Part B Conditions Precedent To Be Delivered By An Additional Obligor ... 213

Schedule 3 Requests and Notices ... 214

Schedule 4 Form of Transfer Certificate ... 216

Schedule 5 Form of Assignment Agreement ... 220

Schedule 6 Form of Accession Letter ... 224

Schedule 7 Form of Resignation Letter ... 227

Schedule 8 Compliance Certificate ... 228

Schedule 9 Timetables ... 231
Part A Loans ... 231
Part B Letters of Credit ... 233

Schedule 10 Form of Letter of Credit ... 234
Part A Form of Demand ... 236

Schedule 11 Agreed Security Principles ... 237

Schedule 12 Form of Increase Confirmation ... 248

Schedule 13 Form of Additional Facility Notice ... 252

Schedule 14 Form of Additional Facility Lender Accession Letter ... 255

Schedule 15 Information Undertakings ... 259

Schedule 16	Incurrence Covenants	261
Part A	Incurrence Covenants	261

(ii)

#4854-1237-6969v16

Part B	Guarantor Release	294
Part C	Definitions	295
Schedule 17	Events of Default	345
Schedule 18	Compounded Rate Terms	347
Schedule 19	Daily Non-Cumulative Compounded RFR Rate	350
Schedule 20	Form of Substitute Affiliate Lender Designation Notice	352

(iii)

#4854-1237-6969v16

– 1 – #4854-1237-6969v16 THIS AGREEMENT is dated 7 November 2023 between: (1) Borr Drilling Limited, an exempted company limited by shares and incorporated under the laws of Bermuda, with registration number 51741 (the “Company”); (2) THE ENTITIES listed in Part A of Schedule 1 (The Original Parties) as original borrowers (the “Original Borrowers”); (3) THE ENTITIES listed in Part A of Schedule 1 (The Original Parties) as original guarantors (the “Original Guarantors”); (4) DNB Bank ASA as Mandated Sole Lead Arranger and Citibank N.A., London Branch as Co-Arranger (the “Arrangers”); (5) THE FINANCIAL INSTITUTIONS listed in Part B of Schedule 1 (The Original Parties) as lenders (the “Original Lenders”); (6) DNB Bank ASA as agent of the other Finance Parties (the “Agent”); and (7) Wilmington Trust (London) Limited, as security agent for and on behalf of itself and the other Secured Parties (the “Security Agent”). IT IS AGREED as follows: 1. DEFINITIONS AND INTERPRETATION 1.1 Definitions In this Agreement: “Acceleration Event” has the meaning given to that term in the Intercreditor Agreement. “Acceptable Bank” means: (a) a bank or financial institution which has a long term unsecured credit rating of at least BBB- by Standard & Poor's Rating Services or Fitch Ratings Ltd or at least Baa3 by Moody's Investor Services Limited or a comparable rating from an internationally recognised credit rating agency; (b) any Finance Party or any Affiliate of a Finance Party; and (c) any other bank or financial institution approved by the Agent (acting reasonably). “Accession Letter” means a document substantially in the form set out in Schedule 6 (Form of Accession Letter) or any other form agreed between the Agent and the Company (each acting reasonably). “Accounting Principles” means: (a) in relation to any audited consolidated financial statements of the Group, GAAP; and (b) in relation to any other Obligor, generally accepted accounting principles, standards and practices in its jurisdiction of incorporation, including IFRS, – 2 – #4854-1237-6969v16 in each case, to the extent applicable to the relevant financial statements. “Additional Borrower” means a person which becomes a Borrower in accordance with Clause 31 (Changes to the Obligors). “Additional Business Day” means, in relation to a Compounded Rate Currency, any day specified as such in the applicable Compounded Rate Terms. “Additional Facility” means one or more additional revolving credit facilities made available pursuant to Clause 2.2 (Additional Facilities) which are documented under this Agreement including as new or existing facility commitment(s) and/or as an additional tranche or class of, or an increase of, or an extension of, any existing Facility or a previously incurred Additional Facility. “Additional Facility Borrower” means, in respect of an Additional Facility: (a) an Original Borrower; or (b) any person which is specified as a borrower under that Additional Facility in the applicable Additional Facility Notice and which: (i) is a Borrower under this Agreement; or (ii) accedes as an Additional Borrower under that Additional Facility in accordance with Clause 31 (Changes to the Obligors), unless, in each case, it has ceased to be an Additional Facility Borrower in accordance with Clause 31 (Changes to the Obligors). “Additional Facility Commencement Date” means, in respect of an Additional Facility, the date specified as the Additional Facility Commencement Date (being the date when the relevant Additional Facility is available for utilisation) in the relevant Additional Facility Notice relating to that Additional Facility. “Additional Facility Commitment” means, in respect of an Additional Facility: (a) in relation to an Additional Facility Lender, the amount set out in the Additional Facility Notice in respect of that Additional Facility signed by the Additional Facility Lender and the amount of any other Additional Facility Commitment in respect of that Additional Facility transferred to it under this Agreement or assumed by it in accordance with Clause 2.2 (Additional Facilities) or Clause 2.3 (Increase); and (b) in relation to any other Lender, the amount of any Additional Facility Commitment in respect of that Additional Facility transferred to it under this Agreement or assumed by it in accordance with Clause 2.2 (Additional Facilities) or Clause 2.3 (Increase), to the extent, not cancelled, reduced or transferred by it under this Agreement. “Additional Facility Lender” means any Lender or other bank, financial institution, fund, entity or other person which signs an Additional Facility Notice and confirms its willingness to provide all or a part of an Additional Facility. – 3 – #4854-1237-6969v16 “Additional Facility Lender Accession Letter” means a notice substantially in the form set out in Schedule 14 (Form of Additional Facility Lender Accession Letter) or any other form agreed between the Agent and the Company (each acting reasonably). “Additional Facility Loan” means a loan made or to be made under any Additional Facility or the principal amount outstanding for the time being of that loan. “Additional Facility Notice” means, in respect of an Additional Facility, a notice substantially in the form set out in Schedule 13 (Form of Additional Facility Notice) (or any other form agreed between the Agent and the Company (each acting reasonably)) delivered by the Company to the Agent in accordance with Clause 2.2 (Additional Facilities). “Additional Guarantor” means a person which becomes an Additional Guarantor in accordance with Clause 31 (Changes to the Obligors). “Additional Obligor” means an Additional Borrower or an Additional Guarantor. “Adjusted Term SOFR” means in relation to any Loan in USD, Term SOFR, and if Term SOFR applicable to: (a) an Original Revolving Facility Loan denominated in USD is below zero (0), Adjusted Term SOFR for such Loan will be deemed to be zero (0); and (b) an Additional Facility Loan denominated in USD is below any percentage agreed with the relevant Additional Facility Lenders in the Additional Facility Notice for those Additional Facility Commitments, Adjusted Term SOFR will be deemed to be such percentage rate specified in such Additional Facility Notice. “Affiliate” has the meaning given to that term in Part C (Definitions) of Schedule 16 (Incurrence Covenants). “Agency Fee Letter” means the fee letter dated on or prior to the date of this Agreement between, among others, the Company and the Agent. “Agreed Security Principles” means the principles set out in Schedule 11 (Agreed Security Principles). “Ancillary Commencement Date” means, in relation to an Ancillary Facility, the date on which that Ancillary Facility is first made available, which date shall be a Business Day within the Availability Period for the relevant Facility. “Ancillary Commitment” means, in relation to an Ancillary Lender and an Ancillary Facility, the maximum Base Currency Amount which that Ancillary Lender has agreed (whether or not subject to satisfaction of conditions precedent) to make available from time to time under an Ancillary Facility and which has been authorised as such under Clause 9 (Ancillary Facilities), in each case as notified by the Ancillary Lender to the Agent pursuant to Clause 9.2 (Availability) to the extent that amount is not cancelled or reduced under this Agreement or the Ancillary Documents relating to that Ancillary Facility and does not exceed that Ancillary Lender's Commitment. – 4 – #4854-1237-6969v16 “Ancillary Document” means each document relating to or evidencing the terms of an Ancillary Facility. “Ancillary Facility” means any ancillary facility made available by an Ancillary Lender in accordance with Clause 9 (Ancillary Facilities). “Ancillary Lender” means each Lender (or Affiliate of a Lender) which makes available an Ancillary Facility in accordance with Clause 9 (Ancillary Facilities). “Ancillary Outstandings” means, at any time, in relation to an Ancillary Lender and an Ancillary Facility then in force, the aggregate of the equivalents (as calculated by that Ancillary Lender) in the Base Currency of the following amounts outstanding under that Ancillary Facility: (a) the principal amount under each overdraft facility and on-demand short term loan facility; (b) the principal amount of each guarantee, bond and letter of credit under that Ancillary Facility; and (c) the amount fairly representing the aggregate exposure or equivalent outstanding (excluding interest and similar charges) of that Ancillary Lender under each other type of accommodation provided under that Ancillary Facility, in each case as determined by such Ancillary Lender, acting reasonably in accordance with its normal banking practice and in accordance with the relevant Ancillary Document. For the purposes of this definition: (i) in relation to any Utilisation denominated in the Base Currency, the amount of that Utilisation (determined as described in paragraphs (a) to (c) above) shall be used; and (ii) in relation to any Utilisation not denominated in the Base Currency, the equivalent (calculated as specified in the relevant Ancillary Document or, if not so specified, as the relevant Ancillary Lender may specify, in each case in accordance with its usual practice at that time for calculating that equivalent in the Base Currency (acting reasonably)) of the amount of that Utilisation (determined as described in paragraphs (a) to (c) above) shall be used. “Annual Financial Statements” means each set of financial statements delivered to the Agent pursuant to sub-paragraph 2 of the first paragraph of Schedule 15 (Information Undertakings). “Anti-Corruption Laws” means all laws of any jurisdiction applicable to any member of the Group from time to time concerning or relating to anti-bribery or anti-corruption including, but not limited to, the UK Bribery Act 2010, the United States Foreign Corrupt Practices Act of 1977 or other similar legislation in other jurisdictions. “Approved Jurisdiction” means:

– 5 – #4854-1237-6969v16 (a) the United Kingdom; and (b) any state of the United States of America. “Approved List” means a list of pre-approved New Lenders agreed between the Company and the Arrangers and as delivered pursuant to paragraph 4(h) of Part A (Conditions Precedent to First Utilisation) of Schedule 2 (Conditions Precedent), as updated from time to time in accordance with the terms of this Agreement. “Arrangement Fee Letter” means the letter from the Arrangers to the Company dated on or about the date hereof in respect of fees payable in relation to the Original Revolving Facility. “Article 55 BRRD” means Article 55 of Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms. “Assignment Agreement” means an agreement substantially in the form set out in Schedule 5 (Form of Assignment Agreement) or any other form agreed between the relevant assignor and assignee. “Auditors” means any firm of independent accountants appointed by the Company as its auditors from time to time. “Authorisation” means an authorisation, consent, approval, resolution, licence, exemption, filing, notarisation or registration, in each case, required by any applicable law or regulation. “Availability Period” means: (a) in relation to the Original Revolving Facility, the period from (and including) the Closing Date, to (and including) the date falling one Month prior to the Termination Date applicable to the Original Revolving Facility; and (b) in relation to any Additional Facility, the period specified in the Additional Facility Notice relating to that Additional Facility (or as otherwise agreed by the relevant Borrower(s) (or the Company on its behalf) and the Additional Facility Lender(s) under that Additional Facility from time to time) provided that such period shall not commence prior to the Closing Date. “Available Commitment” means, in relation to a Facility, a Lender's Commitment under that Facility minus (subject to Clause 9.8 (Affiliates of Lenders as Ancillary Lenders) and as set out below): (a) the Base Currency Amount of its participation in any outstanding Utilisations under that Facility and the Base Currency Amount of the aggregate of its (and its Affiliate's) Ancillary Commitments; and (b) in relation to any proposed Utilisation, the Base Currency Amount of its participation in any other Utilisations that are due to be made under that Facility on or before the proposed Utilisation Date and the Base Currency Amount of its (and its Affiliate's) Ancillary Commitment (which in the case of an overdraft, for the – 6 – #4854-1237-6969v16 purpose of this definition, shall be the Designated Net Amount) in relation to any new Ancillary Facility that is due to be made available on or before the proposed Utilisation Date, provided that for the purposes of calculating a Lender's Available Commitment in relation to any proposed Utilisation, the following amounts shall not be deducted from a Lender's Commitment under that Facility: (i) that Lender's (or its Affiliate's) participation in any Utilisations that are due to be repaid or prepaid on or before the proposed Utilisation Date; and (ii) that Lender's (or its Affiliate's) Ancillary Commitments to the extent that they are due to be reduced or cancelled on or before the proposed Utilisation Date. “Available Facility” means, in relation to a Facility, the aggregate for the time being of each Lender's Available Commitment in respect of that Facility. “Bail-In Action” means the exercise of any Write-down and Conversion Powers. “Bail-In Legislation” means: (a) in relation to an EEA Member Country which has implemented, or which at any time implements, Article 55 BRRD, the relevant implementing law or regulation as described in the EU Bail-In Legislation Schedule from time to time; and (b) in relation to any state other than such an EEA Member Country or (to the extent that the UK is not such an EEA Member Country) the UK, any analogous law or regulation from time to time which requires contractual recognition of any Write- down and Conversion Powers contained in that law or regulation. “Bank Levy” means any amount payable by any Finance Party or any of its Affiliates on the basis of, or in relation to, its balance sheet or capital base or any part of that person or its liabilities or minimum regulatory capital or any combination thereof including, without limitation, the UK bank levy as set out in the Finance Act 2011, the French taxe bancaire de risque systémique as set out in Article 235 ter ZE of the French Code Général des impôts, the German bank levy as set out in the German Restructuring Fund Act 2010 (Restrukturierungsfondsgesetz) (as amended), the Dutch bankenbelasting as set out in the bank levy act (Wet bankenbelasting), the Swedish bank levy (Sw. Stabilitetsavgift) as set out in the Swedish Act on State Support to Credit Institutions (Sw. lag (2008:814) om statligt stöd till kreditinstitut), the Spanish bank levy (Impuesto sobre los Depósitos en las Entidades de Crédito) as set out in the Law 16/2012 of 27 December 2012 and any tax in any jurisdiction levied on a similar basis or for a similar purpose or any financial activities taxes (or other taxes) of a kind contemplated in the European Commission consultation paper on financial sector taxation dated 22 February 2011 which has been enacted or which has been formally announced as proposed as at the date of this Agreement. “Base Currency” means: (a) for the Original Revolving Facility, USD; and – 7 – #4854-1237-6969v16 (b) in relation to any Additional Facility, as agreed between the Company and the applicable Additional Facility Lenders as set out in the relevant Additional Facility Notice. “Base Currency Amount” means: (a) in relation to a Utilisation, the amount specified in the Utilisation Request delivered by a Borrower for that Utilisation (or, if the amount requested is not denominated in the Base Currency, that amount converted into the Base Currency at the Spot Rate of Exchange on the date which is three Business Days before the Utilisation Date or, if later, on the date the Agent receives the Utilisation Request in accordance with the terms of this Agreement and, in the case of a Letter of Credit, subject to the operation of Clause 6.9 (Revaluation of Letters of Credit)); (b) in relation to an Ancillary Commitment, the amount specified as such in the notice delivered to the Agent by the Company pursuant to Clause 9.2 (Availability) (or, if the amount specified is not denominated in the Base Currency, that amount converted into the Base Currency at the Spot Rate of Exchange on the date which is three Business Days before the Ancillary Commencement Date for that Ancillary Facility or, if later, the date the Agent receives notice of the Ancillary Commitment in accordance with the terms of this Agreement); and (c) in relation to an Additional Facility Commitment, the amount specified as such in the Additional Facility Notice delivered to the Agent by the Company pursuant to Clause 2.2 (Additional Facilities) (or, if the amount specified is not denominated in the Base Currency, that amount of the Additional Facility converted into the Base Currency at the Spot Rate of Exchange on the date which is three Business Days before the Additional Facility Commencement Date for that Additional Facility or, if later, the date the Agent receives the notice of the Additional Facility in accordance with the terms of this Agreement), as adjusted to reflect any repayment, prepayment, consolidation or division of a Utilisation, or utilisation under an Ancillary Facility or (as the case may be) cancellation or reduction of an Ancillary Facility. “Bermuda Obligors” means : (a) the Company; and (b) Borr IHC Limited. “Borrower” means an Original Borrower or an Additional Borrower, unless it has ceased to be a Borrower in accordance with Clause 31 (Changes to the Obligors) and, in respect of an Ancillary Facility only, a Subsidiary of the Company that becomes a borrower of that Ancillary Facility in accordance with Clause 9.9 (Affiliates of Borrowers). “Break Costs” means: (a) in respect of any Term Rate Loan, the amount (if any) by which: – 8 – #4854-1237-6969v16 (i) the interest (excluding the Margin and the effect of any interest rate floor) which a Lender should have received for the period from the date of receipt of all or any part of its participation in a Loan or Unpaid Sum to the last day of the current Interest Period in respect of that Loan or Unpaid Sum, had the principal amount or Unpaid Sum received been paid on the last day of that Interest Period; exceeds: (ii) the amount which that Lender would be able to obtain by placing an amount equal to the principal amount of that Loan or Unpaid Sum received by it on deposit with a leading bank in the Relevant Market for a period starting on the Business Day following receipt or recovery and ending on the last day of the current Interest Period; and (b) in respect of any Compounded Rate Loan, none. “Business Day” means a day (other than a Saturday or Sunday) on which banks are open for general business in New York (United States), London (England), Hamilton (Bermuda), and Oslo (Norway); and: (a) (in relation to any date for payment or purchase of euro), any TARGET Day; (b) (in relation to any date for payment or purchase of a currency other than dollars or euro) the principal financial centre of the country of that currency; and (c) (in relation to any date for payment or purchase of a Compounded Rate Currency, or in relation to the determination of the length of an Interest Period or a Lookback Period for an amount in a Compounded Rate Currency), an Additional Business Day relating to that currency. “Capital Stock” has the meaning given to that term in Part C (Definitions) of Schedule 16 (Incurrence Covenants). “Cash Equivalents” has the meaning given to that term in Part C (Definitions) of Schedule 16 (Incurrence Covenants). “Central Bank Rate” has the meaning given to that term in the applicable Compounded Rate Terms. “Change of Control” has the meaning given to that term in Part C (Definitions) of Schedule 16 (Incurrence Covenants). “Charged Property” means the relevant assets of the Obligors which from time to time are, or are expressed to be, the subject of the Transaction Security. “Clean-Up Period” has the meaning given to it in Clause 28.8 (Clean-Up Period). “Closing Date” means the first date on which both: (a) the Original Revolving Facility is first available for utilisation in accordance with the terms of this Agreement; and

– 9 – #4854-1237-6969v16 (b) the Original Senior Secured Notes have been issued by the Issuers or if the proceeds from the issue of the Original Senior Secured Notes have been funded into escrow, the date on which the proceeds from the issue of the Original Senior Secured Notes have been released from escrow. “Code” means the US Internal Revenue Code of 1986, as amended. “Collateral” has the meaning given to that term in Part C (Definitions) of Schedule 16 (Incurrence Covenants). “Collateral Rig Market Value Covenant” has the meaning given to that term in paragraph (c) of Clause 26.2 (Financial Condition). “Commitment” means an Original Revolving Facility Commitment or an Additional Facility Commitment. “Compliance Certificate” means a certificate substantially in the form set out in Schedule 8 (Compliance Certificate) and delivered by the Company to the Agent under Clause 25.2 (Compliance Certificates). “Compounded Rate Currency” means: (a) Sterling; and (b) any currency in respect of which there are Compounded Rate Terms for such currency. “Compounded Rate Interest Payment” means, in relation to a Compounded Rate Currency, the aggregate amount of interest that: (a) relates to a Compounded Rate Loan in that Compounded Rate Currency; and (b) has, or is scheduled to become, payable during the applicable Interest Period. “Compounded Rate Loan” means in relation to a Compounded Rate Currency, any Loan or, if applicable, Unpaid Sum which is denominated in that Compounded Rate Currency. “Compounded Rate Supplement” means, in relation to a currency, a document which: (a) is notified by the Company to the Agent and (unless otherwise agreed between the Company and the Majority Lenders) the Agent has made a Prevailing Market Determination; and (b) sets out, for that currency, the relevant terms and provisions relating to an alternative benchmark rate, base rate or reference rate (“New Rate”) and setting out any amendment or waiver of the terms of this Agreement or other Finance Documents for that New Rate, including making appropriate adjustments for basis, duration, time and periodicity for determination of that New Rate for any Interest Period and making other consequential and/or incidental changes. “Compounded Rate Terms” means, in relation to: (a) a currency; – 10 – #4854-1237-6969v16 (b) a Loan or an Unpaid Sum in that currency; (c) an Interest Period for such a Loan or Unpaid Sum (or other period for the accrual of commission or fees in respect of that currency); or (d) any term of this Agreement relating to the determination of a rate of interest in relation to such a Loan or Unpaid Sum, and, in respect of Sterling, the terms set out in the relevant part of Schedule 18 (Compounded Rate Terms) (or the Latest Compounded Rate Supplement relating to Sterling, as applicable, then in effect) and, for any other currency, the terms set out in the Latest Compounded Rate Supplement relating to such currency then in effect or as otherwise agreed pursuant to Clause 41.10 (Replacement of Screen Rate). “Compounded Reference Rate” means, in relation to a Compounded Rate Currency, for any applicable RFR Banking Day during the Interest Period of a Compounded Rate Loan in that Compounded Rate Currency, the percentage rate per annum which is the applicable Daily Non-Cumulative Compounded RFR Rate for that RFR Banking Day. “Confidential Information” means all information relating to the Company, any Obligor, the Group, the Finance Documents or a Facility of which a Finance Party becomes aware in its capacity as, or for the purpose of becoming, a Finance Party or which is received by a Finance Party in relation to, or for the purpose of becoming a Finance Party under, the Finance Documents or a Facility from either: (a) the Company or any member of the Group or any of their respective advisers; or (b) another Finance Party, if the information was obtained by that Finance Party directly or indirectly from the Company or any member of the Group or any of its advisers, in whatever form, and includes information given orally and any document, electronic file or any other way of representing or recording information which contains or is derived or copied from such information but excludes information that: (i) is or becomes public information other than as a direct or indirect result of any breach by that Finance Party of Clause 42 (Confidentiality); (ii) is identified in writing at the time of delivery as non-confidential by the Company, any member of the Group or any of its advisers; or (iii) is known by that Finance Party before the date the information is disclosed to it in accordance with paragraphs (a) or (b) above or is lawfully obtained by that Finance Party after that date, from a source which is, as far as that Finance Party is aware, unconnected with the Company or the Group and which, in either case, as far as that Finance Party is aware, has not been obtained in breach of, and is not otherwise subject to, any obligation of confidentiality. “Confidentiality Undertaking” means a confidentiality undertaking substantially in a recommended form of the LMA on the date of this Agreement or in any other form agreed – 11 – #4854-1237-6969v16 between the Company and the Agent, and in any case capable of being relied upon by, and not capable of being materially amended without the consent of, the Company. “Consolidated EBITDA” has the meaning given to that term in Part C (Definitions) of Schedule 16 (Incurrence Covenants). “Consolidated Funded Debt” has the meaning given to that term in Part C (Definitions) of Schedule 16 (Incurrence Covenants). “Consolidated Interest Expense” has the meaning given to that term in Part C (Definitions) of Schedule 16 (Incurrence Covenants). “Consolidated Leverage Ratio” has the meaning given to that term in Part C (Definitions) of Schedule 16 (Incurrence Covenants). “Convertible Bonds (2028)” means the $250 million convertible bonds issued by the Company due in 2028. “Daily Non-Cumulative Compounded RFR Rate” means, in relation to any applicable RFR Banking Day during an Interest Period for a Compounded Rate Loan in a Compounded Rate Currency, (i) (in the case of Sterling) the percentage rate per annum determined by the Agent (or by any other Finance Party which agrees with the Company to determine that rate in place of the Agent) in accordance with the methodology set out in Schedule 19 (Daily Non-Cumulative Compounded RFR Rate); or the Latest Compounded Rate Supplement in relation thereto then in effect; or (ii) (in the case of any other currency) determined by the relevant person and in accordance with the relevant methodology as set out in the applicable Latest Compounded Rate Supplement then in effect. “Daily Rate” means, in relation to a Compounded Rate Currency, the rate specified as such in the applicable Compounded Rate Terms. “Debt Purchase Transaction” means, in relation to a person, a transaction where such person: (a) purchases by way of assignment or transfer; (b) enters into any sub-participation in respect of; or (c) enters into any other agreement or arrangement having an economic effect substantially similar to a sub-participation with respect to pass-through of all of the economic interests associated with the relevant Lender's participation in respect of, any Commitment or amount outstanding under this Agreement. “Declared Default” means an Event of Default has occurred and is continuing and in respect of which the Agent has served a notice on the Company in accordance with the provisions of paragraph (b) of Clause 28.7 (Acceleration) for the immediate repayment and cancellation of a Facility (and such notice has not been withdrawn, cancelled or otherwise ceased to have effect). – 12 – #4854-1237-6969v16 “Default” means an Event of Default or an event which would (with the expiry of a grace period or the giving of notice provided for in Clause 28 (Events of Default) or Schedule 17 (Events of Default), as applicable, or any combination of the foregoing) constitute an Event of Default, provided that any such event or circumstance which requires the determination as to materiality and/or satisfaction of a condition as to materiality before it becomes an Event of Default shall not be a Default until such determination is made and/or unless that condition is satisfied. “Defaulting Lender” means any Lender: (a) which has failed to make its participation in a Loan available or has notified the Agent or the Company (which has notified the Agent) that it will not make its participation in a Loan available by the Utilisation Date of that Loan in accordance with Clause 5.4 (Lenders' participation) or has failed to provide cash collateral (or has notified the relevant Issuing Bank that it will not provide cash collateral) in accordance with Clause 7.4 (Cash collateral by Non-Acceptable LC Lender); (b) which is an Issuing Bank which has failed to issue a Letter of Credit (or has notified the Agent or the Company (which has notified the Agent) that it will not issue a Letter of Credit) in accordance with Clause 6.5 (Issue of Letter of Credit) or which has failed to pay a claim (or has notified the Agent or the Company (which has notified the Agent) that it will not pay a claim) in accordance with (and as defined in) Clause 7.2 (Claims under a Letter of Credit); (c) which has otherwise rescinded or repudiated a Finance Document other than as a result of a material breach of any of the terms of any Finance Document by any Obligor or as required by applicable law; or (d) with respect to which an Insolvency Event has occurred and is continuing, unless, in the case of paragraph (a) and (b) above: (i) its failure to pay, or to issue a Letter of Credit, is caused by administrative or technical error or a Disruption Event and payment is made within three Business Days of its due date; or (ii) the Lender is disputing in good faith whether it is contractually obliged to make the payment in question. “Delegate” means any delegate, agent, attorney or co-trustee appointed by the Security Agent. “Designated Gross Amount” has the meaning given to that term in Clause 9.2 (Availability). “Designated Net Amount” has the meaning given to that term in Clause 9.2 (Availability). “Disruption Event” means either or both of:

– 13 – #4854-1237-6969v16 (a) a material disruption to those payment or communications systems or to those financial markets which are, in each case, required to operate in order for payments to be made in connection with the Facilities (or otherwise in order for the transactions contemplated by the Finance Documents to be carried out) which disruption is not caused by, and is beyond the control of, any of the Parties; or (b) the occurrence of any other event which results in a disruption (of a technical or systems-related nature) to the treasury or payments operations of a Party preventing that, or any other Party: (i) from performing its payment obligations under the Finance Documents; or (ii) from communicating with other Parties in accordance with the terms of the Finance Documents, and which (in either such case) is not caused by, and is beyond the control of, the Party whose operations are disrupted. “DNB Guarantee Facility” means the USD 30,000,000 guarantee facility made available by DNB Bank ASA to the Company pursuant to the guarantee facility agreement dated on or about the date of this Agreement between the Company and DNB Bank ASA. “EEA Member Country” means any member state of the European Union, Iceland, Liechtenstein and Norway. “Environment” means humans, animals, plants and all other living organisms including the ecological systems of which they form part and the following media: (a) air (including, without limitation, air within natural or man-made structures, whether above or below ground); (b) water (including, without limitation, territorial, coastal and inland waters, water under or within land and water in drains and sewers); and (c) land (including, without limitation, land under water). “Environmental Claim” means any claim, proceeding, formal notice or investigation by any person in respect of any Environmental Law. “Environmental Law” means any applicable law or regulation which is binding on a member of the Group and relates to: (a) the pollution or protection of the Environment; (b) the conditions of the workplace; or (c) the generation, handling, storage, use, release or spillage of any substance which, alone or in combination with any other, is capable of causing harm to the Environment including without limitation, any waste. “Environmental Permits” means any permit or other Authorisation and the filing of any notification, report or assessment required under any Environmental Law for the operation – 14 – #4854-1237-6969v16 of the business of any member of the Group conducted on or from the properties owned or used by any member of the Group. “EU Bail-In Legislation Schedule” means the document described as such and published by the LMA (or any successor person) from time to time. “EURIBOR” means, in relation to any Term Rate Loan in euro: (a) the applicable Screen Rate as of the Specified Time on the Quotation Day for euro and for a period equal in length to the Interest Period of that Term Rate Loan; or (b) as otherwise determined pursuant to Clause 16.1 (Unavailability of Screen Rate), provided that: (i) if, in either case, any such rate applicable to an Original Revolving Facility Loan is below zero (0) per cent., EURIBOR will be deemed to be zero (0) per cent.; and (ii) if, in either case, any such rate applicable to an Additional Facility Loan denominated in euro is below the percentage agreed with the relevant Additional Facility Lenders in the Additional Facility Notice for those Additional Facility Commitments, EURIBOR will be deemed to be such percentage rate specified in such Additional Facility Notice. “Event of Default” means any event or circumstance specified as such in Clause 28 (Events of Default). “Excluded Account” means payroll accounts, cash collateral accounts, rent deposit accounts, tax withholding accounts, client accounts and escrow accounts. “Excluded Lender” has the meaning given to that term in Clause 41.6 (Non-Responding Lender (Snooze you lose)). “Excluded Rigs” means: (a) Hull B 367, expected to be named “VALE”, which as of the date hereof is under construction pursuant to a construction agreement with Keppel; (b) Hull B 368, expected to be named “VAR”, which as of the date hereof is under construction pursuant to a construction agreement with Keppel; and (c) any Vessel acquired by a Restricted Subsidiary, other than a Guarantor, after the Issue Date. “Existing Debt” means any indebtedness arising or incurred under: (a) the $175,000,000 senior secured credit facility with DNB Bank ASA governed by that certain facility agreement originally dated 3 October 2022 (as amended) between, among others, the Company and DNB Bank ASA; (b) the US$150,000,000 9.50% senior secured bonds due 2026 issued by the Company; – 15 – #4854-1237-6969v16 (c) the Convertible Bonds (2028); (d) the $195,000,000 senior secured term loan facility with Hayfin Services LLP, governed by that certain facility agreement originally dated 25 June 2019 (as amended) between, among others, Borr Midgard Assets Ltd., the Company and Hayfin Services LLP; (e) the facility granted under that certain credit agreement originally dated 16 May 2018 (as amended) between Offshore Partners Pte. Ltd, the Company and Borr Hild (UK) Limited; (f) the facility granted under that certain credit agreement originally dated 16 May 2018 (as amended) between Offshore Partners Pte. Ltd, the Company and Borr Heimdal Inc.; (g) the facility granted under that certain credit agreement originally dated 16 May 2018 (as amended) between Offshore Partners Pte. Ltd, the Company and Borr Hermod Inc.; and (h) those certain agreements between, PPL Shipyard Pte Ltd, the Company and certain of the Company's Subsidiaries in respect of seller's credit granted in relation to the jack up rigs “GALAR”, “GERD”, “GERSEMI”, “GRID”, “NATT”, “GROA”, “NJORD” and “GUNNLOD”. “Erroneous Payment” means a payment of an amount by the Agent to another Party which the Agent determines (acting reasonably and in good faith) was made in error. “Expiry Date” means, in respect of a Letter of Credit, the last day of its Term. “Facility” means the Original Revolving Facility and any Additional Facility. “Facility Office” means, in respect of a Lender or a Finance Party, the office or offices notified by a Lender or Finance Party to the Agent in writing on or before the date it becomes a Lender or a Finance Party (or, following that date, by not less than five Business Days' written notice) as the office or offices through which it will perform its obligations under this Agreement. “Fallback Interest Period” means one Month. “FATCA” means: (a) sections 1471 to 1474 of the Code or any associated regulations; (b) any treaty, law or regulation of any other jurisdiction, or relating to an intergovernmental agreement between the US and any other jurisdiction, which (in either case) facilitates the implementation of any law or regulation referred to in paragraph (a) above; or (c) any agreement pursuant to the implementation of any treaty, law, or regulation referred to in paragraphs (a) or (b) above with the US Internal Revenue Service, the US government or any governmental or taxation authority in any other jurisdiction. – 16 – #4854-1237-6969v16 “FATCA Application Date” means: (a) in relation to a “withholdable payment” described in section 1473(1)(A)(i) of the Internal Revenue Code (which relates to payments of interest and certain other payments from sources within the US), 1 July 2014; or (b) in relation to a “passthru payment” described in section 1471(d)(7) of the Internal Revenue Code not falling within paragraph (a) above, the first date from which such payment may become subject to a deduction or withholding required by FATCA. “FATCA Deduction” means a deduction or withholding from a payment under a Finance Document required by FATCA. “FATCA Exempt Party” means a Party that is entitled to receive payments free from any FATCA Deduction. “Fee Letter” means: (a) the Arrangement Fee Letter; (b) the Agency Fee Letter; (c) the Security Agent Fee Letter; and (d) any agreement setting out fees payable to a Finance Party referred to in paragraph (p) of Clause 2.2 (Additional Facilities), paragraph (d) of Clause 2.3 (Increase), Clause 17.4 (Agent fees) or Clause 17.7 (Interest, commission and fees on Ancillary Facilities) of this Agreement or under or in relation to any other Finance Document. “Finance Document” means this Agreement, the Intercreditor Agreement, any Accession Letter, any Ancillary Document, any Transaction Security Document, any Fee Letter, each Increase Confirmation, each Compliance Certificate, each Additional Facility Notice, each Additional Facility Lender Accession Letter, any Resignation Letter, any Utilisation Request, in relation to any currency, the latest Compounded Rate Supplement then in effect for each applicable currency, and any other document designated as a “Finance Document” by the Agent and the Company. “Finance Party” means the Agent, the Security Agent, an Issuing Bank, the Arrangers, the Lenders and/or any Ancillary Lender (as context requires). “Financial Covenant” has the meaning given to that term in Clause 26.1 (Financial definitions). “Financial Covenant Testing Condition” has the meaning given to that term in Clause 26.1 (Financial definitions). “Financial Quarter” has the meaning given in Clause 26.1 (Financial definitions). “Financial Statements” means Annual Financial Statements and Quarterly Financial Statements. “Financial Year” has the meaning given to that term in Clause 26.1 (Financial definitions).

– 17 – #4854-1237-6969v16 “GAAP” has the meaning given to that term in Part C (Definitions) of Schedule 16 (Incurrence Covenants). “Group” means the Company and each of its Restricted Subsidiaries from time to time. “Guarantor” means an Original Guarantor or an Additional Guarantor, in each case, unless it has ceased to be a Guarantor in accordance with Clause 31 (Changes to the Obligors). “Historic Screen Rate” means, in relation to any Term Rate Loan (other than a USD Term Rate Loan), the most recent applicable Screen Rate for the currency of that Term Rate Loan and for a period equal in length to the Interest Period of that Term Rate Loan and which is as of a day which is no more than five Business Days before the Quotation Day. “Holding Company” means, in relation to a person, any other person in respect of which it is a Subsidiary. “IFRS” means international accounting standards within the meaning of IAS Regulation 1606/2002 to the extent applicable to the relevant financial statements. “Impaired Agent” means the Agent at any time when: (a) it has failed to make (or has notified a Party that it will not make) a payment required to be made by it under the Finance Documents by the due date for payment; (b) the Agent otherwise rescinds or repudiates a Finance Document; (c) (if the Agent is also a Lender) it is a Defaulting Lender under paragraphs (a), (b) or (c) of the definition of “Defaulting Lender”; or (d) an Insolvency Event has occurred and is continuing with respect to the Agent, unless, in the case of paragraph (a) above: (i) its failure to pay is caused by administrative or technical error or a Disruption Event and payment is made within three Business Days of its due date; or (ii) the Agent is disputing in good faith whether it is contractually obliged to make the payment in question. “Increase Confirmation” means a confirmation substantially in the form set out in Schedule 12 (Form of Increase Confirmation) or in any other form agreed between the Agent and the Company (acting reasonably). “Increase Lender” has the meaning given to that term in Clause 2.3 (Increase). “Increased Costs Lender” means a Lender to whom any Obligor becomes obligated to any amount pursuant to Clause 11.1 (Illegality), Clause 16.2 (Market disruption), Clause 18 (Taxes) or Clause 19 (Increased Costs). “Industry Competitor” means any person or entity which is a trade competitor of a member of the Group and any controlling shareholder of a trade competitor of a member – 18 – #4854-1237-6969v16 of the Group, provided that this shall not include any person or entity (or any of its Affiliates or Related Funds) which is a bank, financial institution or trust, fund or other entity or investment fund, managed account, proprietary investing, general-purpose lending or flow trading operation of an Industry Competitor or of an Affiliate of an Industry Competitor, in each case, which is regularly engaged in the business of arranging, underwriting or investing in debt or of investing in, trading in, or managing debt obligations in the primary or secondary market and which is managed and/or operated separately from any competitor's business. “Insolvency Event” in relation to an entity means that the entity: (a) is dissolved (other than pursuant to a consolidation, amalgamation or merger); (b) becomes insolvent or is unable to pay its debts or fails or admits in writing its inability generally to pay its debts as they become due; (c) makes a general assignment, arrangement or composition with or for the benefit of its creditors; (d) institutes or has instituted against it, by a regulator, supervisor or any similar official with primary insolvency, rehabilitative or regulatory jurisdiction over it in the jurisdiction of its incorporation or organisation or the jurisdiction of its head or home office, a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors' rights, or a petition is presented for its winding-up or liquidation by it or such regulator, supervisor or similar official; (e) has instituted against it a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors' rights, or a petition is presented for its winding-up or liquidation, and, in the case of any such proceeding or petition instituted or presented against it, such proceeding or petition is instituted or presented by a person or entity not described in paragraph (d) above and: (i) results in a judgment of insolvency or bankruptcy or the entry of an order for relief or the making of an order for its winding-up or liquidation; or (ii) is not dismissed, discharged, stayed or restrained in each case within 30 days of the institution or presentation thereof; (f) has exercised in respect of it one or more of the stabilisation powers pursuant to Part 1 of the Banking Act 2009 and/or has instituted against it a bank insolvency proceeding pursuant to Part 2 of the Banking Act 2009 or a bank administration proceeding pursuant to Part 3 of the Banking Act 2009; (g) has a resolution passed for its winding-up, official management or liquidation (other than pursuant to a consolidation, amalgamation or merger); (h) seeks or becomes subject to the appointment of an administrator, restructuring officer, provisional liquidator, liquidator, conservator, receiver, trustee, custodian – 19 – #4854-1237-6969v16 or other similar official for it or for all or substantially all its assets (other than, for so long as it is required by law or regulation not to be publicly disclosed, any such appointment which is to be made, or is made, by a person or entity described in paragraph (d) above); (i) has a secured party take possession of all or substantially all its assets or has a distress, execution, attachment, sequestration or other legal process levied, enforced or sued on or against all or substantially all its assets and such secured party maintains possession, or any such process is not dismissed, discharged, stayed or restrained, in each case within 30 days thereafter; (j) becomes the subject of any Bail-In Action by a Resolution Authority; (k) causes or is subject to any event with respect to it which, under the applicable laws of any jurisdiction, has an analogous effect to any of the events specified in paragraphs (a) to (i) above; or (l) takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the foregoing acts. “Intellectual Property” means: (a) any patents, trademarks, service marks, designs, business names, copyrights, design rights, registered designs, inventions, confidential information, trade secrets, know- how and all other intellectual property rights and interests owned by a member of the Group from time to time; and (b) the benefit of all applications and rights to use such assets of each member of the Group, including all rights under any agreements entered into by or for the benefit of any member of the Group relating to use or exploitation of any such rights. “Intercreditor Agreement” means the intercreditor agreement dated on around the date hereof and made between, among others, the Company, the Agent, the Lenders (as RCF Lenders), the Original Obligors and the Security Agent. “Interest Period” means, in relation to a Loan, each period determined in accordance with Clause 15 (Interest Periods) and, in relation to an Unpaid Sum, each period determined in accordance with Clause 14.4 (Default interest). “Internal Revenue Code” means the US Internal Revenue Code of 1986. “Interpolated Historic Screen Rate” means, in relation to any Term Rate Loan (other than a USD Term Rate Loan), the rate (rounded to the same number of decimal places as the two relevant Screen Rates) which results from interpolating on a linear basis between: (a) the most recent applicable Screen Rate for the longest period (for which that Screen Rate is available) which is less than the Interest Period of that Term Rate Loan; and (b) the most recent applicable Screen Rate for the shortest period (for which that Screen Rate is available) which exceeds the Interest Period of that Term Rate Loan, – 20 – #4854-1237-6969v16 each for the currency of that Term Rate Loan and each of which is as of a day which is no more than five Business Days before the Quotation Day. “Interpolated Screen Rate” means, in relation to any Term Rate Loan (other than a USD Term Rate Loan), the rate (rounded to the same number of decimal places as the two relevant Screen Rates) which results from interpolating on a linear basis between: (a) the applicable Screen Rate for the longest period (for which that Screen Rate is available) which is less than the Interest Period of that Term Rate Loan; and (b) the applicable Screen Rate for the shortest period (for which that Screen Rate is available) which exceeds the Interest Period of that Term Rate Loan, each as of the Specified Time for the currency of that Term Rate Loan. “Interpolated Term SOFR” means, in relation to the applicable Term SOFR for any USD Term Rate Loan, the rate (rounded to the same number of decimal places as Term SOFR) which results from interpolating on a linear basis between: (a) either: (i) the most recent applicable Term SOFR for the longest period (for which Term SOFR is available) which is less than the Interest Period of that Loan; or (ii) if no such Term SOFR is available for a period which is less than the Interest Period of the relevant Loan, SOFR for a day which is two US Government Securities Business Days before the Quotation Day; and (b) the most recent applicable Term SOFR for the shortest period (for which Term SOFR is available) which exceeds the Interest Period of that Loan, each as of the Specified Time for the currency of that Loan. “Issue Date” has the meaning given to that term in the Original Senior Secured Notes Indenture. “Issuers” means: (a) Borr IHC Limited (as issuer); and (b) Borr Finance LLC, Borr Natt Inc., Borr West Africa Assets Inc. and Prospector Rig 5 Contracting Company Limited (as co-issuers). “Issuing Bank” means any Lender which has notified the Agent that it has agreed to the Company's request to be an Issuing Bank pursuant to the terms of this Agreement (and if more than one Lender has so agreed, such Lenders shall be referred to, whether acting individually or together, as the “Issuing Bank”) provided that, in respect of a Letter of Credit issued or to be issued pursuant to the terms of this Agreement, the “Issuing Bank” shall be the Issuing Bank which has issued or agreed to issue that Letter of Credit. “ITA” means the UK Income Tax Act 2007.

– 21 – #4854-1237-6969v16 “Latest Compounded Rate Supplement” means, in relation to a currency, the most recent Compounded Rate Supplement (if any) for which the condition in paragraph (a) of the definition of “Compounded Rate Supplement” in relation to such currency is satisfied. “Legal Opinion” means any legal opinion delivered to the Agent under Clause 4.1 (Initial conditions precedent) or under Clause 31 (Changes to the Obligors). “Legal Reservations” means: (a) the principle that equitable remedies (or remedies that are analogous to equitable remedies in other jurisdictions) may be granted or refused at the discretion of a court, the principles of reasonableness and fairness, the limitation of enforcement by laws relating to bankruptcy, insolvency, liquidation, reorganisation, court schemes, moratoria, administration, examinership and other laws generally affecting the rights of creditors and similar principles or limitations under the laws of any applicable jurisdiction; (b) the time barring of claims under the Limitation Acts or applicable statutes of limitation under any applicable laws of any relevant jurisdiction, the possibility that an undertaking to assume liability for or indemnify a person against non-payment of stamp duty may be void and defences of set-off or counterclaim and similar principles or limitations under the laws of any applicable jurisdiction; (c) the principle that in certain circumstances Security granted by way of fixed charge may be recharacterised as a floating charge or that Security purported to be constituted as an assignment may be recharacterised as a charge; (d) the principle that additional interest imposed pursuant to any relevant agreement may be held to be unenforceable on the grounds that it is a penalty and thus void; (e) the principle that a court may not give effect to an indemnity for legal costs incurred by an unsuccessful litigant; (f) the principle that the creation or purported creation of Security over any contract or agreement which is subject to a prohibition on transfer, assignment or charging may be void, ineffective or invalid and may give rise to a breach of the contract or agreement over which Security has purportedly been created; (g) the principle that a court may not give effect to any parallel debt provisions, covenants to pay or other similar provisions; (h) similar principles, rights and defences under the laws of any relevant jurisdiction; (i) the principles of private and procedural laws of the relevant jurisdiction which affect the enforcement of a foreign court judgment; and (j) any other matters which are set out as qualifications or reservations (howsoever described) as to matters of law of general application in the Legal Opinions including, financial assistance or capital protection concerns in relation to the Finance Documents reflected in the Legal Opinions. – 22 – #4854-1237-6969v16 “Lender” means: (a) any Original Lender; (b) any Additional Facility Lender; and (c) any bank, financial institution, trust, fund or other entity which has become a Party as a Lender in accordance with Clause 2.2 (Additional Facilities), Clause 2.3 (Increase) or Clause 29 (Changes to the Lenders), which in each case has not ceased to be a Lender in accordance with the terms of this Agreement and provided that (among other things as provided by this Agreement) upon (i) termination in full of all Commitments of any Lender in relation to any Facility and (ii) payment in full of all amounts which then are due and payable to such Lender under that Facility, such Lender shall not be regarded as a Lender for that Facility for the purpose of determining whether any provision which requires consultation, consent, agreement or vote with any Lender (or any class thereof) has been complied with. “Lender Cancellation Notice” has the meaning given to that term in paragraph (b) of Clause 12.1 (Change of Control). “Lender Register” has the meaning given to that term in paragraph (c) of Clause 29.9 (Copy of Transfer Certificate, Assignment Agreement, Increase Confirmation, Additional Facility Notice or Additional Facility Lender Accession Letter to the Company and maintenance of Lender Register). “Letter of Credit” means: (a) a letter of credit, substantially in the form set out in Schedule 10 (Form of Letter of Credit) or in any other form requested by the relevant Borrower (or the Company on its behalf) and agreed by the relevant Issuing Bank; or (b) any guarantee, indemnity, documentary credit, standby letter of credit, bid bonds, performance bond or other instrument in a form requested by the relevant Borrower (or the Company on its behalf) and agreed by the relevant Issuing Bank. “Leverage Covenant” has the meaning given to that term in paragraph (i) of Clause 26.2 (Financial Condition). “Lien” has the meaning given to that term Part C (Definitions) of Schedule 16 (Incurrence Covenants). “Limitation Acts” means the Limitation Act 1980, the Foreign Limitation Periods Act 1984 and the Prescription and Limitation (Scotland) Act 1973. “LMA” means the Loan Market Association. “Loan” means an Original Revolving Facility Loan or an Additional Facility Loan. “Loan to Own/Distressed Investor” means any person whose (or any of whose Affiliates’ including an Affiliate or Related Fund of a Lender or a transferee which satisfies the requirements set out under paragraphs (a) or (b) of Clause 29.2 (Conditions – 23 – #4854-1237-6969v16 of assignment or transfer)) whose principal business or material activity is in investment strategies whose primary purpose is the purchase of loans or other debt securities with the intention of (or view to) owning the equity or gaining control of a business (directly or indirectly); provided that: (a) any Affiliate of such person which is a deposit taking financial institution authorised by a financial services regulator to carry out the business of banking which holds a minimum rating for its long-term unsecured debt obligations equal to or better than BBB- or Baa3 (as applicable) according to at least two of Moody's, S&P or Fitch Ratings Ltd which is managed and controlled independently of such person and provided that any information made available under the Finance Documents is not disclosed or made available to such person or its other Affiliates; and (b) any Original Lender or any Arranger, shall not, in each case, be a Loan to Own/Distressed Investor. “Lookback Period” means, in relation to a Compounded Rate Currency, the number of days specified as such in the applicable Compounded Rate Terms (or such other period as may be agreed by the Company and the Majority Lenders based on then prevailing market conventions). “Majority Lenders” means: (a) in the context of a proposed amendment or waiver in relation to a proposed Utilisation of the Original Revolving Facility of any of the conditions to funding set out in Clause 4.2 (Further conditions precedent), an Original Revolving Facility Lender or Original Revolving Facility Lenders whose Original Revolving Facility Commitments aggregate 66⅔per cent. or more of the Total Original Revolving Facility Commitments (or, if the Total Original Revolving Facility Commitments have been reduced to zero, aggregated 66⅔ per cent. or more of the Total Original Revolving Facility Commitments immediately prior to that reduction); (b) in the context of a proposed amendment or waiver in relation to a proposed Utilisation of an Additional Facility of any of the conditions to funding set out in Clause 4.2 (Further conditions precedent), an Additional Facility Lender or Additional Facility Lenders whose Additional Facility Commitments in that Additional Facility aggregate 66⅔ per cent. or more of the Additional Facility Commitments in that Additional Facility (or, if the Total Additional Facility Commitments in the applicable Additional Facility have been reduced to zero, aggregated 66⅔per cent. or more of the Total Additional Facility Commitments in the applicable Additional Facility immediately prior to that reduction); and (c) otherwise a Lender or Lenders whose Commitments aggregate 66⅔per cent. or more of the Total Commitments (or, if the Total Commitments have been reduced to zero, aggregated 66⅔ per cent. or more of the Total Commitments immediately

– 26 – #4854-1237-6969v16 (D) for the purpose of determining the Margin, the Consolidated Leverage Ratio and Relevant Period shall be determined in accordance with Clause 26.2 (Financial Condition). “Material Adverse Effect” means any event or circumstance which (after taking account of all relevant mitigating factors or circumstances (including any warranty, indemnity, insurance or other resources available to the Group or right of recourse against any third party with respect to the relevant event or circumstance and any anticipated additional investment in the Group)) has a material adverse effect on: (a) the consolidated business, assets or financial condition of the Group (taken as a whole) such that the Group (taken as a whole) would be unable to perform its payment obligations under the Finance Documents in respect of principal or interest amounts due and payable thereunder; or (b) subject to the Legal Reservations and the Perfection Requirements, the validity or enforceability of any of the Transaction Security Documents to an extent which is materially adverse to the interests of the Lenders (taken as a whole) under the Finance Documents taken as a whole, and, in each case if capable of remedy, is not remedied within 15 Business Days of the earlier of (a) the Company becoming aware of the issue and (b) the Company being given written notice of the issue by the Agent. “Material Company” means: (a) each Obligor; (b) each member of the Group that (directly or indirectly) holds shares in any Obligor; and (c) each Restricted Subsidiary of the Company which has earnings before interest, tax, depreciation and amortisation (calculated on the same basis as Consolidated EBITDA, calculated on an unconsolidated basis and excluding goodwill, intra- Group items and investments in Restricted Subsidiaries) or gross assets (calculated on an unconsolidated basis and excluding goodwill, intra-Group items and investments in Restricted Subsidiaries) representing five per cent. or more of the Consolidated EBITDA or gross assets, respectively, of the Group. “Material Event of Default” means an Event of Default under paragraphs 1 and 2 (solely insofar as it relates to the payment of principal and/or interest in respect of any Finance Document and/or fees specified in the Arrangement Fee Letter), paragraphs 6 and 7 of Schedule 17 (Events of Default). “Month” means a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month, except that: (a) other than where paragraph (b) applies: (i) (subject to paragraph (iii) below) if the numerically corresponding day is not a Business Day, that period shall end on the next Business Day in that – 27 – #4854-1237-6969v16 calendar month in which that period is to end if there is one, or if there is not, on the immediately preceding Business Day; (ii) if there is no numerically corresponding day in the calendar month in which that period is to end, that period shall end on the last Business Day in that calendar month; and (iii) if an Interest Period begins on the last Business Day of a calendar month, that Interest Period shall end on the last Business Day in the calendar month in which that Interest Period is to end; and (b) in relation to any Interest Period for any Loan (or any other period for the accrual of commission or fees) in a Compounded Rate Currency for which there are rules specified as “Business Day Conventions” in respect of that currency in the applicable Compounded Rate Terms, those rules shall apply, provided that, where applicable, the rules in paragraph (a) above will only apply to the last month of any period. “New Lender” has the meaning given to that term in Clause 29.1 (Assignments and Transfers by Lenders). “New Shareholder Injection” means any amount: (a) subscribed for after the Closing Date in respect of any issue of Capital Stock by the Company; or (b) made available by way of a New Shareholder Loan to the Company, and which is (in each case) received in cash by the Company. “New Shareholder Loan” means any loan or any instrument or agreement evidencing a loan (as the case may be) made to the Company by any direct or indirect shareholder of the Company (or any Subsidiary of such a shareholder other than a member of the Group) after the Closing Date and which is subordinated to the Facilities under the terms of the Intercreditor Agreement or otherwise on terms satisfactory to the Majority Lenders (acting reasonably). “Non-Acceptable LC Lender” means a Lender which: (a) is not an Acceptable Bank (other than a Lender which each relevant Issuing Bank has agreed is acceptable to it notwithstanding that fact); or (b) is a Defaulting Lender; or (c) has failed to make (or has notified the Agent that it will not make) a payment to be made by it under Clause 7.3 (Indemnities) or Clause 32.11 (Lenders' indemnity to the Agent) or any other payment to be made by it under the Finance Documents to or for the account of any other Finance Party in its capacity as Lender by the due date for payment. “Non-Consenting Lender” means: – 28 – #4854-1237-6969v16 (a) any Lender which does not agree to a request by the end of the period of 15 Business Days (or any other period of time agreed between the Company and the Agent) in accordance with Clause 41.6 (Non-Responding Lender (Snooze you lose)) for a consent to, a departure from, or waiver or amendment of, any provision of the Finance Documents which has been requested by the Company directly or through the Agent where the requested consent, waiver or amendment is one which requires greater than Majority Lender (or greater than 66⅔ per cent. of Commitments of Lenders forming part of an affected class) consent pursuant to this Agreement and has been approved by the Majority Lenders (or at least 66⅔ per cent. of Commitments of the required Lenders forming part of an affected class of Lenders); or (b) any Lender whose Commitment has been excluded in relation to any request pursuant to Clause 41.6 (Non-Responding Lender (Snooze you lose)). “Non-Funding Lender” means any Lender which: (a) has refused or failed to participate in a Utilisation it is obliged to make under this Agreement; and/or (b) has given notice to the Company or the Agent that it will not make, or has disaffirmed or repudiated an obligation to participate in, any Utilisation it is obliged to make under this Agreement; and/or (c) has failed to provide cash collateral (or has notified the relevant Issuing Bank that it will not provide cash collateral) in accordance with Clause 7.4 (Cash collateral by Non-Acceptable LC Lender); and/or (d) has otherwise rescinded or repudiated a Finance Document or any term of the Finance Documents; and/or (e) is otherwise a Defaulting Lender. “Obligor” means a Borrower or a Guarantor. “Obligors' Agent” means the Company or such other person appointed to act on behalf of each Obligor in relation to the Finance Documents pursuant to Clause 2.5 (Obligors' Agent). “OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury (or any successor thereto). “Offering Memorandum” means the offering memorandum in respect of the Original Senior Secured Notes. “Optional Currency” means euro, sterling or a currency (other than the Base Currency) which complies with the conditions set out in Clause 4.3 (Conditions relating to Optional Currencies). “Original Financial Statements” means the audited consolidated financial statements of the Company for the financial year ended 31 December 2022 and the unaudited

– 29 – #4854-1237-6969v16 consolidated financial statements of the Company for the financial half-year ended 30 June 2023. “Original Obligor” means an Original Borrower or an Original Guarantor. “Original Revolving Facility” means the revolving credit facility made available under this Agreement as described in paragraph (a) of Clause 2.1 (The Facilities). “Original Revolving Facility Commitment” means: (a) in relation to an Original Lender, the amount in the Base Currency set out in Part B of Schedule 1 (The Original Parties) as its Original Revolving Facility Commitment and the amount of any other Original Revolving Facility Commitment transferred to it under this Agreement or assumed by it in accordance with Clause 2.2 (Additional Facilities) or Clause 2.3 (Increase); and (b) in relation to any other Lender, the amount in the Base Currency of any Original Revolving Facility Commitment transferred to it under this Agreement or assumed by it in accordance with Clause 2.2 (Additional Facilities) or Clause 2.3 (Increase), to the extent not cancelled, reduced or transferred by it under this Agreement. “Original Revolving Facility Lender” means any Lender who makes available an Original Revolving Facility Commitment or an Original Revolving Facility Loan. “Original Revolving Facility Loan” means a loan made or to be made under the Original Revolving Facility or the principal amount outstanding for the time being of that loan. “Original Senior Secured Notes” has the meaning given to that term in the Intercreditor Agreement. “Original Senior Secured Notes Indenture” has the meaning given to that term in the Intercreditor Agreement. “Original Third Party Security Providers” means: (a) Borr Arabia Well Drilling LLC; (b) Borr Drilling Contracting S. de R.L. de C.V.; (c) Borr Drilling Land Support Limited; (d) Borr Drilling Malaysia Sdn. Bhd.; (e) Borr Drilling Services LLC; (f) Borr Eastern Peninsula Pte. Ltd.; (g) Borr Holdings Limited; (h) Borr Jack-Up Assets (UK) Limited; (i) Borr Mexico Ventures Limited; (j) Borr Midgard Assets Ltd; – 30 – #4854-1237-6969v16 (k) Borr Sea Operations Inc; and (l) Paragon Offshore (Netherlands) B.V. “Participant Register” has the meaning given to that term in paragraph (d) of Clause 29.9 (Copy of Transfer Certificate, Assignment Agreement, Increase Confirmation, Additional Facility Notice or Additional Facility Lender Accession Letter to the Company and maintenance of Lender Register). “Participating Member State” means any member state of the European Union that has the euro as its lawful currency in accordance with legislation of the European Union relating to Economic and Monetary Union. “Party” means a party to this Agreement. “Permitted Refinancing Debt” has the meaning given to that term in Part C (Definitions) of Schedule 16 (Incurrence Covenants). “Perfection Requirements” means the making or the procuring of the necessary or appropriate registrations, filings, endorsements, notarisations, stampings and/or notifications of the Finance Documents and/or the Transaction Security created thereunder (including any such action contemplated by any legal opinion delivered under or in connection with any Finance Document and the delivery or possession of share certificates pursuant to any Transaction Security Documents). “Permitted Structural Adjustment” means: (a) any increase in a Facility pursuant to Clause 2.2 (Additional Facilities) or Clause 2.3 (Increase); (b) any Structural Adjustment which has received the necessary approvals under paragraph (b) of Clause 41.4 (Structural Adjustment); or (c) any amendment, waiver, consent or release of a Finance Document made in accordance with (or required to implement or give effect to the provisions of) Clause 2.2 (Additional Facilities), Clause 2.3 (Increase), Clause 41.7 (Replacement of Lender) or Clause 41.9 (Implementation of Additional Facilities and other Permitted Structural Adjustments). “Permitted Transaction” means: (a) an acquisition by way of merger (not involving the Company) provided that the acquisition is not otherwise prohibited by any applicable restriction on the acquisition of third party businesses, undertakings or equity ownership interests in Section 2 (Limitation on Restricted Payments) of Schedule 16 (Incurrence Covenants); (b) any transaction, step or other matter not prohibited by the restrictions set out in Schedule 16 (Incurrence Covenants) or any other provision in this Agreement; (c) any step or other matter arising as a consequence of an undertaking or other obligation in this Agreement; or – 31 – #4854-1237-6969v16 (d) any other amalgamation, demerger, merger, consolidation or corporate reconstruction to which the Majority Lenders have given their consent. “Prevailing Market Determination” means a determination by the Agent (acting on the instructions of the Majority Lenders, each acting reasonably and in good faith) in relation to the provisions of any document or any Screen Rate Replacement Event, where such determination shall be given if such provisions broadly reflect at such time any prevailing London or European market position for loans in the relevant currency. “Pro Rata Share” means the proportion borne by a Lender's Available Commitment to the Available Facility immediately prior to the relevant Utilisation. “Quarter Date” has the meaning given in Clause 26.1 (Financial definitions). “Quarterly Financial Statements” means each set of financial statements delivered to the Agent pursuant to sub-paragraph 1 of the first paragraph of Schedule 15 (Information Undertakings). “Quotation Day” means in relation to any period for which an interest rate is to be determined: (a) (if the currency is USD) two US Government Securities Business Days before the first day of that period; (b) (if the currency is sterling) the first day of that period; (c) (if the currency is euro) two TARGET Days before the first day of that period; or (d) (for any other currency) two Business Days before the first day of that period, unless market practice differs in the Relevant Market for a currency, in which case the Quotation Day for that currency will be determined by the Agent in accordance with market practice in the Relevant Market (and if quotations would normally be given by leading banks in the Relevant Market on more than one day, the Quotation Day will be the last of those days). “Receiver” means a receiver or receiver and manager or administrative receiver of the whole or any part of the Charged Property. “Reference Bank Rate” means the arithmetic mean of the rates (rounded upwards to four decimal places) as supplied to the Agent at its request by the Reference Banks, in relation to EURIBOR: (a) (other than where paragraph (b) below applies) as the rate at which the relevant Reference Bank believes one prime bank is quoting to another prime bank for interbank term deposits in euro within the Participating Member States for the relevant period; or (b) if different, as the rate (if any and applied to the relevant Reference Bank and the relevant currency and period) which contributors to the applicable Screen Rate are asked to submit to the relevant administrator. – 32 – #4854-1237-6969v16 “Reference Banks” means, in relation to EURIBOR, the principal office in London of such banks as may be appointed by the Agent in consultation with the Company provided that no Finance Party shall be appointed as a Reference Bank without its consent. “Related Fund” in relation to a fund (the “first fund”), means a fund which is managed or advised by the same investment manager or investment adviser as the first fund or, if it is managed by a different investment manager or investment adviser, a fund whose investment manager or investment adviser is an Affiliate of the investment manager or investment adviser of the first fund. “Relevant Document” means this Agreement, the other Finance Documents or any other document reasonably required in relation to a Permitted Structural Adjustment, including, without limitation, any confirmation, amendment, waiver or release agreement in respect of this Agreement, any other Finance Document or any document entered into at any time by any member of the Group creating or expressed to create any Security over all or any part of its assets in respect of the obligations of a member of the Group under any of the Finance Documents. “Relevant Excluded Rig” means: (a) Hull B 367, expected to be named “VALE”; (b) Hull B 368, expected to be named “VAR”; (c) a Rig that is (or was) subject to a Permitted Lien which secures Limited Recourse Debt, including any Permitted Refinancing Debt in respect thereof; and (d) any other Rig designated in writing by the Company and the Agent as a “Relevant Excluded Rig” for the purposes of this Agreement. “Relevant Jurisdiction” means, in relation to an Obligor: (a) its jurisdiction of incorporation; and (b) the jurisdiction whose laws govern any of the Transaction Security Documents entered into by it. “Relevant Market” means: (a) in relation to euro, the European interbank market; (b) in relation to USD, the market for overnight cash borrowing collateralised by US Government securities; (c) in relation to a Compounded Rate Currency, the market specified as such in the applicable Compounded Rate Terms; and (d) in relation to any other currency, the London interbank market. “Relevant Period” has the meaning given to that term in Clause 26.1 (Financial definitions). “Relevant Person” means:

– 33 – #4854-1237-6969v16 (a) each member of the Group; and (b) each of its/their directors, officers, employees, agents and representatives. “Renewal Request” has the meaning given to that term in paragraph (a) of Clause 6.7 (Renewal of a Letter of Credit). “Repeating Representations” has the meaning given to it in Clause 24.23 (Repetition). “Replacement Notice” has the meaning given to that term in paragraph (a) of Clause 41.7 (Replacement of Lender). “Reporting Group” means the Company and its Subsidiaries. “Representative” means any delegate, agent, manager, administrator, nominee, attorney, trustee or custodian. “Resignation Letter” means a document substantially in the form set out in Schedule 7 (Form of Resignation Letter) or any other form agreed between the Agent and the Company (each acting reasonably). “Resolution Authority” means any body which has authority to exercise any Write-down and Conversion Powers. “Restricted Party” means a person: (a) that is listed on any Sanctions List or targeted by Sanctions (whether designated by name or by reason of being included in a class of person); or (b) that is located, organised, domiciled or resident in or incorporated under the laws of any country or territory that is, or whose government is, the target of Sanctions broadly prohibiting dealings with such government, country, or territory (including, without limitation, at the date of this Agreement, Crimea, Donetsk, Luhansk, Cuba, Iran, North Korea, Russia, Syria and Sudan); (c) that is directly or indirectly owned or controlled by, or acting on behalf, at the direction or for the benefit of, a person referred to in (a) and/or (to the extent relevant under Sanctions) (b) above; (d) with which any Lender is prohibited from dealing or otherwise engaging in a transaction with by any Sanctions; or (e) that is otherwise a subject or a target of Sanctions. “Restricted Subsidiary” has the meaning given to that term in Part C (Definitions) of Schedule 16 (Incurrence Covenants). “RFR” means, in relation to a Compounded Rate Currency, the rate specified as such in the applicable Compounded Rate Terms. “RFR Banking Day” means, in relation to a Compounded Rate Currency, any day specified as such in the applicable Compounded Rate Terms. – 34 – #4854-1237-6969v16 “Rig” has the meaning given to that term in Part C (Definitions) of Schedule 16 (Incurrence Covenants). “Rollover Loan” means one or more Utilisations: (a) made or to be made on the same day where: (i) a maturing Loan is due to be repaid; or (ii) a Borrower is obliged to pay to an Issuing Bank (or the Agent for an Issuing Bank) the amount of any claim under a Letter of Credit; (b) the aggregate amount of which is equal to or less than the amount of the maturing Loan or the amount of any claim under a Letter of Credit (as the case may be); (c) in the same currency as the maturing Loan or the relevant claim under a Letter of Credit (unless it arose as a result of the operation of Clause 8.2 (Unavailability of a currency)); and (d) made or to be made to the same Borrower for the purpose of: (i) refinancing that maturing Loan; or (ii) satisfying the obligations of that Borrower to pay the amount of any claim under a Letter of Credit. “Rollover Utilisation” means a Rollover Loan, a Utilisation which is to be used to refinance an Ancillary Outstanding or to fund a claim under a Letter of Credit or an extension or renewal of a Letter of Credit under the same Facility (including in accordance with Clause 6.7 (Renewal of a Letter of Credit)). “Sanctions” means any applicable (to any Relevant Person and/or Finance Party as the context provides) laws, regulations or orders concerning any trade, economic or financial sanctions or embargoes. “Sanctions Authority” means the Islands of Bermuda, the Norwegian State, the United Nations, the European Union, the United Kingdom, the member states of the European Union, the member states of the European Economic Area, the United States of America, Australia, the Republic of Singapore, any country to which any Obligor is bound and any authority acting on behalf of any of them in connection with Sanctions (including (without limitation) the U.S. Office of Foreign Assets Control (“OFAC”), the U.S. Department of State, the US Department of Commerce and any other agency of the US government, His Majesty's Treasury (“HMT”) and the United Nations Security Council, and any of their respective legislative, executive, enforcement and/or regulatory authorities or bodies acting in connection with Sanctions. “Sanctions List” means: (a) the lists of Sanctions designations and/or targets maintained by any Sanctions Authority (including but not limited to the Specially Designated Nationals and Blocked Persons list maintained by OFAC, the Consolidated List of Financial Sanctions Targets maintained by HMT); and/or – 35 – #4854-1237-6969v16 (b) any other Sanctions designation or target listed and/or adopted by a Sanctions Authority, in all cases, as amended, supplemented or replaced from time to time. “Screen Rate” means in relation to: (a) EURIBOR, the euro interbank offered rate administered by the European Money Markets Institute (or any other person which takes over the administration of that rate) for the relevant period displayed on page EURIBOR01 of the Thomson Reuters screen (or any replacement Thomson Reuters page which displays that rate) or, on the appropriate page of such other information service which publishes that rate from time to time in place of Thomson Reuters. If such page or service ceases to be available, the Agent may specify another page or service displaying the relevant rate in accordance with Clause 41.10 (Replacement of Screen Rate); and (b) Term SOFR, the term SOFR reference rate administered by CME Group Benchmark Administration Limited (or any other person which takes over the administration of that rate) for the relevant period published (before any correction, recalculation or republication by the administrator) by CME Group Benchmark Administration Limited (or any other person which takes over the publication of that rate). If such page or service is replaced or ceases to be available, the Agent may specify another page or service displaying the relevant rate in accordance with Clause 41.10 (Replacement of Screen Rate). “Screen Rate Replacement Event” has the meaning given to that term in Clause 41.10 (Replacement of Screen Rate). “Secured Parties” means each Finance Party from time to time party to this Agreement and any Receiver or Delegate. “Security” means a mortgage, charge, pledge, lien, security assignment, security transfer of title, standard security, assignation in security or other security interest securing any obligation of any person or any other agreement or arrangement having a similar effect. “Security Agent Fee Letter” means the fee letter dated on or prior to the date of this Agreement between, among others, the Company and the Security Agent. “Separate Loan” has the meaning given to that term in Clause 10.1 (Repayment of Loans). “Share Security Jurisdiction” means Bermuda, England and Wales, Scotland, Marshall Islands and the Cayman Islands. “SOFR” means the secured overnight financing rate administered by the Federal Reserve Bank of New York (or any other person which takes over the administration of that rate) published by the Federal Reserve Bank of New York (or any other person which takes over the publication of that rate). “Specified Time” means a day or time determined in accordance with Schedule 9 (Timetables). – 36 – #4854-1237-6969v16 “Spot Rate of Exchange” means the Agent's spot rate of exchange (or, if the Agent does not have an available spot rate of exchange, any publicly available spot rate of exchange selected by the Agent (acting reasonably)) for the purchase of the relevant currency with the Base Currency in London or other relevant foreign exchange market at or about 11:00 a.m. (local time) on a particular day. “Structural Adjustment” has the meaning given to that term in paragraph (a) of Clause 41.4 (Structural Adjustment). “Subsidiary” has the meaning given to that term in Part C (Definitions) of Schedule 16 (Incurrence Covenants). “Super Majority Lenders” means, at any time: (a) a Lender or Lenders whose Commitments aggregate 80 per cent. or more of the Total Commitments (and for this purpose the amount of an Ancillary Lender's Commitments shall not be reduced by the amount of its Ancillary Commitment); and (b) if the Total Commitments have been reduced to zero, whose Commitments aggregated 80 per cent. or more of the Total Commitments immediately prior to that reduction. “T2” means the real time gross settlement system operated by the Eurosystem, or any successor system. “TARGET Day” means any day on which T2 is open for the settlement of payments in euro. “Tax” means any tax, levy, impost, duty or other charge or withholding of a similar nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same). “Term” means each period determined under this Agreement for which an Issuing Bank is under a liability under a Letter of Credit. “Term Rate Loan” means any Loan or, if applicable, Unpaid Sum which is not (or has not become, following a Compounded Rate Supplement or Benchmark Rate Change in relation thereto taking effect) a Compounded Rate Loan. “Term Reference Rate” means: (a) in relation to any USD Term Rate Loan, Adjusted Term SOFR; and (b) in relation to a Term Rate Loan in euro, EURIBOR. “Term SOFR” means in relation to any Loan in USD; (a) the term SOFR reference rate administered by CME Group Benchmark Administration Limited (or any other person which takes over the administration of that rate) for the relevant period published (before any correction, recalculation or republication by the administrator) by CME Group Benchmark Administration

– 37 – #4854-1237-6969v16 Limited (or any other person which takes over the publication of that rate) and if such page or service is replaced or ceases to be available, the Agent may specify another page or service displaying the relevant rate in accordance with Clause 41.10 (Replacement of Screen Rate); (b) (if the term SOFR reference rate is not available for the Interest Period of that Loan) Interpolated Term SOFR (rounded to the same number of decimal places as Term SOFR) for that Loan; or (c) if: (i) no term SOFR reference rate is available for the Interest Period of that Loan; and (ii) it is not possible to calculate Interpolated Term SOFR for that Loan, the USD Central Bank Rate (or if the USD Central Bank Rate is not available at the Specified Time on the Quotation Day, most recent USD Central Bank Rate for a day which is no more than five US Government Securities Business Days before the relevant Quotation Day), as of, in the case of paragraphs (a) and (c) above, the Specified Time on the Quotation Day for USD and for a period equal in length to the Interest Period of that Loan. “Termination Date” means: (a) in respect of the Original Revolving Facility, the earlier of: (i) the date falling 54 months after the Closing Date; and (ii) the date falling six months prior to the final maturity date of the Original Secured Notes; and (b) in respect of any Additional Facility Commitments, the date specified in the relevant Additional Facility Notice. “Test Date” has the meaning given to that term in Clause 26.1 (Financial definitions). “Third Parties Act” has the meaning given to that term in Clause 1.7 (Third Party Rights). “Third Party Security Provider” has the meaning given to that term in the Intercreditor Agreement. “Total Additional Facility Commitments” means the aggregate amount of the applicable and designated Additional Facility Commitments under any applicable Additional Facility Notice, being zero at the date of this Agreement. “Total Commitments” means the aggregate of the Total Original Revolving Facility Commitments and the Total Additional Facility Commitments. “Total Original Revolving Facility Commitments” means the aggregate of the Original Revolving Facility Commitments, being USD 180,000,000 at the date of this Agreement. – 38 – #4854-1237-6969v16 “Transaction Security” means the Security created or expressed to be created in favour of the Security Agent and/or the other Finance Parties (or any of them) pursuant to the Transaction Security Documents. “Transaction Security Documents” means any document entered into by an Obligor creating or expressed to create any Security over all or any part of its assets in respect of the obligations of any Obligor under any of the Finance Documents (including each of the documents listed in paragraph 2(c) of Part A of Schedule 2 (Conditions Precedent)). “Transactions” has the meaning given to that term in Part C (Definitions) of Schedule 16 (Incurrence Covenants). “Transfer” has the meaning given to that term in paragraph (a) of Clause 29.2 (Conditions of assignment or transfer). “Transfer Certificate” means a certificate substantially in the form set out in Schedule 4 (Form of Transfer Certificate) or any other form agreed between the Agent and the Company (each acting reasonably). “Transfer Date” means, in relation to an assignment or a transfer, the proposed Transfer Date specified in the relevant Assignment Agreement or Transfer Certificate or, in the event that no Transfer Date is specified in the relevant Assignment Agreement or Transfer Certificate, the date on which the Agent executes the relevant Assignment Agreement or Transfer Certificate. “UK” means the United Kingdom. “UK Bail-In Legislation” means (to the extent that the UK is not an EEA Member Country which has implemented, or implements, Article 55 BRRD) Part I of the United Kingdom Banking Act 2009 and any other law or regulation applicable in the UK relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (otherwise than through liquidation, administration or other insolvency proceedings). “Unpaid Sum” means any sum due and payable but unpaid by the Company and any Obligor under the Finance Documents. “Unrestricted Subsidiary” has the meaning given to that term in Part C (Definitions) of Schedule 16 (Incurrence Covenants). “US” means the United States of America. “US Government Securities Business Day” means any day other than: (a) a Saturday or a Sunday; and (b) a day on which the Securities Industry and Financial Markets Association (or any successor organisation) recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in US Government securities. – 39 – #4854-1237-6969v16 “USD Central Bank Rate” means the percentage rate per annum which is the aggregate of: (a) the short-term interest rate target set by the US Federal Open Market Committee as published by the Federal Reserve Bank of New York from time to time or, if that target is not a single figure, the arithmetic mean of (i) the upper bound of the short- term interest rate target range set by the US Federal Open Market Committee and published by the Federal Reserve Bank of New York, and (ii) the lower bound of that target range; and (b) the applicable USD Central Bank Rate Adjustment. “USD Central Bank Rate Adjustment” means, in relation to the USD Central Bank Rate prevailing at close of business on any US Government Securities Business Day, the 20% trimmed arithmetic mean (calculated by the Agent) of the USD Central Bank Rate Spreads for the five most immediately preceding US Government Securities Business days for which Term SOFR is available. “USD Central Bank Rate Spread” means, in relation to any US Government Securities Business Day, the difference (expressed as a percentage rate per annum) calculated by the Agent of (i) Term SOFR for that Business Day; and (ii) the USD Central Bank Rate (calculated for this purpose only on the basis of sub-paragraph (a) of the definition thereof) prevailing at close of business on that US Government Securities Business Day. “USD Term Rate Loan” means a Term Rate Loan which is denominated in dollars. “Utilisation” means a Loan or a Letter of Credit. “Utilisation Date” means the date of a Utilisation, being the date on which the relevant Loan is to be made or the relevant Letter of Credit is to be issued. “Utilisation Request” means a notice substantially in the relevant form set out in Schedule 3 (Requests and Notices). “VAT” means: (a) any value added tax imposed by the Value Added Tax Act 1994; (b) any tax imposed in compliance with the Council Directive of 28 November 2006 on the common system of value added tax as amended (EC Directive 2006/112); and (c) any other tax of a similar nature, whether imposed in a member state of the European Union in substitution for, or levied in addition to, such tax referred to in paragraphs (a) or (b) above, or imposed elsewhere. “Write-down and Conversion Powers” means: (a) in relation to any Bail-In Legislation described in the EU Bail-In Legislation Schedule from time to time, the powers described as such in relation to that Bail-In Legislation in the EU Bail-In Legislation Schedule; – 40 – #4854-1237-6969v16 (b) in relation to any other applicable Bail-In Legislation: (i) any powers under that Bail-In Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or other financial institution or affiliate of a bank, investment firm or other financial institution, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers; and (ii) any similar or analogous powers under that Bail-In Legislation; and (c) in relation to any UK Bail-In Legislation: (i) any powers under that UK Bail-In Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or other financial institution or affiliate of a bank, investment firm or other financial institution, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that UK Bail-In Legislation that are related to or ancillary to any of those powers; and (ii) any similar or analogous powers under that UK Bail-In Legislation. 1.2 Construction (a) Unless a contrary indication appears, a reference in this Agreement to: (i) the “Agent”, any “Finance Party”, any “Lender”, any “Arranger”, any “Issuing Bank”, the “Company”, any “Obligor”, the “Company”, any “Party”, any “Secured Party”, the “Security Agent” or any other person shall be construed so as to include its successors in title (including the surviving entity of any merger involving that person), permitted assigns and permitted transferees and, in the case of the Security Agent, any person for the time being appointed as security agent or security agents in accordance with the Finance Documents; (ii) a document in “agreed form” is a document which is previously agreed in writing by or on behalf of the Agent and the Company; (iii) an “agency” of a state includes any local or other authority or other recognised body or agency, central or federal bank, department, government, legislature, minister, ministry, official or public or statutory person (whether

– 41 – #4854-1237-6969v16 autonomous or not) of, or of the government of, that state or any political sub- division in or of that state; (iv) an “agreement” includes any legally binding arrangement, contract, deed or instrument (in each case whether oral, written or entered into by way of a written offer and implicit acceptance); (v) an “amendment” includes any amendment, supplement, variation, novation, modification, replacement, restatement or amendment and restatement (however fundamental) and “amend” and “amended” shall be construed accordingly; (vi) “assets” includes properties, assets, businesses, undertakings, revenues and rights of every kind (including uncalled share capital), present and future, actual or contingent and any interest in any of the foregoing; (vii) a “Central Bank Rate” shall include any successor rate to, or replacement rate for, that rate; (viii) a “consent” includes an authorisation, permit, approval, consent, exemption, licence, order, filing, registration, recording, notarisation, permission or waiver; (ix) a “disposal” includes any sale, transfer, grant, lease, licence or other disposal, whether voluntary or involuntary, and “dispose” will be construed accordingly; (x) a “Finance Document” or any other agreement or instrument is (unless expressed to be a reference to such document, agreement or instrument in its original form or form as at a particular date) a reference to that Finance Document or other agreement or instrument as amended; (xi) a “guarantee” includes (other than in Clause 23 (Guarantees and Indemnity)): (A) an indemnity, counter-indemnity, guarantee or similar assurance against loss in respect of any Indebtedness of any other person; and (B) any other obligation of any other person, whether actual or contingent, to pay, purchase, provide funds (whether by the advance of money to, the purchase of or subscription for shares or other investments in, any other person, the purchase of assets or services, the making of payments under an agreement or otherwise) for the payment of, to indemnify against the consequences of default in the payment of, or otherwise be responsible for, any Indebtedness of any other person, (xii) and “guaranteed” and “guarantor” shall be construed accordingly; (xiii) “including” means including without limitation, and “includes” and “included” shall be construed accordingly; – 42 – #4854-1237-6969v16 (xiv) “indebtedness” includes any obligation (whether incurred as principal, guarantor or surety and whether present or future, actual or contingent) for the payment or repayment of money; (xv) “losses” includes losses, actions, damages, claims, proceedings, costs, demands, expenses (including legal and other fees) and liabilities of any kind, and loss shall be construed accordingly; (xvi) the “Interest Period” of a Letter of Credit shall be construed as a reference to the Term of that Letter of Credit; (xvii) a “person” includes any individual, firm, company (including an exempted company), corporation, government, state or agency of a state or any association, trust, fund, joint venture, consortium or partnership (whether or not having separate legal personality); (xviii) a “regulation” includes any regulation, rule, official directive, request or guideline (whether or not having the force of law, but if not having force of law which are binding or customarily complied with) of any governmental, intergovernmental or supranational body, agency or department or of any regulatory, self-regulatory or other authority or organisation; (xix) a “sub-participation” means any sub-participation (whether written or oral) or any other agreement or arrangement having an economically substantially similar effect by a Lender of or in relation to any of its rights or obligations under, or its legal, beneficial or economic interest in relation to, the Facilities and/or Finance Documents to a counterparty, and “sub-participate” shall be construed accordingly; (xx) a “participation” of a Lender in relation to a Loan means the amount of such Loan which such Lender has made or is to make available and thereafter that part of the Loan which is owed to such Lender and, in relation to a Letter of Credit, shall be construed as a reference to the relevant amount that is or may be payable by a Lender in relation to that Letter of Credit; and (xxi) “jurisdiction of incorporation” means, in respect of any Obligor registered by way of continuation in the Cayman Islands, the Cayman Islands. (b) In this Agreement, unless a contrary intention appears: (i) capitalised terms which are not defined in Clause 1.1 (Definitions) have the meaning given to them in Part C (Definitions) of Schedule 16 (Incurrence Covenants); (ii) a reference to a Party includes a reference to that Party's successors and permitted assignees or permitted transferees but does not include that Party if it has ceased to be a Party under this Agreement; – 43 – #4854-1237-6969v16 (iii) references to paragraphs, Clauses and Schedules are references to, respectively, paragraphs and clauses of, and schedules to, this Agreement and references to this Agreement include its Schedules; (iv) a reference to (or to any specified provision of) any agreement (including any of the Finance Documents) is to that agreement (or that provision) as amended or novated (however fundamentally) and includes any increase in, extension of or change to any facility made available under any such agreement (unless such amendment or novation is contrary to the terms of any Finance Document); (v) a reference to a statute, statutory instrument or provision of law is to that statute, statutory instrument or provision of law, as it may be applied, amended or re-enacted from time to time; (vi) a reference to a time of day is, unless otherwise specified, to London time; (vii) a page or screen of an information service displaying a rate shall include: (A) any replacement page of that information service which displays that rate; and (B) the appropriate page of such other information service which displays that rate from time to time in place of that information service, and, if such page or service ceases to be available, shall include any other page or service displaying that rate specified by the Agent after consultation with the Company; (viii) the index to and the headings in this Agreement are for convenience only and are to be ignored in construing this Agreement; and (ix) the singular includes the plural (and vice versa). (c) The determination of the extent to which a rate is “for a period equal in length” to an Interest Period shall disregard any inconsistency arising from the last day of that Interest Period being determined pursuant to the terms of this Agreement. (d) Unless a contrary indication appears, a term used in any other Finance Document or in any notice given under or in connection with any Finance Document has the same meaning in that Finance Document or notice as in this Agreement. (e) A Default or an Event of Default is “continuing” if it has not been remedied or waived. For the avoidance of doubt, any default in respect of a failure to comply with any obligation in a Finance Document to deliver any notice, certificate or other document or information, as applicable (including, without limitation, under Clause 25 (Information Undertakings)): (i) within a prescribed time period, shall be deemed to be remedied upon performance of such obligation even though such performance is not within the prescribed period specified in the Finance Document; or – 44 – #4854-1237-6969v16 (ii) where such obligation arose due to any other Default or Event of Default which has occurred but is no longer continuing (a “Cured Default”), shall be deemed not to be continuing automatically upon, and simultaneously with, the remedy or waiver of the Cured Default. (f) A Declared Default is “continuing” if the notice of acceleration (or demand) provided by the Agent under paragraph (b) of Clause 28.7 (Acceleration) in connection therewith has not been revoked, withdrawn or cancelled by the Agent (acting on the instructions of the Majority Lenders) or otherwise ceases to have effect. (g) References to any matter being “permitted” under this Agreement or any other Finance Document shall include references to such matters not being prohibited or otherwise being approved under this Agreement or such Finance Document. (h) A Borrower providing “cash cover” for a Letter of Credit or an Ancillary Outstanding means a Borrower paying an amount in the currency of that Letter of Credit or Ancillary Outstanding (as the case may be) to an interest-bearing account (which shall accrue interest at a rate normally offered to corporate depositors on similar deposits by Finance Parties) in the name of that Borrower and the following conditions being met: (i) the account is with the Agent or the relevant Issuing Bank (if the cash cover is to be provided in respect of a Letter of Credit) or the Ancillary Lender (if the cash cover is to be provided in respect of an Ancillary Facility); (ii) subject to Clause 7.5 (Cash cover by the Borrower), until no amount is or may be outstanding in respect of that Letter of Credit or Ancillary Outstanding (as the case may be), withdrawals from the account (other than in respect of accrued interest) may only be made to pay the relevant Issuing Bank or Ancillary Lender (as the case may be) amounts due and payable to it under this Agreement, the relevant Letter of Credit or the relevant Ancillary Facility Agreement in respect of that Ancillary Outstanding, and for the purposes of this Agreement, a Letter of Credit or Ancillary Outstanding shall be deemed to be cash covered to the extent of any such provision of cash cover in respect of that Letter of Credit or Ancillary Outstanding; and (iii) if required by the relevant Issuing Bank or Ancillary Lender (as the case may be), that Borrower has executed and delivered a security document, in form and substance reasonably satisfactory to that Issuing Bank or Ancillary Lender, creating a first ranking security interest over that account, provided however that, unless a Declared Default has occurred and is continuing, any interest accruing on any such account will be paid to the order of the relevant Borrower. (i) A Letter of Credit or Ancillary Outstandings are “repaid” or “prepaid” (or any derivative form thereof) to the extent that:

– 45 – #4854-1237-6969v16 (i) a Borrower or any other Obligor provides cash cover or a back to back letter of credit from an Acceptable Bank in respect of that Letter of Credit or those Ancillary Outstandings (provided that any such back-to-back letter of credit is in form and substance satisfactory to the relevant Issuing Bank or Ancillary Lender, in each case acting reasonably); (ii) in the case of a Letter of Credit, a Borrower has made a payment under paragraph (c) of Clause 7.2 (Claims under a Letter of Credit) in respect of that Letter of Credit or a Borrower has made a reimbursement in respect of that Letter of Credit under Clause 7.3 (Indemnities); (iii) the maximum amount payable under the relevant Letter of Credit or Ancillary Facility (as the case may be) is reduced or cancelled in accordance with its terms in a manner satisfactory to the Issuing Bank in respect of such Letter of Credit or the Ancillary Lender in respect of such Ancillary Facility, acting reasonably; (iv) the relevant Letter of Credit or Ancillary Facility (as the case may be) expires in accordance with its terms and no demand has been received by the relevant Issuing Bank or Ancillary Lender (as the case may be) on or before such Letter of Credit or Ancillary Facility's expiry or is otherwise returned by the beneficiary with its written confirmation that it is released and cancelled; or (v) the relevant Issuing Bank or Ancillary Lender (as the case may be) (acting reasonably) is satisfied that it has no further or a reduced liability in respect of that Letter of Credit or those Ancillary Outstandings (as the case may be) and accordingly all of (or such proportion of) the obligations are released or reduced and has confirmed the same to the Agent accordingly, the amount by which any Letter of Credit is, or Ancillary Outstandings are, repaid or prepaid under paragraphs (i) to (v) above is the amount of the relevant cash cover, release, reduction, guarantee, letter of credit, indemnity, counter-indemnity or similar assurance. (j) An amount borrowed includes any amount utilised by way of Letter of Credit or under an Ancillary Facility. (k) A Lender funding its participation in a Utilisation includes a Lender participating in a Letter of Credit. (l) Amounts outstanding under this Agreement include amounts outstanding under or in respect of any Letter of Credit. (m) The outstanding or principal amount of a Letter of Credit at any time is the maximum amount that is or may be payable by the relevant Issuing Bank or the Lenders in respect of that Letter of Credit at that time less any amount repaid or prepaid in respect of that Letter of Credit. (n) A Letter of Credit is completely cancelled, discharged and released in accordance with its terms: – 46 – #4854-1237-6969v16 (i) upon the Issuing Bank having paid the amount available under the Letter of Credit; (ii) upon return of the original Letter of Credit to the Issuing Bank together with the beneficiary's letter of release, or, if such original Letter of Credit has been lost, stolen, mutilated or destroyed, confirmation from the beneficiary of such Letter of Credit that this is the case and indemnities are provided satisfactory to the Issuing Bank (acting reasonably) from the beneficiary and other satisfactory assurances are provided as the Issuing Bank may reasonably require; or (iii) upon lapse of its Expiry Date and no demand having been received by the Issuing Bank on or before such Expiry Date. (o) A Borrower's obligation on Utilisations becoming due and payable includes the Borrower repaying any Letter of Credit in accordance with paragraph (i) above. (p) Any accounting or financial term shall, other than for the purposes of Schedule 16 (Incurrence Covenants) and unless otherwise indicated, be construed in accordance with the Accounting Principles. (q) Notwithstanding anything to the contrary in the Finance Documents, a day shall not be a “Business Day” in relation to the determination of the first day or the last day of an Interest Period for a USD Term Rate Loan, or in relation to the determination of the length of such an Interest Period, unless it is a US Government Securities Business Day. (r) To the extent not expressly prohibited in this Agreement, in the event that any amount or transaction meets the criteria of more than one of the baskets or exceptions applicable to a specific covenant set out in this Agreement, the Company, in its sole discretion, may classify (and may from time to time reclassify) that amount or transaction to a particular basket or exception applicable to that covenant and will only be required to include that amount or transaction in one of those baskets or exceptions (and, for the avoidance of doubt, an amount or transaction may at the option of the Company be split between different baskets or exceptions applicable to that covenant). (s) No Default or Event of Default will occur if any obligation in any Finance Document requiring any member of the Group to become an Additional Borrower and/or an Additional Guarantor is not satisfied as a result of any applicable Finance Party not having executed any relevant agreement, notice, letter, acknowledgement, confirmation, instrument or (as applicable) other document (after the Company or the relevant member of the Group has delivered to such Finance Party all documents and other evidence required by this Agreement to be delivered in connection with such member of the Group's accession hereto as an Additional Borrower or an Additional Guarantor (as applicable)) on or before the relevant original deadline for compliance with that obligation and, in such circumstances, any such deadline in any Finance Document by which any member of the Group is required to become – 47 – #4854-1237-6969v16 an Additional Borrower and/or an Additional Guarantor (as applicable) shall be automatically extended until such time as that Finance Party executes that agreement, notice, letter, acknowledgement, confirmation, instrument or (as applicable) other document. (t) Where this Agreement refers to the Company or any other Obligor exercising discretion or making an election (or similar term), such discretion or election shall (unless expressly stated to the contrary) be exercisable or made by the Company or the relevant Obligor in its sole and absolute discretion. (u) Any obligation in a Finance Document requiring one entity to procure that another entity does or does not do something shall be construed as only being an obligation on the first entity to procure to the extent that it is not illegal on the first entity or the other entity to do so or in breach of applicable law. 1.3 Finance Documents Notwithstanding anything to the contrary in any Finance Document: (a) this Agreement is entered into subject to, and with the benefit of, the terms of the Intercreditor Agreement; (b) the terms of the Intercreditor Agreement will prevail if there is a conflict between the terms of this Agreement and the terms of the Intercreditor Agreement; and (c) the terms of this Agreement will prevail if there is a conflict between the terms of this Agreement and the terms of any other Finance Document (other than the Intercreditor Agreement) and, for the avoidance of doubt, the terms of the Transaction Security Documents shall not operate or be construed so as to prohibit or restrict any transaction, matter or other step permitted or not prohibited by this Agreement. 1.4 Baskets and Exceptions (a) Unless a contrary indication appears, a reference to a basket amount, threshold or limit expressed in the Base Currency includes the equivalent of such amount, threshold or limit in other currencies. (b) For the purposes of: (i) ascertaining the Majority Lenders or the Super Majority Lenders; (ii) ascertaining whether any given percentage of the Total Commitments has been obtained to approve any request for a consent, waiver, amendment or other vote under the Finance Documents; or (iii) taking any step, decision, direction or exercise of discretion which is calculated by reference to Commitments, any Commitments not denominated in the Base Currency (“Non-Base Currency Commitments”) shall be deemed to be converted into the Base Currency at: – 48 – #4854-1237-6969v16 (A) the rate for the conversion of the Base Currency into the relevant currency of the Non-Base Currency Commitment which the Company (acting reasonably and in good faith) has used and has notified to the Agent for the purposes of calculating any Commitments at the relevant Utilisation Date; or (B) if the Company has not notified the Agent of such conversion rate, the Spot Rate of Exchange on the date on which that Commitment was provided under this Agreement or, if earlier, the date the aggregate amount of the Non-Base Currency Commitment of the Facility was determined. (c) For the purposes of taking any step, decision, direction or exercise of discretion which is calculated by reference to drawn amounts, any drawn amounts not denominated in the Base Currency shall be deemed to be converted into the Base Currency at: (i) in the case of any amounts drawn under an Additional Facility in the same currency as the relevant Additional Facility Commitments, the rate such Additional Facility Commitments would be converted to the Base Currency in accordance with paragraph (b) above; or (ii) in the case of any other amounts, the Spot Rate of Exchange on the date on which such step, decision, direction or exercise of discretion is or is to be made. 1.5 Currency Symbols and Definitions (a) “$”, “USD” and “dollars” denote the lawful currency of the United States of America. (b) “£”, “GBP” and “sterling” denote the lawful currency of the United Kingdom. (c) “€”, “EUR” and “euro” denote the single currency of the Participating Member States. 1.6 Exchange rate fluctuations (a) When applying any monetary limits, thresholds and other exceptions to the representations and warranties, undertakings and Events of Default under the Finance Documents, the equivalent to an amount in the Base Currency shall be calculated at the rate for the conversion of the Base Currency into the relevant currency of the non-Base Currency monetary limit, threshold and other exception which the Company (acting reasonably and in good faith) has used or (at the option of the Company) at the Spot Rate of Exchange, in each case, as at the date of the Group incurring or making the relevant disposal, acquisition, investment, lease, loan, debt or guarantee or taking any other relevant action. (b) No Event of Default or breach of any representation and warranty or undertaking under this Agreement or the other Finance Documents shall arise merely as a result

– 49 – #4854-1237-6969v16 of a subsequent change in the Base Currency equivalent or any other currency specified for any basket due to fluctuations in exchange rates. 1.7 Third Party Rights (a) Unless expressly provided to the contrary in a Finance Document a person who is not a Party has no right under the Contracts (Rights of Third Parties) Act 1999 (the “Third Parties Act”) to enforce or to enjoy the benefit of any term of this Agreement. (b) Subject to Clause 41.5 (Other exceptions) but otherwise notwithstanding any term of any Finance Document, the consent of any person who is not a Party is not required to rescind or vary this Agreement at any time. 1.8 Personal Liability Where any natural person gives a certificate or other document or otherwise gives a representation or statement on behalf of any of the parties to the Finance Documents pursuant to any provision thereof and such certificate or other document, representation or statement proves to be incorrect, the individual shall incur no personal liability in consequence of such certificate, other document, representation or statement being incorrect save where such individual acted fraudulently in giving such certificate, other document, representation or statement (in which case any liability of such individual shall be determined in accordance with applicable law) and each such individual may rely on this Clause subject to Clause 1.7 (Third Party Rights) and the provisions of the Third Parties Act. 1.9 Other jurisdiction terms Without prejudice to the generality of any provision of this Agreement, an Accession Letter may include terms or references specific to the jurisdiction where an Obligor is incorporated, registered or established. 2. THE FACILITIES 2.1 The Facilities (a) Subject to the terms of this Agreement, the Original Revolving Facility Lenders make available to the Borrowers a multicurrency revolving credit facility in an aggregate amount, the Base Currency Amount of which is equal to the Total Original Revolving Facility Commitments (the “Original Revolving Facility”). (b) Each Additional Facility will be available to the Additional Facility Borrowers as specified in the applicable Additional Facility Notice. (c) Each Facility includes an option for the Borrowers to request the Issuing Banks to issue Letters of Credit. (d) Subject to the terms of this Agreement and the Ancillary Documents, an Ancillary Lender may make available an Ancillary Facility to any of the Borrowers in place of all or part of its Commitment under a Facility. – 50 – #4854-1237-6969v16 2.2 Additional Facilities (a) Subject to this Clause 2.2, the Company may, at any time and from time to time following the Closing Date by delivering to the Agent a duly completed Additional Facility Notice signed by an authorised signatory and complying with paragraphs (b) to (d) below, establish an Additional Facility by way of the introduction of: (i) a new additional commitment or facility as a Facility under this Agreement; or (ii) an additional tranche of or increase in an existing Facility (including any previously incurred Additional Facility) under this Agreement. (b) No consent of any Finance Party is required to establish an Additional Facility at any time (other than, in relation to an Additional Facility, the relevant Additional Facility Lenders) provided that (unless otherwise agreed by the Majority Lenders) each of the following applicable conditions are met: (i) the maximum aggregate principal amount of Total Commitments may not at any time exceed the amount permitted to be incurred under the second to last paragraph of the definition of “Permitted Collateral Liens” in Part C (Definitions) of Schedule 16 (Incurrence Covenants); (ii) no Event of Default is continuing at the time the applicable Additional Facility is committed or would arise as a result of such Additional Facility; (iii) such Additional Facility shall rank pari passu with each other Facility under this Agreement in accordance with the terms of the Intercreditor Agreement and shall be guaranteed by the Guarantors and be secured only by the Transaction Security that secured the other Facilities (or, if the Additional Facility is secured over assets that do not constitute Transaction Security, the other Facilities will also be secured by such assets); (iv) the Termination Date of an Additional Facility must fall on or after the Termination Date for the Original Revolving Facility as at the date of this Agreement unless the Termination Date for the Original Revolving Facility is amended (with the requisite consent of the relevant Lenders) to match that of the relevant Additional Facility or the Original Revolving Facility is repaid and cancelled in its entirety on or prior to the relevant Additional Facility Commencement Date; and (v) such Additional Facility is designated as an additional tranche of or increase in an existing “Facility” (including a previously incurred Additional Facility) or as a standalone “Facility” for the purposes of this Agreement. (c) Any bank, financial institution, trust, fund or other entity which is regularly engaged in or established for the purpose of making, purchasing or investing in loans, securities or other financial assets and any other person approved in writing by the Company, in each case other than a member of the Group, may participate in that Additional Facility by providing Additional Facility Commitments. – 51 – #4854-1237-6969v16 (d) The Additional Facility Notice shall not be regarded as having been duly completed unless it is signed by the Company and each party thereto and specifies the following matters in respect of such Additional Facility: (i) the proposed borrower(s) and guarantor(s) in respect of the Additional Facility; (ii) the person(s) to become Additional Facility Lenders (which shall not be a member of the Group) in respect of the Additional Facility and the amount of the commitments of such Additional Facility allocated to each Additional Facility Lender; (iii) the aggregate amount of the commitments of the Additional Facility and the currency being made available and any other or optional currency or currencies which are available for utilisation under such Additional Facility; (iv) the purpose and permitted usage of such Additional Facility and any additional conditions to drawdown of such Additional Facility (which may be as agreed between the Company and the Additional Facility Lenders (each acting reasonably) providing that Additional Facility); (v) the rate of interest applicable to the Additional Facility (including any applicable margin, basis, floor and/or margin ratchet) and commitment fee payable in respect of that Additional Facility; (vi) the Additional Facility Commencement Date and Availability Period for the Additional Facility; (vii) the Termination Date, repayment profile and any mandatory prepayment provisions; (viii) whether the Additional Facility has the benefit of the Financial Covenants; and (ix) each of the requirements of paragraph (b) above are satisfied; and (x) such Additional Facility Notice shall be deemed to have been duly completed if it is signed by each party thereto and specifies the matters in sub-paragraphs (i) to (ix) above in respect of such Additional Facility, and prior to the applicable Additional Facility Commencement Date, without prejudice to the rights of the Agent to request any other information which the Agent may reasonably require in relation to such Additional Facility. (e) Subject to the conditions set out in paragraph (b) above being satisfied, following receipt by the Agent of a duly completed Additional Facility Notice and with effect from the relevant Additional Facility Commencement Date (or any later date on which the conditions set out in paragraph (f) below are satisfied) the relevant Additional Facility shall come into effect and be established in accordance with its terms and: – 52 – #4854-1237-6969v16 (i) the Additional Facility Lenders participating in the relevant Additional Facility shall make available that Additional Facility in the aggregate amount set out in the Additional Facility Notice; (ii) each of the Obligors and each Additional Facility Lender shall assume such obligations towards one another and/or acquire such rights against one another as the Obligors and such Additional Facility Lenders would have assumed and/or acquired had the Additional Facility Lenders been Original Lenders; (iii) in relation to an Additional Facility Lender which is not already a Lender, each Additional Facility Lender under the relevant Additional Facility shall become a Party to this Agreement as a Lender; (iv) each Additional Facility Lender under the relevant Additional Facility and each of the other Finance Parties shall assume such obligations towards one another and acquire such rights against one another as those Additional Facility Lenders and those Finance Parties would have assumed and/or acquired had the Additional Facility Lenders been Original Lenders in respect of the relevant Additional Facility; and (v) the Commitments of the other Lenders shall continue in full force and effect. (f) The establishment of an Additional Facility will only be effective on: (i) the execution of the Additional Facility Notice relating to such Additional Facility by the Company, the relevant Borrower(s) and the relevant Additional Facility Lender(s) and delivery of such executed notice to the Agent; (ii) in relation to an Additional Facility Lender which is not already a Lender, receipt by the Agent of an Additional Facility Lender Accession Letter from each person referred to in the relevant Additional Facility Notice as an Additional Facility Lender and, to the extent not provided for in the Additional Facility Lender Accession Letter, receipt by the Agent from each such person of the documentation required for such person to accede as a party to the Intercreditor Agreement in the capacity as an RCF Lender (as defined in the Intercreditor Agreement); and (iii) in relation to an Additional Facility Lender which is not already a Lender, the performance by the Agent and the Security Agent of all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to that Additional Facility Lender making available an Additional Facility, the completion of which the Agent and the Security Agent shall promptly notify to the Company. (g) Each Obligor:

– 53 – #4854-1237-6969v16 (i) irrevocably authorises the Company to sign each Additional Facility Notice and to agree, implement and establish Additional Facilities in accordance with this Agreement on its behalf; and (ii) confirms that its guarantee and indemnity recorded in Clause 23 (Guarantees and Indemnity) (or any applicable Accession Letter or other Finance Document) and all Transaction Security granted by it will, subject only to any applicable limitations on such guarantee and indemnity referred to in Clause 23 (Guarantees and Indemnity) and any Accession Letter pursuant to which it became an Obligor or the terms of the Transaction Security Documents, extend to include the Additional Facility Loans and any other obligations arising under or in respect of the Additional Facility Commitments. (h) Each Party irrevocably authorises, empowers and instructs: (i) the Agent to acknowledge, execute and confirm acceptance of each Additional Facility Notice; (ii) the Agent and the Security Agent to acknowledge, execute and confirm acceptance of each Additional Facility Lender Accession Letter and, if applicable, the documentation required for the Additional Facility Lender to accede to the Intercreditor Agreement; and (iii) the Agent and the Security Agent to execute any necessary amendments, confirmations, supplements or revisions to this Agreement and any other Finance Documents (including in relation to any changes to, the taking of, or the release coupled with the retaking of, Transaction Security as may be required in order to ensure that any Additional Facility, if legally possible, ranks pari passu with (but not, for the avoidance of doubt, in priority to) the other Facilities and (if secured) that the Transaction Security is shared pari passu between the relevant Secured Parties in accordance with the terms of the Intercreditor Agreement (without any consent, sanction, authority or further confirmation from any other Finance Party and shall do so on the request of and at the cost of the Company). (i) The Agent shall as soon as reasonably practicable send to the Company a copy of each executed Additional Facility Notice and, if applicable, Additional Facility Lender Accession Letter. (j) By signing an Additional Facility Notice as an Additional Facility Lender, each such entity agrees to commit the Additional Facility Commitments set out against its name in that notice and, in the case of an entity which is not already a party to this Agreement as a Lender, become a Lender and a Party to this Agreement. (k) Notwithstanding any provision of a Finance Document to the contrary, there shall be no obligation or requirement to enter into any hedging arrangement or other derivative transaction in relation to any Additional Facility. – 54 – #4854-1237-6969v16 (l) Each Additional Facility Lender, by executing the relevant Additional Facility Notice confirms (for the avoidance of doubt) that the Agent has authority to execute on its behalf any consent, release, waiver or amendment that has been approved by or on behalf of the requisite Lender or Lenders in accordance with this Agreement on or prior to the date on which the relevant Additional Facility becomes effective and that it is bound by that decision and by the operations of any other provisions of this Agreement in relation to such consent, release, waiver or amendment. (m) No Lender will have any obligation to participate in an Additional Facility (unless it has executed and delivered an Additional Facility Lender Accession Letter or otherwise become an Additional Facility Lender in respect of that Additional Facility). By signing an Additional Facility Notice as an Additional Facility Lender, each such entity agrees to commit the Additional Facility Commitments set out against its name in that Additional Facility Notice. (n) The Agent may, and is authorised to, disclose the terms of any Additional Facility Notice to any of the other Finance Parties and will do so promptly upon request by the Company or other Finance Parties. (o) Clause 29.6 (Limitation of responsibility of Existing Lenders) shall apply mutatis mutandis in this Clause 2.2 in relation to an Additional Facility Lender as if references in that Clause to: (i) an Existing Lender were references to all the Lenders immediately prior to the establishment of the relevant Additional Facility; (ii) the New Lender were references to that Additional Facility Lender; and (iii) a re-transfer and re-assignment were references to respectively a transfer and assignment. (p) Subject to paragraph (b) above, the Company may pay to an Additional Facility Lender any fee in the amount and at the times agreed between the Company and the Additional Facility Lender in a Fee Letter. (q) The establishment, terms or conditions or use of proceeds of any Additional Facility shall be governed by this Clause 2.2 which shall apply irrespective of and notwithstanding any other provision of this Agreement and, except to the extent as provided in this Clause 2.2, the terms applicable to any Additional Facility will be those agreed by the Additional Facility Lenders in respect of that Additional Facility and the Company and set out in the applicable Additional Facility Notice, provided that: (i) if there is any inconsistency between any such term agreed in respect of an Additional Facility and any term of a Finance Document, the term agreed in respect of the Additional Facility shall prevail with respect to such Additional Facility (subject to the other terms and conditions of this Clause 2.2); – 55 – #4854-1237-6969v16 (ii) unless otherwise specified in the applicable Additional Facility Notice, the terms of any Additional Facility shall be the same as the terms given to the Original Revolving Facility under this Agreement; and (iii) the provisions of this Agreement will apply to each Additional Facility and the provisions of Clause 4 (Conditions of Utilisation) and of Clause 5 (Utilisation – Loans) will apply to all Utilisations of any Additional Facility, provided that no Utilisation Request in relation to an Additional Facility shall be valid unless prior to (or simultaneously with) such Utilisation Request being delivered the requirements of this Clause 2.2 have been satisfied. 2.3 Increase (a) The Company may by giving prior notice to the Agent after the effective date of a cancellation of: (i) the Available Commitments of a Defaulting Lender in accordance with Clause 11.7 (Right of cancellation in relation to a Defaulting Lender); (ii) the Commitments of a Lender in accordance with Clause 11.6 (Right of cancellation and repayment in relation to a single Lender or Issuing Bank); or (iii) the Commitments of a Lender in accordance with Clause 11.1 (Illegality), request that the Total Commitments be increased (and the Total Commitments under that Facility shall be so increased) in an aggregate amount in the Base Currency of up to the amount of the Available Commitments or Commitments so cancelled as follows: (A) the increased Commitments will be assumed by one or more Lenders or other banks, financial institutions, trusts, funds or other entities (each an “Increase Lender”) selected by the Company and each of which confirms its willingness to assume and does assume all the obligations of a Lender corresponding to that part of the increased Commitments which it is to assume, as if it had been an Original Lender (for the avoidance of doubt, no Party shall be obliged to assume the obligations of a Lender pursuant to this Clause 2.3 without the prior consent of that Party); (B) each of the Company and the Obligors and any Increase Lender shall assume obligations towards one another and/or acquire rights against one another as the Company and the Obligors and the Increase Lender would have assumed and/or acquired had the Increase Lender been an Original Lender; (C) each Increase Lender shall become a Party as a “Lender” and any Increase Lender and each of the other Finance Parties shall assume obligations towards one another and acquire rights against one another – 56 – #4854-1237-6969v16 as that Increase Lender and those Finance Parties would have assumed and/or acquired had the Increase Lender been an Original Lender; (D) the Commitments of the other Lenders shall continue in full force and effect; and (E) any increase in the Commitments shall take effect on the date specified by the Company in the notice referred to above or any later date on which the conditions set out in paragraph (b) below are satisfied. (b) An increase in the Total Commitments will only be effective on: (i) the execution by the Agent of an Increase Confirmation from the relevant Increase Lender which the Agent shall, if all the applicable conditions set out in this Clause 2.3 have been satisfied, execute promptly on request; and (ii) in relation to an Increase Lender which is not a Lender immediately prior to the relevant increase, the performance by the Agent and the Security Agent of all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to the assumption of the increased Commitments by that Increase Lender, the completion of which the Agent and the Security Agent shall promptly notify to the Company and the Increase Lender and each relevant Issuing Bank. (c) Each Increase Lender, by executing the Increase Confirmation, confirms (for the avoidance of doubt) that the Agent has authority to execute on its behalf any amendment or waiver that has been approved by or on behalf of the requisite Lender or Lenders in accordance with this Agreement on or prior to the date on which the increase becomes effective. (d) The Company may pay to an Increase Lender any fee in the amount and at the times agreed between the Company and the Increase Lender in a Fee Letter. (e) Clause 29.6 (Limitation of responsibility of Existing Lenders) shall apply mutatis mutandis in this Clause 2.3 in relation to an Increase Lender as if references in that Clause to: (i) an “Existing Lender” were references to all the Lenders immediately prior to the relevant increase; (ii) the “New Lender” were references to that “Increase Lender”; and (iii) a re-transfer and re-assignment were references to respectively a transfer and assignment. (f) The Finance Parties shall be required to enter into any amendment to the Finance Documents (including in relation to any changes to, the taking of, or the release coupled with the retaking of, Transaction Security) required by the Company in order to facilitate or reflect any of the matters contemplated by this Clause 2.3. The Agent and the Security Agent are each authorised and instructed by each Finance Party (without any consent, sanction, authority or further confirmation from them)

– 57 – #4854-1237-6969v16 to execute any such amended or replacement Finance Documents (and shall do so on the request of and at the cost of the Company). 2.4 Finance Parties' rights and obligations (a) The obligations of each Finance Party under the Finance Documents are several. Failure by a Finance Party to perform its obligations under the Finance Documents does not affect the obligations of any other Party under the Finance Documents. No Finance Party is responsible for the obligations of any other Finance Party under the Finance Documents. (b) The rights of each Finance Party under or in connection with the Finance Documents are separate and independent rights and any debt arising under the Finance Documents to a Finance Party from an Obligor is a separate and independent debt in respect of which a Finance Party shall be entitled to enforce its rights in accordance with paragraph (c) below. The rights of each Finance Party include any debt owing to that Finance Party under the Finance Documents and, for the avoidance of doubt, any part of a Loan or any other amount owed by an Obligor which relates to a Finance Party's participation in a Facility or its role under a Finance Document (including any such amount payable to the Agent on its behalf) is a debt owing to that Finance Party by that Obligor. (c) A Finance Party may, except as specifically provided in the Finance Documents, separately enforce its rights under or in connection with the Finance Documents. 2.5 Obligors' Agent (a) Each Obligor (other than the Company) by its execution of this Agreement or an Accession Letter irrevocably appoints the Company (acting through one or more authorised signatories) to act on its behalf as its agent in relation to the Finance Documents and irrevocably (to the extent permitted by law) authorises: (i) the Company on its behalf to supply all information concerning itself contemplated by this Agreement to the Finance Parties and to give all notices and instructions (including, in the case of a Borrower, Utilisation Requests), to execute on its behalf any Accession Letter, to make such agreements and to effect the relevant amendments, supplements and variations capable of being given, made or effected by any Obligor, notwithstanding that they may affect the Obligor, without further reference to or the consent of that Obligor; and (ii) each Finance Party to give any notice, demand or other communication to that Obligor pursuant to the Finance Documents to the Company; and (iii) the Company to enter into any Ancillary Facility and/or other guarantee facility on behalf of such Obligor and request the issue of any guarantee on behalf of any Obligor under such Ancillary Facility and/or other guarantee facility and to agree on recourse terms for such guarantees on behalf of such Obligor, – 58 – #4854-1237-6969v16 and in each case the Obligor shall be bound as though the Obligor itself had given the notices and instructions (including, without limitation, any Utilisation Requests) or executed or made the agreements or effected the amendments, supplements or variations, or received the relevant notice, demand or other communication. (b) Every act, omission, agreement, undertaking, settlement, waiver, amendment, supplement, variation, notice or other communication given or made by the Obligors' Agent or given to the Obligors' Agent under any Finance Document on behalf of another Obligor or in connection with any Finance Document (whether or not known to any other Obligor and whether occurring before or after such other Obligor became an Obligor under any Finance Document) shall be binding for all purposes on that Obligor as if that Obligor had expressly made, given or concurred with it (to the extent permitted by law). In the event of any conflict between any notices or other communications of the Obligors' Agent and any other Obligor, those of the Obligors' Agent shall prevail. 2.6 Affiliates of Lenders (a) In respect of a Loan or Loans to a particular Borrower (“Designated Loans”), a Lender (a “Designating Lender”) may at any time and from time to time designate (by written notice to the Agent and the Company): (i) a substitute Facility Office from which it will make Designated Loans (a “Substitute Facility Office”); or (ii) nominate an Affiliate to act as the Lender of Designated Loans (a “Substitute Affiliate Lender”). (b) A notice to nominate a Substitute Affiliate Lender must be in the form set out in Schedule 20 (Form of Substitute Affiliate Lender Designation Notice) and be countersigned by the relevant Substitute Affiliate Lender confirming it will be bound as a Lender under this Agreement and the Intercreditor Agreement in respect of the Designated Loans in respect of which it acts as Lender. (c) The Designating Lender will act as the representative of any Substitute Affiliate Lender it nominates for all administrative purposes under this Agreement. The Obligors, the Agent, the Security Agent and the other Finance Parties will be entitled to deal only with the Designating Lender, except that payments will be made in respect of Designated Loans to the Facility Office of the Substitute Affiliate Lender. In particular the Commitments of the Designating Lender will not be treated as reduced by the introduction of the Substitute Affiliate Lender for voting purposes under this Agreement or the other Finance Documents. (d) Save as mentioned in paragraph (c) above, a Substitute Affiliate Lender will be treated as a Lender for all purposes under the Finance Documents and having a Commitment equal to the principal amount of all Designated Loans in which it is participating if and for so long as it continues to be a Substitute Affiliate Lender under this Agreement. – 59 – #4854-1237-6969v16 (e) A Designating Lender may revoke its designation of an Affiliate as a Substitute Affiliate Lender by notice in writing to the Agent and the Company provided that such notice may only take effect when there are no Designated Loans outstanding to the Substitute Affiliate Lender. Upon such Substitute Affiliate Lender ceasing to be a Substitute Affiliate Lender the Designating Lender will automatically assume (and be deemed to assume without further action by any Party) all rights and obligations previously vested in the Substitute Affiliate Lender. (f) If a Designating Lender designates a Substitute Facility Office or Substitute Affiliate Lender in accordance with this clause, (i) any Substitute Affiliate Lender shall be treated for the purposes of paragraph (c) of Clause 18.2 (Tax Gross Up) as having become a Lender on the date of this Agreement; and (ii) the provisions of paragraph (l)(ii) of Clause 29.2 (Conditions of assignment or transfer) shall not apply to or in respect of any Substitute Facility Office or Substitute Affiliate Lender. 3. PURPOSE 3.1 Purpose (a) Each Borrower shall apply all amounts borrowed by it under the Original Revolving Facility to (directly or indirectly) finance or refinance the general corporate and/or working capital purposes of the Group, including, without limitation, the financing and/or refinancing Permitted Acquisitions (including purchase price adjustments, however structured) and Permitted Investments together with any fees, costs and expenses in connection with the Original Revolving Facility, provided that any amounts borrowed under the Original Revolving Facility shall not be used to fund any dividend, distribution or other return of capital by the Group to any direct or indirect shareholder(s) of the Company. (b) Each Additional Facility Borrower shall apply all amounts borrowed by it under an Additional Facility towards the purposes specified in the Additional Facility Notice relating to the relevant Additional Facility Commitments. 3.2 Monitoring No Finance Party is bound to monitor or verify the application of any amount borrowed pursuant to this Agreement. 4. CONDITIONS OF UTILISATION 4.1 Initial conditions precedent (a) The Lenders will only be obliged to comply with Clause 5.4 (Lenders' participation) in relation to any Utilisation if on or before the Utilisation Date for that Utilisation the Agent has received all of the documents and other evidence listed in Part A of Schedule 2 (Conditions Precedent) in form and substance satisfactory to the Agent (acting reasonably) (except for any document or evidence – 60 – #4854-1237-6969v16 to be provided pursuant to Part A of Schedule 2 (Conditions Precedent) which is not required to be in form or substance satisfactory to the Agent and/or the Lenders) or has waived receipt of such documents and evidence (on the instruction of all the Lenders, in each case acting reasonably in giving instructions to (or withholding instructions from) the Agent (and, for the avoidance of doubt, it shall not be reasonable for a Lender to withhold such instructions on the basis that it does not approve of any matter as to which the relevant condition precedent in Schedule 2 (Conditions Precedent) (i) only requires the approval of the Arrangers and in respect of which the Arrangers have given such approval or (ii) expressly does not require the approval of any Finance Party)). The Agent shall notify the Company and the Lenders promptly upon being so satisfied or waived. (b) Other than to the extent that any Lender notifies the Agent in writing to the contrary before the Agent gives the notification described in paragraph (a) above, the Lenders authorise (but do not require) the Agent to give that notification. The Agent shall not be liable for any damages, costs or losses whatsoever as a result of giving any such notification. 4.2 Further conditions precedent (a) Subject to paragraph (a) of Clause 4.1 (Initial conditions precedent), the Lenders will only be obliged to comply with Clause 5.4 (Lenders' participation) in relation to a Utilisation, if on the date of the Utilisation Request (or any similar request under an Ancillary Facility) and on the proposed Utilisation Date (or the utilisation date under an Ancillary Facility): (i) in the case of a Rollover Utilisation or any similar utilisation under an Ancillary Facility: (A) no Event of Default has occurred and is continuing or would result from the proposed Loan; and (B) the Repeating Representations are true and correct in all material respects or, to the extent a materiality test applies, in all respects. (ii) in the case of any other Utilisation: (A) no Default has occurred and is continuing or would result from the proposed Utilisation; and (B) the Repeating Representations or, in respect of any Utilisation on the Closing Date, all the representations under Clause 24 (Representations and Warranties) are true and correct in all material respects or, to the extent a materiality test applies, in all respects. (b) The requirements set out in paragraph (a) above in relation to a proposed Utilisation may be waived by the Agent (acting on the instructions of the relevant Majority Lenders),provided that a non-payment Event of Default under Sections (1) and (2) of Schedule 17 (Events of Default) may not be waived without the consent of each Lender to which the relevant overdue payment is owing.

– 61 – #4854-1237-6969v16 4.3 Conditions relating to Optional Currencies (a) A currency will constitute an Optional Currency if it is: (i) euro or sterling; (ii) in the case of an Additional Facility, any currencies specified in the Additional Facility Notice relating to those Additional Facility Commitments; or (iii) any other currency readily available in the amount required and freely convertible into the Base Currency in the Relevant Market on the Quotation Day (in relation to any Term Rate Loan) and the Utilisation Date for that Utilisation and consented to by all of the Lenders participating in the relevant Utilisation under the Facility concerned (each acting reasonably). (b) If by the Specified Time the Agent has received a written request from the Company for a currency to be approved under paragraph (a)(iii) above, the Agent will confirm to the Company by the Specified Time: (i) whether or not the Lenders under the relevant Facility have granted their approval; and (ii) if approval has been granted, the minimum amount for any subsequent Utilisation in that currency. 4.4 Maximum number of Utilisations (a) A Borrower (or the Company) may not deliver a Utilisation Request in respect of the Original Revolving Facility if as a result of the proposed Utilisation more than 15 Original Revolving Facility Loans would be outstanding. (b) A Borrower (or the Company) may not deliver a Utilisation Request in respect of an Additional Facility if as a result of the proposed Utilisation more than the maximum number of utilisations of that Additional Facility (as agreed between the Company, the Additional Facility Lenders and the Agent in the applicable Additional Facility Notice) would be outstanding. (c) A Borrower (or the Company) may not request that a Letter of Credit be issued if, as a result of the proposed Utilisation, more than 25 or such other number of Letters of Credit as may be agreed by the Company, the Issuing Bank and the Agent. (d) Any Loan made by a single Lender under Clause 8.2 (Unavailability of a currency) shall not be taken into account in this Clause 4.4. (e) Any Separate Loan shall not be taken into account in this Clause 4.4. – 62 – #4854-1237-6969v16 5. UTILISATION – LOANS 5.1 Delivery of a Utilisation Request A Borrower (or the Company on its behalf) may utilise a Facility by delivery to the Agent of a duly completed Utilisation Request not later than the Specified Time (or such later time as the Agent may agree). 5.2 Completion of a Utilisation Request for Loans (a) Each Utilisation Request for a Loan is irrevocable and will not be regarded as having been duly completed unless: (i) it identifies the Facility to be utilised; (ii) it identifies the relevant Borrower; (iii) the proposed Utilisation Date is a Business Day within the Availability Period applicable to that Facility; (iv) the currency and amount of the Utilisation comply with Clause 5.3 (Currency and amount); and (v) the proposed Interest Period complies with Clause 15 (Interest Periods). (b) Multiple Utilisations may be requested in a Utilisation Request where the proposed Utilisation Date is the Closing Date or otherwise agreed by the Agent. Unless so agreed by the Agent, only one Utilisation may be requested in each subsequent Utilisation Request. 5.3 Currency and amount (a) The currency specified in a Utilisation Request must be: (i) in relation to the Original Revolving Facility, the Base Currency or an Optional Currency; and (ii) in relation to the Additional Facility, as agreed by the relevant Additional Facility Lenders and specified in the applicable Additional Facility Notice. (b) The amount of a proposed Utilisation under the Original Revolving Facility or an Additional Facility must: (i) if the currency selected is the Base Currency be a minimum of USD 5,000,000 or, if less, the Available Facility, and an integral multiple of USD 1,000,000; (ii) if the currency selected is EUR be a minimum of EUR 5,000,000 or, if less, the Available Facility, and an integral multiple of EUR 1,000,000; (iii) if the currency selected is GBP be a minimum of GBP 5,000,000 or, if less, the Available Facility, and an integral multiple of GBP 1,000,000; – 63 – #4854-1237-6969v16 (iv) if the currency selected is any other Optional Currency, the minimum amount specified by the Agent pursuant to paragraph (b)(ii) of Clause 4.3 (Conditions relating to Optional Currencies) or, if less, the Available Facility; and (v) in any event be such that its Base Currency Amount is less than or equal to the Available Facility. 5.4 Lenders' participation (a) If the conditions set out in this Agreement have been met, and subject to Clause 10.1 (Repayment of Loans), each Lender shall make its participation in each Loan available on the Utilisation Date through its Facility Office. (b) Other than as set out in paragraph (c) below, the amount of each Lender's participation in each Loan will be equal to the proportion borne by its Available Commitment to the Available Facility in each case in relation to the relevant Facility immediately prior to making the Loan. (c) If a Loan is made to repay Ancillary Outstandings, each Lender's participation in that Loan will be in an amount (as determined by the Agent) which will result as nearly as possible in the aggregate amount of its participation in the Loans then outstanding bearing the same proportion to the aggregate amount of the Loans then outstanding as its Commitment bears to the Total Commitments. (d) The Agent shall determine the Base Currency Amount (if applicable) of each Loan which is to be made in an Optional Currency and notify each Lender of the amount, currency and the Base Currency Amount of each Loan, the amount of its participation in that Loan and, if different, the amount of that participation to be made available in cash by the Specified Time. 5.5 Limitations on Utilisations (a) The Original Revolving Facility may not be utilised unless: (i) the Original Senior Secured Notes have been issued or will be issued substantially contemporaneously with such utilisation; or (ii) if the Original Senior Secured Notes have been funded into escrow, the release of proceeds of from any escrow arrangements has occurred or will occur substantially contemporaneously with such utilisation. (b) An Additional Facility may not be utilised unless the Closing Date has occurred. 5.6 Cancellation of Commitment (a) The Original Revolving Facility Commitments which, at that time, are unutilised shall be immediately cancelled at the end of the Availability Period for the Original Revolving Facility. (b) The Original Revolving Facility Commitments shall be immediately cancelled if the Closing Date has not occurred within 30 days of the date of this Agreement. – 64 – #4854-1237-6969v16 (c) The Additional Facility Commitments which are unutilised at the end of the Availability Period for those Additional Facility Commitments shall be immediately cancelled at the end of the Availability Period for those Additional Facility Commitments. 6. UTILISATION – LETTERS OF CREDIT 6.1 The Facilities (a) A Facility may be utilised by way of Letters of Credit. (b) Clause 5 (Utilisation – Loans) does not apply to utilisations by way of Letters of Credit. 6.2 Delivery of a Utilisation Request (a) A Borrower (or the Company on its behalf) may request a Letter of Credit to be issued (for its own, or another member of the Group's, obligations) by delivery to the Agent of a duly completed Utilisation Request not later than the Specified Time (or by such later time as the relevant Issuing Bank may agree) or if the Agent, the relevant Issuing Bank and the Company have otherwise agreed, a Utilisation Request may be delivered to an Issuing Bank and such Issuing Bank shall inform the Agent of its receipt (and provide a copy) of the same within such time period as such Issuing Bank and the Agent may agree. Notwithstanding anything to the contrary in this Agreement, the Agent, an Issuing Bank and a Borrower (or the Company on its behalf) may agree any alternative procedure for utilising and/or renewing a Letter of Credit. (b) If the Company or another Borrower requests that any Letter of Credit be issued for the obligations and account of another member of the Group, the Company or, as applicable, that Borrower shall be a co-applicant, and be jointly and severally liable, with respect to that Letter of Credit, and references to “the Company” or “Borrower” in Clauses 6 (Utilisation – Letters of Credit) and 7 (Letters of Credit) shall be construed accordingly. 6.3 Completion of a Utilisation Request A Utilisation Request for a Letter of Credit will not be duly made unless: (a) it identifies the relevant Borrower; (b) it identifies the relevant Issuing Bank under the applicable Facility; (c) it specifies that it is for a Letter of Credit; (d) the Utilisation Date is a Business Day falling within the Availability Period for that Facility; (e) the currency and amount of the Letter of Credit comply with Clause 6.4 (Currency and amount);

– 65 – #4854-1237-6969v16 (f) the form of Letter of Credit is attached to the Utilisation Request or has previously been agreed by the relevant Issuing Bank (acting reasonably) or is substantially in the form set out in Schedule 10 (Form of Letter of Credit); and (g) the delivery instructions for the Letter of Credit are specified. Unless otherwise agreed by the Agent, only one Letter of Credit may be requested in a Utilisation Request. 6.4 Currency and amount (a) The currency specified in a Utilisation Request must be the Base Currency or an Optional Currency. (b) The amount of the proposed Letter of Credit must be: (i) if the currency selected is the Base Currency, a minimum of USD 10,000 or, if less, the Available Facility; (ii) if the currency selected is euro, a minimum of EUR 10,000, or, if less, the Available Facility; (iii) if the currency selected is sterling, a minimum of GBP 10,000, or, if less, the Available Facility; and (iv) if the currency selected is any other currency, the minimum amount specified by the Agent pursuant to paragraph (b)(ii) of Clause 4.3 (Conditions relating to Optional Currencies) or, if less, the Available Facility. 6.5 Issue of Letter of Credit (a) The amount of each Lender's share in a Letter of Credit will be equal to its Pro Rata Share of such Letter of Credit on the Utilisation Date. (b) If the applicable conditions set out in Clause 4 (Conditions of Utilisation) and Clause 6 (Utilisation – Letters of Credit) have been met, the relevant Issuing Bank must issue the Letter of Credit on the proposed Utilisation Date and promptly thereafter provide a copy of that Letter of Credit to the Agent. 6.6 Conditions precedent (a) An Issuing Bank is not obliged to issue any Letter of Credit if as a result: (i) that Issuing Bank would breach any law or regulation applicable to it (unless otherwise agreed by the relevant Issuing Bank); (ii) a Lender's share in the outstanding Utilisations would exceed its Commitment; or (iii) the outstanding Utilisations under the Facility would exceed the Total Commitments. (b) Subject to paragraph (a) of Clause 4.1 (Initial conditions precedent), an Issuing Bank will only be obliged to comply with Clause 6.5 (Issue of Letter of Credit) if – 66 – #4854-1237-6969v16 on the date of the Utilisation Request (or, as the case may be, the Renewal Request) and on the proposed Utilisation Date: (i) in relation to a Renewal Request: (A) no Event of Default has occurred and is continuing or would result from that Letter of Credit; and (B) the Repeating Representations are true and correct in all material respects or, to the extent a materiality test applies, in all respects. (ii) other than in relation to a Renewal Request: (A) no Default is has occurred and is continuing or would result from the issue of that Letter of Credit; and (B) the Repeating Representations or, with respect to any Letter of Credit issued on the Closing Date, all the representations under Clause 24 (Representations and Warranties) are true and correct in all material respects or, to the extent a materiality test applies, in all respects. (c) An Issuing Bank has no duty to enquire of any person whether or not any of the conditions precedent set out in this Clause 6.6 have been met. An Issuing Bank may assume that those conditions have been met unless it is expressly notified to the contrary by the Agent. An Issuing Bank will have no liability to any person for issuing a Letter of Credit based on any such assumption. 6.7 Renewal of a Letter of Credit (a) A Borrower (or the Company on its behalf) may request that any Letter of Credit issued on behalf of that Borrower be renewed by delivery to the relevant Issuing Bank of a request (a “Renewal Request”) in substantially similar form to a Utilisation Request for a Letter of Credit by the Specified Time (or later if the relevant Issuing Bank agrees). (b) The Finance Parties shall treat any Renewal Request in the same way as a Utilisation Request for a Letter of Credit except that the condition set out in paragraph (f) of Clause 6.3 (Completion of a Utilisation Request) shall not apply. (c) The terms of each renewed Letter of Credit shall be the same as those of the relevant Letter of Credit immediately prior to its renewal, except that: (i) its amount may be less than the amount of the Letter of Credit immediately prior to its renewal; and (ii) its date of issue shall be the date which was the Expiry Date of the Letter of Credit immediately prior to its renewal (or if a different date is specified, on that date) and shall end on the proposed Expiry Date specified in the Renewal Request. – 67 – #4854-1237-6969v16 (d) If the applicable conditions set out in Clause 4 (Conditions of Utilisation) and Clause 6 (Utilisation – Letters of Credit) have been met, the relevant Issuing Bank shall amend and re-issue any Letter of Credit pursuant to a Renewal Request. (e) In the event that a Renewal Request is given to an Issuing Bank, such Issuing Bank shall inform the Agent of its receipt of the same within such time period as such Issuing Bank and the Agent may agree. 6.8 Reduction of a Letter of Credit (a) If, on or before the proposed Utilisation Date of a Letter of Credit, any of the Lenders under the relevant Facility is and remains a Non-Acceptable LC Lender and: (i) that Lender has failed to provide cash collateral to the relevant Issuing Bank in accordance with Clause 7.4 (Cash collateral by Non-Acceptable LC Lender); or (ii) either: (A) the Issuing Bank has not required the relevant Borrower to provide cash cover pursuant to Clause 7.5 (Cash cover by the Borrower); or (B) the relevant Borrower has failed to provide cash cover to the relevant Issuing Bank in accordance with Clause 7.5 (Cash cover by the Borrower), in respect of that Letter of Credit, the relevant Issuing Bank may reduce the amount of that Letter of Credit by an amount equal to the amount of the participation of that Non-Acceptable LC Lender in respect of that Letter of Credit and that Non-Acceptable LC Lender shall be deemed not to have any participation (or obligation to indemnify the Issuing Bank) in respect of that Letter of Credit for the purposes of the Finance Documents (provided that the relevant Issuing Bank shall not be entitled to so reduce the amount of any Letter of Credit if the Non-Acceptable LC Lender is either (A) the Issuing Bank or an Affiliate of that Issuing Bank or (B) an entity which that Issuing Bank expressly approved notwithstanding the fact that it would otherwise have been a Non-Acceptable LC Lender). In the case of a Letter of Credit that has yet to be issued, any reduction permitted pursuant to the foregoing shall take place prior to the issue of the Letter of Credit and if the relevant Issuing Bank is unable to reduce the Letter of Credit as permitted by the foregoing that Issuing Bank shall not be obliged to issue the same. (b) Each Issuing Bank shall notify the Agent of each reduction made by it pursuant to this Clause 6.8. (c) This Clause 6.8 shall not affect the participation of each other Lender in that Letter of Credit. – 68 – #4854-1237-6969v16 6.9 Revaluation of Letters of Credit (a) If any Letter of Credit is denominated in an Optional Currency, the Agent shall on the last day of each Financial Year recalculate the Base Currency Amount of each such Letter of Credit by notionally converting into the Base Currency the outstanding amount of that Letter of Credit on the basis of the Spot Rate of Exchange on the date of calculation. (b) The Company shall, if requested by the Agent within five Business Days of any calculation under paragraph (a) above, ensure that within three Business Days of such request sufficient Utilisations are prepaid to prevent the Base Currency Amount of the Utilisations exceeding the Total Commitments (after deducting the total Ancillary Commitments) by more than five per cent. following any adjustment to a Base Currency Amount under paragraph (a) above. 6.10 Reduction or expiry of Letter of Credit If the amount of any Letter of Credit is wholly or partially reduced or it is repaid or prepaid or it expires prior to its Expiry Date, the relevant Issuing Bank and the Borrower that requested (or on behalf of which the Company requested) the issue of that Letter of Credit shall promptly notify the Agent of the details upon becoming aware of them. 6.11 Appointment of additional Issuing Banks Any Lender which has agreed to the Company's request to be an Issuing Bank pursuant to the terms of this Agreement shall become an Issuing Bank for the purposes of this Agreement upon notifying the Agent and the Company that it has so agreed to be an Issuing Bank and acceding to this Agreement and the Intercreditor Agreement as an Issuing Bank and on making that notification that Lender shall become bound by the terms of this Agreement as an Issuing Bank. 6.12 Existing Letters of Credit and Ancillary Facilities A Borrower (or the Company) may by notice in writing to the Agent request that any letter of credit, guarantee, bond, indemnity, documentary or similar credit or any other instrument of suretyship or payment, issued, undertaken or made prior to the Closing Date by any person which is a Lender under the Facility (or an Affiliate of such a Lender) on behalf or at the request of any member of the Group be deemed to be issued under the Facility and with effect from the later of (x) the date specified in such notice (the “Grandfathering Date”) (being a date not less than one Business Day, or such shorter period as the Agent may agree, after the date such notice is delivered to the Agent) and (y) the Closing Date: (a) such instrument (the “Relevant Instrument”) shall be treated as outstanding under an Ancillary Facility or a Letter of Credit for all purposes under the Facility or Ancillary Facility (as the case may be); (b) the relevant entity that is the borrower of the Relevant Instrument or on whose behalf it has been issued will either (i) accede to this Agreement as a Borrower on the Grandfathering Date in accordance with Clause 31 (Changes to the Obligors),

– 69 – #4854-1237-6969v16 (ii) transfer on or prior to the Grandfathering Date its obligations under the Relevant Instrument to a Borrower (or the Company on its behalf) or (iii) (in the case of an Ancillary Facilities) be approved as an Affiliate of a Borrower by the Lender providing such Relevant Instrument in accordance with Clause 9.9 (Affiliates of Borrowers); and (c) the Lender concerned (or, as the case may be, the Affiliate of the Lender concerned) will (unless it is already an Ancillary Lender or, as the case may be, an Issuing Bank) become an Ancillary Lender or, as the case may be, an Issuing Bank with respect to each Relevant Instrument issued, undertaken or made by it, in each case subject to the Agent having received notification in writing from the Lender concerned (or, as the case may be, the Affiliate of the Lender concerned) that it agrees to the Relevant Instrument being treated as outstanding under an Ancillary Facility or, as the case may be, a Letter of Credit for all purposes under this Agreement. 7. LETTERS OF CREDIT 7.1 Immediately Payable (a) If a Letter of Credit or any amount outstanding under a Letter of Credit becomes immediately payable under this Agreement, the Borrower that requested the issue of the Letter of Credit (or on whose behalf the Company requested) must (in accordance with Clause 7.2 (Claims under a Letter of Credit) or otherwise) repay or prepay that Letter of Credit or that amount promptly on demand by the relevant Issuing Bank. (b) Each Issuing Bank shall immediately notify the Agent of any demand received by it under and in accordance with any Letter of Credit (including details of the Letter of Credit under which such demand has been received and the amount demanded). The Agent shall immediately on receipt of any such notice notify the Company, the Borrower for whose account that Letter of Credit was issued and each of the Lenders under the Facility. 7.2 Claims under a Letter of Credit (a) Each Borrower and Lender irrevocably and unconditionally authorises the Issuing Bank to pay any claim made or purported to be made under a Letter of Credit requested by that Borrower and which appears on its face to be in order (a “claim”). (b) Each Borrower acknowledges that, where the currency of a Letter of Credit is an Optional Currency and a claim is made in respect thereof, the Issuing Bank shall pay that claim in dollars in an amount calculated using the Spot Rate of Exchange for that Optional Currency. (c) Each Borrower which requests a Letter of Credit must within five Business Days of demand pay to the Agent for the account of the relevant Issuing Bank an amount equal to the amount of any claim under that Letter of Credit (which, if denominated in an Optional Currency, shall be payable to the Agent in dollars in an amount calculated using the Spot Rate of Exchange for that Optional Currency). – 70 – #4854-1237-6969v16 (d) In respect of Letters of Credit utilised under a Facility, on receipt of any demand under paragraph (a) of Clause 7.1 (Immediately Payable) the relevant Borrower shall (unless the Company notifies the Agent otherwise) be deemed to have delivered to the Agent a duly completed Utilisation Request requesting a Loan in dollars (an “LC Loan”): (i) in an amount equal to the amount of the relevant claim (if applicable, net of any cash cover provided by the relevant Borrower and, if that claim is denominated in an Optional Currency, the principal amount of that LC Loan in dollars calculated using the Spot Rate of Exchange for that Optional Currency); (ii) for an Interest Period of three Months or such other period of up to six Months as notified by the relevant Borrower or the Company to the Agent prior to the Utilisation Date; and (iii) with a Utilisation Date falling five Business Days after the date of receipt of the relevant demand, and, for the avoidance of doubt, the Lenders shall be required to comply with their obligations under Clause 5.4 (Lenders' participation) in respect of such LC Loan. (e) The proceeds of any such Loan shall be used to pay the relevant claim. (f) Each Borrower and each Lender acknowledges that each Issuing Bank: (i) is not obliged to carry out any investigation or seek any confirmation from any other person before paying a claim; and (ii) deals in documents only and will not be concerned with the legality of a claim or any underlying transaction or any available set-off, counterclaim or other defence of any person; and (iii) an Issuing Bank may assume that any demand, certificate, statement or document which appears on its face to be in order is correct and properly made. (g) The obligations of each Borrower and each Lender under this Clause 7.2 will not be affected by: (i) the sufficiency, accuracy or genuineness of any claim or any other document; or (ii) any incapacity of, or limitation on the powers of, any person signing a claim or other document. 7.3 Indemnities (a) A Borrower must promptly on demand indemnify an Issuing Bank against any loss or liability which that Issuing Bank incurs under or in connection with any Letter of Credit requested by (or on behalf of) it, except to the extent that the loss or liability is caused by the negligence or wilful misconduct of the Issuing Bank. – 71 – #4854-1237-6969v16 (b) Each Lender must promptly on demand indemnify an Issuing Bank against its share of any loss or liability which that Issuing Bank incurs under or in connection with any Letter of Credit and which at the date of demand has not been paid for by an Obligor, except to the extent that the loss or liability is caused by the gross negligence or wilful misconduct of the Issuing Bank. (c) A Lender's share of the liability or loss referred to in paragraph (b) above will be its share of such Letter of Credit on the Utilisation Date (as determined in accordance with paragraph (a) of Clause 6.5 (Issue of Letter of Credit)) for that Letter of Credit, adjusted to reflect any subsequent assignment or transfer in accordance with Clause 29 (Changes to the Lenders) (an “LC Proportion”). (d) The relevant Borrower must promptly on demand reimburse any Lender for any payment it makes to the relevant Issuing Bank under this Clause 7.3. (e) The obligations of each Borrower and Lender under this Clause 7.3 are continuing obligations and will extend to the ultimate balance of all sums payable by that Borrower or Lender under or in connection with any Letter of Credit, regardless of any intermediate payment or discharge in whole or in part. (f) If a Borrower has provided cash cover in respect of a Lender's participation in a Letter of Credit, the Issuing Bank shall seek reimbursement from that cash cover before making a demand of that Lender under paragraph (b) above. Any recovery made by an Issuing Bank pursuant to that cash cover will reduce that Lender's liability under paragraph (b) above. (g) The obligations of each Borrower and Lender under this Clause 7.3 will not be affected by any act, omission or thing which, but for this provision, would reduce, release or prejudice any of its obligations under this Clause 7.3 (whether or not known to it or any other person). This includes: (i) any time or waiver granted to, or composition with, any person; (ii) any release of any person under the terms of any composition or arrangement; (iii) the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, any person; (iv) any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security; (v) any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of any person; (vi) any amendment (however fundamental) of a Finance Document or any other document or security; or (vii) any unenforceability, illegality or invalidity of any obligation of any person under any Finance Document or any other document or security. – 72 – #4854-1237-6969v16 7.4 Cash collateral by Non-Acceptable LC Lender (a) If, at any time, a Lender under a Facility is a Non-Acceptable LC Lender, the relevant Issuing Bank may, by notice to that Lender, request that Lender to pay and that Lender shall pay, on or prior to the date falling three Business Days after the request by the Issuing Bank, an amount equal to that Lender's LC Proportion of the outstanding (or proposed) amount of a Letter of Credit and in the currency of that Letter of Credit to an interest-bearing account held in the name of that Lender with the Issuing Bank. (b) The Non-Acceptable LC Lender to whom a request has been made in accordance with paragraph (a) above shall enter into a security document or other form of collateral arrangement over the account, in form and substance satisfactory to the Issuing Bank, as collateral for any amounts due and payable under the Finance Documents by that Lender to the Issuing Bank in respect of that Letter of Credit. (c) Until no amount is or may be outstanding under that Letter of Credit, withdrawals from the account may only be made to pay to the Issuing Bank amounts due and payable to the Issuing Bank by the Non-Acceptable LC Lender under the Finance Documents in respect of that Letter of Credit. (d) Each Lender under a Facility shall notify the Agent and the Company: (i) on the date of this Agreement or on any later date on which it becomes such a Lender in accordance with Clause 2.3 (Increase) or Clause 29 (Changes to the Lenders) whether it is a Non-Acceptable LC Lender; and (ii) as soon as practicable upon becoming aware of the same, that it has become a Non-Acceptable LC Lender, and an indication in a Transfer Certificate, Assignment Agreement, Additional Facility Notice, Additional Facility Lender Accession Letter or an Increase Confirmation to that effect will constitute a notice under paragraph (d)(i) to the Agent. (e) Any notice received by the Agent pursuant to paragraph (d) above shall constitute notice to the relevant Issuing Bank of that Lender's status and the Agent shall, upon receiving each such notice, promptly notify the relevant Issuing Bank of that Lender's status as specified in that notice. (f) If a Lender who has provided cash collateral in accordance with this Clause 7.4: (i) ceases to be a Non-Acceptable LC Lender; and (ii) no amount is due and payable by that Lender in respect of a Letter of Credit, (iii) that Lender may, at any time it is not a Non-Acceptable LC Lender, by notice to the relevant Issuing Bank request that an amount equal to the amount of the cash provided by it as collateral in respect of that Letter of Credit (together with any accrued interest) standing to the credit of the relevant account held with the Issuing Bank be returned to it and the Issuing Bank shall pay that

– 73 – #4854-1237-6969v16 amount to the Lender within three Business Days after the request from the Lender (and shall cooperate with the Lender in order to procure that the relevant security or collateral arrangement is released and discharged). 7.5 Cash cover by the Borrower (a) If a Lender which is a Non-Acceptable LC Lender fails to provide cash collateral (or notifies the relevant Issuing Bank that it will not provide cash collateral) in accordance with Clause 7.4 (Cash collateral by Non-Acceptable LC Lender) a Borrower shall provide cash cover to an account with the relevant Issuing Bank in an amount equal to that Lender's LC Proportion of the outstanding amount of that Letter of Credit and in the currency of that Letter of Credit. (b) Notwithstanding paragraph (i) of Clause 1.2 (Construction), the relevant Issuing Bank will permit the withdrawal of amounts up to the level of that cash cover from the account if: (i) the relevant Lender is no longer a Non-Acceptable LC Lender; (ii) the relevant Lender's obligations in respect of the relevant Letter of Credit are transferred to a New Lender in accordance with the terms of this Agreement; or (iii) an Increase Lender has agreed to undertake the obligations in respect of the relevant Lender's LC Proportion of the Letter of Credit. (c) The relevant Lender's LC Proportion in respect of that Letter of Credit will remain (but that Lender's obligations in relation to that Letter of Credit may be satisfied in accordance with paragraph (i)(ii) of Clause 1.2 (Construction)). However, the relevant Borrower's obligation to pay any Letter of Credit fee in relation to the relevant Letter of Credit to the Agent (for the account of that Lender) in accordance with paragraph (b) of Clause 17.6 (Fees in respect of Letters of Credit) will be reduced proportionately as from the date on which it provides cash cover (and for so long as the relevant amount of cash cover continues to stand as collateral). (d) The relevant Issuing Bank shall promptly notify the Agent of the extent to which a Borrower provides cash cover pursuant to this Clause 7.5 and of any change in the amount of cash cover so provided. 7.6 Lender as Issuing Bank A Lender which is also an Issuing Bank shall be treated as a separate entity in those capacities and capable, as a Lender, of contracting with itself as an Issuing Bank. 7.7 Rights of contribution No Obligor will be entitled to any right of contribution or indemnity from any Finance Party in respect of any payment it may make under this Clause 7. – 74 – #4854-1237-6969v16 7.8 Continuation of Letters of Credit (a) Each Letter of Credit shall be prepaid and cancelled on the Termination Date (or such earlier date in accordance with this Agreement), provided that a Borrower (or an Affiliate of a Borrower) and the relevant Issuing Bank may, as between themselves only, agree that any Letter of Credit will continue to remain available on a bilateral basis following the Termination Date applicable to the relevant Facility or, as the case may be, the date the relevant Commitments are otherwise cancelled under this Agreement. (b) If any arrangement contemplated in paragraph (a) above is to occur, each relevant Borrower and the relevant Issuing Bank shall each confirm that to be the case in writing to the Agent. Upon such Termination Date or, as the case may be, date of cancellation, any such facility shall continue as between the said entities on a bilateral basis and not as part of, or under, the Finance Documents (a “Bilateral Letter of Credit”). Save for any rights and obligations against any Finance Party under the Finance Documents arising prior to such Termination Date or, as the case may be, date of cancellation, no such rights or obligations in respect of such Bilateral Letter of Credit shall, as between the Finance Parties, continue and the Transaction Security shall not support any such Letter of Credit in respect of any matters that arise after such Termination Date or, as the case may be, date of cancellation. 8. OPTIONAL CURRENCIES 8.1 Selection of currency A Borrower (or the Company on its behalf) shall select the currency of an Original Revolving Facility Loan or an Additional Facility Loan in a Utilisation Request. 8.2 Unavailability of a currency If before the Specified Time: (a) a Lender notifies the Agent that an Optional Currency requested under paragraph (a) of Clause 4.3 (Conditions relating to Optional Currencies) is not readily available to it in the amount required; or (b) a Lender notifies the Agent that compliance with its obligation to participate in a Loan in an Optional Currency requested under paragraph (a)(ii) of Clause 4.3 (Conditions relating to Optional Currencies) would contravene a law or regulation applicable to it, the Agent will give notice to the relevant Borrower (or the Company on its behalf) to that effect by the Specified Time. In this event, any Lender that gives notice pursuant to this Clause 8.2 will be required to participate in the Loan in the Base Currency (in an amount equal to that Lender’s proportion of the Base Currency Amount, or in respect of a Rollover Utilisation, an amount equal to that Lender's proportion of the Base Currency Amount of the Rollover Utilisation that is due to be made) and its participation will be treated as a separate Loan denominated in the Base Currency during that Interest Period. – 75 – #4854-1237-6969v16 8.3 Agent's calculations Each Lender's participation in a Loan will be determined in accordance with paragraph (b) of Clause 5.4 (Lenders' participation). 9. ANCILLARY FACILITIES 9.1 Type of Facility An Ancillary Facility may be by way of any of the following (or any combination of the following): (a) an overdraft, cheque clearing, automatic payment or other current account facility; (b) a guarantee, bonding or documentary or stand-by letter of credit facility; (c) a short term loan facility; (d) a derivatives facility; (e) a foreign exchange facility; and (f) any other facility or accommodation as may be required or desirable in connection with the business of the Group and which is agreed by the Company and the relevant Ancillary Lender. 9.2 Availability (a) If the Company and a Lender agree and except as otherwise provided in this Agreement, the Lender may provide an Ancillary Facility on a bilateral basis in place of all or part of that Lender’s unutilised Commitment (which shall (except for the purposes of determining the Majority Lenders and of Clause 41.7 (Replacement of Lender)) be reduced by the amount of the Ancillary Commitment under that Ancillary Facility). (b) An Ancillary Facility (other than, for the avoidance of doubt, the DNB Guarantee Facility but subject to compliance with the requirements of Clause 9.14 (DNB Guarantee Facility)) shall not be made available unless at least three Business Days prior to the Ancillary Commencement Date for that Ancillary Facility, the Agent has received from the Company a notice in writing of the establishment of that Ancillary Facility and specifying: (i) the Borrower(s) (or, subject to Clause 9.9 (Affiliates of Borrowers), Affiliate(s) of a Borrower) which may use that Ancillary Facility; (ii) the Ancillary Commencement Date and expiry date of that Ancillary Facility; (A) the type or types of Ancillary Facility to be provided; (B) the Ancillary Lender; (C) the amount of the Ancillary Commitment, the maximum amount of the Ancillary Facility and, if the Ancillary Facility is an overdraft facility comprising more than one account its maximum gross amount (that – 76 – #4854-1237-6969v16 amount being the “Designated Gross Amount”) and its maximum net amount (that amount being the “Designated Net Amount”); and (D) the currency or currencies of that Ancillary Facility (if not denominated in the Base Currency), without prejudice to the rights of the Agent to so request, any other information which the Agent may reasonably request in relation to that Ancillary Facility. (c) The Agent shall promptly notify each Lender under the relevant Facility of the establishment of an Ancillary Facility. (d) No amendment or waiver of any term of an Ancillary Facility shall require the consent of any Finance Party other than the relevant Ancillary Lender unless such amendment or waiver itself relates to or gives rise to a matter which would require an amendment of or under this Agreement (including under this Clause). In such a case, the provisions of this Agreement with regard to amendments and waivers will apply. (e) Subject to compliance with paragraph (b) above; (i) the Lender concerned will become an Ancillary Lender; and (ii) the Ancillary Facility will be available, with effect from the date agreed by the Company and the Ancillary Lender. 9.3 Terms of Ancillary Facilities (a) Except as provided in paragraph (b) below, the terms of any Ancillary Facility will be those agreed by the relevant Ancillary Lender and the Company. (b) However, those terms: (i) to the extent relating to the rate of interest, fees and other remuneration in respect of that Ancillary Facility, must be based upon the normal market rates and terms at that time of that Ancillary Lender; (ii) may only allow Borrowers (or Affiliates of Borrowers nominated pursuant to Clause 9.9 (Affiliates of Borrowers)) to use that Ancillary Facility; (iii) may not allow the Ancillary Outstandings to exceed the Ancillary Commitment under that Ancillary Facility; (iv) may not allow the Ancillary Commitment of a Lender to exceed the Available Commitment with respect to the relevant Facility of that Lender; and (v) must require that the Ancillary Commitment is reduced to nil, and that all Ancillary Outstandings are repaid (or cash cover is provided in respect of all the Ancillary Outstandings) not later than the Termination Date for the relevant Facility (or such earlier date as the relevant Facility Commitment of the relevant Ancillary Lender (or its Affiliate) is reduced to zero).

– 77 – #4854-1237-6969v16 (c) If there is any inconsistency between any term of an Ancillary Facility and any term of this Agreement, this Agreement shall prevail except for (i) Clause 38.3 (Day count convention) which shall not prevail for the purposes of calculating fees, interest or commission relating to an Ancillary Facility; (ii) an Ancillary Facility comprising more than one account where the terms of the Ancillary Documents shall prevail to the extent necessary to permit the netting of balances on those accounts; and (iii) where the relevant term of this Agreement would be contrary to, or inconsistent with, the law governing the relevant Ancillary Document, in which case that term of this Agreement shall not prevail. (d) Interest, commission and fees on Ancillary Facilities are dealt with in Clause 17.7 (Interest, commission and fees on Ancillary Facilities). 9.4 Repayment of Ancillary Facility (a) An Ancillary Facility shall cease to be available on the Termination Date in relation to the relevant Facility or such earlier date on which its expiry date occurs or on which it is cancelled in accordance with the terms of this Agreement unless otherwise agreed with the relevant Ancillary Lender pursuant to Clause 9.13 (Continuation of Ancillary Facilities). (b) If and to the extent that an Ancillary Facility expires, or is cancelled (in whole or in part) in accordance with its terms or is otherwise cancelled in accordance with this Agreement, the Ancillary Commitment of the Ancillary Lender shall be reduced, and the relevant unutilised Commitment of the relevant Lender will immediately be increased, accordingly by an amount equal to the amount of the Ancillary Commitment of that Ancillary Facility (or, if less, that part of it which has expired or been cancelled). (c) No Ancillary Lender may demand repayment or prepayment of any amounts or demand cash cover for any liabilities made available or incurred by it under its Ancillary Facility (except where the Ancillary Facility is provided on a net limit basis to the extent required to bring any gross outstanding down to the net limit) prior to its expiry date unless: (i) the relevant Total Commitments have been cancelled in full, or all outstanding Utilisations under the relevant Facility have become due and payable in accordance with the terms of this Agreement, or the Agent has declared all outstanding Utilisations under the relevant Facility immediately due and payable, or the expiry date of the Ancillary Facility occurs; or (ii) it becomes unlawful in any applicable jurisdiction for the Ancillary Lender to perform any of its obligations as contemplated by this Agreement or to fund, issue or maintain its participation in its Ancillary Facility; or (iii) the Ancillary Outstandings (if any) under that Ancillary Facility can be refinanced by a Loan under the Facility pursuant to which that Ancillary Outstanding was incurred and the Ancillary Lender gives sufficient notice to enable such a Loan to be made to refinance those Ancillary Outstandings. – 78 – #4854-1237-6969v16 (d) For the purposes of determining whether or not the Ancillary Outstandings under an Ancillary Facility mentioned in paragraph (c)(iii) above can be refinanced by a Utilisation under the Facility pursuant to which that Ancillary Outstanding was incurred: (i) the relevant Commitment of the Ancillary Lender will be increased by the amount of its Ancillary Commitment; and (ii) the Utilisation may (so long as paragraph (c)(i) above does not apply) be made irrespective of whether a Default is outstanding or any applicable condition precedent is not satisfied (but only to the extent that the proceeds are applied in refinancing those Ancillary Outstandings) and irrespective of whether Clause 4.4 (Maximum number of Utilisations) or paragraph (a)(iv) of Clause 5.2 (Completion of a Utilisation Request for Loans) applies. (e) On the making of a Utilisation of a Facility to refinance all or part of any Ancillary Outstandings under the same Facility: (i) each Lender will participate in that Utilisation in an amount (as determined by the Agent) which will result as nearly as possible in the aggregate amount of its participation in the relevant Loans then outstanding bearing the same proportion to the aggregate amount of the relevant Loans then outstanding as its relevant Commitment bears to the relevant Total Commitments; and (ii) the relevant Ancillary Facility shall be cancelled to the extent of such refinancing. (f) In relation to an Ancillary Facility which comprises an overdraft facility where a Designated Net Amount has been established, the Ancillary Lender providing that Ancillary Facility shall only be obliged to take into account for the purposes of calculating compliance with the Designated Net Amount those credit balances which it is permitted to take into account by the then current law and regulations in relation to its reporting of exposures to the applicable regulatory authorities as netted for capital adequacy purposes. 9.5 Ancillary Outstandings Each Borrower and each Ancillary Lender agrees with and for the benefit of each Lender that: (a) the Ancillary Outstandings under any Ancillary Facility provided by that Ancillary Lender shall not at any time exceed the Ancillary Commitment applicable to that Ancillary Facility and where the Ancillary Facility is an overdraft facility comprising more than one account, Ancillary Outstandings under that Ancillary Facility shall not exceed the Designated Net Amount in respect of that Ancillary Facility; and (b) where all or part of the Ancillary Facility is an overdraft facility comprising more than one account, the Ancillary Outstandings (calculated on the basis that the words “net of any credit balances on any account of any Borrower of an Ancillary Facility – 79 – #4854-1237-6969v16 with the Ancillary Lender making available that Ancillary Facility to the extent that the credit balances are freely available to be set off by that Ancillary Lender against liabilities owed to it by that Borrower under that Ancillary Facility” of the definition of that term were deleted) shall not exceed the Designated Gross Amount applicable to that Ancillary Facility. 9.6 Voluntary cancellation of Ancillary Facilities The Company may, if it gives the Agent and the relevant Ancillary Lender not less than three Business Days' prior notice, cancel the whole or any part of the Ancillary Commitment under an Ancillary Facility. 9.7 Information Each Borrower and each Ancillary Lender shall, promptly upon request by the Agent, supply the Agent with any information relating to the operation of an Ancillary Facility (including the Ancillary Outstandings) as the Agent may reasonably request from time to time. Each Borrower consents to all such information being released to the Agent and the other Finance Parties. 9.8 Affiliates of Lenders as Ancillary Lenders (a) Subject to the terms of this Agreement, an Affiliate of a Lender may become an Ancillary Lender. In such case, the Lender and its Affiliate shall be treated as a single Lender whose Commitment is the amount of such Lender's Commitment under the relevant Facility. For the purposes of calculating the Lender's Available Commitment with respect to the relevant Facility, the Lender's Commitment under the relevant Facility shall be reduced to the extent of the aggregate of the Ancillary Commitments of its Affiliates. (b) The Company shall specify any relevant Affiliate of a Lender in any notice delivered by the Company to the Agent pursuant to paragraph (b) of Clause 9.2 (Availability). (c) An Affiliate of a Lender which becomes an Ancillary Lender shall accede to the Intercreditor Agreement and any person which so accedes shall, at the same time, become a Party as an Ancillary Lender (as the case may be). (d) If a Lender assigns all of its rights and benefits or transfers all of its rights and obligations to a New Lender (as defined in Clause 29 (Changes to the Lenders)), its Affiliate shall cease to have any obligations under this Agreement or any Ancillary Document. (e) Where this Agreement or any other Finance Document imposes an obligation on an Ancillary Lender and the relevant Ancillary Lender is an Affiliate of a Lender which is not a party to that document, the relevant Lender shall ensure that the obligation is performed by its Affiliate. – 80 – #4854-1237-6969v16 9.9 Affiliates of Borrowers (a) Subject to the terms of this Agreement, a member of the Group which is an Affiliate of a Borrower may with the approval of the relevant Ancillary Lender become a borrower with respect to an Ancillary Facility. (b) The Company shall specify any relevant Affiliate of a Borrower in any notice delivered by the Company to the Agent pursuant to paragraph (b) of Clause 9.2 (Availability). (c) If a Borrower ceases to be a Borrower under this Agreement in accordance with Clause 31.4 (Resignation of an Obligor), its Affiliate shall cease to have any rights under this Agreement or any Ancillary Document. If an Affiliate of a Borrower ceases to be an Affiliate of such Borrower, it shall cease to have any rights under this Agreement or any Ancillary Document. (d) Where this Agreement or any other Finance Document imposes an obligation on a Borrower under an Ancillary Facility and the relevant Borrower is an Affiliate of a Borrower which is not a party to that document, the relevant Borrower shall ensure that the obligation is performed by its Affiliate. (e) Any reference in this Agreement or any other Finance Document to a Borrower being under no obligations (whether actual or contingent) as a Borrower under such Finance Document shall be construed to include a reference to any Affiliate of a Borrower being under no obligations under any Finance Document or Ancillary Document. 9.10 Commitment amounts Notwithstanding any other term of this Agreement, each Lender shall ensure that at all times its Commitment is not less than the aggregate of: (a) its Ancillary Commitment; and (b) the Ancillary Commitment of its Affiliate. 9.11 Adjustments required in relation to Ancillary Facilities The Agent may, by notice in writing to the relevant Lenders, reallocate drawn and undrawn Commitments at the end of an Interest Period among relevant Lenders as may be necessary to ensure that any relevant Lender that intends to enter into an Ancillary Facility has an undrawn Commitment under the relevant Facility sufficient to allow it to enter into such Ancillary Facility, provided that for the avoidance of doubt no such reallocation may increase any Lender's Commitment. 9.12 Adjustment for Ancillary Facilities upon acceleration (a) In this Clause 9.12: “Revolving Outstandings” means, in relation to a Lender, the aggregate of the equivalent in the Base Currency of (i) its participation in each Loan then outstanding under a particular Facility (together with the aggregate amount of all

– 81 – #4854-1237-6969v16 accrued interest, fees and commission owed to it as a Lender under such Facility), and (ii) if the Lender is also an Ancillary Lender, the Ancillary Outstandings in respect of Ancillary Facilities provided by that Ancillary Lender (together with the aggregate amount of all accrued interest, fees and commission owed to it as an Ancillary Lender in respect of the Ancillary Facility). “Total Revolving Outstandings” means the aggregate of all Revolving Outstandings. (b) If a Declared Default occurs, each Lender and each Ancillary Lender shall promptly adjust by corresponding transfers (to the extent necessary) of their claims in respect of amounts outstanding to them under the relevant Facility and each Ancillary Facility to ensure that after such transfers the Revolving Outstandings of each Lender bear the same proportion to the relevant Total Revolving Outstandings as such Lender's relevant Commitment bears to the relevant Total Commitments, each as at the date the notice of such Declared Default is served under Clause 28.7 (Acceleration). (c) If an amount outstanding under an Ancillary Facility is a contingent liability and that contingent liability becomes an actual liability or is reduced to zero after the original adjustment is made under paragraph (a) above, then each Lender and Ancillary Lender will make a further adjustment by corresponding transfers (to the extent necessary) to put themselves in the position they would have been in had the original adjustment been determined by reference to the actual liability or, as the case may be, zero liability and not the contingent liability. (d) Prior to the application of the provisions of paragraph (a) of this Clause 9.12, an Ancillary Lender that has provided an overdraft comprising more than one account under an Ancillary Facility shall set-off any liabilities owing to it under such overdraft facility against credit balances on any account comprised in such overdraft facility. (e) All calculation to be made pursuant to this Clause 9.12 shall be made by the Agent based upon information provided to it by the Lenders and Ancillary Lenders. 9.13 Continuation of Ancillary Facilities (a) Each Ancillary Facility shall be prepaid and cancelled on the Termination Date (or such earlier date in accordance with this Agreement), provided that a Borrower (or an Affiliate of a Borrower) and an Ancillary Lender may, as between themselves only, agree that any Ancillary Facilities will continue to remain available on a bilateral basis following the Termination Date applicable to the relevant Facility or, as the case may be, the date the relevant Commitments are otherwise cancelled under this Agreement. (b) If any arrangement contemplated in paragraph (a) above is to occur, each relevant Borrower and the Ancillary Lender shall each confirm that to be the case in writing to the Agent. Upon such Termination Date or, as the case may be, date of cancellation, any such facility shall continue as between the said entities on a – 82 – #4854-1237-6969v16 bilateral basis and not as part of, or under, the Finance Documents (a “Bilateral Facility”). Save for any rights and obligations against any Finance Party under the Finance Documents arising prior to such Termination Date or, as the case may be, date of cancellation, no such rights or obligations in respect of such Bilateral Facility shall, as between the Finance Parties, continue and the Transaction Security shall not support any such facility in respect of any matters that arise after such Termination Date or, as the case may be, date of cancellation. 9.14 DNB Guarantee Facility Notwithstanding any provision of this Agreement to the contrary, if the Company delivers a notice in writing (and countersigned by the Ancillary Lender) to the Agent on or prior to the Closing Date designating the DNB Guarantee Facility as an Ancillary Facility for the purposes of this Agreement, then the DNB Guarantee Facility shall, without need for any further act or document, be established and made available as an Ancillary Facility on and from the Closing Date. 10. REPAYMENT 10.1 Repayment of Loans (a) Subject to paragraph (b) below, each Borrower which has drawn a Loan shall repay that Loan on the last day of its Interest Period. (b) Without prejudice to each Borrower's obligation under paragraph (a) above, if one or more Loans are to be made available to a Borrower: (i) on the same day that a maturing Loan is due to be repaid by that Borrower; (ii) in the same currency as the maturing Loan (unless it arose as a result of the operation of Clause 8.2 (Unavailability of a currency)); (iii) in whole or in part for the purpose of refinancing the maturing Loan; and (iv) the proportion borne by each Lender's participation in the maturing Loan to the amount of that maturing Loan is the same as the proportion borne by that Lender's participation in the new Loans to the aggregate amount of those new Loans, the aggregate amount of the new Loans shall, unless the Company notifies the Agent to the contrary in the relevant Utilisation Request, be treated as if applied in or towards repayment of the maturing Loan so that: (A) if the amount of the maturing Loan exceeds the aggregate amount of the new Loans: (1) the relevant Borrower will only be required to pay an amount in cash in the relevant currency equal to that excess; and (2) each Lender's participation (if any) in the new Loans shall be treated as having been made available and applied by the relevant Borrower in or towards repayment of that Lender's participation – 83 – #4854-1237-6969v16 (if any) in the maturing Loan and that Lender will not be required to make its participation in the new Loans available in cash; and (B) if the amount of the maturing Loan is equal to or less than the aggregate amount of the new Loans: (1) the relevant Borrower will not be required to make any payment in cash; and (2) each Lender will be required to make its participation in the new Loans available in cash only to the extent that its participation (if any) in the new Loans exceeds that Lender's participation (if any) in the maturing Loan and the remainder of that Lender's participation in the new Loans shall be treated as having been made available and applied by the relevant Borrower in or towards repayment of that Lender's participation in the maturing Loan. (c) At any time when a Lender becomes a Defaulting Lender, the maturity date of each of the participations of that Lender in the Loans then outstanding will be automatically extended to the Termination Date in relation to the Facility and will be treated as separate Loans (the “Separate Loans”) denominated in the currency in which the relevant participations are outstanding. (d) A Borrower to whom a Separate Loan is outstanding may prepay that Loan by giving three Business Days' prior notice to the Agent. The Agent will forward a copy of a prepayment notice received in accordance with this paragraph (d) to the Defaulting Lender concerned as soon as practicable on receipt. (e) Interest in respect of a Separate Loan will accrue for successive Interest Periods selected by the relevant Borrower (or the Company on its behalf) by the time and date specified by the Agent (acting reasonably) and will be payable by that Borrower to the Defaulting Lender on the last day of each Interest Period of that Loan. (f) The terms of this Agreement relating to Loans generally shall continue to apply to Separate Loans other than to the extent inconsistent with paragraphs (c) to (e) above, in which case those paragraphs shall prevail in respect of any Separate Loan. 10.2 Repayment of Letters of Credit (a) If not previously repaid, each Borrower must repay each Letter of Credit issued on its behalf in full on the date stated in that Letter of Credit to be its Expiry Date. (b) Subject to the other terms of this Agreement, any amounts repaid under paragraph (a) above may be re-utilised. (c) Subject to Clause 7.8 (Continuation of Letters of Credit), any Letter of Credit still outstanding on the Termination Date for a Facility shall be repaid on that date. – 84 – #4854-1237-6969v16 11. ILLEGALITY, VOLUNTARY PREPAYMENT AND CANCELLATION 11.1 Illegality If after the date of this Agreement (or, if later, the date the relevant Lender became a Party) it becomes unlawful in any applicable jurisdiction for a Lender to perform any of its obligations as contemplated by this Agreement or to fund, issue or maintain its Commitment or participation in any Utilisation or it becomes contrary to Sanctions to do the same: (a) that Lender, shall promptly notify the Agent upon becoming aware of that event; (b) upon the Agent notifying the Company, the Commitment of that Lender will be immediately cancelled to the extent necessary to comply with laws, or, at the Company's request, the Lender's Commitment shall be transferred to another person pursuant to Clause 41.7 (Replacement of Lender); and (c) to the extent that Lender's participation has not been transferred pursuant to Clause 41.7 (Replacement of Lender), each Borrower shall repay that Lender's participation in the Utilisations made to that Borrower on the last day of the Interest Period for each Utilisation occurring after the Agent has notified the Company or, if earlier, the date specified by the Lender in the notice delivered to the Agent (being no earlier than the last day of any applicable grace period permitted by law) and that Lender's corresponding Commitment(s) shall be cancelled in the amount of the participations repaid. 11.2 Sanctions If any Relevant Person or any direct or indirect Subsidiary of any Relevant Person has violated any Sanctions or has become a Restricted Party: (a) the Company shall promptly notify the Agent thereof; and (b) upon receipt of such notice, each Lender shall have the right to cancel its Commitments and demand the Borrowers repay any Loans owing by it together with accrued interest, and all other amounts accrued under the Finance Documents on the date specified by the Agent in the notice delivered to the Borrowers, provided that such date should not to be less than three (3) Business Days’ after the Agent’s notice to the Borrowers, but not later than on the date required by the relevant Sanctions, if applicable. 11.3 Illegality in relation to the Issuing Bank If after the date of this Agreement (or, if later, the date the relevant Issuing Bank became a Party) it becomes unlawful in any applicable jurisdiction for an Issuing Bank to perform any of its obligations as contemplated by this Agreement or to fund or maintain its participation in any Letter of Credit (an “Affected Letter of Credit”): (a) that Issuing Bank shall promptly notify the Agent upon becoming aware of that event;

– 85 – #4854-1237-6969v16 (b) upon the Agent notifying the Company, the Facility shall cease to be available for the issue of any future Letters of Credit by that Issuing Bank that would give rise to such unlawfulness; (c) that Issuing Bank shall not be obliged to issue any future Letter of Credit to the extent that would give rise to such unlawfulness; and (d) each relevant Borrower shall procure the release or (to the extent it curbs such illegality) repayment of any Affected Letter of Credit (or the relevant part thereof) giving rise to such unlawfulness. 11.4 Voluntary cancellation (a) The Company may, if it gives the Agent not less than three Business Days' (or such shorter period as the Agent (acting on the instructions of the Majority Lenders under the relevant Facility (each acting reasonably)) may agree) prior notice, cancel the whole or any part (being a minimum Base Currency Amount of $1,000,000) of an Available Facility. (b) Any cancellation under this Clause 11.4 shall reduce the Commitments of the Lenders rateably under that Facility. 11.5 Voluntary prepayment (a) Any Borrower may: (i) in the case of a Term Rate Loan, if it (or the Company on a Borrower's behalf) gives the Agent not less than three Business Days' prior notice (or such shorter period as the Majority Lenders under the relevant Facility may agree); or (ii) in the case of a Compounded Rate Loan in a Compounded Rate Currency, if it (or the Company on a Borrower's behalf) gives the Agent not less than three applicable RFR Business Days' prior notice (or such shorter period as the Majority Lenders under the relevant Facility may agree); prepay the whole or any part of any Loan (but if in part, being an amount that reduces the amount of the Loan by a minimum amount of $1,000,000 or its equivalent and multiples thereof). (b) A Borrower (or the Company on its behalf) may elect to apply a prepayment of a Loan made under this Clause 11.5 against any or all of the Loans in such proportions as it selects in its sole discretion. 11.6 Right of cancellation and repayment in relation to a single Lender or Issuing Bank (a) If: (i) any sum payable to any Lender by the Company or an Obligor is required to be increased under Clause 18.2 (Tax Gross Up); (ii) any Lender or Issuing Bank claims indemnification from the Company or an Obligor under Clause 18.3 (Tax Indemnity) or Clause 19.1 (Increased costs); – 86 – #4854-1237-6969v16 (iii) any Lender requests payment from the Company or any Obligor based on the occurrence of a Disruption Event; or (iv) any Lender serves a Lender Cancellation Notice, the Company may, whilst the circumstance giving rise to the requirement for that increase or indemnification continues, if such circumstances relate to a Lender, give the Agent notice of cancellation of the Commitment(s) of that Lender and its intention to procure the repayment of that Lender's participation in the Utilisations or give the Agent notice of its intention to replace that Lender in accordance with Clause 41.7 (Replacement of Lender) or, if such circumstances relate to an Issuing Bank, give the Agent notice of repayment of any outstanding Letter of Credit issued by it and cancellation of its appointment as an Issuing Bank under this Agreement in relation to any Letters of Credit to be issued in the future. (b) On receipt of a notice of cancellation referred to in paragraph (a) above in relation to a Lender, the Commitment(s) of that Lender shall immediately be reduced to zero. (c) On the last day of each Interest Period which ends after the Company has given notice under paragraph (a) above in relation to a Lender (or, if earlier, the date specified by the Company in that notice), each Borrower to which a Utilisation is outstanding shall repay that Lender's participation in that Utilisation together with all interest and other amounts accrued under the Finance Documents or, as the case may be, provide full cash cover in respect of any Letter of Credit issued by that Issuing Bank (or, if applicable, otherwise repay the relevant Letter of Credit). 11.7 Right of cancellation in relation to a Defaulting Lender (a) If any Lender becomes a Defaulting Lender, the Company may, at any time whilst the Lender continues to be a Defaulting Lender, give the Agent three Business Days' notice of cancellation of each Available Commitment of that Lender. (b) On the notice referred to in paragraph (a) above becoming effective, each Available Commitment of the Defaulting Lender shall immediately be reduced to zero. (c) The Agent shall as soon as practicable after receipt of a notice referred to in paragraph (a) above, notify all the Lenders. 11.8 Mandatory Cancellation – DNB Guarantee Facility (a) Notwithstanding anything to the contrary in this Agreement, if the DNB Guarantee Facility is not designated as an Ancillary Facility in accordance with the requirements of Clause 9.14 (DNB Guarantee Facility) on or before the Closing Date, then the Original Revolving Facility Commitments of DNB Bank ASA in respect of the Original Revolving Facility shall be reduced by USD 30,000,000 on the Closing Date. (b) If all or any part of the DNB Guarantee Facility expires or is cancelled (such amount that expires or is cancelled being a “Cancelled Amount”) on any date (such date – 87 – #4854-1237-6969v16 being a “Cancellation Date”) in accordance with its terms or otherwise in accordance with this Agreement, then, for only so long as the aggregate Available Commitments of DNB Bank ASA (together with its Affiliates and Related Funds) would be greater than or equal to USD 100,000,000 prior to such Cancellation Date, the Available Commitments of DNB Bank ASA (and/or its Affiliates or Related Funds, as applicable) under the Original Revolving Facility shall, without need for any further act or document, be cancelled (rateably, if applicable) on such Cancellation Date in an amount equal to such Cancelled Amount. (c) DNB Bank ASA (or one of its Affiliates) shall promptly notify the Company and the Agent of the Cancellation Date and Cancelled Amount under Clause 11.8(b). 12. MANDATORY PREPAYMENT 12.1 Change of Control (a) Upon the occurrence of a Change of Control, the Company shall promptly notify the Agent upon becoming aware of that Change of Control and the Agent shall promptly notify the Lenders and any Issuing Bank accordingly. (b) Where a Lender has served written notice on the Company and the Agent within 30 days of the Agent serving notice on the Lenders in accordance with paragraph (a) above (a “Lender Cancellation Notice”), such Lender shall be entitled to cancel its Commitments and require repayment of all of its share of any outstanding Utilisation, whereupon: (i) the undrawn Commitments of such Lender shall by no less than 30 days prior notice to the Company be cancelled and such Lender shall have no obligation to fund or participate in any new Utilisation or utilisation of an Ancillary Facility, other than a Rollover Utilisation; and (ii) on the date falling 15 days after such Lender Cancellation Notice is served on the Company and the Agent: (A) such Lender's participation in all outstanding Utilisations and all Ancillary Outstandings of such Lender, together with accrued interest, and all other amounts accrued or owing to such Lender under the Finance Documents shall become immediately due and payable; and (B) (unless otherwise agreed with such Lender or Issuing Bank) any Ancillary Facility or, as the case may be, Letter(s) of Credit provided by such Lender (or its Affiliate) or, as the case may be, Issuing Bank will be immediately cancelled. (c) If a Lender does not serve a Lender Cancellation Notice in accordance with paragraph (b) above, in respect of that Change of Control, that Lender shall not be able to cancel its Commitments, cancel any Ancillary Facility or Letter of Credit made available by it or require prepayment of its share of any outstanding Utilisations and or any other amount owing to it under the Finance Documents, in each case pursuant to this Clause 12. – 88 – #4854-1237-6969v16 12.2 Note Purchase Condition application On and from the Closing Date, the Company shall ensure that an amount if required by Clause 27.13 (Note Purchase Condition) shall be applied in prepayment of the Utilisations (or cancellation of Available Commitments) in the order of application contemplated by paragraph (i) of Clause 13 (Restrictions). 13. RESTRICTIONS (a) Any notice of cancellation, prepayment, authorisation or other election given by any Party under Clause 11 (Illegality, Voluntary Prepayment and Cancellation) shall (subject to the terms of those Clauses), unless a contrary indication appears in this Agreement, specify the date or dates upon which the relevant cancellation or prepayment is to be made and the amount of that cancellation or prepayment. In the event that a Borrower delivers a conditional or revocable notice of voluntary cancellation and/or voluntary prepayment under this Agreement, which it shall be permitted to do, that Borrower shall be liable for any Break Costs (if applicable) if the relevant prepayment is not made. (b) Any prepayment under this Agreement shall be made together with accrued interest on the amount prepaid and, subject to any Break Costs (if applicable), without premium or penalty. (c) Unless a contrary indication appears in this Agreement, any part of a Facility which is prepaid or repaid may be reborrowed in accordance with the terms of this Agreement. (d) No Borrower shall repay or prepay all or any part of the Utilisations or cancel all or any part of the Commitments except at the times and in the manner expressly provided for in this Agreement. (e) Subject to Clause 2.3 (Increase), no amount of the Total Commitments cancelled under this Agreement may be subsequently reinstated. (f) If the Agent receives a notice under Clause 11 (Illegality, Voluntary Prepayment and Cancellation), it shall promptly forward a copy of that notice or election to either the Company or the affected Lender, as appropriate. (g) Any prepayment of a Utilisation pursuant to Clause 11.5 (Voluntary prepayment) shall be applied pro rata to each Lender's participation in that Utilisation. (h) Any prepayment of a Utilisation pursuant to Clause 12.1 (Change of Control) shall be applied to the participations in such Utilisation of each Lender that has served a Lender Cancellation Notice in accordance with paragraph (b) of Clause 12.1 (Change of Control). (i) Any prepayment of a Utilisation or cancellation of Available Commitments pursuant to Clause 12.2 (Note Purchase Condition application) shall be applied in the following order:

– 89 – #4854-1237-6969v16 (i) firstly, in cancellation of Available Commitments under the Original Revolving Facility and any Additional Facility and Ancillary Commitments under the Original Revolving Facility and any Additional Facility pro rata (and the Available Commitments and/or, as applicable Ancillary Commitments of the Lenders under the Original Revolving Facility and any Additional Facility will be cancelled rateably); and (ii) secondly, in prepayment of Utilisations under the Original Revolving Facility and any Additional Facility and any Ancillary Outstandings such that: (A) the outstanding Loans under the Original Revolving Facility and any Additional Facility and any Ancillary Outstandings shall be prepaid on a pro rata basis; and (B) the outstanding Loans under the Original Revolving Facility and any Additional Facility and any Ancillary Outstandings shall be prepaid before outstanding Letters of Credit and similar instruments issued under any Ancillary Facility (which shall then be prepaid on a pro rata basis) and cancellation, in each case, of the corresponding Commitments and Ancillary Commitments. 14. INTEREST 14.1 Calculation of interest – Term Rate Loans The rate of interest on each Loan for each Interest Period is the percentage rate per annum which is the aggregate of the applicable: (a) Margin; and (b) the applicable Term Reference Rate. 14.2 Calculation of interest – Compounded Rate Loans (a) In relation to a Compounded Rate Currency, the rate of interest on each Compounded Rate Loan for that Compounded Rate Currency for any day during an Interest Period is the percentage rate per annum which is the aggregate of the applicable: (i) Margin; and (ii) Compounded Reference Rate for that day for that Compounded Rate Currency. (b) If any day during an Interest Period for a Compounded Rate Loan for a Compounded Rate Currency is not an applicable RFR Banking Day in relation thereto, the rate of interest on that Compounded Rate Loan for that day will be the rate applicable to the immediately preceding RFR Banking Day. 14.3 Payment of interest The Borrower to which a Loan has been made shall pay accrued interest on that Loan (i) on the last day of each Interest Period (and, if the Interest Period is longer than six Months, – 91 – #4854-1237-6969v16 (ii) each relevant Lender of the proportion of that Compounded Rate Interest Payment which relates to that Lender's participation in the relevant Compounded Rate Loan; and (iii) the relevant Lenders, the relevant Borrower and the Company of each applicable rate of interest and the amount of interest for each day relating to the determination of that Compounded Rate Interest Payment (including a breakdown of such rate and amount of interest as between the Margin and the Compounded Reference Rate for such date and any other information that the relevant Borrower may reasonably request in relation to the calculation of such rate and amount or the determination of that Compounded Rate Interest Payment), in each case taking into account the capabilities of any software which the Agent uses to provide such information. 15. INTEREST PERIODS 15.1 Selection of Interest Periods and Terms (a) A Borrower (or the Company on behalf of a Borrower) may select an Interest Period for a Loan in the Utilisation Request for that Loan. (b) Subject to this Clause 15, a Borrower (or the Company) may select an Interest Period of (i) 1, 3 or 6 Months, provided that on the Quotation Day for such a Loan, a Screen Rate (or in the case of a USD Term Rate Loan, Term SOFR or Interpolated Term SOFR) is available for such tenor in the relevant currency; or (ii) if the Loan is in a Compounded Rate Currency, the Interest Periods specified in respect of that currency in the applicable Compounded Rate Terms; or (iii) such other period agreed between the Company and the Agent, acting on the instructions of all of the Lenders, acting reasonably in relation to the relevant Loan for any other period. (c) An Interest Period for a Loan shall not extend beyond the Termination Date applicable to its Facility. (d) A Loan has one Interest Period only. 15.2 Non-Business Days (a) Other than where paragraph (b) applies, if an Interest Period would otherwise end on a day which is not a Business Day, that Interest Period will instead end on the next Business Day in that calendar month (if there is one) or the preceding Business Day (if there is not). (b) If the Loan is in a Compounded Rate Currency and there are rules specified as “Business Day Conventions” for that currency in the applicable Compounded Rate Terms, those rules shall apply to each Interest Period for that Loan. – 92 – #4854-1237-6969v16 16. CHANGES TO THE CALCULATION OF INTEREST 16.1 Unavailability of Screen Rate (a) Interpolated Screen Rate: If no Screen Rate is available for EURIBOR for the Interest Period of a Loan, the applicable EURIBOR shall be the Interpolated Screen Rate for a period equal in length to the Interest Period of that Loan. (b) Shortened Interest Period: If no Screen Rate is available for EURIBOR for: (i) the currency of a Loan; or (ii) the Interest Period of a Loan and it is not possible to calculate the Interpolated Screen Rate, the Interest Period of that Loan shall (if it is longer than the applicable Fallback Interest Period) be shortened to the applicable Fallback Interest Period and the applicable EURIBOR for that shortened Interest Period shall be determined pursuant to the definition of EURIBOR (as applicable). (c) Shortened Interest Period and Historic Screen Rate: If the Interest Period of a Loan is, after giving effect to paragraph (b) above, either the applicable Fallback Interest Period or shorter than the applicable Fallback Interest Period and, in either case, no Screen Rate is available for EURIBOR for: (i) the currency of that Loan; or (ii) the Interest Period of that Loan and it is not possible to calculate the Interpolated Screen Rate, the applicable EURIBOR shall be the Historic Screen Rate for that Loan. (d) Shortened Interest Period and Interpolated Historic Screen Rate: If paragraph (c) above applies but no Historic Screen Rate is available for the Interest Period of the Loan, the applicable EURIBOR shall be the Interpolated Historic Screen Rate for a period equal in length to the Interest Period of that Loan. (e) Reference Bank Rate: if paragraph (d) above applies but it is not possible to calculate the Interpolated Historic Screen Rate, the Interest Period of that Loan shall, if it has been shortened pursuant to paragraph (b) above, revert to its previous length and the applicable EURIBOR shall be the Reference Bank Rate as of the Specified Time for the currency of that Loan and for a period equal in length to the Interest Period of that Loan. (f) Cost of funds: if paragraph (e) above applies but no Reference Bank Rate is available for the relevant currency or Interest Period there shall be no EURIBOR for that Loan and Clause 16.3 (Cost of Funds) shall apply to that Loan for that Interest Period. 16.2 Market disruption If, in relation to a Term Rate Loan (other than a USD Term Rate Loan), before close of business in London on the Quotation Day for the relevant Interest Period, the Agent

– 93 – #4854-1237-6969v16 receives notifications from a Lender or Lenders whose participations in a Term Rate Loan (other than a USD Term Rate Loan) exceed 40 per cent. of that Term Rate Loan (other than a USD Term Rate Loan) that the cost to it of funding its participation in that Loan from the wholesale market or such other source it may reasonably select for the relevant currency would be in excess of EURIBOR then Clause 16.3 (Cost of Funds) shall apply to that Loan for the relevant Interest Period. For the avoidance of doubt, this Clause 16.2 shall not apply to any USD Term Rate Loan. 16.3 Cost of Funds (a) If this Clause 16.3 applies, the rate of interest on each Lender's share of that Loan for the relevant Interest Period shall be the percentage rate per annum which is the sum of: (i) the Margin; and (ii) the weighted average of the rates notified to the Agent by each Lender as soon as practicable and in any event by close of business on the date falling two Business Days after the Quotation Day (or, if earlier, on the date falling two Business Days before the date on which interest is due to be paid in respect of that Interest Period), to be that which expresses as a percentage rate per annum the cost to the relevant Lender of funding its participation in that Loan from whatever source it may reasonably select, provided that such Lender confirms (for the benefit of the Group) to the Agent that such percentage rate per annum represents the cost to the relevant Lender of funding its participation in that currency under other syndicated credit facilities involving similarly situated borrowers under which that Lender is a lender (provided that no Finance Party shall be required to disclose information it is not legally allowed to disclose or in respect of which it is bound by contractual requirements of confidentiality or which is otherwise price-sensitive information prohibited from being disclosed pursuant to applicable law or regulation). (b) If this Clause 17.3 applies and the Agent or the Company so requires, the Agent and the Company shall enter into negotiations (for a period of not more than 30 days) with a view to agreeing a substitute basis for determining the rate of interest. (c) Any alternative basis agreed pursuant to paragraph (b) above shall, with the prior consent of all the Lenders (such consent not to be unreasonably withheld or delayed) and the Company, be binding on all Parties, provided that: (i) any alternative basis agreed pursuant to paragraph (b) shall automatically be binding on a Defaulting Lender; (ii) any alternative basis agreed pursuant to paragraph (b) shall automatically be binding on any Lender which does not accept or reject a request for any such consent before 5.00 p.m. on the date falling 20 Business Days' from the date of that request being made (or such other time and date as the Company may – 95 – #4854-1237-6969v16 (A) the last day of each successive period of three Months which ends during the Availability Period applicable to the Original Revolving Facility or Additional Facility (as applicable); or (B) if the Company elects by written notice to the Agent, on the last day of each such period as the Company shall elect, provided that such period is a period which the Company would be permitted to select as an Interest Period for a Loan under that Facility in accordance with Clause 15 (Interest Periods) above; (ii) the last day of the Availability Period applicable to the Original Revolving Facility or Additional Facility; and (iii) if cancelled in full, on the cancelled amount of the relevant Lender's Commitment at the time the cancellation is effective. (c) No accrued commitment fee shall be payable if the Closing Date does not occur. (d) No commitment fee is payable to the Agent (for the account of a Lender) on any Available Commitment of that Lender for any day on which that Lender is a Defaulting Lender. 17.3 Arrangement fee The Company shall pay (or procure there is paid) to the Arrangers an arrangement fee in relation to the Original Revolving Facility in the amount and at the times agreed in the Arrangement Fee Letter. 17.4 Agent fees The Company shall pay (or procure there is paid) to the Agent (for its own account) a fee in the amount and at the times agreed in the Agency Fee Letter. 17.5 Security Agent fees The Company shall pay (or procure there is paid) to the Security Agent (for its own account) a fee in the amount and at the times agreed in the Security Agent Fee Letter. 17.6 Fees in respect of Letters of Credit (a) Subject to paragraph (d) below, the Company or the relevant Borrower shall pay to the relevant Issuing Bank a fronting fee (if any) in respect of each Letter of Credit issued by such Issuing Bank and requested by that Borrower in an amount agreed between the relevant Borrower (or Company) and the relevant Issuing Bank on the outstanding amount which is counter-indemnified by the other Lenders of each Letter of Credit requested by it (less in each case any amount which has been repaid, prepaid or cancelled, and in each case, excluding the amount which is counter indemnified by the relevant Issuing Bank and its Affiliates in the Letter of Credit if that Issuing Bank (and/or an Affiliate of it) is also a Lender), for the period from the issue of that Letter of Credit until its Expiry Date (or the date of its repayment, prepayment or cancellation, if earlier). For the avoidance of doubt, no fronting fee

– 97 – #4854-1237-6969v16 “Borrower DTTP Filing” means an HM Revenue & Customs' Form DTTP2 duly completed and filed with HM Revenue & Customs by the relevant UK Borrower, which: (a) where it relates to a UK Treaty Lender that is an Original Lender, contains the scheme reference number and jurisdiction of tax residence stated opposite that Lender's name in Part B of Schedule 1 (The Original Parties), and (i) where the UK Borrower is an Original Borrower, is filed with HM Revenue & Customs within 30 days of the date of this Agreement; or (ii) where the UK Borrower is an Additional Borrower, is filed with HM Revenue & Customs within 30 days of the date on which that UK Borrower becomes an Additional Borrower; or (b) where it relates to a UK Treaty Lender that is a New Lender or Increase Lender or New Additional Facility Lender, contains the scheme reference number and jurisdiction of tax residence stated in respect of that Lender in the relevant Transfer Certificate, Assignment Agreement, Additional Facility Lender Accession Letter or Increase Confirmation and (i) where the UK Borrower is a Borrower as at the relevant Transfer Date, Increase Date or the date of such Additional Facility Lender Accession Letter (as applicable), is filed with HM Revenue & Customs within 30 days of that Transfer Date, Increase Date or date of such Additional Facility Lender Accession Letter (as applicable); or (ii) where the UK Borrower is not a Borrower as at the relevant Transfer Date, Increase Date or the date of such Additional Facility Lender Accession Letter (as applicable), is filed with HM Revenue & Customs within 30 days of the date on which that UK Borrower becomes an Additional Borrower. “Change of Law” means any change which occurs after the date of this Agreement or, if later, after the date on which the relevant Lender became a Lender pursuant to this Agreement (as applicable) in any law, regulation or treaty (or in the interpretation, administration or application of any law, regulation or treaty) or any published practice or published concession of any relevant tax authority other than a change in a Relevant Covered Tax Agreement (or the interpretation, administration or application of a Relevant Covered Tax Agreement) that occurs pursuant to the MLI and in accordance with MLI Reservations or MLI Notifications made by (on the one hand) the MLI Lender Jurisdiction and (on the other hand) the MLI Borrower Jurisdiction where each relevant MLI Reservation or MLI Notification satisfies the MLI Disclosure Condition. “MLI” means the Multilateral Convention to Implement Tax Treaty Related Measures to Prevent Base Erosion and Profit Shifting of 24 November 2016. “MLI Borrower Jurisdiction” means the jurisdiction in which the relevant Borrower is treated as resident for the purposes of the Relevant Covered Tax Agreement. “MLI Disclosure Condition” means the freely accessible publication of the relevant MLI Reservation or MLI Notification on the OECD website (to the extent that such MLI – 98 – #4854-1237-6969v16 Reservation or MLI Notification has not been withdrawn or superseded and taking into account any applicable amendments) no later than 10 Business Days prior to the date of this Agreement where the relevant Lender is an Original Lender, or no later than 10 Business Days prior to the date on which the relevant Lender became a Lender pursuant to this Agreement where the relevant Lender is not an Original Lender. “MLI Lender Jurisdiction” means the jurisdiction in which the relevant Lender is treated as resident for the purposes of the Relevant Covered Tax Agreement. “MLI Notification” means a notification validly made pursuant to Article 29 of the MLI. “MLI Reservation” means a reservation validly made pursuant to Article 28 of the MLI. “Protected Party” means a Finance Party which is or will be subject to any liability or required to make any payment for or on account of Tax in relation to a sum received or receivable (or any sum deemed for the purposes of Tax to be received or receivable) under a Finance Document. “Relevant Covered Tax Agreement” means a Covered Tax Agreement (as such term is defined under Article 2(1)(a) of the MLI) the parties to which are the MLI Lender Jurisdiction and the MLI Borrower Jurisdiction. “Tax Confirmation” means a confirmation by a Lender that the person beneficially entitled to interest payable to that Lender in respect of an advance to a UK Borrower under a Finance Document is either: (a) a company resident in the UK for UK tax purposes; (b) a partnership each member of which is: (i) a company so resident in the UK; or (ii) a company not so resident in the UK which carries on a trade in the UK through a permanent establishment and which brings into account in computing its chargeable profits (within the meaning of section 19 of the CTA) the whole of any share of interest payable in respect of that advance that falls to it by reason of Part 17 of the CTA; or (c) a company not so resident in the UK which carries on a trade in the UK through a permanent establishment and which brings into account interest payable in respect of that advance in computing the chargeable profits (within the meaning of section 19 of the CTA) of that company. “Tax Credit” means a credit against, relief or remission for, or repayment of any Tax. “Tax Deduction” means a deduction or withholding for or on account of Tax from a payment under a Finance Document, other than a FATCA Deduction. “Tax Payment” means either the increase in a payment made by an Obligor to a Finance Party under Clause 18.2 (Tax Gross Up) or a payment under Clause 18.3 (Tax Indemnity). “UK Borrower” means a Borrower that is incorporated in the United Kingdom. – 99 – #4854-1237-6969v16 “UK Qualifying Lender” means: (a) a Lender which is beneficially entitled to interest payable to that Lender in respect of an advance to a UK Borrower under a Finance Document and is: (i) a Lender: (A) which is a bank (as defined for the purpose of section 879 of the ITA) making an advance under a Finance Document and is within the charge to UK corporation tax as respects any payments of interest made in respect of that advance or would be within such charge as respects such payments apart from section 18A of the CTA; or (B) in respect of an advance made under a Finance Document by a person that was a bank (as defined for the purpose of section 879 of the ITA) at the time that that advance was made and within the charge to UK corporation tax as respects payments of interest made in respect of that advance; or (ii) a Lender which is: (A) a company resident in the UK for UK tax purposes; (B) a partnership each member of which is: (1) a company so resident in the UK; or (2) a company not so resident in the UK which carries on a trade in the UK through a permanent establishment and which brings into account in computing its chargeable profits (within the meaning of section 19 of the CTA) the whole of any share of interest payable in respect of that advance that falls to it by reason of Part 17 of the CTA; (C) a company not so resident in the UK which carries on a trade in the UK through a permanent establishment and which brings into account interest payable in respect of that advance in computing the chargeable profits (within the meaning of section 19 of the CTA) of that company; or (iii) a UK Treaty Lender; or (b) with respect to a Borrower, a Lender which is a building society (as defined for the purposes of section 880 of the ITA) making an advance under a Finance Document. “UK Treaty Lender” means, in relation to a payment by a UK Borrower under a Finance Document, a Lender which: (a) is treated as a resident of a UK Treaty State for the purposes of the relevant UK Treaty; – 100 – #4854-1237-6969v16 (b) does not carry on a business in the UK through a permanent establishment with which that Lender's participation in the Loan is effectively connected; and (c) has fulfilled any other conditions which must be fulfilled under the relevant Treaty by residents of the relevant UK Treaty State for such residents to obtain full exemption from UK Tax imposed on interest payments made by a UK Borrower under a Finance Document, including the completion of any necessary procedural formalities (but for these purposes it shall be assumed that the procedural requirements are met in respect of: (i) a Lender that has provided its valid HMRC DT Treaty Passport scheme reference number and its jurisdiction of tax residence opposite its name in Schedule 1 (The Original Parties) at the date of this Agreement; or (ii) a New Lender that has provided its valid HMRC DT Treaty Passport scheme reference number and its jurisdiction of tax residence in the Transfer Certificate, Assignment Agreement, Increase Confirmation, Additional Facility Lender Accession Letter which it executes, provided that, in either case, such scheme reference number remains valid on the date of any relevant payment). “UK Treaty State” means a jurisdiction having a double taxation agreement (a “UK Treaty”) in force with the UK which makes provision for full exemption from Tax imposed by the UK on interest. Unless a contrary indication appears, in this Clause 18 a reference to “determines” or “determined” means a determination made in the discretion of the person making the determination acting reasonably and in good faith. 18.2 Tax Gross Up (a) All payments shall be made by each Obligor under each Finance Document without any Tax Deduction, unless a Tax Deduction is required by law. The Company shall promptly upon becoming aware that an Obligor must make a Tax Deduction (or that there is a change in the rate or the basis of any Tax Deduction) notify the Agent accordingly. Similarly, a Lender shall notify the Agent on becoming so aware in respect of a payment payable to that Lender. If the Agent receives such notification from a Lender it shall notify the Company and that Obligor. (b) If a Tax Deduction is required by law to be made by an Obligor, the amount of the payment due from that Obligor shall be increased to an amount which, after any Tax Deductions, leaves an amount equal to the payment which would have been due had no Tax Deduction been required. (c) A payment by a UK Borrower or by a Guarantor in respect of an amount due from a UK Borrower shall not be increased under paragraph (b) above by reason of a Tax Deduction on account of Tax imposed by the UK, if on the date on which the payment falls due:

– 101 – #4854-1237-6969v16 (i) the payment could have been made to the relevant Lender without a Tax Deduction if the Lender had been a UK Qualifying Lender, but on that date that Lender is not, or has ceased to be, a UK Qualifying Lender other than as a result of any Change of Law; (ii) the relevant Lender is a UK Treaty Lender and the Obligor making the payment is able to demonstrate that the payment could have been made to the Lender without the Tax Deduction had that Lender complied with its obligations under paragraphs (f) or (g) (as applicable) below; (iii) the relevant Lender is a UK Qualifying Lender solely by virtue of paragraph (a)(ii) of the definition of UK Qualifying Lender and: (A) an officer of H.M. Revenue & Customs has given (and not revoked) a direction (a “Direction”) under section 931 of the ITA which relates to the payment and that Lender has received from the Obligor making the payment or from the Company a certified copy of that Direction; and (B) the payment could have been made to the Lender without any Tax Deduction if that Direction had not been made; or (iv) the relevant Lender is a UK Qualifying Lender solely by virtue of paragraph (a)(ii) of the definition of UK Qualifying Lender and: (A) the relevant Lender has not given a Tax Confirmation the Company; and (B) the payment could have been made to the Lender without any Tax Deduction if the Lender had given a Tax Confirmation to the Company, on the basis that the Tax Confirmation would have enabled the relevant Obligor to have formed a reasonable belief that the payment was an “excepted payment” for the purpose of section 930 of the ITA; or (v) the relevant Lender is a UK Treaty Lender and the Obligor making the payment is able to demonstrate that the payment could have been made to the Lender without the Tax Deduction had that Lender complied with its obligations under paragraph (f) or (g) (as applicable) below. (d) If an Obligor is required by law to make a Tax Deduction it shall make the Tax Deduction and any payment required in connection with that Tax Deduction in the time allowed by law and minimum amount required by law. (e) Within 30 days of making either a Tax Deduction or a payment required in connection with that Tax Deduction, the Obligor making that Tax Deduction or payment shall deliver to the Agent for the relevant Finance Party a statement under section 975 of the Income Tax Act or other evidence reasonably satisfactory to that Finance Party that the Tax Deduction has been made or (as applicable) any appropriate payment has been made to the relevant Tax authority. (f) – 102 – #4854-1237-6969v16 (i) Subject to sub-paragraph (ii) below, a UK Treaty Lender and each Obligor which makes a payment to which that UK Treaty Lender is entitled shall co- operate in completing, as soon as reasonably practicable, any procedural formalities necessary for that Obligor to obtain authorisation to make that payment without a Tax Deduction. (ii) (A) A UK Treaty Lender which becomes a Party on the day on which this Agreement is entered into that holds a passport under the HMRC DT Treaty Passport scheme, and which wishes that scheme to apply to UK Borrowers under this Agreement, shall confirm its valid scheme reference number and its jurisdiction of tax residence opposite its name in Part B of Schedule 1 (The Original Parties); and (B) a New Lender, Increase Lender or New Additional Facility Lender that holds a passport under the HMRC DT Treaty Passport scheme, and which wishes that scheme to apply to UK Borrowers under this Agreement, shall confirm its valid scheme reference number and its jurisdiction of tax residence in the Transfer Certificate, Assignment Agreement, Increase Confirmation, Additional Facility Lender Accession Letter which it executes, and, having done so, that Lender shall be under no obligation pursuant to paragraph (f)(i) above in respect of UK Borrowers. (g) If a Lender has confirmed its scheme reference number and its jurisdiction of tax residence in accordance with sub-paragraph (f)(ii) above and: (i) a UK Borrower making a payment to that Lender has not made a Borrower DTTP Filing in respect of that Lender; or (ii) a UK Borrower making a payment to that Lender has made a Borrower DTTP Filing in respect of that Lender but: (A) that Borrower DTTP Filing has been rejected by HM Revenue & Customs; or (B) that Lender's passport has expired; or (C) HM Revenue & Customs has not given the Borrower authority to make payments to that Lender without a Tax Deduction within 60 days of the date of the Borrower DTTP Filing, and in each case, the UK Borrower has notified that Lender in writing, that Lender and the UK Borrower shall co-operate, as soon as reasonably practicable, in completing any additional procedural formalities necessary for that Borrower to obtain authorisation to make that payment without a Tax Deduction. – 103 – #4854-1237-6969v16 (h) If a Lender has not confirmed its scheme reference number and jurisdiction of tax residence in accordance with paragraph (f)(ii) above, no Obligor shall make a Borrower DTTP Filing or file any other form relating to the HMRC DT Treaty Passport scheme in respect of that Lender's Commitment(s) or its participation in any Loan unless the Lender otherwise agrees. (i) A UK Borrower shall, promptly on making a Borrower DTTP Filing, deliver a copy of that Borrower DTTP Filing to the Agent for delivery to the relevant Lender. (j) A Lender shall promptly notify the Company if there is any change in the position from that set out in the Tax Confirmation. (k) If an Obligor is required to make a Tax Deduction, that Obligor shall make that Tax Deduction and any payment required in connection with that Tax Deduction within the time allowed and in the minimum amount required by law. (l) Within 30 days of making either a Tax Deduction or any payment required in connection with that Tax Deduction, the Obligor making that Tax Deduction shall deliver to the Agent for the Finance Party entitled to the payment evidence reasonably satisfactory to that Finance Party that the Tax Deduction has been made or (as applicable) any appropriate payment paid to the relevant taxing authority. 18.3 Tax Indemnity (a) The Company shall, within five Business Days of demand by the Agent, pay to a Protected Party an amount equal to the loss, liability or cost which that Protected Party determines will be or has been (directly or indirectly) suffered for or on account of Tax by that Protected Party in respect of a Finance Document. (b) Paragraph (a) above shall not apply: (i) with respect to any Tax assessed on a Finance Party: (A) under the laws of the jurisdiction (or any political subdivision thereof) in which that Finance Party is incorporated or, if different, the jurisdiction (or jurisdictions) in which that Finance Party is treated as resident for tax purposes; or (B) under the laws of the jurisdiction in which that Finance Party's Facility Office or other permanent establishment is located in respect of amounts received or receivable in that jurisdiction, if that Tax is imposed on or calculated by reference to the net income received or receivable (but not any sum deemed to be received or receivable) by that Finance Party, or by reference to net worth if that Tax is considered a franchise Tax (imposed in lieu of net income Tax) or is a branch profits or similar Tax; or (ii) if and to the extent that a loss, liability or cost: – 104 – #4854-1237-6969v16 (A) is compensated for by an increased payment pursuant to Clause 18.2 (Tax Gross Up); or (B) would have been so compensated but was not so compensated solely because any of the exclusions in paragraphs (c) or (k) of Clause 18.2 (Tax Gross Up) applied; (C) relates to a FATCA Deduction required to be made by a Party; (D) is compensated for by Clause 18.6 (Stamp taxes) or Clause 18.7 (VAT) (or would have been so compensated for under that Clause but was not so compensated solely because any of the exceptions set out therein applied); (E) (for the avoidance of doubt) is suffered or incurred with respect to any Bank Levy (or any payment attributable to, or liability arising as a consequence of, a Bank Levy); (F) is suffered or incurred by a Lender as a result of such Lender's failure to comply with its obligations under Clause 18.5 (Lender Status Confirmation); or (G) is increased as a result of the Protected Party not complying with paragraph (c) below. (c) A Protected Party making, or intending to make, a claim under paragraph (a) of Clause 18.3 above shall promptly notify the Agent of the event which will give, or has given, rise to the claim, following which the Agent will notify the Company. (d) A Protected Party shall, on receiving a payment from an Obligor under this Clause 18.3, notify the Agent. 18.4 Tax Credits If an Obligor makes a Tax Payment and the relevant Finance Party determines that; (a) a Tax Credit is attributable either to an increased payment of which that Tax Payment forms part, to that Tax Payment or to a Tax Deduction in consequence of which that Tax Payment was required; and (b) that Finance Party or an Affiliate has obtained and utilised that Tax Credit, the Finance Party shall pay an amount to the Obligor which that Finance Party determines will leave it or the Affiliate (after that payment) in the same after-Tax position as it would have been in had the Tax Payment not been required to be made by the Obligor. 18.5 Lender Status Confirmation (a) Each Lender which becomes a Party to this Agreement after the date of this Agreement shall indicate, in the Transfer Certificate, the Assignment Agreement, the Increase Confirmation or the Additional Facility Lender Accession Letter which

– 105 – #4854-1237-6969v16 it executes on becoming a Party which of the following categories it falls in, in respect of an advance to a UK Borrower under a Finance Document: (i) not a UK Qualifying Lender; (ii) a UK Qualifying Lender (other than a UK Treaty Lender); and (iii) a UK Treaty Lender (on the assumption that all procedural formalities have been completed). (b) If a New Lender, an Increase Lender or an Additional Facility Lender fails to indicate its status in respect of a UK Borrower in accordance with this Clause 18.5 then such New Lender, Increase Lender or Additional Facility Lender shall be treated for the purposes of this Agreement (including by each Obligor) as if it is not a UK Qualifying Lender until such time as it notifies the Agent or the Company which category applies (and the Agent, upon receipt of such notification, shall inform the Company). For the avoidance of doubt, a Transfer Certificate, Assignment Agreement, Increase Confirmation or Additional Facility Lender Accession Letter shall not be invalidated by any failure of a Lender to comply with this Clause 18.5. 18.6 Stamp taxes The Company shall pay and, within 10 Business Days of demand by the Agent, indemnify each Finance Party against any cost, loss or liability that Finance Party incurs in relation to all stamp duty, registration and other similar Taxes payable in respect of any Finance Document except (otherwise than: (i) at a time when an Event of Default is continuing; or (ii) at the request of an Obligor, including pursuant to Clause 21 (Mitigation by the Lenders)) for any such Tax payable: (a) in respect of an assignment or, transfer or sub-participation of a Loan (or part thereof) by that Finance Party; and (b) upon a voluntary registration made by any Party if such registration is not necessary to evidence, prove, maintain, enforce, compel or otherwise assert the rights of such Party or obligations of another Party under a Finance Document. 18.7 VAT (a) All amounts expressed to be payable under a Finance Document by any Party to a Finance Party which (in whole or in part) constitute the consideration for a supply or supplies for VAT purposes shall be deemed to be exclusive of any VAT which is chargeable on such supply or supplies and accordingly, subject to paragraph (b) below if VAT is or becomes chargeable on any supply or supplies made by any Finance Party to any Party in connection with a Finance Document, and such Finance Party is required to account to the relevant tax authority for the VAT, that Party shall pay to the Finance Party (in addition to and at the same time as paying the consideration for that supply or supplies) an amount equal to the amount of the VAT (and such Finance Party shall promptly provide an appropriate VAT invoice to such Party). – 106 – #4854-1237-6969v16 (b) If VAT is or becomes chargeable on any supply made by any Finance Party (the “Supplier”) to any other Finance Party (the “Recipient”) under a Finance Document, and any Party other than the Recipient (the “Relevant Party”) is required by the terms of any Finance Document to pay an amount equal to the consideration for that supply to the Supplier (rather than being required to reimburse or indemnify the Recipient in respect of that consideration): (i) (where the Supplier is the person required to account to the relevant tax authority for the VAT) the Relevant Party must also pay to the Supplier (at the same time as paying that amount) an additional amount equal to the amount of the VAT. The Recipient must (where this paragraph (i) applies) promptly pay to the Relevant Party an amount equal to any credit or repayment the Recipient receives from the relevant tax authority which the Recipient reasonably determines relates to the VAT chargeable on that supply; and (ii) (where the Recipient is the person required to account to the relevant tax authority for the VAT) the Relevant Party must promptly, following demand from the Recipient, pay to the Recipient an amount equal to the VAT chargeable on that supply but only to the extent that the Recipient reasonably determines that it is not entitled to credit or repayment from the relevant tax authority in respect of that VAT. (c) Where a Finance Document requires any Party to reimburse or indemnify a Finance Party for any costs or expenses, that Party shall reimburse or indemnify (as the case may be) the Finance Party against any VAT incurred by the Finance Party in respect of the costs or expenses, to the extent that the Finance Party reasonably determines that neither it nor any group of which it is a member for VAT purposes is entitled to credit or receive repayment in respect of the VAT from the relevant tax authority. (d) Any reference in Clause 18.7 (VAT) to any party shall, at any time when such party is treated as a member of a group for VAT purposes, include (where appropriate and unless the context otherwise requires) a reference to the person who is treated a making the supply or (as appropriate) receiving the supply under the grouping rules (as provided for in Article 11 of the Council Directive 2006/112/EC (or as implemented by the relevant member state of the European Union or any other similar provision in any jurisdiction which is not a member state of the European Union)) so that a reference to a Party shall be construed as a reference to that Party or the relevant group or unity (or fiscal unity) of which that Party is a member for VAT purposes at the relevant time or the relevant member (or head) of that group or unity (or fiscal unity) at the relevant time (as the case may be). (e) In relation to any supply made by a Finance Party to any Party under a Finance Document, if reasonably requested by such Finance Party, that Party must promptly provide such Finance Party with details of that Party's VAT registration and such other information as is reasonably requested in connection with such Finance Party's VAT reporting requirements in relation to such supply. – 107 – #4854-1237-6969v16 18.8 FATCA Deduction (a) Each Party may make any FATCA Deduction it is required to make by FATCA, and any payment required in connection with that FATCA Deduction, and no Party shall be required to increase any payment in respect of which it makes such a FATCA Deduction or otherwise compensate the recipient of the payment for that FATCA Deduction. (b) Each Party shall promptly, upon becoming aware that it must make a FATCA Deduction (or that there is any change in the rate or the basis of such FATCA Deduction) notify the Party to whom it is making the payment and, in addition, shall notify the Company and the Agent, and the Agent shall notify the other Finance Parties. 18.9 FATCA Information (a) Subject to paragraph (c) below, each Party shall, within 10 Business Days of a reasonable request by another Party: (i) confirm to that other Party whether it is: (A) a FATCA Exempt Party; or (B) not a FATCA Exempt Party; (ii) supply to that other Party such forms, documentation and other information relating to its status under FATCA as that other Party reasonably requests for the purposes of that other Party's compliance with FATCA; and (iii) supply to that other Party such forms, documentation and other information relating to its status as that other Party reasonably requests for the purposes of that other Party's compliance with any other similar international exchange of information regime. (b) If a Party confirms to another Party pursuant to paragraph (a)(i) above that it is a FATCA Exempt Party and it subsequently becomes aware that it is not, or has ceased to be a FATCA Exempt Party, that Party shall notify that other Party reasonably promptly. (c) Paragraph (a) above shall not oblige any Finance Party to do anything which would or might in its reasonable opinion constitute a breach of: (i) any law or regulation; (ii) any fiduciary duty; or (iii) any duty of confidentiality. (d) If a Party fails to confirm whether or not it is a FATCA Exempt Party or to supply forms, documentation or other information requested in accordance with paragraph (a)(i) or (a)(ii) above (including, for the avoidance of doubt, where paragraph (c) above applies), then such Party shall be treated for the purposes of the Finance – 108 – #4854-1237-6969v16 Documents (and payments under them) as if it is not a FATCA Exempt Party until such time as the Party in question provides the requested confirmation, forms, documentation or other information. 19. INCREASED COSTS 19.1 Increased costs (a) Subject to Clause 19.3 (Exceptions) the Borrowers shall, within 10 Business Days of a demand by the Agent, pay for the account of a Finance Party the amount of any Increased Costs incurred by that Finance Party or any of its Affiliates as a result of (i) the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation or treaty after the date of this Agreement (or, if later, and unless at such time the Majority Lenders are making a claim pursuant to this Clause, the date it became a Party) or (ii) compliance with any law or regulation or treaty made after the date of this Agreement (or, if later, and unless at such time the Majority Lenders are making a claim pursuant to this Clause, the date it became a Party) or (iii) the implementation or application of, or compliance with, Basel III or CRD IV or any law or regulation that implements or applies Basel III or CRD IV. (b) In this Agreement: “Basel III” means: “Basel III: A global regulatory framework for more resilient banks and banking systems, Basel III: International framework for liquidity risk measurement, standards and monitoring and Guidance for national authorities operating the countercyclical capital buffer” published by the Basel Committee on Banking Supervision on 16 December 2010, each as amended, supplemented or restated, together with the agreements on capital requirements, a leverage ratio and liquidity standards contained therein; the rules for global systemically important banks contained in “Global systemically important banks: assessment methodology and the additional loss absorbency requirement – Rules text” published by the Basel Committee on Banking Supervision in November 2011, as amended, supplemented or restated; and any further guidance or standards published by the Basel Committee on Banking Supervision relating to Basel III. “CRD IV” means EU CRD IV and UK CRD IV. “EU CRD IV” means: Regulation (EU) No 575/2013 of the European Parliament and of the Council of 26 June 2013 on prudential requirements for credit institutions and investment firms and amending Regulation (EU) No 648/2012 (“CRR”); and

– 109 – #4854-1237-6969v16 Directive 2013/36/EU of the European Parliament and of the Council of 26 June 2013 on access to the activity of credit institutions and the prudential supervision of credit institutions and investment firms, amending Directive 2002/87/EC and repealing Directives 2006/48/EC and 2006/49/EC (“CRD”). “Increased Costs” means: a reduction in the rate of return from a Facility or on a Finance Party's (or its Affiliate's) overall capital; an additional or increased cost; or a reduction of any amount due and payable under any Finance Document, which is incurred or suffered by a Finance Party or any of its Affiliates to the extent that it is attributable to that Finance Party having entered into its Commitment or an Ancillary Commitment or providing an Additional Facility Notice or funding or performing its obligations under any Finance Document. “UK CRD IV” means: CRR as it forms part of domestic law of the United Kingdom by virtue of the European Union (Withdrawal) Act 2018 (the “Withdrawal Act”); the law of the United Kingdom or any part of it, which immediately before IP completion day (as defined in the European Union (Withdrawal Agreement) Act 2020 (the “WAA”)) implemented CRD and its implementing measures; direct EU legislation (as defined in the Withdrawal Act), which immediately before IP completion day (as defined in the WAA) implemented EU CRD IV as it forms part of domestic law of the United Kingdom by virtue of the Withdrawal Act; and any law or regulation of the United Kingdom which introduces into domestic law of the United Kingdom a provision which is equivalent to a provision set out in CRR or CRD and/or implements Basel III standards. 19.2 Increased cost claims (a) A Finance Party intending to make a claim pursuant to Clause 19.1 (Increased costs) shall notify the Agent and the Company of the event giving rise to the claim. (b) Each Finance Party shall, as soon as practicable after a demand by the Agent, provide a certificate (giving reasonable details of the circumstances giving rise to such claim and the calculation of the Increased Cost, except for information and detail which the Finance Party is not legally allowed to disclose, is confidential or price-sensitive) confirming the amount of its Increased Costs, a copy of which shall be provided to the Company. – 110 – #4854-1237-6969v16 19.3 Exceptions (a) Clause 19.1 (Increased costs) does not apply to the extent any Increased Cost is: (i) attributable to a Tax Deduction required by law to be made by an Obligor; (ii) attributable to a FATCA Deduction required to be made by a Party; (iii) compensated for by Clause 18.3 (Tax Indemnity) or would have been compensated for under Clause 18.3 (Tax Indemnity) but was not so compensated solely because any of the exclusions in paragraph (b) of Clause 18.3 (Tax Indemnity) applied; (iv) compensated for by Clause 18.6 (Stamp taxes) or Clause 18.7 (VAT) (or would have been so compensated for under that Clause but was not so compensated solely because any of the exceptions set out therein applied); (v) attributable to any Bank Levy (or any payment attributable to, or any liability arising as a consequence of, a Bank Levy); (vi) attributable to the implementation or application of or compliance with the “International Convergence of Capital Measurement and Capital Standards, a Revised Framework” published by the Basel Committee on Banking Supervision in June 2004 in the form existing on the date of this Agreement (but excluding any amendment to Basel II arising out of Basel III (“Basel II”) or any other law or regulation which implements Basel II (whether such implementation, application or compliance is by a government, regulator, Finance Party or any of its Affiliates)); (vii) attributable to the implementation or application of, or compliance with Basel III or CRD IV or any other law or regulation which implements Basel III (whether such implementation, application or compliance is by a government, regulator, Finance Party or any of its Affiliates) to the extent that such Finance Party knew or could reasonably be expected to have known the amounts of such Increased Cost at the time it became a Party; (viii) attributable to the wilful breach by the Finance Party making such claim of any law, regulation or treaty or the terms of any Finance Document; (ix) attributable to any penalty having been imposed by the relevant central bank or monetary or fiscal authority upon the Finance Party (or any Affiliate of it) making such claim by virtue of its having exceeded any country or sector borrowing limits or breached any directives imposed upon it; or (x) not notified to the Agent and the Company in accordance with paragraph (a) of Clause 19.2 (Increased cost claims) above. (b) In this Clause 19.3 reference to a “Tax Deduction” has the same meaning given to the term in Clause 18.1 (Tax Definitions). – 111 – #4854-1237-6969v16 20. OTHER INDEMNITIES 20.1 Currency indemnity (a) If any sum due from the Company or an Obligor under the Finance Documents (a “Sum”), or any order, judgment or award given or made in relation to a Sum, has to be converted from the currency (the “First Currency”) in which that Sum is payable into another currency (the “Second Currency”) for the purpose of: (i) making or filing a claim or proof against the Company or that Obligor; or (ii) obtaining or enforcing an order, judgment or award in relation to any litigation or arbitration proceedings, the Company or that Obligor shall as an independent obligation, within 10 Business Days of receipt of a demand, indemnify the Arrangers and each other Secured Party to whom that Sum is due against any cost, loss or liability arising out of or as a result of the conversion including any discrepancy between (A) the rate of exchange used to convert that Sum from the First Currency into the Second Currency and (B) the rate or rates of exchange available to that person (acting reasonably and in good faith) at the time of its receipt of that Sum provided that if the amount produced or payable as a result of the conversion is greater than the relevant Sum due, the relevant Finance Party will, unless a Declared Default has occurred and is continuing, refund any such excess amount to the relevant Obligor. (b) Each Obligor waives any right it may have in any jurisdiction to pay any amount under the Finance Documents in a currency or currency unit other than that in which it is expressed to be payable. 20.2 Other indemnities The Company shall (or shall procure that an Obligor will), within five Business Days of demand (which demand shall be accompanied by reasonable calculations or details of the amount demanded) indemnify the Arrangers and each other Secured Party against any cost, loss or liability incurred by it as a result of: (a) the occurrence of any Event of Default; (b) a failure by the Company or an Obligor to pay any amount due under a Finance Document on its due date, including without limitation, any cost, loss or liability arising as a result of Clause 34 (Sharing Among the Finance Parties); (c) funding, or making arrangements to fund, its participation in a Utilisation requested by a Borrower (or the Company) in a Utilisation Request but not made by reason of the operation of any one or more of the provisions of this Agreement (other than by reason of default or negligence by that Finance Party alone); (d) issuing or making arrangements to issue a Letter of Credit requested by the Company or a Borrower in a Utilisation Request but not issued by reason of the operation of any one or more of the provisions of this Agreement (other than by reason of default or negligence by that Finance Party alone); – 112 – #4854-1237-6969v16 (e) any prepayment payable by any Borrower under the Finance Documents not being paid after irrevocable notice of such prepayment has been made to the Agent; or (f) any civil penalty or fine against, and all reasonable costs and expenses (including reasonable counsel fees and disbursements) incurred by the Agent or any Finance Party solely as a result of a breach by a Relevant Person of any Sanctions. 20.3 Indemnity to the Agent Each Obligor shall within five Business Days of demand indemnify the Agent against any third party cost, loss or liability incurred by the Agent (acting reasonably) as a result of: (a) investigating any event which it (or which the Lenders) reasonably believes is a Default, provided that if after doing so it is established that the event or matter is not a Default or an Event of Default, such cost, loss or liability of investigation shall be for the account of the Lenders; (b) acting or relying on any notice, request or instruction which it reasonably believes to be genuine, correct and appropriately authorised; (c) instructing lawyers, accountants, tax advisers, surveyors or other professional advisers or experts as permitted under this Agreement; or (d) any cost, loss or liability reasonably incurred by the Agent (otherwise than by reason of the Agent’s gross negligence or wilful misconduct) in acting as Agent under the Finance Documents. 21. MITIGATION BY THE LENDERS 21.1 Mitigation (a) Each Finance Party shall, in consultation with the Company, take all reasonable steps to mitigate any circumstances which arise and which would result in any Facility ceasing to be available or any amount becoming payable under or pursuant to, or cancelled pursuant to, any of Clause 11.1 (Illegality), Clause 11.3 (Illegality in relation to the Issuing Bank), Clause 18 (Taxes) or Clause 19 (Increased Costs) including (but not limited to) transferring its rights and obligations under the Finance Documents to another Affiliate or Facility Office however so that a Finance Party should be under no obligation pursuant to this Clause 21.1 (Mitigation) if such mitigation or remedy would be contrary to any Sanctions. (b) Paragraph (a) above does not in any way limit the obligations of the Company or any Obligor under the Finance Documents. 21.2 Limitation of liability (a) The Company shall promptly indemnify each Finance Party for all costs and expenses reasonably incurred by that Finance Party as a result of steps taken by it under Clause 21.1 (Mitigation).

– 113 – #4854-1237-6969v16 (b) A Finance Party is not obliged to take any steps under Clause 21.1 (Mitigation) if, in the opinion of that Finance Party (acting reasonably), to do so might be prejudicial to it in a material respect. 22. COSTS AND EXPENSES 22.1 Transaction expenses The Company shall within five Business Days of demand pay the Agent, the Security Agent, any Receiver or Delegate and the Arrangers the amount of all costs and expenses (including, but not limited to, pre-agreed legal fees, if any) reasonably incurred by any of them (evidence of which shall be provided to the Company) in relation to the Finance Documents and the arrangement, negotiation, preparation, printing and execution of: (a) this Agreement and any other Finance Document executed on or prior to the date of this Agreement; and (b) any other Finance Documents (other than Transfer Certificates or Assignment Agreements) executed after the date of this Agreement. subject, in each case, to the Closing Date having occurred (other than in the case of legal fees, notarial costs and expenses up to an agreed cap, if any). 22.2 Amendment costs If (a) the Company or an Obligor requests an amendment, waiver or consent or (b) an amendment or other step or action is required pursuant to Clause 2.2 (Additional Facilities) or Clause 35.10 (Change of currency), the Company shall, within five Business Days of demand, reimburse the Agent and the Security Agent for the amount of all reasonable third party costs and expenses (including, but not limited to, pre-agreed legal fees, if any) reasonably incurred by the Agent and the Security Agent in responding to, evaluating, negotiating or complying with that request or requirement. 22.3 Enforcement and preservation costs The Company shall, within five Business Days of demand by (prior to the occurrence of a Declared Default which is continuing) the Security Agent or the Agent (acting on the instructions of the Majority Lenders) or (following the occurrence of a Declared Default which is continuing) any Finance Party, pay to the Arrangers and each other Finance Party the amount of all costs and expenses (including, but not limited to, legal fees, if any) incurred by it in connection with the enforcement of or the preservation of any rights under any Finance Document and any proceedings instituted by or against the Security Agent as a consequence of taking or holding the Transaction Security or enforcing those rights. 22.4 Transfer costs and expenses (a) Subject to Clause 18.6 (Stamp taxes) and paragraph (b) below, but notwithstanding any other term of this Agreement or the other Finance Documents, if a Finance Party assigns or transfers any of its rights, benefits or obligations under the Finance Documents or enters into any sub-participation, no member of the Group shall be – 114 – #4854-1237-6969v16 required to pay any fees, costs, expenses or other amounts relating to, or arising in connection with, that assignment, transfer or sub-participation, (including, without limitation, any Taxes and any amounts (including notarial fees) relating to the registration, perfection or amendment of any Finance Document or Transaction Security during or after the date of this Agreement) unless such assignment, transfer or sub-participation, is being made pursuant to the provisions of Clause 41.7 (Replacement of Lender). (b) Notwithstanding the foregoing, in connection with an assignment or transfer by the Security Agent, any legal fees and expenses incurred by the Security Agent in relation thereto shall be borne by the Security Agent but all other fees, costs, expenses or other amounts relating to, or arising in connection with, that assignment, transfer (including, without limitation, any Taxes and any amounts (including notarial fees) relating to the registration, perfection or amendment of any Finance Document or Transaction Security during or after the date of this Agreement) shall be payable pursuant to the indemnity provisions included in the Intercreditor Agreement. Prior to effecting any such assignment or transfer, the Security Agent agrees (other than where a Default or Event of Default has occurred and is continuing) to consult with the Company (acting reasonably and in good faith) for a reasonable period of time and to take into account any reasonable concerns that the Company may have regarding any actual (or potential) material cost, expense and/or liability for the Company or any member of the Group in relation to Tax (or otherwise) that would arise in connection with such assignment or transfer. 23. GUARANTEES AND INDEMNITY 23.1 Guarantee and indemnity Subject to the limitations set forth in this Clause 23 or in any Accession Letter, each Guarantor irrevocably and unconditionally jointly and severally: (a) guarantees to each Finance Party punctual performance by the Company and each other Obligor of all the Company's or that Obligor's obligations under the Finance Documents; (b) undertakes with each Finance Party that whenever another Obligor does not pay any amount when due (allowing for any applicable grace or cure period) under or in connection with any Finance Document, that Guarantor shall immediately on demand pay that amount as if it was the principal obligor; and (c) agrees with each Finance Party that if any obligation guaranteed by it is or becomes unenforceable, invalid or illegal, it will, as an independent and primary obligation, indemnify that Finance Party immediately on demand against any cost, loss or liability it incurs as a result of the Company or an Obligor not paying any amount which would, but for such unenforceability, invalidity or illegality, have been payable by it under any Finance Document on the date when it would have been due. – 115 – #4854-1237-6969v16 The amount payable by a Guarantor under this indemnity will not exceed the amount it would have had to pay under this Clause 23 if the amount claimed had been recoverable on the basis of a guarantee. 23.2 Continuing Guarantee This guarantee is a continuing guarantee and will extend to the ultimate balance of sums payable by the Company or any Obligor under the Finance Documents, regardless of any intermediate payment or discharge in whole or in part. 23.3 Reinstatement If any discharge, release or arrangement (whether in respect of the obligations of the Company or any Obligor or any security for those obligations or otherwise) is made by a Finance Party in whole or in part on the basis of any payment, security or other disposition which is avoided or must be restored in insolvency, liquidation, administration or otherwise, without limitation, then the liability of each Guarantor under this Clause 24 will continue or be reinstated as if the discharge, release or arrangement had not occurred. 23.4 Waiver of defences Subject to Clauses 23.11 (Guarantee Limitations) to 23.12 (Additional Guarantee Limitations) below and to any limitations set out in any Accession Letter by which a Guarantor becomes a Party, the obligations of each Guarantor under this Clause 23 will not be affected by an act, omission, matter or thing which, but for this Clause 23, would reduce, release or prejudice any of its obligations under this Clause 23 (without limitation and whether or not known to it or any Finance Party) including: (a) any time, waiver or consent granted to, or composition with, the Company, any Obligor or other person; (b) the release of any other Obligor, the Company or any other person under the terms of any composition or arrangement with any creditor of any member of the Group; (c) the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, any Obligor, the Company or other person or any non-presentation or non- observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security; (d) any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of the Company, an Obligor or any other person; (e) any amendment, novation, supplement, extension restatement (however fundamental and whether or not more onerous) or replacement of a Finance Document or any other document or security including, without limitation, any change in the purpose of, any extension of or increase in any facility or the addition of any new facility under any Finance Document or other document or security; (f) any unenforceability, illegality or invalidity of any obligation of any person under any Finance Document or any other document or security; or – 116 – #4854-1237-6969v16 (g) any insolvency or similar proceedings. 23.5 Guarantor Intent Without prejudice to the generality of Clause 23.4 (Waiver of defences) but subject to the guarantee limitations set out in Clause 23.11 (Guarantee Limitations) to 23.12 (Additional Guarantee Limitations) and to any limitations set out the set out in any Accession Letter by which a Guarantor becomes a Party each Guarantor expressly confirms that it intends that this guarantee shall extend from time to time to any (however fundamental and of whatsoever nature and whether or not more onerous) variation, increase, extension or addition of or to any of the Finance Documents and/or any facility or amount made available under any of the Finance Documents (including pursuant to any Permitted Structural Adjustment), including for the purposes of or in connection with any of the following: business acquisitions of any nature; increasing working capital; enabling investor distributions to be made; carrying out restructurings; refinancing existing facilities; refinancing any other indebtedness; making facilities available to new borrowers; any other variation or extension of the purposes for which any such facility or amount might be made available from time to time; and any fees, costs and/or expenses associated with any of the foregoing. 23.6 Immediate recourse Each Guarantor waives any right it may have of first requiring any Finance Party (or any trustee or agent on its behalf) to proceed against or enforce any other rights or security or claim payment from any person before claiming from that Guarantor under this Clause 23. This waiver applies irrespective of any law or any provision of a Finance Document to the contrary. 23.7 Appropriations Until all amounts which may be or become payable by the Company or the Obligors under or in connection with the Finance Documents have been irrevocably paid in full, each Finance Party (or any trustee or agent on its behalf) may: (a) refrain from applying or enforcing any other moneys, security or rights held or received by that Finance Party (or any trustee or agent on its behalf) in respect of those amounts, or apply and enforce the same in such manner and order as it sees fit (whether against those amounts or otherwise) and no Guarantor shall be entitled to the benefit of the same; and (b) in respect of any amounts received or recovered by any Finance Party after a claim pursuant to this guarantee in respect of any sum due and payable by any Obligor under this Agreement place such amounts in a suspense account (bearing interest at a market rate usual for accounts of that type) unless and until such moneys are sufficient in aggregate to discharge in full all amounts then due and payable under the Finance Documents.

– 117 – #4854-1237-6969v16 23.8 Deferral of Guarantors' rights (a) Until all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents have been irrevocably paid in full and unless the Agent otherwise directs, no Guarantor will exercise any rights which it may have by reason of performance by it of its obligations under the Finance Documents or by reason of any amount being payable, or liability arising, under this Clause 23: (i) to be indemnified by an Obligor; (ii) to claim any contribution from any other guarantor of any Obligor's obligations under the Finance Documents; (iii) to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Finance Parties under the Finance Documents or of any other guarantee or security taken pursuant to, or in connection with, the Finance Documents by any Finance Party; (iv) other than where the Finance Party has acted fraudulently or with wilful misconduct to bring legal or other proceedings for an order requiring any Obligor to make any payment, or perform any obligation, in respect of which any Guarantor has given a guarantee, undertaking or indemnity under Clause 23.1 (Guarantee and indemnity); (v) to exercise any right of set-off against any Obligor; and/or (vi) to claim or prove as a creditor of any Obligor in competition with any Finance Party, unless the exercise of any such right is necessary to avoid any risk of personal or criminal liability for any current or former managing director of that Guarantor. (b) If a Guarantor receives any benefit, payment or distribution in relation to such rights, it shall, other than to the extent such Guarantor is permitted to retain such benefit, payment or distribution in accordance with the Intercreditor Agreement or the other Finance Documents hold that benefit, payment or distribution to the extent necessary to enable all amounts which may be or become payable to the Finance Parties by the Obligors under or in connection with the Finance Documents to be repaid in full on trust (to the extent it is able to do so in accordance with any law applicable to it) for the Finance Parties and shall promptly pay or transfer the same, but subject to the limitations and exceptions provided in this Clause 23 or in any Accession Letter by which it became a Guarantor, to the Agent or as the Agent may direct for application in accordance with Clause 35 (Payment Mechanics). 23.9 Release of Guarantors' right of contribution If any Guarantor (a “Retiring Guarantor”) ceases to be a Guarantor in accordance with the terms of the Finance Documents, then on the date such Retiring Guarantor ceases to be a Guarantor: – 118 – #4854-1237-6969v16 (a) that Retiring Guarantor is released by each other Guarantor from any liability (whether past, present or future and whether actual or contingent) to make a contribution to any other Guarantor arising by reason of the performance by any other Guarantor of its obligations under the Finance Documents; and (b) each other Guarantor waives any rights it may have by reason of the performance of its obligations under the Finance Documents to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Finance Parties under any Finance Document or of any other security taken pursuant to, or in connection with, any Finance Document where such rights or security are granted by or in relation to the assets of the Retiring Guarantor. 23.10 Additional security This guarantee is in addition to and is not in any way prejudiced by any other guarantee or security now or subsequently held by any Finance Party. 23.11 Guarantee Limitations No Guarantor's obligations and liabilities under this Clause 23.11 and under any other guarantee or indemnity provision in a Finance Document (the “Guarantee Obligations”) will extend to include any obligation or liability, if to the extent doing so would be unlawful financial assistance (after giving effect to any applicable exemptions and/or undertaking of any applicable prescribed whitewash or similar financial assistance procedures) in respect of the acquisition of shares in itself or its Holding Company under the laws of its jurisdiction of incorporation. 23.12 Additional Guarantee Limitations Any Additional Guarantor's obligations will be subject to any limitation on the amount guaranteed or to the extent of the recourse of the beneficiaries of the guarantee which is contained in the Accession Letter (if applicable) and on the terms consistent with the Agreed Security Principles by which that Additional Guarantor becomes a Guarantor. 24. REPRESENTATIONS AND WARRANTIES Subject to Clause 24.23 (Repetition), each Obligor (or, in the case of Clause 24.11 (No misleading information) and Clause 24.12 (Financial Statements), the Company (solely)) makes the representations and warranties set out in this Clause 24 to each of the Finance Parties on the date of this Agreement and on the Closing Date. 24.1 Status (a) It is duly incorporated (or, as the case may be, organised, registered or established) and validly existing under the laws of its jurisdiction of incorporation (or, as the case may be, organisation, registration or establishment). (b) It has the power to own its assets and carry on its business as it is being conducted. 24.2 Binding obligations Subject to the Legal Reservations and the Perfection Requirements: – 119 – #4854-1237-6969v16 (a) the obligations expressed to be assumed by it in each Finance Document to which it is a party are legal, valid, binding and enforceable obligations; and (b) (without limiting the generality of paragraph (a) above) each Transaction Security Document to which it is a party creates the security interests which that Transaction Security Document purports to create and those security interests are valid and effective. 24.3 Non-conflict with other obligations Subject to the Legal Reservations and the Perfection Requirements, the entry into and performance by it of, and the transactions contemplated by, the Finance Documents to which it is a party do not conflict with: (a) any law or regulation applicable to it in any material respects; (b) its constitutional documents in any material respects; or (c) any agreement or instrument binding upon it or any Material Company or any of its or their respective assets, breach of which would have a Material Adverse Effect. 24.4 Power and authority Subject to the Legal Reservations, it has (or will have by the relevant date(s)) the power to enter into, perform and deliver, and has taken all necessary action to authorise its entry into, performance and delivery of, each of the Finance Documents to which it is a party and to carry out the transactions contemplated by those Finance Documents. 24.5 Validity and admissibility in evidence Subject to the Legal Reservations and Perfection Requirements, all material Authorisations required by it: (a) to enable it lawfully to enter into, exercise its rights and comply with its material obligations in the Finance Documents to which it is a party; and (b) to make the Finance Documents to which it is a party, subject to the Legal Reservations, admissible in evidence in its jurisdiction of incorporation, have been (or will be by the required date) obtained or effected and are (or will be by the required date) in full force and effect. 24.6 Governing law and enforcement Subject to the Legal Reservations, the choice of governing law of the Finance Documents will be recognised and (in relation to Transaction Security Documents, subject to the Perfection Requirements) enforced in its jurisdiction of incorporation or the jurisdiction the laws of which govern any of the Transaction Security Documents entered into by it. 24.7 No breach of laws Save as disclosed in the Offering Memorandum, it has not (and none of Material Companies has) breached any law or regulation which breach has or is reasonably likely to have a Material Adverse Effect. – 120 – #4854-1237-6969v16 24.8 Insolvency No corporate action, legal proceeding or other formal procedure or step described in paragraphs 6 and 7 of Schedule 17 (Events of Default) has, in each case, subject to the thresholds and exceptions set out in those paragraphs and the other provisions of such Schedule, been taken or, to its knowledge, threatened in relation to it and, in each case, excluding any such actions, proceedings, procedures, steps or processes which have been discharged, revoked or otherwise lapsed. 24.9 No filing or stamp taxes Under the laws of its jurisdiction of incorporation it is not necessary that the Finance Documents be filed, recorded or enrolled with any court or other authority in that jurisdiction or that any stamp, registration or similar tax be paid on or in relation to the Finance Documents or the transactions contemplated by the Finance Documents (it being understood that this Clause 24.9 does not extend to assignments, transfers or sub- participations made pursuant to the transfers, assignments and sub-participation provisions of Clause 29 (Changes to the Lenders)), except for: (a) any filing, recording or enrolling which is referred to in any Legal Opinion and which will be made within the period allowed by applicable law or the relevant Finance Document; or (b) Cayman Islands stamp duty payable in the event that any Finance Document is executed in or brought within the jurisdiction of the Cayman Islands; or (c) any stamp duty payable in any jurisdiction in relation to the issuance or circulation of a Letter of Credit; or (d) any Perfection Requirements. 24.10 No Event of Default (a) No Default or Event of Default has occurred and is continuing or is reasonably likely to result from the making of any Utilisation or the entry into, the performance of, or any transaction contemplated by, any Finance Document. (b) No other event or circumstance is outstanding which constitutes a default or termination event (howsoever described) under any other agreement or instrument which is binding on it or any of its Material Companies to which its (or any of its Material Companies) assets are subject which has or is reasonably likely to have a Material Adverse Effect. 24.11 No misleading information Except as disclosed in the Offering Memorandum or otherwise to the Agent (or the Arrangers) in writing prior to the date of this Agreement, the financial projections delivered to the Arrangers prior to the date of this Agreement have been prepared on the basis of recent historical information and on the basis of assumptions believed to be reasonable by the Company at the time of being made, it being understood that such projections and forecasts may be subject to significant uncertainties and contingencies

– 121 – #4854-1237-6969v16 which are beyond the Group's control and that no assurance can be given that the projections and forecasts will be realised. 24.12 Financial Statements (a) To the Company's knowledge, the Original Financial Statements give a true and fair view of the consolidated financial condition and results of operations of the Reporting Group in respect of, and as at the end of, the period with respect to which they were prepared. (b) Its most recent Financial Statements delivered pursuant to Clause 25 (Information Undertakings): (i) have been prepared in all material respects in accordance with the Accounting Principles consistently applied unless otherwise referred to in such Financial Statements (or the notes thereto) or as expressly disclosed to the Agent prior to the date of delivering of those Financial Statements; and (ii) give a true and fair view (if audited) or fairly present (if unaudited) the financial condition and results of operations of those Obligors to which those Financial Statements are expressed to relate in respect of, and as at the end of, the period with respect to which those Financial Statements were drawn up subject, in the case of the Quarterly Financial Statements, to year-end adjustments (but without prejudice to the ability of the Finance Parties to rely on the Quarterly Financial Statements for the purpose of determining compliance with the Financial Covenants). 24.13 No proceedings pending or threatened Subject to any matters disclosed in the Offering Memorandum or otherwise to the Finance Parties on or prior to the date of this Agreement, no litigation, arbitration, administrative proceedings of or before any court, arbitral body or agency which are reasonably likely to be adversely determined to it and which, if so adversely determined, and after taking into account any indemnity or claim against any third party with respect to such claim, would have or would reasonably be expected to have a Material Adverse Effect has or have (to the best of its knowledge) been started or threatened against it. 24.14 Environmental laws (a) It and each of its Material Companies is in compliance with Clause 27.5 (Compliance with Environmental Laws) and to the best of its knowledge and belief (having made due and careful enquiry) no circumstances have occurred which would prevent such compliance in a manner or to an extent which has or is reasonably likely to have a Material Adverse Effect. (b) No Environmental Claim has been commenced or (to the best of its knowledge and belief (having made due and careful enquiry)) is threatened against it or any of its Material Companies where that claim has or is reasonably likely, if determined against that member of the Group, have a Material Adverse Effect. – 122 – #4854-1237-6969v16 24.15 Taxation (a) All Taxes required to be paid have been paid within any applicable time limit (taking into account any extension or grace period), save to the extent that failure to do so would not have or would not reasonably be expected to have a Material Adverse Effect. (b) No claims are being made or asserted against it with respect to Taxes which have not been reflected in the most recent Annual Financial Statements delivered to the Agent which are reasonably likely to be adversely determined against it and which, if so adversely determined, and after taking into account any indemnity or claim against any third party with respect to such claim, would have a Material Adverse Effect. 24.16 Good title to assets Save as disclosed to the Lenders, it and each of its Material Companies has good, valid and marketable title to, or valid leases or licences of, or is otherwise entitled to use, all material assets necessary for the conduct of its business substantially as it is presently being conducted. 24.17 Legal and beneficial ownership It and each of its Material Companies is the sole legal and beneficial owner of the shares in any Material Company or any other assets over which it purports to grant Transaction Security pursuant to the Security Documents, except as otherwise set out in the relevant Security Documents. 24.18 Shares (a) Subject to the Agreed Security Principles, the shares of any Obligor or Material Company which are subject to the Transaction Security under the laws of that Obligor's or that Material Company's (as the case may be) jurisdiction of incorporation (each, a “Pledged Entity”) are fully paid and not subject to any option to purchase or similar rights (other than those arising under applicable law or as set out in the Transaction Security Documents or relevant constitutional documents). (b) The constitutional documents of each Pledged Entity do not materially restrict or inhibit any transfer of those shares on creation or enforcement of the Transaction Security other than to the extent such restrictions or inhibitions are required by applicable law. 24.19 Intellectual Property (a) To the best of its knowledge and belief the Intellectual Property required in order to conduct its business in all material respects as it is being conducted is beneficially owned by or licensed to it or other members of the Group, save where failure to beneficially own or have such Intellectual Property licenced to it would not have a Material Adverse Effect (the “Material Intellectual Property”). – 123 – #4854-1237-6969v16 (b) So far as it is aware, it does not, in carrying on any part of its business for which any of the Material Intellectual Property is used, infringe any material Intellectual Property rights of any third party in any respect which would have a Material Adverse Effect. (c) It has taken all formal or procedural actions (including payment of fees) required to maintain any Material Intellectual Property owned by it, save where failure to do so would not have a Material Adverse Effect. 24.20 Pari passu ranking Its payment obligations under the Finance Documents rank at least pari passu in right and priority of payment with the claims of all its other unsecured and unsubordinated creditors, except for obligations mandatorily preferred by laws applying to companies or such other Obligors generally. 24.21 Anti-corruption law/Sanctions (a) It, each other member of the Group, their Affiliates, their joint ventures, and their respective directors, officers, employees, agents or representatives has been and is in compliance with Sanctions. (b) Neither it, nor any other member of the Group, their Affiliates, their joint ventures, and their respective directors, officers, employees, agents or representatives: (i) is a Restricted Party, acts directly or indirectly on behalf of a Restricted Party or is involved in any transaction through which it is likely to become a Restricted Party; (ii) is engaging, or has engaged in any transaction, action or conduct that evades or avoids, or has the purpose of evading or avoiding, or breaches or attempts to breach, directly or indirectly, any Sanctions; or (iii) is subject to or involved in any inquiry, claim, action, suit, proceeding or investigation against it with respect to Sanctions by any Sanctions Authority or any other relevant third party. (c) No Utilisation, nor the proceeds from any Utilisation, has been used, directly or indirectly, to lend, contribute, provide or has otherwise been made to fund or finance any business activities or transactions: (i) of or with a Restricted Party; or (ii) in any other manner which would result in any member of the Group or any Finance Party being in breach of any Sanctions or becoming a Restricted Party. 24.22 Centre of main interests and establishments Solely in respect of an Obligor incorporated in the European Union, for the purposes of The Council of the European Union Regulation No. 1346/2000 on Insolvency – 124 – #4854-1237-6969v16 Proceedings (the “Regulation”), its centre of main interest (as that term is used in Article 3(1) of the Regulation) is situated in its jurisdiction of incorporation. 24.23 Repetition (a) The representations and warranties set out in Clauses 24.1 (Status) to 24.6 (Governing law and enforcement) (inclusive) and Clause 24.21 (Anti-corruption law/Sanctions) (such representations and warranties being the “Repeating Representations”) are deemed to be made by the Company on the date of each Utilisation Request, the date of each Utilisation and the first day of each Interest Period, in each case, by reference to the facts and circumstances then existing. (b) The representation in Clause 24.11 (No misleading information) shall be made solely on the date of this Agreement, on the Closing Date and the date that such relevant information is delivered. (c) The representation in paragraph (b) of Clause 24.12 (Financial Statements) in respect of each set of Financial Statements delivered to the Agent as required under the terms of sub-paragraphs 1 and 2 of the first paragraph of Schedule 15 (Information Undertakings) shall only be made once on the date that such Financial Statements are delivered. (d) When an Additional Obligor accedes to this Agreement it will be deemed to make the Repeating Representations on the day on which it becomes (or it is proposed that it becomes) an Additional Obligor, by reference to the facts and circumstances then existing on such date. 25. INFORMATION UNDERTAKINGS The undertakings in this Clause 25 shall remain in force from the date of this Agreement for so long as any amount is outstanding under the Finance Documents or any Commitment is in force. 25.1 Information Covenants (a) The Company shall comply with the information covenants set out in Schedule 15 (Information Undertakings). (b) Each Obligor shall supply to the Agent: (i) promptly upon becoming aware of them, the details of any inquiry, claim, action, suit, proceeding or investigation pursuant to Sanctions against it, any of its direct or indirect owners, Subsidiaries, any of their joint ventures or any of their respective directors, employees, officers, agents or affiliates as well as information on what steps are being taken with regards to answer or oppose to such inquiry, claim, action, suit proceeding or investigation; and (ii) promptly upon becoming aware of it, notification that any of its direct or indirect owners, Subsidiaries, any of their joint ventures or any of their respective directors, employees, officers, agents or affiliates has been designated as a Restricted Party.

– 125 – #4854-1237-6969v16 25.2 Compliance Certificates (a) The Company shall deliver to the Agent, with each set of Annual Financial Statements and Quarterly Financial Statements, a Compliance Certificate commencing with the Quarterly Financial Statements to be delivered in respect of the Relevant Period ending on or about the First Test Date (as defined in Clause 26.1 (Financial definitions)) and in respect of each subsequent set of Annual Financial Statements and Quarterly Financial Statements. The Company may (in its sole discretion) elect to provide a Compliance Certificate with an earlier set of Financial Statements for any Relevant Period ending prior to the first Quarter Date for which Financial Statements are required to be delivered, for the purposes of calculating the Margin. (b) Each Compliance Certificate shall be signed by an authorised signatory of the Company and shall: (i) in relation to each Relevant Period ending on or after the First Test Date (but, in respect of the Leverage Covenant, only to the extent the Financial Covenant Testing Condition has been met for that Relevant Period), set out (in reasonable detail) computations as to compliance with the Financial Covenants; and (ii) confirm the Margin as set out in the definition of Margin. 25.3 Collateral Rig Market Values The Company shall, at least semi-annually in each Financial Year, deliver to the Agent (at the Company’s expense) reports of Approved Brokers valuing the Designated Collateral Rigs to establish the Collateral Rig Market Values thereof. The Agent (at the direction of the Majority Lenders) shall have the right, upon notice to the Company, to obtain one or more additional reports, at the Lenders’ expense, from two Approved Brokers valuing the Designated Collateral Rigs. 25.4 “Know your customer” checks (a) If: (i) the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation made after the date on which it becomes a Finance Party under this Agreement; (ii) any change in the status of an Obligor or the composition of the shareholders of an Obligor after the date of this Agreement; or (iii) a proposed assignment or transfer by a Lender of any of its rights and/or obligations under this Agreement to a party that is not a Lender prior to such assignment or transfer, obliges the Agent, the Security Agent or any Lender (or, in the case of paragraph (iii) above, any prospective new Lender) to comply with “know your customer” or similar identification procedures in circumstances where the necessary information – 126 – #4854-1237-6969v16 required by it is not otherwise available to it, each Obligor shall promptly upon the reasonable request of the Agent, the Security Agent or any Lender (as applicable) supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Agent (for itself or on behalf of any Lender), the Security Agent (for itself) or any Lender (for itself or, in the case of the event described in paragraph (iii) above, on behalf of any prospective new Lender (provided it has entered into a Confidentiality Undertaking)) in order for the Agent, the Security Agent, such Lender or, in the case of the event described in paragraph (iii) above, any prospective new Lender to carry out and be satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Finance Documents. (b) Each Lender shall promptly upon the request of the Agent or the Security Agent supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Agent (for itself) or the Security Agent (for itself) (as applicable) in order for the Agent or the Security Agent (as applicable) to carry out and be satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Finance Documents. (c) The Company shall, by not less than five Business Days' (or such shorter period as may be agreed with the Agent) prior written notice to the Agent and the Security Agent, notify the Agent (which shall promptly notify the Lenders) and the Security Agent of its intention to request that one of its Subsidiaries becomes an Additional Obligor pursuant to Clause 31 (Changes to the Obligors). (d) Following the giving of any notice pursuant to paragraph (c) above, if the accession of such Additional Obligor obliges the Agent, the Security Agent or any Lender to comply with “know your customer” or similar identification procedures pursuant to the transactions contemplated in the Finance Documents in circumstances where the necessary information is not already available to it, the Company shall promptly upon the reasonable request of the Agent, the Security Agent or any Lender supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Agent (for itself or on behalf of any Lender), the Security Agent (for itself) or any Lender (for itself or on behalf of any prospective new Lender provided it has entered into a Confidentiality Undertaking) in order for the Agent, the Security Agent or such Lender or any prospective new Lender to carry out and be satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations pursuant to the accession of such Subsidiary to this Agreement as an Additional Obligor. 25.5 Other information (a) Each Obligor shall promptly notify the Agent of any Default (and the steps, if any, being taken to remedy it) promptly upon becoming aware of its occurrence (unless – 127 – #4854-1237-6969v16 that Obligor is aware that a notification has already been provided by another Obligor). (b) Promptly upon becoming aware of them, the Company shall notify the Agent of any material litigation, arbitration or administrative or regulatory proceeding, or judgment or environmental claim, or judgment or order of a court, in each case, which is current, threatened in writing or pending against a member of the Group and which, in any such case, is reasonably likely to be adversely determined against the relevant member of the Group and, if so adversely determined, has or would reasonably be expected to have a Material Adverse Effect. (c) The Company shall supply to the Agent, as soon as practicable after they are dispatched, copies of all documents required by law to be dispatched by the Company to its creditors generally (or any class of them, in their capacity as creditors) other than in the ordinary course of business. (d) Promptly upon request, the Company shall provide such further information regarding the financial condition, business, assets and operations of any member of the Group as any Finance Party (through the Agent) may reasonably request in writing. 25.6 Presentations The Company shall give the opportunity to the Finance Parties to attend public calls (on a “listen only” basis) and presentations which may be attended by the holders of the Original Senior Secured Notes. 25.7 Restrictions Notwithstanding any other term of the Finance Documents all reporting and other information requirements in the Finance Documents shall be subject to any confidentiality, regulatory or other restrictions relating to the supply of information concerning the Group or otherwise binding on any member of the Group, provided that such restrictions have not been entered into with a view to circumventing this requirement. 25.8 Non-Business Days Notwithstanding anything to the contrary, in the event that any period specified in this Clause 25 for any member of the Group to deliver any financial statements, documents or other information expires on a day which is not a Business Day, that period shall be extended so as to expire on the next Business Day. 25.9 Use of websites (a) The Company may satisfy its obligation under this Agreement to deliver any information in relation to those Lenders (the “Website Lenders”) who accept this method of communication by posting this information onto an electronic website designated by the Company and the Agent (the “Designated Website”) if: (i) the Agent expressly agrees (after consultation with each of the Lenders) that it will accept communication of the information by this method; – 128 – #4854-1237-6969v16 (ii) both the Company and the Agent are aware of the address of and any relevant password specifications for the Designated Website; and (iii) the information is in a format previously agreed between the Company and the Agent. If any Lender (a “Paper Form Lender”) does not agree to the delivery of information electronically then the Agent shall notify the Company accordingly and the Company shall supply the information to the Agent (in sufficient copies for each Paper Form Lender) in paper form. In any event the Company shall supply the Agent with at least one copy in paper form of any information required to be provided by it. (b) The Agent shall supply each Website Lender with the address of and any relevant password specifications for the Designated Website following designation of that website by the Company and the Agent. (c) The Company shall promptly upon becoming aware of its occurrence notify the Agent if: (i) the Designated Website cannot be accessed due to technical failure (which, for the avoidance of doubt, shall not include an inability to access information on the Designated Website due to a failure by the relevant Finance Party to install appropriate software or plug-ins); (ii) the password specifications for the Designated Website change; (iii) any new information which is required to be provided under this Agreement is posted onto the Designated Website; (iv) any existing information which has been provided under this Agreement and posted onto the Designated Website is amended; or (v) the Company becomes aware that the Designated Website or any information posted onto the Designated Website is or has been infected by any electronic virus or similar malicious software. If the Company notifies the Agent under paragraph (c)(i) or paragraph (c)(v) above, all information to be provided by the Company under this Agreement after the date of that notice shall be supplied in paper form unless and until the Agent and each Website Lender is satisfied that the circumstances giving rise to the notification are no longer continuing. (d) Any Website Lender may request, through the Agent, one paper copy of any information required to be provided under this Agreement which is posted onto the Designated Website. The Company shall comply with any such request within 10 Business Days.

– 129 – #4854-1237-6969v16 26. FINANCIAL COVENANTS The undertakings in this Clause 26 shall remain in force from the date of this Agreement for so long as any amount is outstanding under the Finance Documents or any Commitment is in force. 26.1 Financial definitions For the purposes of this Agreement: “Approved Brokers” means each of Clarksons, Pareto Offshore AS, Fearnleys AS, S&P Global and Arctic Offshore International AS (or any Affiliate of such persons through which valuations are commonly issued), or such other reputable and independent consultancy or ship broker firm approved by the Agent (such consent not to be unreasonably withheld, conditioned or delayed). “Book Equity” means Total Book Assets less Total Book Liabilities. “Book Equity Ratio” means the ratio of Book Equity to Total Book Assets. “Book Equity Test Date” means the First Test Date in respect of the Book Equity Ratio and each subsequent Quarter Date, or in each case, if any such date is not a Business Day, the Company may elect that such date shall be the next Business Day or the immediately preceding Business Day. “Collateral Rig Market Value” means, with respect to a Designated Collateral Rig, the fair market value of that Designated Collateral Rig, being the average of valuations of that Designated Collateral Rig from two of the Approved Brokers (elected by the Company from the list of Approved Brokers), with or without physical inspection (at the election of the Company) of that Designated Collateral Rig on the basis of a sale for prompt delivery for cash at arm’s length on normal commercial terms as between a willing buyer and a willing seller, on an as is, where is basis, free of any existing contract of employment and/or similar arrangement. “Collateral Rig Market Value Covenant” has the meaning given to that term in paragraph (d) of Clause 26.2 (Financial Condition). “Collateral Value Test Date” means the First Test Date in respect of the Collateral Rig Market Value and each subsequent Half-Year Date, or in each case, if any such date is not a Business Day, the Company may elect that such date shall be the next Business Day or the immediately preceding Business Day. “Cure Deadline” means, in respect of any Cure Period, the date on which such Cure Period expires. “Designated Collateral Rigs” means any Rig elected by the Company at its discretion for such purpose, so long as the same are subject to the Transaction Security. “Financial Covenant” means each of the Interest Cover Covenant, the Leverage Covenant, the Collateral Rig Market Value Covenant and the Minimum Liquidity Covenant. – 130 – #4854-1237-6969v16 “Financial Covenant Commitments” means the greater of (i) the Total Commitments as of the Closing Date and (ii) the Total Commitments as of any applicable Leverage Test Date. “Financial Covenant Testing Condition” means, in relation to any Leverage Test Date, the aggregate outstanding principal amount of: (a) all Loans (and excluding, for the avoidance of doubt (i) any non-cash utilisations by way of Letters of Credit, bank guarantees or Ancillary Facilities, (ii) any utilisations (or part thereof) to fund the payments of any fees, costs and expenses relating to any Facility and (iii) any non-cash Rollover Utilisations in respect of any Utilisations referred to in (i) or (ii)); minus (b) the aggregate amount of cash and Cash Equivalents of the Group (taken as a whole) at such time (provided that such amounts are available to be applied in prepayment of the Facilities), exceeding 40% of the Financial Covenant Commitments as at that Leverage Test Date. “Financial Quarter” means the period commencing on the day after one Quarter Date and ending on the next Quarter Date. “Financial Year” means the annual accounting period of the Company ending on or about 31 December in each year. “First Test Date “ means: (a) in respect of the Leverage Covenant, 31 December 2024; (b) in respect of the Minimum Liquidity Covenant, 31 December 2023; (c) in respect of the Minimum Equity Covenant, 31 December 2023; (d) in respect of the Collateral Rig Market Value Covenant, 31 December 2023; and (e) in respect of the Interest Cover Covenant, 31 March 2025. “Half Year Date” means each of 31 December and 30 June. “ICR Test Date” means the First Test Date in respect of the Interest Cover Ratio and each subsequent Quarter Date, or in each case, if any such date is not a Business Day, the Company may elect that such date shall be the next Business Day or the immediately preceding Business Day. “Interest Cover Covenant” has the meaning given to that term in paragraph (e) of Clause 26.2 (Financial Condition). “Leverage Covenant” has the meaning given to that term in paragraph (a)(i) of Clause 26.2 (Financial Condition). “Leverage Test Date” means the First Test Date in respect of the Leverage Covenant and each subsequent Quarter Date, or in each case, if any such date is not a Business Day, the – 131 – #4854-1237-6969v16 Company may elect that such date shall be the next Business Day or the immediately preceding Business Day. “Liquidity” means at any time, the sum of (i) the aggregate amount of cash and Cash Equivalents of the Group at such time plus (ii) the aggregate amount of any Available Commitments under this Agreement at such time (but excluding, in each case, any utilisations by way of Letters of Credit). “Liquidity Test Date” means the First Test Date in respect of the Minimum Liquidity Covenant provided that if such date is not a Business Day, the Company may elect that such date shall be the next Business Day or the immediately preceding Business Day. “Minimum Equity Covenant” has the meaning given to that term in paragraph (c) of Clause 26.2 (Financial Condition). “Minimum Liquidity Covenant” has the meaning given to that term in paragraph (b) of Clause 26.2 (Financial Condition). “Quarter Date” means each of 31 December, 31 March, 30 June and 30 September. “Relevant Period” means : (a) each period of 12 months ending on or about, in respect of each Financial Covenant (other than the Collateral Rig Market Value Covenant and the Minimum Liquidity Covenant), each Quarter Date; (b) in respect of the Collateral Rig Market Value Covenant, each Half-Year Date; and (c) in respect of the Minimum Liquidity Covenant, the period commencing from and including the Liquidity Test Date to and including the Termination Date of the Original Revolving Facility. “Test Date” means a Book Equity Test Date, a Collateral Value Test Date, an ICR Test Date or a Leverage Test Date, as applicable. “Total Book Assets” means, as the date of computation, the total assets of the Reporting Group, calculated in accordance with the Accounting Principles. “Total Book Liabilities” means, as at the date of computation, the total liabilities of the Reporting Group, calculated in accordance with the Accounting Principles. 26.2 Financial Condition (a) Consolidated Net Leverage: (i) Subject to sub-paragraph (a)(ii) below, the Company shall ensure that, if the Financial Covenant Testing Condition is met at 5:00 p.m. on any applicable Leverage Test Date, the Consolidated Leverage Ratio in respect of the Relevant Period ending on such Leverage Test Date (as set out in the applicable Compliance Certificate for such Relevant Period) shall not exceed 3.75:1.00 (the “Leverage Covenant”). – 132 – #4854-1237-6969v16 (ii) For the avoidance of doubt and notwithstanding anything to the contrary in this Agreement or any other Finance Document: (A) sub-paragraph (a)(i) above shall not apply nor be in effect if the Financial Covenant Testing Condition has not been met at 5:00 p.m. on the applicable Leverage Test Date; and (B) the Company shall not be required to provide any calculations or confirmations with respect to the Leverage Covenant with respect to any Relevant Period in respect of which the Financial Covenant Testing Condition is not met. (b) Minimum Liquidity: The Company shall ensure that Liquidity during the Relevant Period shall not at any time be less than USD 50,000,000 (the “Minimum Liquidity Covenant”). (c) Minimum Equity: The Company shall ensure that the Book Equity Ratio in respect of the Relevant Period ending on any applicable Book Equity Test Date shall be equal to or higher than: (i) from and including the Closing Date to and including 31 December 2024, 20%; (ii) from and including 1 January 2025 to and including 31 December 2025, 25%; and (iii) from and including 1 January 2026 until the Termination Date, 30%, (the “Minimum Equity Covenant”). (d) Collateral Rig Market Value: The Company shall ensure that the aggregate Collateral Rig Market Value of all Designated Collateral Rigs in respect of the Relevant Period ending on any applicable Collateral Value Test Date shall not be less than 500% of the Total Commitments at such time (based on the most recently delivered reports of Approved Brokers valuing the Designated Collateral Rigs) (the “Collateral Rig Market Value Covenant”). (e) Interest Cover Ratio: The Company must ensure that the ratio of Consolidated EBITDA to Consolidated Interest Expense at the end of each Relevant Period ending on any applicable ICR Test Date shall not be less than 2.00:1.00 (the “Interest Cover Covenant”). 26.3 Financial Testing (a) For the purposes of this Agreement, no item, including but not limited to any Cure Amount, shall be taken into account more than once in any calculation where to do so would result in double counting of any amount. (b) Subject always to the adjustments in paragraph (c) below, for the purposes of this Agreement, the Interest Cover Ratio and the Consolidated Leverage Ratio (and all components of such definition) shall be:

– 133 – #4854-1237-6969v16 (i) calculated in accordance with the provisions set out in Part C (Definitions) of Schedule 16 (Incurrence Covenants) save that for purposes of testing the Leverage Covenant under paragraph (a) of Clause 26.2 (Financial Condition) and the Interest Cover Covenant in paragraph (e) of Clause 26.2 (Financial Condition) only: (A) Consolidated EBITDA shall be calculated by ignoring any adjustments made or otherwise permitted under clause (a)(viii)(A) of the definition thereof; and (B) the aggregate amount added back to Consolidated EBITDA pursuant to clauses (a)(viii)(B) and (a)(xii) of the definition thereof may not exceed 25 per cent. of such Consolidated EBITDA for such Leverage Test Date and/or ICR Test Date (as applicable) (prior to giving effect to any increase pursuant to those clauses (a)(viii)(B) and (a)(xii)); and (ii) shall be tested by reference to each of the financial statements delivered pursuant to sub-paragraphs 1 and 2 of the first paragraph of Schedule 15 (Information Undertakings) and/or each Compliance Certificate delivered pursuant to Clause 25.2 (Compliance Certificates). (c) For the purposes of this Agreement, the Interest Cover Ratio (and all components of such definition) shall be calculated in accordance with the provisions set out in Part C (Definitions) of Schedule 16 (Incurrence Covenants) save that Consolidated EBITDA and Consolidated Interest Expense (and all components of such definitions) shall be calculated by reference to the Reporting Group. 26.4 Equity Cure (a) Notwithstanding anything to the contrary in this Agreement or any other Finance Document, in the event that the Company fails (or, but for the operation of this Clause 26.4, anticipates that it may fail) to comply with the requirements of paragraph (a)(i) of Clause 26.2 (Financial Condition) in respect of any Relevant Period in relation to which the Financial Covenant Testing Condition has been met, and/or the requirements of paragraphs (b), (c) or (e) of Clause 26.2 (Financial Condition) in respect of any Relevant Period during which the relevant Financial Covenant is tested all or part of the cash proceeds (together, the “Cure Amount” unless redesignated in accordance with paragraph (f) below) received by a member of the Group from any New Shareholder Injection during or after the end of that Relevant Period but on or prior to the date falling 20 Business Days after the date on which the Compliance Certificate in which such failure to comply was first confirmed by the Company was required to be delivered pursuant to Clause 25.2 (Compliance Certificates) (after giving effect to any applicable grace period) (the “Cure Period”) shall, at the option of the Company (in its sole and absolute discretion): (i) for the purposes of the Leverage Covenant: – 134 – #4854-1237-6969v16 (A) be deemed to have been applied in reducing the amount of Consolidated Funded Debt as at the last day of such Relevant Period by an amount equal to the Cure Amount (an “Indebtedness Cure”) and the Consolidated Leverage Ratio shall be recalculated as of the last day of the applicable Relevant Period accordingly; provided that, if such Cure Amount was received by a member of the Group prior to the last day of such Relevant Period, the unspent proceeds of such Cure Amount will not be double counted with the amount of such Cure Amount deemed to be applied in accordance with this paragraph (i); or (B) be deemed to have been received by the Company on the last day of such Relevant Period and applied in increasing Consolidated EBITDA for such Relevant Period on a pro forma basis by an amount equal to the Cure Amount (an “EBITDA Cure”) and the Consolidated Leverage Ratio shall be recalculated as of the last day of the applicable Relevant Period accordingly; and/or (ii) for the purposes of the Minimum Liquidity Covenant, be deemed to have been applied in increasing the Liquidity on the date on which the Compliance Certificate in which such failure to comply was first confirmed by the Company by an amount equal to the Cure Amount and the Minimum Liquidity Covenant shall be recalculated as of that date accordingly; and/or (iii) for the purposes of the Minimum Equity Covenant, be deemed to have been applied in increasing the Book Equity for the Relevant Period ending on or around any applicable Book Equity Test Date by an amount equal to the Cure Amount and the Book Equity Ratio shall be recalculated as of the last day of the applicable Relevant Period accordingly; and/or (iv) for the purposes of the Interest Cover Covenant, be deemed to have been received by the Company on the last day of such Relevant Period and applied in increasing Consolidated EBITDA for such Relevant Period on a pro forma basis by an amount equal to the Cure Amount and the Interest Cover Ratio shall be recalculated as of the last day of the applicable Relevant Period accordingly. (b) If, after giving effect to the recalculations referred to: (i) in sub-paragraph (a)(i) above, the Company is then in compliance with the requirements of paragraph (a)(i) of Clause 26.2 (Financial Condition), then the Company shall be deemed to have satisfied the requirements of paragraph (a) of Clause 26.2 (Financial Condition); and/or (ii) in sub-paragraph (a)(ii) above, the Company is then in compliance with the requirements of paragraph (b) of Clause 26.2 (Financial Condition), then the Company shall be deemed to have satisfied the requirements of paragraph (b) of Clause 26.2 (Financial Condition); and/or – 135 – #4854-1237-6969v16 (iii) in sub-paragraph (a)(iii) above, the Company is then in compliance with the requirements of paragraph (c) of Clause 26.2 (Financial Condition), then the Company shall be deemed to have satisfied the requirements of paragraph (c) of Clause 26.2 (Financial Condition); and/or (iv) in sub-paragraph (a)(iv) above, the Company is then in compliance with the requirements of paragraph (e) of Clause 26.2 (Financial Condition), then the Company shall be deemed to have satisfied the requirements of paragraph (e) of Clause 26.2 (Financial Condition), as of the applicable Test Date with the same effect as though there had been no failure to comply with such requirements as of such Test Date and the applicable breach of paragraph (a), (b), (c) and/or(e) of Clause 26.2 (Financial Condition), as applicable, that had occurred shall be deemed to be cured and no longer continuing for the purposes of this Agreement. For the avoidance of doubt, this paragraph shall not limit the Finance Parties’ ability to exercise their rights in respect of that breach during the intervening period. (c) [reserved]. (d) To the extent that the Company has elected to apply any Cure Amount as an EBITDA Cure in accordance with sub-paragraph (i)(B) above and the Financial Quarter in which such Cure Amount was deemed to have been received by the Company in accordance with sub-paragraph (i)(B) above is a Financial Quarter which is taken into account in any subsequent Relevant Period (a “Subsequent Period”), such Cure Amount shall be deemed to be included in Consolidated EBITDA for that Subsequent Period for the purposes of calculating the Consolidated Leverage Ratio as of the last day of such Subsequent Period (and, for the avoidance of doubt, such inclusion of the Cure Amount in Consolidated EBITDA in a Subsequent Period shall not count towards the limits specified in paragraph (e)(iii) below on the number of occasions (consecutive or otherwise) on which a breach of the Leverage Covenant may be remedied pursuant to an EBITDA Cure). (e) Notwithstanding anything to the contrary in this Agreement or any other Finance Document: (i) there shall be no limits or restrictions on the quantum of any Cure Amount exceeding the minimum amount required to prevent or, as the case may be, cure any breach of the Leverage Covenant, the Minimum Liquidity Covenant, the Minimum Equity Covenant and/or the Interest Cover Covenant; (ii) the number of occasions, prior to the Termination Date in respect of the Original Revolving Facility, on which a breach of the Leverage Covenant may be remedied pursuant to this Clause 26.4 shall be limited to five (5) in aggregate; (iii) the number of occasions, prior to the Termination Date in respect of the Original Revolving Facility, on which a breach of the Leverage Covenant – 136 – #4854-1237-6969v16 may be remedied pursuant to an EBITDA Cure shall be limited to two (2) in aggregate; (iv) prior to the Termination Date in respect of the Original Revolving Facility, the Company may not elect that a Cure Amount be treated as an EBITDA Cure or an Indebtedness Cure when taken into account pursuant to paragraph (a) above in two consecutive Financial Quarters; (v) prior to the Termination Date in respect of the Original Revolving Facility, the number of occasions that the Company shall be entitled to apply Cure Amounts pursuant to paragraph (a) of Clause 26.4 shall be limited to six (6) in aggregate; (vi) subject to paragraph (vii) below, any Cure Amount (other than the proceeds of any Cure Amount that are actually applied in repayment, prepayment or other reduction of indebtedness) shall: (A) be disregarded for the purposes of determining: (1) the Margin; (2) any other ratchets, baskets or ratio; or (3) the available capacity in any baskets with respect to the covenants contained in Schedule 16 (Incurrence Covenants); (B) not result in any adjustment to any amounts other than the amount of Consolidated EBITDA, Consolidated Funded Debt, Total Book Assets or Liquidity as described in paragraph (a) above and solely for the purpose of testing the Leverage Covenant, the Interest Cover Covenant, the Minimum Equity Covenant or the Minimum Liquidity Covenant (as applicable); and (C) not or, as applicable, shall cease to increase the amount available under clause (c)(ii) of the first paragraph of Section 2 (Limitation on Restricted Payments) of Schedule 16 (Incurrence Covenants); (vii) any Cure Amounts which are held by a member of the Group as cash or Cash Equivalents on the last day of any applicable Relevant Period ending after the date on which such Cure Amount was received by the Group shall constitute cash or Cash Equivalents (as applicable) for all purposes under this Agreement (including, for the avoidance of doubt, for cash netting purposes in any financial calculation); and (viii) the Company shall not be required to apply any Cure Amount in prepayment of the Facilities or any other indebtedness; and neither the Agent, the Security Agent nor any Lender shall exercise any rights under any Finance Document that are available in respect of any actual or purported breach of the Leverage Covenant, the Interest Cover Covenant, the Minimum Equity Covenant or the Minimum Liquidity Covenant until the relevant Cure Deadline (and then only

– 137 – #4854-1237-6969v16 to the extent that such breach of the Leverage Covenant, the Interest Cover Covenant, the Minimum Equity Covenant or the Minimum Liquidity Covenant has not been remedied in accordance with this Clause 26.4). (f) If: (i) the Company has received a New Shareholder Injection pursuant to paragraph (a) above in anticipation of a potential breach of the Leverage Covenant, the Interest Cover Ratio, the Minimum Equity Covenant or the Minimum Liquidity Covenant prior to delivery of the Compliance Certificate in respect of the Financial Quarter during which such breach of the Leverage Covenant, the Interest Cover Covenant, the Minimum Equity Covenant or the Minimum Liquidity Covenant is anticipated and, without taking the Cure Amount constituted by such New Shareholder Injection into account, there was in fact no breach of the Leverage Covenant, the Interest Cover Covenant, the Minimum Equity Covenant or the Minimum Liquidity Covenant (as applicable) when tested in respect of the applicable Relevant Period; or (ii) any portion of a New Shareholder Injection received pursuant to paragraph (a) above is not actually required to be applied as a Cure Amount pursuant to this Clause 26.4, (such amount being an “Unused Cure Amount”), the Company may elect at any time for such Unused Cure Amount to no longer constitute a Cure Amount for the purposes of this Clause 26.4 and, following such election, such Unused Cure Amount: (A) shall not constitute a Cure Amount and shall be disregarded for the purposes of Clause 26.4 (Equity Cure) including, for the avoidance of doubt, the number of occasions, prior to the Termination Date in respect of the Original Revolving Facility, on which an initial breach of the Leverage Covenant, the Interest Cover Covenant, the Minimum Equity Covenant and/or the Minimum Liquidity Covenant may be remedied with a Cure Amount; (B) may be taken into account for the purposes of determining: (1) the Margin; (2) any other ratchets, baskets or ratio; or (3) the available capacity in any baskets with respect to the covenants contained in Schedule 16 (Incurrence Covenants); (C) may increase the amount available under clause (c)(ii) of the first paragraph of Section 2 (Limitation on Restricted Payments) of Schedule 16 (Incurrence Covenants); – 138 – #4854-1237-6969v16 (D) shall be taken into account as and to the extent contemplated by the definitions included in Clause 26.1 (Financial definitions) and Part C (Definitions) of Schedule 16 (Incurrence Covenants). (g) If the Leverage Covenant has been breached but is complied with when tested on any subsequent Leverage Test Date or the Financial Covenant Test Condition is not met on any subsequent Leverage Test Date, in each case in respect of any Relevant Period, then, any prior breach of the Leverage Covenant arising therefrom shall no longer be outstanding or continuing for the purposes of the Finance Documents. (h) If the Minimum Liquidity Covenant, the Interest Cover Covenant and/or the Minimum Equity Covenant has been breached but is complied with when tested on any subsequent Test Date, in each case in respect of any Relevant Period, then, any prior breach of the Minimum Liquidity Covenant, the Interest Cover Covenant and/or the Minimum Equity Covenant, as applicable, arising therefrom shall no longer be outstanding or continuing for the purposes of the Finance Documents. 27. GENERAL UNDERTAKINGS The undertakings in this Clause 27 remain in force from the date of this Agreement for so long as any amount is outstanding under the Finance Documents or any Commitment is in force. 27.1 Authorisations Subject to the Legal Reservations and Perfection Requirements, each Obligor shall promptly obtain, comply with and do all that is necessary to maintain in full force and effect any Authorisation required under any law or regulation of its jurisdiction of incorporation to enable it to: (a) enter into and perform its obligations under the Finance Documents to which it is a party; (b) ensure, subject to the Legal Reservations and Perfection Requirements, the legality, validity, enforceability in all material respects or admissibility in evidence in its jurisdiction of incorporation of any Finance Document to which it is a party; and (c) carry on its business, where failure to do so has or is reasonably likely to have a Material Adverse Effect. 27.2 Compliance with laws Each Obligor shall (and the Company shall procure that each of its Restricted Subsidiaries shall) comply in all respects with all laws to which it may be subject, save where non- compliance would not be reasonably expected to have a Material Adverse Effect. 27.3 Centre of Main Interests No Obligor incorporated in the European Union shall deliberately cause or allow its centre of main interests (as that term is used in Article 3(1) of the Regulation (EU) 2015/848 of the European Parliament of the Counsel of 20 May 2015 on insolvency proceedings (recast)) to change in a manner which would materially adversely affect the Lenders. – 139 – #4854-1237-6969v16 27.4 Security and guarantees (a) The Company shall ensure that, by the date falling 60 days after the Business Day falling immediately after the Closing Date (or such later date as the Agent (acting on the instructions of the Majority Lenders) may agree (acting reasonably)): (i) each Original Third Party Security Provider shall grant Transaction Security and accede to the Intercreditor Agreement; (ii) each Restricted Subsidiary shall grant Transaction Security; and (iii) Transaction Security shall be granted over each Rig owned by a member of the Group, in each case, in accordance with and subject to the Agreed Security Principles. (b) The Company shall ensure that, by the date which is 90 days after each anniversary of the Closing Date (or such later date as the Agent (acting on the instructions of the Majority Lenders) may agree (acting reasonably)), each person that becomes a Restricted Subsidiary after the Closing Date that acquires a Rig (other than a Relevant Excluded Rig) shall: (i) accede as an Additional Guarantor; and (ii) grant or procure that Transaction Security is granted, in each case, in accordance with and subject to the Agreed Security Principles. 27.5 Compliance with Environmental Laws Each Obligor shall (and the Company shall ensure that each Material Company will): (a) comply with all Environmental Law; (b) obtain, maintain and ensure compliance with all requisite Environmental Permits; and (c) implement procedures to monitor compliance with and to prevent liability under any Environmental Law, where failure to do so has or is reasonably likely to have a Material Adverse Effect. 27.6 Pari passu ranking Each Obligor shall ensure that its payment obligations under the Finance Documents rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors except those creditors whose claims are mandatorily preferred by laws of general application to companies. 27.7 Maintenance of insurance Each Obligor shall (and the Company shall ensure that each Material Company will) maintain insurances with reputable independent insurance companies or underwriters on and in relation to its business and assets against those risks and to the extent as is usual for companies carrying on the same or substantially similar business. – 140 – #4854-1237-6969v16 27.8 Access If an Event of Default is continuing, each Obligor shall, and the Company shall ensure that each member of the Group shall permit the Agent and/or accountants or other professional advisers and contractors of the Agent free access at all reasonable times and on reasonable notice to: (a) the premises, assets, books, accounts and records of any member of the Group; and (b) to meet and discuss matters with senior management of the Company. 27.9 Payment of Taxes Each Obligor must (and the Company shall procure that each member of the Group will) to the extent applicable: (a) as soon as reasonably practicable file all tax returns required to be filed by it in any Relevant Jurisdiction; and (b) as soon as reasonably practicable pay all Taxes unless such Tax is being contested in good faith and by appropriate means and adequate provision as deemed appropriate is made for the payment of that Tax, if failure to do so would have a Material Adverse Effect. 27.10 Intellectual Property Each Obligor shall (and the Company shall procure that each other Material Company will): (a) take all reasonable action to preserve and maintain the subsistence and validity of the Material Intellectual Property; (b) use reasonable endeavours to prevent any infringement in any material respect of the Material Intellectual Property; (c) make registrations and pay all registration fees and taxes necessary to maintain the Material Intellectual Property in full force and effect and record its interest in that Material Intellectual Property, in each case, where failure to do so has, or could reasonably be expected to have a Material Adverse Effect. 27.11 Further Assurance (a) Subject to the Agreed Security Principles and the terms of the Transaction Security Documents, each Obligor shall promptly do all such acts or execute all such documents (including assignments, assignations, transfers, mortgages, charges, pledges, notices and instructions) as the Security Agent may reasonably specify: (i) to perfect the Security created or intended to be created under or evidenced by the Transaction Security Documents (which may include the execution of a mortgage, charge, assignment or other Security over all or any of the assets which are, or are intended to be, the subject of the Transaction Security) or for the exercise of any rights, powers and remedies of the Security Agent or

– 141 – #4854-1237-6969v16 the Finance Parties provided by or pursuant to the Finance Documents or by law; and/or (ii) during the occurrence of a Declared Default which is continuing, to facilitate the realisation of the assets which are, or are intended to be, the subject of the Transaction Security. (b) Subject to the Agreed Security Principles and the terms of the Transaction Security Documents, each Obligor shall promptly take all such action (including making all filings and registrations) as may be necessary for the purpose of the creation, perfection, protection or maintenance of any Transaction Security conferred or intended to be conferred on the Security Agent or the Finance Parties by or pursuant to the Finance Documents or as may be required by law in any applicable jurisdiction in connection with any Transaction Security. (c) In relation to any provision of this Agreement which requires the Obligors to deliver any document for the purposes of granting any guarantee or Security for the benefit of all or any of the Finance Parties, the Security Agent agrees to execute as soon as reasonably practicable any such agreed form document which is presented to it for execution provided that execution of such document does not, in the opinion of the Security Agent (acting reasonably), expose the Security Agent to liability or result in it being in breach of law, regulation or internal policy or impose personal liabilities or obligations on, or adversely affect the rights, duties or immunities of the Security Agent. To the extent requested to do so by the Security Agent, the Agent shall confirm to the Security Agent (and may liaise with the Finance Parties to enable it to do so) that any such document is considered by the Majority Lenders to be in agreed form. 27.12 Compliance with Laws and Sanctions (a) Each Obligor shall: (i) comply in all respect with all laws and regulations to which it may be subject, including Sanctions; and (ii) without limiting paragraph (i) above, not employ a Rig nor allow its employment, operation or management in any manner contrary to any applicable law or regulation, including but not limited to Sanctions. (b) Each Obligor shall (and the Obligors shall procure that parties acting on its behalf will) observe and abide with, including but not limited to, any applicable law, official requirement or other regulatory measure or procedure implemented to combat money laundering (as defined in Article 1 of the Directive 2005/60/EF (Directive 2005/60/EC of the European Parliament and of the Council of 26 October 2005 on the prevention of the use of the financial system for the purpose of money laundering and terrorist financing) amending Council Directive 91/308, as amended from time to time). – 142 – #4854-1237-6969v16 (c) Each Obligor shall ensure that none of them, nor any other member of the Group, respective directors, officers, employees, agents or representatives or any other persons acting on any of their behalf: (i) is or will become a Restricted Party; (ii) is in breach of Sanctions; (iii) causes (or will cause) a breach of Sanctions by any Finance Party; and/or (iv) take any action or make any omission that results, or is reasonably likely to result, in it or any Finance Party becoming a Restricted Party. (d) No Obligor shall (and the Borrowers shall ensure that no other Relevant Person shall) take any action or make any omission that results, or is reasonably likely to result, in it or any Finance Party becoming a Restricted Party or otherwise a target of sanctions (“target of sanctions”) signifying an entity or person (“Target”) that is a target of laws, regulations or orders concerning any trade, economic or financial sanctions or embargoes by virtue of prohibitions and/or restrictions being imposed on any US person or other legal or natural person subject to the jurisdiction or authority of a US Sanctions Authority which prohibit or restrict them from them engaging in trade, business or other activities with such Target without all appropriate licences or exemptions issued by all applicable US Sanctions Authorities. (e) Each Obligor undertakes that it and each director, officer, agent, employee or person acting on behalf of the Obligor, is not a Restricted Party and does not act directly or indirectly on behalf of a Restricted Party. (f) No Obligor shall use any revenue or benefit derived from any activity or dealing with a Restricted Party in discharging any obligation due or owing to the Finance Parties and/or the Hedge Counterparties. (g) Each Obligor shall procure that no proceeds from any activity or dealing with a Restricted Party are credited to any bank account held with any Finance Party or any affiliate of a Finance Party in its name. (h) No Obligor shall directly or indirectly use the proceeds of a Loan, or lend or contribute or otherwise make available all or any part of such proceeds to any subsidiary, joint venture partner, Relevant Person, Affiliate or any other person to fund activities or business of or with any person, or in any country or territory, that, at the time of such funding is a Restricted Party or in any other manner that would result in, or is likely to result in, (i) a violation of Sanctions by any person (including any person participating in the loan hereunder, whether as a Finance Party or otherwise) or (ii) it or a Finance Party becoming a Restricted Party or otherwise a target of Sanctions. (i) Each Obligor shall institute and maintain policies and procedures designed to promote an achieve compliance by it and each of its Subsidiaries, and each of their respective directors, officers and employees with: – 143 – #4854-1237-6969v16 (i) Sanctions; and (ii) the requirements of this Clause 27.12. 27.13 Note Purchase Condition (a) Subject to the Intercreditor Agreement and the provisions of this Clause 27.13, the Company may not, and shall procure that no other member of the Group will, repay, prepay, purchase, defease, redeem or otherwise acquire or retire (a “Notes Payment”) the principal amount of any Original Senior Secured Notes or any Permitted Refinancing Debt in respect thereof (the “Notes Repurchase Debt”). (b) Paragraph (a) above shall not prohibit any Notes Payment if: (i) such Notes Payment constitutes Permitted Refinancing Debt in respect of the Original Senior Secured Notes (or any prior Permitted Refinancing Debt incurred in respect thereof) (including pursuant to a debt exchange, non-cash rollover or other similar or equivalent transaction); (ii) such Notes Payment constitutes mandatory amortisation or any Mandated Excess Cash Flow Offer (as defined in the Original Senior Secured Notes) in respect of the Original Senior Secured Notes; or (iii) it is otherwise agreed by the Majority Lenders, and (except in relation to a Notes Payment under paragraph (i) above) the Prepayment Threshold shall be deemed to have been reduced by an amount equal to such Notes Payment, provided that the Prepayment Threshold shall not be less than zero. (c) Paragraph (a) above shall not prohibit any Notes Payment which is not otherwise permitted by virtue of paragraph (b) above if, following such Notes Payment, either: (i) the outstanding principal amount of Notes Repurchase Debt immediately following such Notes Payment is greater than or equal to the Prepayment Threshold; or (ii) where paragraph (i) does not apply, Utilisations are prepaid and Available Commitments cancelled in accordance with paragraph (i) of Clause 13 (Restrictions) in an aggregate amount equal to: (A) the Relevant Proportion of the Total Original Revolving Facility Commitments, less: (B) the amount of any prepayments or cancellations made prior to such Notes Payment pursuant to this paragraph (c)(ii). (d) Subject to paragraph (b) above, in this Clause 27.13: – 144 – #4854-1237-6969v16 “Prepayment Threshold” means an amount equal to 50 per cent. of the principal amount of the Notes Repurchase Debt as at the Closing Date, subject to any reduction contemplated by paragraph (b) above. “Relevant Proportion” means, with respect to a Notes Payment, the proportion that (x) the amount by which the Prepayment Threshold exceeds the principal amount of the Notes Repurchase Debt immediately following such Notes Payment bears to (y) the original amount of the Prepayment Threshold, prior to any adjustment pursuant to paragraph (b) above. 27.14 Responsible ship recycling The Company shall ensure that each Rig and any other rig owned or controlled by a member of the Group which is to be scrapped, or which is sold to an intermediary with the intention of being scrapped, is recycled at a recycling yard which conducts its recycling business in a socially and environmentally responsible manner in accordance with: (a) the Hong Kong International Convention for the Safe and Environmental Recycling of Ships (2009); and (b) the Regulation (EU) No. 1257/2013 of the European Parliament and of the Council of 20 November 2013 on ship recycling and amending Regulation (EC) No. 1013/2006 and Directive 2009/16/EC. 27.15 Additional undertakings The Company and each Obligor shall comply with the covenants set out in Schedule 16 (Incurrence Covenants). 27.16 Conditions Subsequent By no later than 60 days after (and excluding) the date of this Agreement, the Company shall provide evidence of the full and final release and discharge of all security provided for the Existing Debt (other than the Convertible Bonds (2028) and any other Debt permitted under this Agreement). 28. EVENTS OF DEFAULT Each of the events or circumstances set out in this Clause 28 (save for Clause 28.7 (Acceleration) to Clause 28.8 (Clean-Up Period)) and Schedule 17 (Events of Default) shall constitute an Event of Default. 28.1 Financial Covenants Subject to Clause 26.4 (Equity Cure) and the expiry of any applicable Cure Period, the Company fails to comply with any Financial Covenant when required to be tested in accordance with Clause 26.2 (Financial Condition). 28.2 Misrepresentation (a) Any representation, warranty or written statement made or deemed to be made by a Third Party Security Provider or an Obligor in the Finance Documents is or proves

– 145 – #4854-1237-6969v16 to have been incorrect or misleading in any material respect when made or deemed to be made. (b) No Event of Default will occur under paragraph (a) above if the circumstances giving rise to that misrepresentation are capable of remedy and are remedied within 15 Business Days of the earlier of: (i) the giving of notice by the Agent to the Company in respect of such misrepresentation and (ii) the Company becoming aware of the failure to comply. 28.3 Intercreditor Agreement (a) Any Obligor fails to comply in any material respect with the provisions of, or does not perform its material obligations under, the Intercreditor Agreement. (b) No Event of Default will occur under paragraph (a) above if such failure: (i) does not materially and adversely affect the interests of the Lenders as a whole; or (ii) is capable of remedy, and is remedied within 15 Business Days of the earlier of (i) the giving of notice by the Agent to the Company in respect of such failure and (ii) the Company becoming aware of the failure to comply. 28.4 Unlawfulness and invalidity (a) Subject to the Legal Reservations and Perfection Requirements, it is or becomes unlawful for an Obligor or Third Party Security Provider to perform any of its material obligations under the Finance Documents, any Finance Document ceases to be in full force and effect or any Transaction Security created or expressed to be created or evidenced by the Transaction Security Documents ceases to be effective or any subordination created under the Intercreditor Agreement is or becomes unlawful and this could reasonably be expected to materially and adversely affect the interests of the Finance Parties (taken as a whole) under the Finance Documents. (b) Subject to the Legal Reservations and Perfection Requirements, any material obligation of any Obligor or Third Party Security Provider that is a party to the Intercreditor Agreement is not or ceases to be legal, valid, binding or enforceable. (c) No Event of Default will occur under paragraphs (a) or (b) above if such circumstance: (i) does not materially and adversely affect the interests of the Lenders as a whole; or (ii) is capable of remedy, and is remedied within 15 Business Days of the earlier of: (i) the giving of notice by the Agent to the Company in respect of such circumstance and (ii) the Company becoming aware of the failure to comply. 28.5 Repudiation and rescission (a) An Obligor repudiates or rescinds a Finance Document or evidences an intention to repudiate or rescind a Finance Document. – 146 – #4854-1237-6969v16 (b) No Event of Default will occur under paragraph (a) above if such event: (i) does not materially and adversely affect the interests of the Lenders as a whole; or (ii) is capable of remedy, and is remedied within 15 Business Days of the earlier of (i) the giving of notice by the Agent to the Company in respect of such event and (ii) the Company becoming aware of the failure to comply. 28.6 Sanctions (a) Any Obligor or any of its Subsidiaries becomes a Restricted Party or becomes owned or controlled by, or acts directly or indirectly on behalf of, a Restricted Party or any of such persons becomes the owner or controller of a Restricted Party. (b) Any proceeds of a Loan are made available, directly or indirectly, to fund any trade, business or other activities involving or for the benefit of a Restricted Party or in any country or territory, that, at the time of such funding, is a sanctioned country or otherwise is, directly or indirectly, applied in a manner that would result in a violation of Sanctions by a Finance Party or any Obligor or for any purpose prohibited by Sanctions. (c) Any Obligor or any of its Subsidiaries takes any action resulting in a violation by such persons of Sanctions or which constitutes or would constitute any such violation by a Finance Party or any Obligor. (d) No Event of Default will occur under this Clause 28.6 if such event is capable of remedy, and is remedied within 15 Business Days of the earlier of (i) the giving of notice by the Agent to the Company in respect of such event and (ii) the Company becoming aware of the failure to comply. 28.7 Acceleration At any time after the occurrence of an Event of Default which is continuing, the Agent may, and shall if so directed by the Majority Lenders, by written notice to the Company: (a) cancel the Total Commitments whereupon they shall immediately be cancelled; (b) declare that all or part of the Utilisations, together with accrued interest, and all other amounts accrued or outstanding under the Finance Documents be immediately due and payable, whereupon they shall become immediately due and payable; (c) declare that all or part of the Utilisations be payable on demand, whereupon they shall immediately become payable on demand by the Agent on the instructions of the Majority Lenders; (d) declare that full cash cover in respect of each Letter of Credit is immediately due and payable whereupon they shall immediately become due and payable; – 147 – #4854-1237-6969v16 (e) declare that full cash cover in respect of each Letter of Credit be payable on demand, whereupon such cash cover shall immediately become payable on demand by the Agent on the instructions of the Majority Lenders; (f) declare all or any part of the amounts (or cash cover in relation to those amounts) outstanding under any Ancillary Facility be immediately due and payable, at which time it shall become immediately due and payable; (g) declare all or any part of the amounts (or cash cover in relation to those amounts) outstanding under any Ancillary Facility be payable on demand, whereupon it shall immediately become due and payable on demand by the Agent on the instructions of the Majority Lenders; and/or (h) exercise or direct the Security Agent to exercise any or all of its rights, remedies, powers or discretions under the Finance Documents in accordance with their terms. 28.8 Clean-Up Period For the purpose of this Agreement, for the period (the “Clean-Up Period”) commencing, in respect of any acquisition made after the Closing Date, from the date of completion of that acquisition and expiring 120 days thereafter, the occurrence of any Event of Default will be deemed not to be a breach of representation or warranty or a breach of covenant or an Event of Default (as the case may be) if it would have been (but for this provision) a breach of representation or warranty or a breach of covenant or an Event of Default only by reason of circumstances relating exclusively to any target that is the subject of any acquisition made after the Closing Date (or, in each case, any of its Subsidiaries) as at the date of such acquisition, provided that (in each case) such breach or Event of Default: (a) in the opinion of the Company, is capable of being remedied and the Company is taking appropriate steps to remedy such breach or Event of Default; (b) does not have a Material Adverse Effect; and (c) was not procured or approved by the Company, provided that the knowledge of any such Event of Default shall not equate to procurement or approval by the Company. Notwithstanding the above, if the relevant circumstances are continuing after the expiry of the Clean-Up Period, there shall be a breach of representation or warranty, breach of covenant or Event of Default, as the case may be (and without prejudice to any rights and remedies of the Finance Parties). 29. CHANGES TO THE LENDERS 29.1 Assignments and Transfers by Lenders (a) Subject to this Clause 29, any Lender (an “Existing Lender”) may: (i) assign any of its rights; or (ii) transfer (including by way of novation) any of its rights and obligations; or – 148 – #4854-1237-6969v16 (iii) sub-participate any of its rights or obligations, under any Finance Document to: (A) a bank or financial institution or to any fund, trust or other entity which is regularly engaged in or established for the purpose of making, purchasing or investing in or securitising loans, securities or other financial assets; or (B) any other person approved in writing by the Company, (a “New Lender”). (b) The Finance Documents shall be binding upon and endure to the benefit of each Party and its or any subsequent successors, transferees, assigns and any New Lender and each such successor, transferee, assignee and any New Lender undertakes to carry out any actions required including the actions contemplated in this Clause 29 or the other provisions of this Agreement. 29.2 Conditions of assignment or transfer (a) On or prior to the Closing Date, the prior written consent of the Company (in its sole and absolute discretion) is required for any assignment, transfer (including by way of novation), sub-participation or sub-contract (a “Transfer”) unless such Transfer is to its Affiliate, to a Related Fund, to another Existing Lender or to an Affiliate of an Existing Lender, or in the case of a sub-participation or sub-contract, does not transfer any voting rights. (b) After the Closing Date, the prior written consent of the Company (not to be unreasonably withheld or delayed and, if not rejected prior to such time, deemed given after 10 Business Days following written request by the relevant Lender unless it is expressly refused by the Company within that period) is required for any Transfer unless such Transfer: (i) is to its Affiliate, its Related Funds another Existing Lender or an Affiliate of an Existing Lender; (ii) to an entity that is expressly listed on the Approved List; (iii) is made at a time when an Event of Default has occurred and is continuing; or (iv) in the case of a sub-participation or sub-contract, does not transfer any voting rights. (c) With respect to any Transfer to be made pursuant to this Clause 29: (i) other than in relation to a Transfer to another Existing Lender, its Affiliate, its Related Funds or an Affiliate of an Existing Lender, the Existing Lender shall provide at least 5 Business Days’ prior written notice to the Company of any Transfer;

– 149 – #4854-1237-6969v16 (ii) in all cases, no Transfer shall be made to any of the following persons unless the prior written consent of the Company (in its sole and absolute discretion) is obtained: (A) a Defaulting Lender (provided that, unless an existing Lender has knowledge or is advised to the contrary, it shall be entitled to rely on a written statement from a new Lender that it is not, and will not become, a Defaulting Lender on the date on which it becomes a Lender); (B) an Industry Competitor; or (C) except if such Transfer is made when an Event of Default is continuing, a Loan to Own/Distressed Investor; (iii) (except if such Transfer is made by an Existing Lender to (i) another Existing Lender;(ii) an Affiliate of a Lender; (iii) a Related Fund; (iv) to an entity on the Approved List or (v) where an Event of Default is continuing), an assignee or transferee must be have a long term corporate credit rating of at least BBB- or Baa3 (as applicable) according to at least two of Standard & Poor's Rating Services, Fitch Ratings Ltd. or Moody's Investors Service Limited; and (iv) if the Transfer is in respect of an Additional Facility, any other restrictions specified in the relevant Additional Facility Notice establishing such Additional Facility Commitments are complied with. (d) [reserved] (e) The Company may notify the Agent that an entity on the Approved List is or has become an Industry Competitor or a Loan to Own/Distressed Investor and may remove such entity from the Approved List. (f) If the consent of the Company is required for any Transfer, for all purposes under this Agreement and the other Finance Documents that Transfer shall only become effective if the prior written consent of the Company has been granted. (g) If any Transfer is carried out in breach of this Clause 30, such Transfer shall be void and deemed to have not occurred. (h) Any assignment or transfer of part of a Lender's Commitments shall, unless such assignment or transfer is of all of that Lender's remaining Commitments in that Facility, be in a minimum amount of USD 1,000,000. (i) Any Transfer referred to in paragraphs (a) and (b) above and the identity of the proposed New Lender shall be notified separately to the Company by the Agent (or Lender) promptly upon completion. (j) An Existing Lender may not Transfer any of its rights or obligations under this Agreement or the other Finance Documents or change its Facility Office if as a result of such Transfer or change of Facility Office, an Obligor would be obliged – 150 – #4854-1237-6969v16 to repay all or part of the Existing Lenders participation in the Facility in accordance with Clause 11.1 (Illegality). (k) Any Transfer under Clause 29 (Changes to the Lenders) will only be effective: (i) on receipt by the Agent of a copy of the prior written consent of the Company to the Transfer (as applicable) as required pursuant to paragraphs (a), (b) and/or (c) above or evidence satisfactory to the Agent and the Company (each acting reasonably) that such consent is not required under the provisions of this Clause 29; (ii) unless the New Lender is already a party to the Intercreditor Agreement in its capacity as a Lender, upon the New Lender acceding to the Intercreditor Agreement in its capacity as a Lender in accordance with the terms of Intercreditor Agreement; (iii) on receipt by the Agent (in the Assignment Agreement, Transfer Certificate or otherwise) of written confirmation from the New Lender (in form and substance satisfactory to the Agent and the Company (each acting reasonably)) that it will assume the same obligations to each of the other Finance Parties as it would have been under had it been an Original Lender; (iv) if the procedure in Clause 29.7 (Procedure for transfers) or Clause 29.8 (Procedure for assignment) (as applicable) is complied with; and (v) performance by the Agent and the Security Agent of all “know your customer” or other similar checks under all applicable laws and regulations relating to any person that the Agent and the Security Agent is required to carry out in relation to such assignment, transfer or sub-participation to a New Lender, the completion of which the Agent shall promptly notify to the Existing Lender and the New Lender. (l) If: (i) a Lender assigns, transfers, sub-participates, novates or otherwise disposes any of its rights or obligations under the Finance Documents or changes its Facility Office; and (ii) as a result of circumstances existing at the date the assignment, transfer, sub- participation, novation or change occurs, the Company or an Obligor would be obliged to make a payment to the New Lender or Lender acting through its new Facility Office under Clause 18 (Taxes) or Clause 19 (Increased Costs), then the New Lender or Lender acting through its new Facility Office is only entitled to receive payment under those Clauses to the same extent as the Existing Lender or Lender acting through its previous Facility Office would have been if the assignment, transfer, sub-participation, novation or change had not occurred. This paragraph (p) shall not apply in relation to Clause 18.2 (Tax Gross Up), to a UK Treaty Lender that has included a confirmation of its scheme reference number and – 151 – #4854-1237-6969v16 its jurisdiction of tax residence in accordance with paragraph (f)(ii)(B) of Clause 18.2 (Tax Gross Up) if the Obligor making the payment has not made a Borrower DTTP Filing in respect of that UK Treaty Lender. (m) Each New Lender, by executing the relevant Transfer Certificate or Assignment Agreement, confirms that the Agent has authority to execute on its behalf any amendment or waiver that has been approved by or on behalf of the requisite Lender or Lenders in accordance with this Agreement on or prior to the date on which the transfer or assignment becomes effective in accordance with this Agreement and that it is bound by that decision to the same extent as the Existing Lender would have been had it remained a Lender. (n) A copy of a Confidentiality Undertaking required pursuant to any term of this Agreement (together with any amendments to the Confidentiality Undertaking) entered into by the Existing Lender and any proposed New Lender shall, unless otherwise agreed by the Company, be provided to the Company within 10 Business Days of it being agreed (and in any event before any information is disclosed under or in reliance on that Confidentiality Undertaking) and a copy of any amendment to the Confidentiality Undertaking will be provided to the Company promptly upon such amendment taking effect. (o) Without prejudice to this Clause 29.2, the Company and each other Obligor hereby expressly consents to each Transfer of rights or obligations under this Clause 29 (Changes to the Lenders), the Company and each other Obligor also accepts and confirms that all guarantees, indemnities and Security granted by it under any Finance Document will, notwithstanding any such Transfer, continue and be preserved for the benefit of the New Lender and each of the other Finance Parties in accordance with the terms of the Finance Documents. (p) The Company shall be entitled to require the Finance Parties to provide information in reasonable detail regarding the identities and participations of each of the Lenders and any sub-participants under a sub-participation and the relevant Finance Parties shall provide such information as soon as reasonably practical after receipt of such a request. (q) Any assignment and/or transfer by an Existing Lender to a New Lender shall only be effective if it transfers or assigns the Existing Lender’s share of the relevant Facility pro rata against the Existing Lender’s Available Commitment and its participations in Utilisations under that Facility. (r) The consent of any Issuing Bank is required for any assignment or transfer by an Existing Lender of any of its rights and/or obligations under the Original Revolving Facility. 29.3 Exposure Transfer Save for assignments and transfers pursuant to Clause 29.2 (Conditions of assignment or transfer) and the Security granted in accordance with Clause 29.10 (Conditions of assignment or transfer) in relation to any Facility, no Lender shall enter into any – 152 – #4854-1237-6969v16 arrangement with another person under which such Lender transfers its exposure in full or part to that other person, unless under such arrangement throughout the life of such arrangement: (a) the relationship between the Lender and the third party is that of a debtor and creditor (including during the bankruptcy or similar event affecting the Lender or a Borrower); (b) the third party has no proprietary interest in the benefit of this Agreement or in any monies received by the Lender under or in relation to this Agreement; (c) the Lender does not divest itself, either expressly or implicitly or based on any common understanding with the third party, of any of its voting rights under the Finance Documents unless the third party is a person to whom the relevant rights and obligations could have been assigned or transferred without the Company’s consent in accordance with the terms of Clause 29.2 (Conditions of assignment or transfer); and (d) the third party under no circumstances will: (i) be subrogated to, or substituted in respect of, the Lender’s claims under this Agreement; or (ii) otherwise have any contractual relationship with, or rights against, an Obligor under or in relation to this Agreement. 29.4 Assignment by Lenders Upon an assignment becoming effective, the Existing Lender will be released from its obligations under the Finance Documents to the extent they are assumed by the New Lender. 29.5 Assignment or transfer fee Unless the Agent agrees otherwise, the New Lender shall, on or before the date upon which an assignment or transfer to it takes effect pursuant to this Clause 29, pay to the Agent (for its own account) a fee of USD 5,000. 29.6 Limitation of responsibility of Existing Lenders (a) Unless expressly agreed to the contrary, an Existing Lender makes no representation or warranty and assumes no responsibility to a New Lender for: (i) the legality, validity, effectiveness, adequacy or enforceability of the Finance Documents, the Transaction Security or any other documents; (ii) the financial condition of any Obligor or any other member of the Group; (iii) the performance and observance by any Obligor or any other member of the Group of its obligations under the Finance Documents or any other documents; or

– 153 – #4854-1237-6969v16 (iv) the accuracy of any statements or information (whether written or oral) made or supplied in connection with any Finance Document or any other document, and any representations or warranties implied by law are excluded. (b) Each New Lender confirms to the Existing Lender and the other Finance Parties that it: (i) has made (and shall continue to make) its own independent investigation and assessment of the financial condition and affairs of the Company and each other Obligor and its related entities and all other risks arising in connection with its participation in the Finance Documents and has not relied exclusively on any information provided to it by the Existing Lender or any other Finance Party in connection with any Finance Document or the Transaction Security; and (ii) will continue to make its own independent appraisal of the creditworthiness of the Company and each other Obligor and its related entities whilst any amount is or may be outstanding under the Finance Documents or any Commitment is in force. (c) Nothing in any Finance Document obliges an Existing Lender to: (i) accept a re-transfer or re-assignment from a New Lender of any of the rights and obligations assigned or transferred by such Existing Lender under this Clause 29; or (ii) support any losses directly or indirectly incurred by the New Lender by reason of the non-performance by the Company or any Obligor of its obligations under the Finance Documents or otherwise. 29.7 Procedure for transfers (a) Subject to the conditions set out in Clause 29.2 (Conditions of assignment or transfer) and Clause 41.7 (Replacement of Lender), a transfer is effected in accordance with paragraph (c) below of this Clause 29.7 when the Agent executes an otherwise duly completed Transfer Certificate executed and delivered to it by the Existing Lender and the New Lender. The Agent shall, subject to paragraph (c) below, as soon as reasonably practicable after receipt of a duly completed Transfer Certificate which appears on its face to comply with the terms of this Agreement and appears to be delivered in accordance with the terms of this Agreement, execute that Transfer Certificate and record the transfer in the Lender Register. The Security Agent is irrevocably instructed by the Finance Parties to countersign any Transfer Certificate presented to it that has been signed by the Agent. (b) The Agent shall only be obliged to execute a Transfer Certificate delivered to it in accordance with the provisions of this Clause once it is satisfied that it has complied with, and the Security Agent has confirmed to the Agent that it has also complied with, all necessary “know your customer” or similar checks under all applicable laws and regulations in relation to the transfer to such New Lender. – 154 – #4854-1237-6969v16 (c) Subject to Clause 29.11 (Pro rata interest settlement), on the Transfer Date: (i) to the extent that in such Transfer Certificate the Existing Lender seeks to transfer its rights and obligations under the Finance Documents and in respect of the Transaction Security, each of the Company or the Obligors and such Existing Lender shall be released from further obligations towards one another (and the Existing Lender shall be released from any further obligations toward each other) under the Finance Documents and in respect of the Transaction Security and their respective rights against one another under the Finance Documents and in respect of the Transaction Security shall be cancelled (such rights and obligations being referred to in this Clause 29.7 as “discharged rights and obligations”); (ii) the Company and each of the Obligors and the New Lender shall assume obligations towards one another and/or acquire rights against one another which differ from the discharged rights and obligations only insofar as the Company or that Obligor or other member of the Group and that New Lender have assumed and/or acquired the same in place of the Company, that Obligor and such Existing Lender; (iii) the Agent, the Arrangers, the New Lender and the other Finance Parties shall acquire the same rights and benefits and assume the same obligations between themselves as they would have acquired and assumed had such New Lender been an original party hereto as a Lender with the rights, benefits and/or obligations acquired or assumed by it as a result of such transfer and to that extent the Agent, the Arrangers and the relevant Existing Lender and the other Finance Parties (other than the New Lender) shall each be released from further obligations to each other under the Finance Documents; (iv) such New Lender shall become a party hereto as a “Lender”; and (v) the New Lender confirms to the Company that it has all Authorisations required for lending to the Borrowers. (d) Each party to this Agreement (other than the Existing Lender and the New Lender) irrevocably authorises the Agent to execute any duly completed Transfer Certificate on its behalf. 29.8 Procedure for assignment (a) Subject to the conditions set out in Clause 29.2 (Conditions of assignment or transfer) and Clause 41.7 (Replacement of Lender), an assignment may be effected in accordance with paragraph (c) below when the Agent executes an otherwise duly completed Assignment Agreement delivered to it by the Existing Lender and the New Lender. The Agent shall, subject to paragraph (b) below, as soon as reasonably practicable after receipt by it of a duly completed Assignment Agreement appearing on its face to comply with the terms of this Agreement and delivered in accordance with the terms of this Agreement, execute that Assignment Agreement and record the assignment in the Lender Register. The Security Agent is irrevocably instructed – 155 – #4854-1237-6969v16 by the Finance Parties to countersign any Assignment Agreement presented to it that has been signed by the Agent. (b) The Agent shall only be obliged to execute an Assignment Agreement delivered to it in accordance with the provisions of this Clause once it is satisfied that it has complied with, and the Security Agent has confirmed to the Agent that it has also complied with, all necessary “know your customer” or similar checks under all applicable laws and regulations in relation to the assignment to such New Lender. (c) Subject to Clause 29.11 (Pro rata interest settlement), on the Transfer Date: (i) the Existing Lender will assign absolutely to the New Lender its rights under the Finance Documents and in respect of the Transaction Security expressed to be the subject of the assignment in the Assignment Agreement; (ii) the Existing Lender will be released by each Obligor and the other Finance Parties from the obligations owed by it (the “Relevant Obligations”) expressed to be the subject of the release in the Assignment Agreement (and any corresponding obligations by which it is bound in respect of the Transaction Security); (iii) the New Lender shall become a party as a “Lender” and will be bound by obligations equivalent to the Relevant Obligations; and (iv) the New Lender confirms to the Company that it has all Authorisations required for lending to the Borrowers. (d) Lenders may utilise procedures other than those set out in this Clause 29.8 to assign their rights under the Finance Documents (but not, without the consent of the relevant Obligor or unless in accordance with Clause 29.7 (Procedure for transfers), to obtain a release by that Obligor from the obligations owed to that Obligor by the Lenders nor the assumption of equivalent obligations by a New Lender) provided that they comply with the conditions set out in Clause 29.2 (Conditions of assignment or transfer). 29.9 Copy of Transfer Certificate, Assignment Agreement, Increase Confirmation, Additional Facility Notice or Additional Facility Lender Accession Letter to the Company and maintenance of Lender Register (a) The Agent shall maintain a copy of each Assignment Agreement, Transfer Certificate, Additional Facility Notices, Additional Facility Lender Accession Letter and Increase Confirmation delivered to it. (b) The Agent shall, as soon as reasonably practicable after it has executed a Transfer Certificate, an Assignment Agreement, an Additional Facility Notice, an Additional Facility Lender Accession Letter or an Increase Confirmation, send to the Company, a copy of that Transfer Certificate, Assignment Agreement, Additional Facility Notice, Additional Facility Lender Accession Letter or Increase Confirmation. The Agent shall provide, upon the request of the Company, in relation to any specified Transfer Certificate, Assignment Agreement, Additional – 156 – #4854-1237-6969v16 Facility Notice, Additional Facility Lender Accession Letter or Increase Confirmation, a copy of such document to the Company within five Business Days of receipt of such request. (c) The Agent shall maintain a register (which may be kept in electronic form) on which it will record the name and addresses of the Lenders, the Commitments of, and the outstanding principal amount (and stated interest) of the Utilisations owing or attributable to each Lender pursuant to the terms of this Agreement from time to time (the “Lender Register”). The Agent will promptly update the Lender Register on the relevant Transfer Date or date of accession. (d) Each Lender that enters into a sub-participation of any of its rights or obligations to Borrower shall maintain a register (which may be kept in electronic form) on which it will record the name and address of each sub-participant and the principal amount (and stated interest) of each sub-participant's interest in the Utilisations by a Borrower or other obligations under the Finance Documents to such Borrower (the “Participant Register”). Each Lender will promptly update the Participant Register on the relevant date on which the sub-participation takes effect. (e) The Lender Register and each Participant Register shall be available for inspection by the Company, at any reasonable time and from time to time upon reasonable prior notice and the Agent will provide a copy of the Lender Register and Participant Register to the Company within five Business Days of request and in any event at six monthly intervals from the date of this Agreement. (f) The entries in the Lender Register and Participant Register shall be conclusive and binding for all purposes absent manifest error, and the Obligors, the Agent and the Lenders shall treat each person whose name is recorded (i) in the Lender Register pursuant to the terms of this Agreement as a Lender hereunder for all purposes of this Agreement and (ii) in the Participant Register as the owner of such sub- participation for all purposes of this Agreement notwithstanding any notice to the contrary. Any failure to make or update the Lender Register or Participant Register, or any error in the Lender Register or Participant Register, will not affect any Obligor's obligations in respect of the Utilisations. The Agent (in its capacity as Agent) shall have no responsibility for maintaining a Participant Register. (g) Each party to this Agreement irrevocably authorises the Agent to make the relevant entry in the Lender Register (and which the Agent shall do promptly) on its behalf for the purposes of this Clause 29.9 without any further consent of, or consultation with, such Party. (h) The Agent shall, upon request by an Existing Lender (as defined in Clause 29.1 (Assignments and Transfers by Lenders)) or a New Lender, confirm to that Existing Lender or New Lender whether a transfer or assignment from that Existing Lender or (as the case may be) to that New Lender has been recorded on the Lender Register (including details of the Commitment of that Existing Lender or New Lender in each Facility).

– 157 – #4854-1237-6969v16 29.10 Security over Lenders' rights In addition to the other rights provided to Lenders under this Clause 29, each Lender may without consulting with or obtaining consent from the Company or any Obligor, at any time charge, assign or otherwise create Security in or over (whether by way of collateral or otherwise) all or any of its rights under any Finance Document to secure obligations of that Lender including, without limitation: (a) any charge, assignment or other Security to secure obligations to a federal reserve or central bank; and (b) in the case of any Lender which is a fund, any charge, assignment or other Security granted to any holders (or trustee or representatives of holders) of obligations owed, or securities issued, by that Lender as security for those obligations or securities, except that no such charge, assignment or Security shall at any time: (i) release a Lender from any of its obligations under the Finance Documents or substitute the beneficiary of the relevant charge, assignment or other Security for the Lender as a party to any of the Finance Documents; or (ii) require any payments to be made by an Obligor or grant to any person any more extensive rights than those required to be made or granted to the relevant Lender under the Finance Documents. 29.11 Pro rata interest settlement (a) If the Agent has notified the Lenders that it is able to distribute interest payments on a pro rata basis to Existing Lenders and New Lenders then (in respect of any transfer pursuant to Clause 29.7 (Procedure for transfers) or any assignment pursuant to Clause 29.8 (Procedure for assignment) the Transfer Date of which, in each case, is after the date of such notification and is not on the last day of an Interest Period): (i) any interest or fees in respect of the relevant participation which are expressed to accrue by reference to the lapse of time shall continue to accrue in favour of the Existing Lender up to but excluding the Transfer Date (“Accrued Amounts”) and shall become due and payable to the existing Lender (without further interest accruing on them) on the last day of the current Interest Period (or, if the Interest Period is longer than six Months, on the next of the dates which falls at six Monthly intervals after the first day of that Interest Period); and (ii) the rights assigned or transferred by the Existing Lender will not include the right to the Accrued Amounts, so that, for the avoidance of doubt: (A) when the Accrued Amounts become payable, those Accrued Amounts will be payable to the Existing Lender; and – 158 – #4854-1237-6969v16 (B) the amount payable to the New Lender on that date will be the amount which would, but for the application of this Clause 29.11, have been payable to it on that date, but after deduction of the Accrued Amounts. (b) In this Clause 29.11 reference to “Interest Period” shall be construed to include a reference to any other period for accrual of fees. 29.12 Transfer, assignment and sub-participation Costs and Expenses Subject to Clause 18 (Taxes) and Clause 29.2 (Conditions of assignment or transfer), but notwithstanding any other term of this Agreement or the other Finance Documents, the Obligors shall not be liable for any Taxes, notarial and security registration or perfection fees, costs, fees, expenses, gross-up or increased costs that result from a Transfer of any Commitment. 29.13 Accession of Additional Facility Lender Any person which provides Additional Facility Commitments or an Additional Facility Loan shall become a Party to this Agreement as a Lender by executing an Additional Facility Lender Accession Letter. 30. RESTRICTIONS ON DEBT PURCHASE TRANSACTIONS (a) A member of the Group may not (and the Company shall ensure that no member of the Group will): (i) enter into any Debt Purchase Transaction; or (ii) beneficially own all or any part of the share capital of a company that is a Lender or a party to a Debt Purchase Transaction. (b) If any Debt Purchase Transaction is carried out in breach of this Clause 30, such Debt Purchase Transaction shall be void and deemed not to have occurred. 31. CHANGES TO THE OBLIGORS 31.1 Assignment and transfers by Obligors Neither the Company nor any Obligor may assign any of its rights or transfer any of its rights or obligations under the Finance Documents other than in accordance with Clause 31.2 (Additional Borrowers) to Clause 31.4 (Resignation of an Obligor) or pursuant to a Permitted Transaction or as otherwise not prohibited by the terms of this Agreement, provided that, in the case of any such assignment or transfer of any rights or obligations by a Borrower (including any merger, amalgamation or succession), the applicable provisions of Clause 31.2 (Additional Borrowers) shall apply in respect of any such transferee, assignee or successor in title that is to become a Borrower in accordance with the terms of this Agreement. 31.2 Additional Borrowers (a) Subject to compliance with Clause 25.4 (“Know your customer” checks), the Company may request that any of its wholly owned Subsidiaries becomes an – 159 – #4854-1237-6969v16 Additional Borrower under a Facility. That Subsidiary shall become a Borrower under the Facility if: (i) it is: (A) incorporated (or, as the case may be, registered) under the laws of the same jurisdiction as an existing Borrower or in an Approved Jurisdiction; (B) in the case of a member of the Group which will borrow under an Ancillary Facility only, approved by the relevant Ancillary Lender; (C) in the case of a member of the Group which will borrow under an Additional Facility only, approved by the relevant Additional Facility Lenders; or (D) otherwise approved by the Lenders (other than any Defaulting Lender) (each acting reasonably) with a Commitment under the applicable Facility in respect of which it will become a Borrower; (ii) the Company confirms no Event of Default is continuing or would occur as a result of that Subsidiary becoming an Additional Borrower; (iii) the Company or the acceding Borrower delivers to the Agent a duly completed and executed Accession Letter; (iv) the Subsidiary is (or becomes) a Guarantor prior to or contemporaneously with becoming a Borrower; and (v) the Agent has received all of the documents and other evidence set out in Part B of Schedule 2 (Conditions Precedent) in relation to that Additional Borrower, each in form and substance satisfactory to the Agent (acting reasonably) or receipt of such documents and evidence has been waived by the Agent (acting reasonably and only on the instructions of the Majority Lenders or, in respect of the documents and evidence described in paragraph 10 of Part B of Schedule 2 (Conditions Precedent) relating to “know your customer” regulations, all the Lenders, in each case, also acting reasonably). (b) The Agent shall notify the Company and the Lenders promptly upon being satisfied that it has received in form and substance satisfactory to it (acting reasonably) all of the documents and other evidence set out in Part B of Schedule 2 (Conditions Precedent) in relation to that Additional Borrower or receipt of such documents and evidence has been waived by the Agent (acting reasonably and only on the instructions of the Majority Lenders each also acting reasonably). (c) Other than to the extent that the Majority Lenders notify the Agent in writing to the contrary before the Agent gives the notification described in paragraph (b) above, the Lenders authorise (but do not require) the Agent to give that notification. The – 160 – #4854-1237-6969v16 Agent shall not be liable for any damages, costs or losses whatsoever as a result of giving any such notification. (d) Upon the Agent's confirmation to the Company that it has received all documents referred to in paragraph (a) of Clause 31.2 (Additional Borrowers) in respect of an Additional Borrower, such Additional Borrower, the Obligors and the Finance Parties shall each assume such obligations towards one another and/or acquire such rights against each other party as they would have assumed or acquired had such Additional Borrower been an original Party to this Agreement and such Additional Borrower shall become a Party to this Agreement and thereto as a Borrower and as a Guarantor. 31.3 Additional Guarantors (a) Subject to compliance with Clause 25.4 (““Know your customer” checks), the Company may request that any of its Subsidiaries becomes a Guarantor. That Subsidiary shall become a Guarantor if: (i) the Company or the relevant Subsidiary delivers to the Agent a duly completed and executed Accession Letter; and (ii) the Agent has received all of the documents and other evidence set out in Part B of Schedule 2 (Conditions Precedent) in relation to that Additional Guarantor, each in form and substance satisfactory to the Agent (acting reasonably) or receipt of such documents and evidence has been waived by the Agent (acting reasonably and only on the instructions of the Majority Lenders each also acting reasonably). (b) The Agent shall notify the Company and the Lenders promptly upon being satisfied that it has received in form and substance satisfactory to it (acting reasonably) all of the documents and other evidence set out in Part B of Schedule 2 (Conditions Precedent) in relation to that Additional Guarantor or receipt of such documents and evidence has been waived by the Agent (acting reasonably and only on the instructions of the Majority Lenders each also acting reasonably). (c) Other than to the extent that the Majority Lenders notify the Agent in writing to the contrary before the Agent gives the notification described in paragraph (b) above, the Lenders authorise (but do not require) the Agent to give that notification. The Agent shall not be liable for any damages, costs or losses whatsoever as a result of giving any such notification. (d) Upon the Agent's confirmation to the Company that it has received all documents referred to in paragraph (a) of this Clause 31.3 in respect of an Additional Guarantor, such Additional Guarantor, the other Obligors and the Finance Parties shall each assume such obligations towards one another and/or acquire such rights against each other party as they would have assumed or acquired had such Subsidiary been an original Party to this Agreement as a Guarantor and such Subsidiary shall become a Party to this Agreement and thereto as a Guarantor.

– 161 – #4854-1237-6969v16 31.4 Resignation of an Obligor (a) The Company may request that an Obligor (other than the Company) ceases to be a Borrower and/or a Guarantor by delivering a Resignation Letter to the Agent if: (i) that Obligor or its Holding Company is the subject of a transaction permitted or not prohibited by this Agreement pursuant to which the Obligor or its Holding Company will cease to be a member of the Group (including, without limitation, the designation of that Obligor as an Unrestricted Subsidiary) and the Agent shall, for all purposes of this Agreement, be entitled to rely upon confirmation in writing by the Company that this is the case; or (ii) that Obligor is permitted to resign as a guarantor and obligor in accordance with Section 9 (Successors) of Schedule 16 (Incurrence Covenants); (iii) that Guarantor is permitted to resign as a guarantor in accordance with Part B (Guarantor Release) of Schedule 16 (Incurrence Covenants); or (iv) the Super Majority Lenders have consented to the resignation of that Obligor. (b) The Agent shall accept a Resignation Letter and notify the Company and the Lenders of its acceptance if: (i) the Company has confirmed that no Event of Default is continuing or would result from the acceptance of the Resignation Letter; (ii) in the case of a Borrower, no amounts utilised by it as a Borrower remain outstanding under this Agreement (or will be outstanding at the time of resignation) and it is under no actual or contingent obligations as a Borrower under any Finance Documents, and in the case of a Guarantor no payment is due and payable from that Guarantor under Clause 23 (Guarantees and Indemnity); (iii) in the case of a Borrower which is also a Guarantor (unless it is simultaneously resigning as a Guarantor in accordance with this Clause 31.4), its obligations in its capacity as Guarantor continue to be, subject to the Legal Reservations, legal, valid, binding and enforceable and in full force and effect; and (iv) in relation to the resignation of a Guarantor, that Obligor is not a Borrower (except in the case of a Permitted Transaction or a resignation that complies with the provisions set out in Section 9 (Successors) of Schedule 16 (Incurrence Covenants)). (c) Upon notification by the Agent to the Company of its acceptance of the resignation of a Borrower or a Guarantor, that entity shall cease to be a Borrower or a Guarantor (as applicable) and shall have no further rights or obligations under the Finance Documents as a Borrower or a Guarantor (as applicable). – 162 – #4854-1237-6969v16 (d) Notwithstanding anything else in this Clause 31 to the contrary, where the Borrower or Guarantor is the subject of a transaction contemplated by paragraph (a) above, the resignation as a Borrower and/or Guarantor shall not take effect (and the Obligor will continue to have rights, obligations and liabilities under the Finance Documents as a Borrower and/or Guarantor) until the date on which the transaction contemplated by paragraph (a) above, takes effect. 31.5 Repetition of Representations Delivery of an Accession Letter constitutes confirmation by the relevant Subsidiary that the Repeating Representations are true and correct in all material respects in relation to it as at the date of delivery as if made by reference to the facts and circumstances then existing. 31.6 Release of Security (a) The Security Agent is hereby irrevocably instructed and directed by the Secured Parties and, on the basis of such instruction and direction, hereby agrees that (subject to the terms of the Intercreditor Agreement) it shall at the cost and expense of the Company release from the Transaction Security and the Transaction Security Documents: (i) any Security granted over any asset which is the subject of a disposal not prohibited by the terms of this Agreement (including a disposal to a member of the Group to the extent required to effect an intra-Group disposal, provided that this paragraph (i) shall not be relied upon in the case of a transfer of Capital Stock or of accounts receivable (including intercompany loan receivables and hedging receivables) to a Subsidiary unless the relevant property and assets remain subject to, or otherwise become subject to, Transaction Security following such sale or disposal); (ii) the property and assets, and Capital Stock, of any Restricted Subsidiary that is designated to be an Unrestricted Subsidiary in accordance with the applicable provisions of the Finance Documents; (iii) any Security in connection with a Permitted Reorganization; (iv) any asset that becomes an Excluded Asset; (v) any Security granted over any shares or other ownership interests in, and any assets of, a person which ceases to be an Obligor pursuant to Clause 31.4 (Resignation of an Obligor); and (vi) any Security over documents required in order for any member of the Group to effect amendments to those documents (to the extent not prohibited by the terms of this Agreement). (b) In the case of a disposal of shares or other ownership interests in an Obligor (or any Holding Company of any Obligor) held by members of the Group which is not prohibited by the terms of this Agreement or any other transaction not prohibited by the terms of this Agreement pursuant to which an Obligor (or any Holding – 163 – #4854-1237-6969v16 Company of any Obligor) will cease to be a member of the Group or an Obligor (including pursuant to Clause 31.4 (Resignation of an Obligor)), the Security Agent is hereby irrevocably instructed and directed by the Secured Parties and, on the basis of such instructions and directions, shall (subject to the terms of the Intercreditor Agreement) release that Obligor and its Subsidiaries from all present and future liabilities (both actual and contingent) in its capacity as a Guarantor under the Finance Documents and the respective assets of such Obligor and its Subsidiaries (and the shares in any such Obligor and/or Subsidiary) from the Transaction Security and the Transaction Security Documents. Subject to the terms of the Intercreditor Agreement, the Security Agent is hereby irrevocably instructed and directed by the Secured Parties and, on the basis of such instructions and directions, shall (at the cost and expense of the Company but without the need for any further authority from the Secured Parties) enter into such documentation as the Company (acting reasonably) shall require to give effect to such release (including the issuance of any certificates of non-crystallisation of floating charges or similar that may be required or desirable). All amounts due from such Obligor and its Subsidiaries under the Finance Documents at the time of such release (if any) shall be paid by such Obligor or such Subsidiary (or another member of the Group) simultaneously with such release. (c) In connection with paragraphs (a) and (b) above, the Security Agent shall be entitled to rely upon a certification provided by a director or authorised signatory of the Company (on behalf of any relevant Obligor) confirming that a proposed release from the Transaction Security is permitted (or not prohibited, as the case may be) under the terms of the Finance Documents and/or that any documentation presented to the Security Agent for execution is necessary to effect such release. 32. ROLE OF THE AGENT, THE ARRANGERS AND OTHERS 32.1 Appointment of the Agent (a) Each of the Arrangers and the Lenders appoints the Agent to act as its agent under and in connection with the Finance Documents. (b) Each of the Finance Parties authorises the Agent and the Security Agent to perform the duties, obligations and responsibilities and to exercise the rights, powers, authorities and discretions specifically given to the Agent and the Security Agent (as applicable) under or in connection with the Finance Documents together with any other incidental rights, powers, authorities and discretions. 32.2 Instructions (a) The Agent shall: (i) unless a contrary indication appears in a Finance Document, exercise or refrain from exercising any right, power, authority or discretion vested in it as Agent in accordance with any instructions given to it by: – 164 – #4854-1237-6969v16 (A) all Lenders if the relevant Finance Document stipulates the matter is an all Lender decision; and (B) in all other cases, the Majority Lenders (or, if the relevant Finance Document stipulates the matter is a decision for any other Lender or group of Lenders, from that Lender or group of Lenders); and (ii) not be liable for any act (or omission) if it acts (or refrains from acting) in accordance with paragraph (i) above. (b) The Agent shall be entitled to request instructions, or clarification of any instruction, from the Majority Lenders (or, if the relevant Finance Document stipulates the matter is a decision for any other Lender or group of Lenders, from that Lender or group of Lenders) as to whether, and in what manner, it should exercise or refrain from exercising any right, power, authority or discretion. The Agent may refrain from acting unless and until it receives any such instructions or clarification that it has requested. (c) Save in the case of decisions stipulated to be a matter for any other Lender or group of Lenders under the relevant Finance Document and unless a contrary indication appears in a Finance Document, any instructions given to the Agent by the Majority Lenders shall override any conflicting instructions given by any other Parties and will be binding on all Finance Parties save for the Security Agent. (d) The Agent may refrain from acting in accordance with any instructions of any Lender or group of Lenders until it has received any indemnification and/or security that it may in its discretion require (which may be greater in extent than that contained in the Finance Documents and which may include payment in advance) for any cost, loss or liability (together with any associated VAT) which it may incur in complying with those instructions. (e) In the absence of instructions from the Majority Lenders (or, if appropriate, the Lenders or relevant class or number of Lenders), the Agent may act (or refrain from acting) as it considers to be in the best interest of the Lenders. (f) The Agent is not authorised to act on behalf of a Lender (without first obtaining that Lender's consent) in any legal or arbitration proceedings relating to any Finance Document. This paragraph (f) shall not apply to any legal or arbitration proceeding relating to the perfection, preservation or protection of rights under the Transaction Security Documents or enforcement of the Transaction Security or Transaction Security Documents. 32.3 Duties of the Agent (a) The Agent's duties under the Finance Documents are solely mechanical and administrative in nature. (b) Subject to paragraph (c) below, the Agent shall promptly forward to a Party the original or a copy of any document which is delivered to the Agent for that Party by any other Party.

– 165 – #4854-1237-6969v16 (c) Without prejudice to Clause 29.9 (Copy of Transfer Certificate, Assignment Agreement, Increase Confirmation, Additional Facility Notice or Additional Facility Lender Accession Letter to the Company and maintenance of Lender Register) and paragraph (e) of Clause 7.4 (Cash collateral by Non-Acceptable LC Lender), paragraph (b) shall not apply to any Transfer Certificate, Assignment Agreement or Increase Confirmation. (d) Except where a Finance Document specifically provides otherwise, the Agent is not obliged to review or check the adequacy, accuracy or completeness of any document it forwards to another Party. (e) If the Agent receives notice from a Party referring to this Agreement, describing a Default and stating that the circumstance described is a Default, it shall promptly notify the other Finance Parties. (f) If the Agent is aware of the non-payment of any principal, interest, commitment fee or other fee payable to a Finance Party (other than the Agent, the Arrangers or the Security Agent) under this Agreement it shall promptly notify the other Finance Parties. (g) The Agent shall have only those duties, obligations and responsibilities expressly specified in the Finance Documents to which it is expressed to be a party (and no others shall be implied). (h) The Agent shall provide to the Company, within five Business Days of a request by the Company, a list (which may be in electronic form) setting out the names of the Lenders as at the date of that request, their respective Commitments, e-mail address (and the department or officer, if any, for whose attention any communication is to be made) of each Lender for any communication to be made or document to be delivered under or in connection with the Finance Documents, the electronic mail address and/or any other information required to enable the sending and receipt of information by electronic mail or other electronic means to and by each Lender to whom any communication under or in connection with the Finance Documents may be made by that means and the account details of each Lender for any payment to be distributed by the Agent to that Lender under the Finance Documents. (i) Upon the Agent becoming an Impaired Agent, the Company shall provide a copy of the list of all the Lenders to each Finance Party. 32.4 Role of the Arrangers Except as specifically provided in the Finance Documents, the Arrangers has no obligations of any kind to any other Party under or in connection with any Finance Document. 32.5 No fiduciary duties (a) Nothing in any Finance Document constitutes the Issuing Bank, the Agent and/or the Arrangers as a trustee or fiduciary of any other person. – 166 – #4854-1237-6969v16 (b) None of the Issuing Bank, Agent, the Security Agent, the Arrangers or any Ancillary Lender shall be bound to account to any Lender for any sum or the profit element of any sum received by it for its own account. 32.6 Business with the Group The Agent, the Security Agent, the Arrangers and each Ancillary Lender may accept deposits from, lend money to and generally engage in any kind of banking or other business with any member of the Group and its Holding Companies. 32.7 Rights and discretions (a) The Agent and the Issuing Bank may: (i) rely on any representation, communication, notice or document believed by it to be genuine, correct and appropriately authorised; and (ii) assume that: (A) any instructions received by it from the Majority Lenders, any Lenders or any group of Lenders are duly given in accordance with the terms of the Finance Documents; and (B) unless it has received notice of revocation, that those instructions have not been revoked; and (iii) rely on a certificate from any person: (A) as to any matter of fact or circumstance which might reasonably be expected to be within the knowledge of that person; or (B) to the effect that such person approves of any particular dealing, transaction, step, action or thing, as sufficient evidence that that is the case and, in the case of paragraph (iii) above, may assume the truth and accuracy of that certificate. (b) The Agent may assume (unless it has received notice to the contrary in its capacity as agent for the Lenders) that: (i) no Default has occurred (unless it has actual knowledge of a Default arising under paragraphs 1 and 2 of Schedule 17 (Events of Default)); (ii) any right, power, authority or discretion vested in any Party or the Majority Lenders (or any relevant group of Lenders) has not been exercised; or (iii) any notice or request made by the Company (other than a Utilisation Request) is made on behalf of and with the consent and knowledge of all the Obligors. (c) The Agent may engage and pay for the advice or services of any lawyers, accountants, tax advisers, surveyors or other professional advisers or experts. (d) Without prejudice to the generality of paragraph (c) above or paragraph (e) below, the Agent may at any time engage and pay for the services of any lawyers to act as – 167 – #4854-1237-6969v16 independent counsel to the Agent (and so separate from any lawyers instructed by the Lenders) if the Agent in its reasonable opinion deems this to be necessary. (e) The Agent may rely on the advice or services of any lawyers, accountants, tax advisers, surveyors or other professional advisers or experts (whether obtained by the Agent, Issuing Bank or by any other Party) and shall not be liable for any damages, costs or losses to any person, any diminution in value or any liability whatsoever arising as a result of its so relying. (f) The Agent may act in relation to the Finance Documents through its officers, employees and agents and the Agent shall not: (i) be liable for any error of judgment made by any such person; or (ii) be bound to supervise, or be in any way responsible for any loss incurred by reason of misconduct, omission or default on the part of any such person, unless such error or such loss was directly caused by the Agent's gross negligence or wilful misconduct. (g) Unless a Finance Document expressly provides otherwise the Agent may disclose to any other Party any information it reasonably believes it has received as agent under this Agreement. (h) Without prejudice to the generality of paragraph (g) above, the Agent may disclose the identity of a Defaulting Lender, an Increased Costs Lender, a Non-Consenting Lender and/or a Non-Funding Lender to the other Finance Parties and the Company and shall disclose the same upon the written request of the Company or the Majority Lenders. (i) Notwithstanding any other provision of any Finance Document to the contrary, none of the Agent, Issuing Bank or the Arrangers is obliged to do or omit to do anything if it would or might in its reasonable opinion constitute a breach of any law or regulation or a breach of a fiduciary duty or duty of confidentiality. (j) Notwithstanding any provision of any Finance Document to the contrary, the Agent is not obliged to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties, obligations or responsibilities or the exercise of any right, power, authority or discretion if it has grounds for believing the repayment of such funds or adequate indemnity against, or security for, such risk or liability is not reasonably assured to it. 32.8 Responsibility for documentation None of the Agent, the Issuing Bank, the Arrangers or any Ancillary Lender is responsible or liable for: (a) the adequacy, accuracy and/or completeness of any information (whether oral or written) supplied by the Agent, the Security Agent, the Issuing Bank the Arrangers, an Ancillary Lender, the Company, an Obligor or any other person given in or in connection with any Finance Document or the transactions contemplated in the – 168 – #4854-1237-6969v16 Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document; (b) the legality, validity, effectiveness, adequacy or enforceability of any Finance Document or the Transaction Security or any other agreement, arrangement or document entered into, made or executed in anticipation of or in connection with any Finance Document or the Transaction Security; or (c) any determination as to whether any information provided or to be provided to any Finance Party is non-public information the use of which may be regulated or prohibited by applicable law or regulation relating to insider dealing or otherwise. 32.9 No duty to monitor The Agent shall not be bound to enquire: (a) whether or not any Default has occurred; (b) as to the performance, default or any breach by any Party of its obligations under any Finance Document; or (c) whether any other event specified in any Finance Document has occurred. 32.10 Exclusion of liability (a) Without limiting paragraph (b) below (and without prejudice to any other provision of any Finance Document excluding or limiting the liability of the Agent and Issuing Bank), the Agent and Issuing Bank will not be liable for: (i) any damages, costs or losses to any person, any diminution in value, or any liability whatsoever arising as a result of taking or not taking any action under or in connection with any Finance Document or the Transaction Security, unless directly caused by its gross negligence or wilful misconduct; (ii) exercising, or not exercising, any right, power, authority or discretion given to it by, or in connection with, any Finance Document, the Transaction Security or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with, any Finance Document or the Transaction Security, other than by reason of its gross negligence or wilful misconduct; or (iii) without prejudice to the generality of paragraphs (i) and (ii) above, any damages, costs or losses to any person, any diminution in value or any liability whatsoever (including, without limitation, for negligence or any other category of liability whatsoever but not including any claim based on the fraud of the Agent) arising as a result of: (A) any act, event or circumstance not reasonably within its control; or (B) the general risks of investment in, or the holding of assets in, any jurisdiction,

– 169 – #4854-1237-6969v16 including (in each case and without limitation) such damages, costs, losses, diminution in value or liability arising as a result of: nationalisation, expropriation or other governmental actions; any regulation, currency restriction, devaluation or fluctuation; market conditions affecting the execution or settlement of transactions or the value of assets (including any Disruption Event); breakdown, failure or malfunction of any third party transport, telecommunications, computer services or systems; natural disasters or acts of God; war, terrorism, insurrection or revolution; or strikes or industrial action. (b) No Party (other than the Agent, the Issuing Bank or an Ancillary Lender (as applicable)) may take any proceedings against any officer, employee or agent of the Agent, the Issuing Bank or any Ancillary Lender, in respect of any claim it might have against the Agent, the Issuing Bank or an Ancillary Lender or in respect of any act or omission of any kind by that officer, employee or agent in relation to any Finance Document and any officer, employee or agent of the Agent, the Issuing Bank or any Ancillary Lender may rely on this Clause subject to Clause 1.7 (Third Party Rights) and the provisions of the Third Parties Act. (c) The Agent and Issuing Bank will not be liable for any delay (or any related consequences) in crediting an account with an amount required under the Finance Documents to be paid by the Agent or Issuing Bank if the Agent or the Issuing Bank has taken all necessary steps as soon as reasonably practicable to comply with the regulations or operating procedures of any recognised clearing or settlement system used by the Agent or Issuing Bank for that purpose. (d) Nothing in this Agreement shall oblige the Agent the Issuing Bank or the Arrangers to carry out: (i) any “know your customer” or other checks in relation to any person; or (ii) any check on the extent to which any transaction contemplated by this Agreement might be unlawful for any Lender, on behalf of any Lender and each Lender confirms to the Agent, the Issuing Bank and the Arrangers that it is solely responsible for any such checks it is required to carry out and that it may not rely on any statement in relation to such checks made by the Agent, the Issuing Bank or the Arrangers. (e) Without prejudice to any provision of any Finance Document excluding or limiting the Agent's or Issuing Bank’s liability, any liability of the Agent or Issuing Bank arising under or in connection with any Finance Document or the Transaction Security shall be limited to the amount of actual loss which has been finally judicially determined to have been suffered (as determined by reference to the date of default of the Agent or Issuing Bank or, if later, the date on which the loss arises as a result of such default) but without reference to any special conditions or circumstances known to the Agent or Issuing Bank at any time which increase the amount of that loss. In no event shall the Agent and Issuing Bank be liable for any – 170 – #4854-1237-6969v16 loss of profits, goodwill, reputation, business opportunity or anticipated saving, or for special, punitive, indirect or consequential damages, whether or not the Agent or Issuing Bank has been advised of the possibility of such loss or damages. 32.11 Lenders' indemnity to the Agent (a) Subject to paragraph (b) below, each Lender shall (in the proportion that its Commitments bear to the Total Commitments) indemnify the Agent, within three Business Days of demand, against any cost, loss or liability (including without limitation, for negligence or any other category of liability whatsoever) incurred by the Agent (otherwise than by reason of its gross negligence or wilful misconduct) (or in the case of any cost, loss or liability pursuant to Clause 35.11 (Disruption to Payment Systems etc.), notwithstanding the Agent's negligence, gross negligence or any other category of liability whatsoever but not including any claim based on the fraud of the Agent) in acting as Agent under the Finance Documents (unless it has been reimbursed by the Company or an Obligor pursuant to a Finance Document). (b) If the Available Facilities are then zero, each Lender's indemnity under paragraph (a) above shall be in proportion to its Commitments to the Total Commitments immediately prior to their reduction to zero. 32.12 Resignation of the Agent (a) The Agent may resign and appoint one of its Affiliates acting through an office in the UK or any other jurisdiction agreed by the Company as successor by giving notice to the Lenders and the Company. (b) Alternatively the Agent may resign by giving 30 days' notice to the Lenders and the Company, in which case the Majority Lenders (after consultation with the Company) may appoint a successor Agent (acting through an office in the UK or any other jurisdiction agreed by the Company). (c) If the Majority Lenders have not appointed a successor Agent in accordance with paragraph (b) above within 20 days after notice of resignation was given, the retiring Agent (after consultation with the Company) may appoint a successor Agent (acting through an office in the UK or any other jurisdiction agreed by the Company). (d) If the Agent wishes to resign because (acting reasonably) it has concluded that it is no longer appropriate for it to remain as agent and the Agent is entitled to appoint a successor Agent under paragraph (c) above, the Agent may (if it concludes (acting reasonably) that it is necessary to do so in order to persuade the proposed successor Agent to become a party to this Agreement as Agent) agree with the proposed successor Agent amendments to this Clause 32 and any other term of this Agreement dealing with the rights or obligations of the Agent consistent with then current market practice for the appointment and protection of corporate trustees together with any reasonable amendments to the agency fee payable under this – 171 – #4854-1237-6969v16 Agreement which are consistent with the successor Agent's normal fee rates and those amendments will bind the Parties. (e) The retiring Agent shall make available to the successor Agent such documents and records and provide such assistance as the successor Agent may reasonably request for the purposes of performing its functions as Agent under the Finance Documents. (f) The Agent's resignation notice shall only take effect upon the appointment of a successor. (g) Upon the appointment of a successor, the retiring Agent shall be discharged from any further obligation in respect of the Finance Documents but shall remain entitled to the benefit of this Clause 32 and Clause 20.3 (Indemnity to the Agent). Any successor and each of the other Parties shall have the same rights and obligations among themselves as they would have had if such successor had been an original Party. (h) The Agent shall resign in accordance with paragraph (b) above (and, to the extent applicable, shall use reasonable endeavours to appoint a successor Agent pursuant to paragraph (c) above) if on or after the date which is three months before the earliest FATCA Application Date relating to any payment to the Agent under the Finance Documents, either: (i) the Agent fails to respond to a request under Clause 18.9 (FATCA Information) and the Company or a Lender reasonably believes that the Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date; (ii) the information supplied by the Agent pursuant to Clause 18.9 (FATCA Information) indicates that the Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date; or (iii) the Agent notifies the Company and the Lenders that the Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date, and (in each case) the Company or a Lender reasonably believes that a Party will be required to make a FATCA Deduction that would not be required if the Agent were a FATCA Exempt Party, and the Company or that Lender, by notice to the Agent, requires it to resign. 32.13 Replacement of the Agent (a) After consultation with the Company, the Majority Lenders may by giving 30 days' notice to the Agent (or, at any time the Agent is an Impaired Agent, by giving any shorter notice determined by the Majority Lenders) replace the Agent by appointing a successor Agent (acting through an office in the UK or any other jurisdiction agreed by the Company). – 172 – #4854-1237-6969v16 (b) The retiring Agent shall (at its own cost if it is an Impaired Agent and otherwise at the expense of the Lenders) make available to the successor Agent such documents and records and provide such assistance as the successor Agent may reasonably request for the purposes of performing its functions as Agent under the Finance Documents. (c) The appointment of the successor Agent shall take effect on the date specified in the notice from the Majority Lenders (or as applicable the Company) to the retiring Agent. As from this date, the retiring Agent shall be discharged from any further obligation in respect of the Finance Documents but shall remain entitled to the benefit of this Clause 32 (and any agency fees for the account of the retiring Agent shall cease to accrue from (and shall be payable on) that date). (d) Any successor Agent and each of the other Parties shall have the same rights and obligations among themselves as they would have had if such successor had been an original Party. 32.14 Confidentiality (a) In acting as agent for the Finance Parties, the Agent shall be regarded as acting through its agency division which shall be treated as a separate entity from any other of its divisions or departments. (b) If information is received by another division or department of the Agent, it may be treated as confidential to that division or department and the Agent shall not be deemed to have notice of it. (c) Notwithstanding any other provision of any Finance Document to the contrary, neither the Agent nor the Arrangers is obliged to disclose to any other person (i) any confidential information or (ii) any other information if the disclosure would or might in its reasonable opinion constitute a breach of any law or a breach of a fiduciary duty. 32.15 Relationship with the Lenders (a) The Agent may treat the person shown in its records as Lender at the opening of business (in the place of the Agent's principal office as notified to the Finance Parties from time to time) as the Lender acting through its Facility Office: (i) entitled to or liable for any payment due under any Finance Document on that day; and (ii) entitled to receive and act upon any notice, request, document or communication or make any decision or determination under any Finance Document made or delivered on that day, unless it has received not less than five Business Days' prior notice from that Lender to the contrary in accordance with the terms of this Agreement. (b) Any Lender may by notice to the Agent appoint a person to receive on its behalf all notices, communications, information and documents to be made or despatched to

– 173 – #4854-1237-6969v16 that Lender under the Finance Documents. Such notice shall contain the address and (where communication by electronic mail or other electronic means is permitted under Clause 37.6 (Electronic communication)) electronic mail address and/or any other information required to enable the sending and receipt of information by that means (and, in each case, the department or officer, if any, for whose attention communication is to be made) and be treated as a notification of a substitute address, electronic mail address (or such other information), department and officer by that Lender for the purposes of Clause 37.2 (Addresses) and paragraph (a) of Clause 37.6 (Electronic communication) and the Agent shall be entitled to treat such person as the person entitled to receive all such notices, communications, information and documents as though that person were that Lender. 32.16 Credit appraisal by the Lenders and Ancillary Lenders Without affecting the responsibility of the Company or any Obligor for information supplied by it or on its behalf in connection with any Finance Document, each Lender, and Ancillary Lender confirms to the Agent, the Arrangers and each Ancillary Lender that it has been, and will continue to be, solely responsible for making its own independent appraisal and investigation of all risks arising under or in connection with any Finance Document including but not limited to: (a) the financial condition, status and nature of each member of the Group and its Holding Companies; (b) the legality, validity, effectiveness, adequacy or enforceability of any Finance Document and the Transaction Security and any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document or the Transaction Security; (c) whether that Finance Party has recourse, and the nature and extent of that recourse, against any Party or any of its respective assets under or in connection with any Finance Document, the Transaction Security, the transactions contemplated by the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document or the Transaction Security; (d) the adequacy, accuracy and/or completeness of any information provided by the Agent, the Security Agent, any Party or by any other person under or in connection with any Finance Document, the transactions contemplated by the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document; and (e) the right or title of any person in or to, or the value or sufficiency of any part of, the Charged Property, the priority of any of the Transaction Security or the existence of any Security affecting the Charged Property. – 174 – #4854-1237-6969v16 32.17 Deduction from amounts payable by the Agent If any Party owes an amount to the Agent under the Finance Documents the Agent may, after giving notice to that Party, deduct an amount not exceeding that amount from any payment to that Party which the Agent would otherwise be obliged to make under the Finance Documents and apply the amount deducted in or towards satisfaction of the amount owed. For the purposes of the Finance Documents that Party shall be regarded as having received any amount so deducted. 32.18 Reliance and engagement letters Each Finance Party confirms that each of the Arrangers and the Agent has authority to accept on its behalf (and ratifies the acceptance on its behalf of any letters or reports already accepted by the Arrangers or Agent) the terms of any reports or letters (including any reliance or engagement letters relating to such reports or letters) provided by any person in connection with the Finance Documents or the transactions contemplated in the Finance Documents and to bind it in respect of those reports or letters and to sign such letters on its behalf and further confirms that it accepts the terms and qualifications set out in such letters. 32.19 Amounts paid in error (a) If the Agent pays an amount to another Party and within five (5) Business Days of the date of payment the Agent notifies that Party that such payment was an Erroneous Payment then the Party to whom that amount was paid by the Agent shall on demand refund the same to the Agent. (b) Neither: (i) the obligations of any Party to the Agent; nor (ii) the remedies of the Agent, (whether arising under this Clause 32.19 or otherwise) which relate to an Erroneous Payment will be affected by any act, omission, matter or thing which, but for this paragraph (b), would reduce, release or prejudice any such obligation or remedy (whether or not known by the Agent or any other Party). (c) All payments to be made by a Party to the Agent (whether made pursuant to this Clause 32.19 or otherwise) which relate to an Erroneous Payment shall be calculated and be made without (and free and clear of any deduction for) set-off or counterclaim. 33. CONDUCT OF BUSINESS BY THE FINANCE PARTIES No provision of this Agreement will: (a) interfere with the right of any Finance Party to arrange its affairs (tax or otherwise) in whatever manner it thinks fit; (b) oblige any Finance Party to investigate or claim any credit, relief, remission or repayment available to it or the extent, order and manner of any claim; or – 175 – #4854-1237-6969v16 (c) oblige any Finance Party to disclose any information relating to its affairs (tax or otherwise) or any computations in respect of Tax. 34. SHARING AMONG THE FINANCE PARTIES 34.1 Payments to Finance Parties (a) Subject to paragraph (b) below, if a Finance Party (a “Recovering Finance Party”) receives or recovers (including by way of set-off) any amount from an Obligor other than in accordance with Clause 35 (Payment Mechanics) (a “Recovered Amount”) and applies that amount to a payment due under the Finance Documents then: (i) the Recovering Finance Party shall, within three Business Days, notify details of the receipt or recovery, to the Agent; (ii) the Agent shall determine whether the receipt or recovery is in excess of the amount the Recovering Finance Party would have been paid had the receipt or recovery been received or made by the Agent and distributed in accordance with Clause 35 (Payment Mechanics), without taking account of any Tax which would be imposed on the Agent in relation to the receipt, recovery or distribution; and (iii) the Recovering Finance Party shall, within three Business Days of demand by the Agent, pay to the Agent an amount (the “Sharing Payment”) equal to such receipt or recovery less any amount which the Agent determines may be retained by the Recovering Finance Party as its share of any payment to be made, in accordance with Clause 35.6 (Partial payments). (b) Paragraph (a) above shall not apply to any amount received or recovered by an Ancillary Lender or an Issuing Bank in respect of any cash cover provided for the benefit of that Ancillary Lender or Issuing Bank (as applicable). 34.2 Redistribution of payments The Agent shall treat the Sharing Payment as if it had been paid by the relevant Obligor and distribute it between the Finance Parties (other than the Recovering Finance Party) (the “Sharing Finance Parties”) in accordance with Clause 35.6 (Partial payments) towards the obligations of that Obligor to the Sharing Finance Parties. 34.3 Recovering Finance Party's rights On a distribution by the Agent under Clause 34.2 (Redistribution of payments) of a payment received by a Recovering Finance Party from an Obligor, as between the relevant Obligor and the Recovering Finance Party, an amount of the Recovered Amount equal to the Sharing Payment will be treated as not having been paid by that Obligor unless and to the extent such treatment would otherwise be prohibited by any limitation set out in Clause 23 (Guarantees and Indemnity). 34.4 Reversal of redistribution If any part of the Sharing Payment received or recovered by a Recovering Finance Party becomes repayable and is repaid by that Recovering Finance Party, then: – 176 – #4854-1237-6969v16 (a) each Sharing Finance Party shall, upon request of the Agent, pay to the Agent for the account of that Recovering Finance Party an amount equal to the appropriate part of its share of the Sharing Payment (together with an amount as is necessary to reimburse that Recovering Finance Party for its proportion of any interest on the Sharing Payment which that Recovering Finance Party is required to pay) (the “Redistributed Amount”); and (b) as between the relevant Obligor and each relevant Sharing Finance Party, an amount equal to the relevant Redistributed Amount will be treated as not having been paid by that Obligor unless and to the extent such treatment would otherwise be prohibited by any limitation set out in Clause 23 (Guarantees and Indemnity). 34.5 Exceptions (a) This Clause 34 shall not apply to the extent that the Recovering Finance Party would not, after making any payment pursuant to this Clause 34, have a valid and enforceable claim against the relevant Obligor. (b) A Recovering Finance Party is not obliged to share with any other Finance Party any amount which the Recovering Finance Party has received or recovered as a result of taking legal or arbitration proceedings, if: (i) it notified the other Finance Party of the legal or arbitration proceedings; and (ii) the other Finance Party had an opportunity to participate in those legal or arbitration proceedings but did not do so as soon as reasonably practicable having received notice and did not take separate legal or arbitration proceedings. 34.6 Ancillary Lenders (a) This Clause 34 shall not apply to any receipt or recovery by a Lender in its capacity as an Ancillary Lender at any time prior to service of notice under Clause 28.7 (Acceleration). (b) Following service of notice under Clause 28.7 (Acceleration), this Clause 34 shall apply to all receipts or recoveries by Ancillary Lenders except to the extent that the receipt or recovery represents a reduction from the Designated Gross Amount for an Ancillary Facility to its Designated Net Amount. 35. PAYMENT MECHANICS 35.1 Payments to the Agent (a) On each date on which the Company or an Obligor or a Lender is required to make a payment under a Finance Document excluding a payment under the terms of an Ancillary Document, the Company or that Obligor or Lender shall make the same available to the Agent (unless a contrary indication appears in a Finance Document) for value on the due date at the time and in such funds specified by the Agent as being customary at the time for settlement of transactions in the relevant currency in the place of payment.

– 177 – #4854-1237-6969v16 (b) Payment shall be made to such account in the principal financial centre of the country of that currency and with such bank as the Agent specifies by not less than five Business Days' notice. 35.2 Distributions by the Agent Each payment received by the Agent under the Finance Documents for another Party shall, subject to Clause 35.3 (Distributions to an Obligor) and Clause 35.4 (Clawback and pre-funding) be made available by the Agent as soon as practicable after receipt to the Party entitled to receive payment in accordance with this Agreement (in the case of a Lender, for the account of its Facility Office), to such account as that Party may notify to the Agent by not less than five Business Days' notice with a bank specified by that Party in the principal financial centre of the country of that currency. 35.3 Distributions to an Obligor The Agent may (with the consent of the Obligor or in accordance with Clause 36 (Set- Off)) apply any amount received by it for that Obligor in or towards payment (on the date and in the currency and funds of receipt) of any amount due from that Obligor under the Finance Documents or in or towards purchase of any amount of any currency to be so applied. 35.4 Clawback and pre-funding (a) Where a sum is to be paid to the Agent under the Finance Documents for another Party, the Agent is not obliged to pay that sum to that other Party (or to enter into or perform any related exchange contract) until it has been able to establish to its satisfaction that it has actually received that sum. (b) Unless paragraph (c) below applies, if the Agent pays an amount to another Party and it proves to be the case that the Agent had not actually received that amount, then the Party to whom that amount (or the proceeds of any related exchange contract) was paid by the Agent shall on demand refund the same to the Agent together with interest on that amount from the date of payment to the date of receipt by the Agent, calculated by the Agent to reflect its cost of funds. (c) If the Agent makes available amounts for the account of a Borrower before receiving funds from the Lenders then if it does not then receive funds from a Lender in respect of a sum which it paid to a Borrower: (i) the Agent shall notify the Company of that Lender's identity and the Borrower to whom that sum was made available shall on demand refund it to the Agent; and (ii) the Lender by whom those funds should have been made available or, if that Lender fails to do so, the Borrower to whom that sum was made available, shall on demand pay to the Agent the amount (as certified by the Agent) which will indemnify the Agent against any funding cost incurred by it as a result of paying out that sum before receiving those funds from that Lender. – 178 – #4854-1237-6969v16 35.5 Impaired Agent (a) If, at any time, the Agent becomes an Impaired Agent, the Company, an Obligor or a Lender which is required to make a payment under the Finance Documents to the Agent in accordance with Clause 35.1 (Payments to the Agent) may instead either pay that amount direct to the required recipient or pay that amount to an interest- bearing account held with an Acceptable Bank within the meaning of paragraph (a) of the definition of Acceptable Bank and in relation to which no Insolvency Event has occurred and is continuing, in the name of the Company or the Obligor or the Lender making the payment and designated as a trust account for the benefit of the Party or Parties beneficially entitled to that payment under the Finance Documents. In each case such payments must be made on the due date for payment under the Finance Documents. (b) All interest accrued on the amount standing to the credit of the trust account shall be for the benefit of the beneficiaries of that trust account pro rata to their respective entitlements. (c) A Party which has made a payment in accordance with this Clause 35.5 shall be discharged of the relevant payment obligation under the Finance Documents and shall not take any credit risk with respect to the amounts standing to the credit of the trust account. (d) Promptly upon the appointment of a successor Agent in accordance with Clause 32.13 (Replacement of the Agent), each Party which has made a payment to a trust account in accordance with this Clause 35.5 shall give all requisite instructions to the bank with whom the trust account is held to transfer the amount (together with any accrued interest) to the successor Agent for distribution in accordance with Clause 35.2 (Distributions by the Agent). 35.6 Partial payments (a) If the Agent receives a payment for application against amounts due in respect of any Finance Documents that is insufficient to discharge all the amounts then due and payable by the Company or an Obligor under those Finance Documents, the Agent shall apply that payment towards the obligations of the Company or that Obligor under those Finance Documents in the following order: (i) first, in or towards payment pro rata of any unpaid fees, costs and expenses of, or other amounts owing to, the Agent and the Security Agent under the Finance Documents; (ii) secondly, in or towards payment pro rata of any accrued interest, fee or commission due but unpaid under those Finance Documents; (iii) thirdly, in or towards payment pro rata of any principal due but unpaid under those Finance Documents; – 179 – #4854-1237-6969v16 (iv) fourthly, in or towards payment pro rata of any principal outstandings due but unpaid and any amount due but unpaid under Clause 7.2 (Claims under a Letter of Credit) or Clause 7.3 (Indemnities) under this Agreement; and (v) fifthly, in or towards payment pro rata of any other sum due but unpaid under the Finance Documents. (b) The Agent shall, if so directed by the Majority Lenders, vary the order set out in paragraphs (a)(ii) to (v) above. (c) Paragraphs (a) and (b) above will override any appropriation made by an Obligor. 35.7 Set-off by Obligors All payments to be made by an Obligor under the Finance Documents shall be calculated and be made without (and free and clear of any deduction for) set-off or counterclaim. 35.8 Business Days (a) Any payment under the Finance Documents which is due to be made on a day that is not a Business Day shall be made on the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not). (b) During any extension of the due date for payment of any principal or Unpaid Sum under this Agreement interest is payable on the principal or Unpaid Sum at the rate payable on the original due date. 35.9 Currency of account (a) Subject to paragraphs (b) to (e) below, the Base Currency is the currency of account and payment for any sum due from the Company or an Obligor under any Finance Document. (b) A repayment of a Utilisation or Unpaid Sum or a part of a Utilisation or Unpaid Sum shall be made in the currency in which that Utilisation or Unpaid Sum is denominated on its due date. (c) Each payment of interest shall be made in the currency in which the sum in respect of which the interest is payable was denominated when that interest accrued. (d) Each payment in respect of costs, expenses or Taxes shall be made in the currency in which the costs, expenses or Taxes are incurred (unless otherwise agreed with the Party to which such payment is to be made). (e) Any amount expressed to be payable in a currency other than the Base Currency shall be paid in that other currency. 35.10 Change of currency (a) Unless otherwise prohibited by law, if a single currency or currency unit becomes the lawful currency of two or more countries or if a single currency or currency unit ceases to be the lawful currency of one or more country or if more than one currency – 180 – #4854-1237-6969v16 or currency unit are at the same time recognised by the central bank of any country as the lawful currency of that country, then: (i) any reference in the Finance Documents to, and any obligations arising under the Finance Documents in, the currency of that country (or, as the case may be, the relevant single currency) shall be translated into, or paid in, the currency or currency units of that country designated by the Agent (after consultation with the affected Lenders and the Company and in each case acting reasonably); and (ii) any translation from one currency or currency unit to another shall be at the official rate of exchange recognised by the central bank or as otherwise imposed by law for the conversion of that currency or currency unit into the other, rounded up or down by the Agent (acting reasonably), or at such other rate as may be agreed by the Company and the Agent (each acting reasonably, in good faith and in accordance with the provisions of sub-paragraph (i) above). (b) Without prejudice to paragraph (a) above, if a change in any currency of any relevant country occurs (or if a single currency or currency unit ceases to be the lawful currency of one or more country) after the date of this Agreement, the Finance Documents will be amended to the extent to which the Agent (acting on the instructions of the Majority Lenders) and after consultation with the Company, determines to be necessary to satisfy the requirements of, and reflect the matters contemplated by, paragraph (a) above, to reflect the change in currency or any generally accepted financial conventions and market practice in the Relevant Market relating to dealing in any new currency and, in each case, so far as is reasonably practicable, to put the Obligors in no worse a position than that which they would have been had such change or event not taken place. Any such changes agreed upon in writing by the Agent and the Company shall be binding upon the Parties as an amendment to (or, as the case may be, waiver of) the terms of the Finance Documents notwithstanding the provisions of Clause 41 (Amendments and Waivers). 35.11 Disruption to Payment Systems etc. If either the Agent determines (in its discretion) that a Disruption Event has occurred or the Agent is notified by the Company that a Disruption Event has occurred: (a) the Agent may, and shall if requested to do so by the Company, consult with the Company with a view to agreeing with the Company such changes to the operation or administration of the Facilities as the Agent may deem necessary in the circumstances; (b) the Agent shall not be obliged to consult with the Company in relation to any changes mentioned in paragraph (a) above if, in its opinion (acting reasonably and in good faith), it is not practicable to do so in the circumstances and, in any event, shall have no obligation to agree to such changes;

– 181 – #4854-1237-6969v16 (c) the Agent may consult with the Finance Parties in relation to any changes mentioned in paragraph (a) above but shall not be obliged to do so if, in its opinion, it is not practicable to do so in the circumstances; (d) any such changes agreed upon by the Agent and the Company shall (whether or not it is finally determined that a Disruption Event has occurred) be binding upon the Parties as an amendment to (or, as the case may be, waiver of) the terms of the Finance Documents notwithstanding the provisions of Clause 41 (Amendments and Waivers); (e) the Agent shall not be liable for any damages, costs or losses to any person, any diminution in value or any liability whatsoever (including, without limitation for negligence, gross negligence or any other category of liability whatsoever but not including any claim based on the fraud of the Agent) arising as a result of its taking, or failing to take, any actions pursuant to or in connection with this Clause 35.11; and (f) the Agent shall notify the Finance Parties of all changes agreed pursuant to paragraph (d) above. 36. SET-OFF (a) A Finance Party may, if an Event of Default has occurred and is continuing, set off any matured obligation due from an Obligor under the Finance Documents (to the extent beneficially owned by that Finance Party) against any matured obligation owed by that Finance Party to that Obligor, regardless of the place of payment, booking branch or currency of either obligation. If the obligations are in different currencies, the Finance Party may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off. (b) Any credit balances taken into account by an Ancillary Lender when operating a net limit in respect of any overdraft under an Ancillary Facility shall on enforcement of the Finance Documents be applied first in reduction of the overdraft provided under that Ancillary Facility in accordance with its terms. 37. NOTICES 37.1 Communications in writing Any communication to be made under or in connection with the Finance Documents shall be made in writing and, unless otherwise stated, may be made by letter or email or any other electronic communication approved by the Agent. 37.2 Addresses The address and e-mail address (and the department or officer, if any, for whose attention the communication is to be made) of each Party for any communication or document to be made or delivered under or in connection with the Finance Documents is: (a) in the case of the Company, that identified with its name below; – 182 – #4854-1237-6969v16 (b) in the case of each Lender, each Ancillary Lender or any Obligor, that notified in writing to the Agent on or prior to the date on which it becomes a Party; and (c) in the case of the Agent or the Security Agent, that identified with its name below, or any substitute address, e-mail address or department or officer as the Party may notify to the Agent (or the Agent may notify to the other Parties, if a change is made by the Agent) by not less than five Business Days' notice. 37.3 Delivery (a) Any communication or document made or delivered by one person to another under or in connection with the Finance Documents will only be effective: (i) if by way of e-mail or any other electronic communication, when received in legible form; or (ii) if by way of letter, when it has been left at the relevant address or five Business Days after being deposited in the post postage prepaid in an envelope addressed to it at that address, and, if a particular department or officer is specified as part of its address details provided under Clause 37.2 (Addresses), if addressed to that department or officer. (b) Any communication or document to be made or delivered to the Agent or the Security Agent will be effective only when actually received by the Agent or Security Agent and then only if it is expressly marked for the attention of the department or officer identified with the Agent's or Security Agent's signature below (or any substitute department or officer as the Agent or Security Agent shall specify for this purpose). Notwithstanding anything to the contrary herein, a communication, notice or other document delivered to the Security Agent by way of e-mail or electronic communication shall only be considered delivered at the time it is acknowledged to have been received by the recipient (and for the avoidance of doubt an automatically-generated "read" or "received" receipt shall not be considered such acknowledgement). (c) All notices from or to an Obligor shall be sent through the Agent. The Company may make and/or deliver as agent of each Obligor notices and/or requests on behalf of each Obligor. (d) Any communication or document made or delivered to the Company in accordance with this Clause 37.3 will be deemed to have been made or delivered to each of the Obligors. (e) Any communication or document which becomes effective, in accordance with paragraphs (a) to (d) above, after 5:00 p.m. in the place of receipt shall be deemed only to become effective on the following day. – 183 – #4854-1237-6969v16 37.4 Notification of address and e-mail address Promptly upon receipt of notification of an address or e-mail address or change of address or e-mail address pursuant to Clause 37.2 (Addresses) or changing its own address or e- mail address, the Agent shall notify the other Parties. 37.5 Communication when Agent is Impaired Agent If the Agent is an Impaired Agent the Parties may, instead of communicating with each other through the Agent, communicate with each other directly and (while the Agent is an Impaired Agent) all the provisions of the Finance Documents which require communications to be made or notices to be given to or by the Agent shall be varied so that communications may be made and notices given to or by the relevant Parties directly. This provision shall not operate after a replacement Agent has been appointed. 37.6 Electronic communication (a) Any communication to be made under or in connection with the Finance Documents may be made by unencrypted electronic mail or other unencrypted electronic means if the Parties: (i) agree that, unless and until notified to the contrary, this is to be an accepted form of communication (with such agreement to be deemed to be given by each person which is a Party unless otherwise notified to the contrary by the Agent and the Company); (ii) notify each other in writing of their electronic mail address and/or any other information required to enable the sending and receipt of information by that means; and (iii) notify each other of any change to their address or any other such information supplied by them. (b) Any electronic communication made between Parties will be effective only when actually received in readable form and in the case of any electronic communication made by a Party to the Agent or the Security Agent only if it is addressed in such a manner as the Agent or, as the case may be, the Security Agent shall specify for this purpose. (c) Any electronic communication which becomes effective, in accordance with paragraph (c) above, after 5:00 p.m. in the place in which the Party to whom the relevant communication is sent to made available has its address for the purpose of this Agreement shall be deemed only to become effective on the following day. (d) Any reference in a Finance Document to a communication being sent or received shall be construed to include that communication being made available in accordance with this Clause 37.6. 37.7 English language (a) Any notice given under or in connection with any Finance Document must be in English. – 184 – #4854-1237-6969v16 (b) All other documents (other than the constitutional documents, registry extracts (or equivalent document) or financial statements of any Obligor) provided under or in connection with any Finance Document must be: (i) in English; or (ii) if not in English, and if so required by the Agent or the Security Agent (each acting reasonably), accompanied by an English translation and, in this case, the English translation will prevail unless the document is a constitutional, statutory or other official document. 38. CALCULATIONS AND CERTIFICATES 38.1 Accounts In any litigation or arbitration proceedings arising out of or in connection with a Finance Document, the entries made in the accounts maintained by a Finance Party are prima facie evidence of the matters to which they relate. 38.2 Certificates and determinations Any certification or determination by a Finance Party of a rate or amount under any Finance Document is, in the absence of manifest error, prima facie evidence of the matters to which it relates. 38.3 Day count convention (a) Any interest, commission or fee accruing under a Finance Document will accrue from day to day and is calculated on the basis of the actual number of days elapsed and a year of 360 days or, in any case where the practice in the Relevant Market differs (including a 365 day count for sterling), in accordance with that market practice. (b) The total amount of any accrued interest, commission or fee (or of any amount equal to that interest, commission or fee) which is, or becomes, payable under a Finance Document shall be rounded to 2 decimal places. 39. PARTIAL INVALIDITY If, at any time, any provision of the Finance Documents is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired. 40. REMEDIES AND WAIVERS No failure to exercise, nor any delay in exercising, on the part of any Finance Party, any right or remedy under a Finance Document shall operate as a waiver of any such right or remedy or constitute an election to affirm any of the Finance Documents. No election to affirm any Finance Document on the part of any Finance Party shall be effective unless it is in writing. No single or partial exercise of any right or remedy shall prevent any further

– 185 – #4854-1237-6969v16 or other exercise or the exercise of any other right or remedy. The rights and remedies provided in each Finance Document are cumulative and not exclusive of any rights or remedies provided by law. 41. AMENDMENTS AND WAIVERS 41.1 Required consents (a) Subject to the other provisions of this Clause 41 (including Clause 41.2 (All Lender Matters) to Clause 41.5 (Other exceptions)) any term of the Finance Documents may be amended or waived only with the consent of the Majority Lenders and the Company and any such amendment or waiver will be binding on all Parties. (b) The Agent may effect, on behalf of any Finance Party, any amendment, waiver, consent or release permitted by this Clause 41 and any amendment waiver, consent or release made or effected in accordance with the provisions of this Clause 41, or in accordance with any other term of this Agreement or any other Finance Documents shall, in each case, be binding on all Parties. In the event that any of the Finance Parties is not entitled to grant to the Agent the authority referred to in this Agreement it shall be obliged to appear with the Agent, upon the request of the Agent, to formalise any actions or measures that are required. By virtue of this Agreement, each of the Finance Parties shall be obliged to cooperate with the Agent, including to participate in the negotiation and execution of the documents, either in public or private, that may be required for the execution and effectiveness of the provisions contained in this Agreement or any other Finance Document. (c) Each Finance Party irrevocably and unconditionally authorises and instructs the Agent without any further consent, sanction, authority or further confirmation from them (for the benefit of the Agent and the Company) to execute any documentation relating to a proposed amendment or waiver as soon as the requisite Lender consent is received in accordance with this Clause 41 (or on such later date as may be agreed by the Agent and Company). Without prejudice to the foregoing, the Finance Parties shall enter into any documentation necessary to implement an amendment or waiver once that amendment or waiver has been approved by the requisite number of Lenders determined in accordance with this Clause 41 (or on such later date as may be agreed by the Agent and Company). (d) The Company may effect, as agent of each Obligor, any amendment or waiver permitted by this Clause 41 and each Obligor agrees to any such amendment or waiver permitted by this Clause 41 which is agreed to by the Company. This includes any amendment or waiver which would, but for this paragraph (d), require the consent of all of the Guarantors. 41.2 All Lender Matters Subject to Clause 41.4 (Structural Adjustment), Clause 41.5 (Other exceptions), Clause 41.10 (Replacement of Screen Rate) and other than as permitted by the provisions of this Agreement (including this Clause 41) or any other Finance Document, an amendment, – 186 – #4854-1237-6969v16 waiver or a consent of, or in relation to, any term of any Finance Document that has the effect of changing or which relates to: (a) the definitions of Change of Control in Clause 1.1 (Definitions) and Part C (Definitions) of Schedule 16 (Incurrence Covenants) and any waiver of a mandatory prepayment obligation arising on the occurrence of a Change of Control; (b) the definitions of Majority Lenders, Super Majority Lenders, Structural Adjustment, Sanctions, Restricted Party, Sanctions Authority and Sanctions List in Clause 1.1 (Definitions); (c) any provision which expressly requires the consent of all the Lenders; (d) Clause 2.4 (Finance Parties' rights and obligations) or Clause 5.6 (Cancellation of Commitment); (e) Clause 29 (Changes to the Lenders) to the extent restricting the rights of the Lenders to assign, transfer or sub-participate their rights or obligations under the Finance Documents; (f) Paragraphs (h) and (i) of Clause 13 (Restrictions) or Clause 34 (Sharing Among the Finance Parties); (g) this Clause 41, Clause 45 (Governing Law) or 46 (Enforcement); (h) any amendment to the order of priority or subordination under the Intercreditor Agreement to the extent such amendment or waiver would adversely affect the interests of the Lenders (taken as a whole) under this Agreement (in their capacity as such); (i) a change to the Borrowers or Guarantors other than in accordance with the terms of the Finance Documents; and (j) any provision related to Sanctions, shall not be made without the prior consent of all the Lenders except that: (i) any amendment to Clause 29 (Changes to the Lenders) in accordance with paragraph (e) above shall only require the consent of each Lender who will be subject to any such additional restrictions; (ii) a change to the Borrower under any Facility within the scope of paragraph (i) above shall only require the consent of the Lenders under that Facility; and (iii) any amendment, waiver, consent or release is required to implement or reflect any Permitted Structural Adjustment shall not require the prior consent of all the Lenders. 41.3 Super Majority Lender Matters Subject to Clause 31.6 (Release of Security), Clause 41.4 (Structural Adjustment) and Clause 41.5 (Other exceptions) and other than as permitted by the provisions of this Agreement (including this Clause 41) or any other Finance Document, an amendment, – 187 – #4854-1237-6969v16 waiver or a consent of, or in relation to, any term of any Finance Document that has the effect of changing or which relates to: (a) the nature or scope of: (i) the guarantee and indemnity granted under Clause 23 (Guarantees and Indemnity); (ii) Transaction Security; or (iii) the manner in which the proceeds of enforcement of Transaction Security are distributed; or (b) the release of any guarantee and indemnity granted under Clause 23 (Guarantees and Indemnity) or any Transaction Security, shall not be made without the prior consent of the Super Majority Lenders, in each case, unless: (i) that release is conditional upon or is to become effective on or following the prepayment and cancellation in full of all amounts due and owing under the Finance Documents; or (ii) such release is pursuant or in accordance with the provisions of Clause 31.6 (Release of Security), and, in each case, the Company confirms that such release is permitted under this Agreement and, as a result, no consent, sanction, authority or further confirmation from any Finance Party for that release shall be required and the Agent is irrevocably authorised and instructed to take such action provided for in this Clause 41.3 and pursuant to and in accordance with the other provisions of this Agreement and the other Finance Documents. 41.4 Structural Adjustment (a) For the purposes of this Agreement: “Existing Tranche” means any Commitment in respect of, and any Loan made under, an existing Facility; “New Tranche” means any additional tranche, loan, facility or commitment; and “Structural Adjustment” means an amendment, waiver or variation of the terms of some or all of the Finance Documents (other than in accordance with Clause 2.2 (Additional Facilities) or Clause 2.3 (Increase)) that result in or is intended to result from or has the effect of changing or which relates to: (i) the introduction of a New Tranche in any currency or currencies (including by way of subdivision of an Existing Tranche or Facility) under this Agreement which ranks pari passu with, or junior to, the Facility in place as at the date of this Agreement provided that such New Tranche does not have a termination date that is earlier than the original Termination Date as at the date of this Agreement unless otherwise approved by the Majority Lenders; – 188 – #4854-1237-6969v16 (ii) any increase in, or addition to or extension of any Commitment or Total Commitment of any Lender; (iii) any extension of the Availability Period in respect of any Commitment of any Lender; (iv) any redenomination into another currency of any Commitment of any Lender; (v) a reduction in the Margin (other than in accordance with the definition of Margin) or a reduction in the amount of any payment of principal, interest, fees or commission or other amount owing or payable to a Lender under the Finance Documents; (vi) any shortening or extension to the date of payment of any amount owing or payable to a Lender under the Finance Documents; (vii) any amendment to, or change in, the currency of any payment of principal, interest, fees, commission or other amount owing or payable to a Lender under the Finance Documents; or (viii) any change (including changes to, the taking of or the release coupled with the retaking of Security and/or guarantees and changes to and/or additional intercreditor arrangements), consequential on, incidental to or required to implement or effect or reflect any of the adjustments referred to in any of the preceding paragraphs above (inclusive). (b) If any amendment, waiver or consent is a Structural Adjustment, that amendment, waiver or consent shall require the prior consent of the Company, each Lender that is participating in that Structural Adjustment (each a “Participating Lender”) and, in respect of any Structural Adjustment falling under paragraph (ii); (in respect of the shortening of any date for payment only) paragraph (vi) or (to the extent it relates to any adjustment which also requires the consent of the Majority Lenders) paragraph (viii), the Majority Lenders (for which purpose the Commitments of each Participating Lender shall be taken into account), and shall not require the consent of any other Lender. 41.5 Other exceptions (a) Any amendment or waiver which relates to the rights or obligations applicable to a particular Utilisation, Facility or class of Lenders and which does not materially and adversely affect the rights or interests of Lenders in respect of other Utilisations, Facilities or another class of Lender shall only require the consent of the Majority Lenders, Super Majority Lenders or all Lenders forming part of that affected class (as applicable) as if references in this paragraph to “Majority Lenders”, “Super Majority Lenders” or “Lenders” were only to Lenders participating in that Utilisation, Facility or forming part of that affected class. This paragraph is without prejudice to the ability to effect, make or grant any amendment, waiver, consent or release pursuant to or in accordance with paragraph (a) above.

– 189 – #4854-1237-6969v16 (b) For the avoidance of doubt, any change to the covenant level set out in Clause 26.2 (Financial Condition) shall only require the consent of the Majority Lenders. (c) A Declared Default, an Event of Default or Default may be revoked or waived (as applicable) with the consent of the Majority Lenders provided that a non-payment Event of Default under paragraphs 1 and 2 of Schedule 17 (Events of Default) may not be waived without the consent of each Lender to which the relevant overdue payment is owing. Any notice, demand, declaration or other step or action taken under or pursuant to Clause 28.7 (Acceleration) may be revoked with the consent of the Majority Lenders. (d) Notwithstanding anything to the contrary in the Finance Documents, a Finance Party may unilaterally waive, relinquish or otherwise irrevocably give up all or any of its rights under any Finance Document with the consent of the Company. (e) No amendment or waiver of a term of any Fee Letter or other side letter shall require the consent of any Finance Party other than the parties to such Fee Letter or side letter. (f) Subject to compliance with Clause 9.3 (Terms of Ancillary Facilities), no amendment or waiver of a term of any Ancillary Document shall require the consent of any Finance Party other than the relevant Ancillary Lender unless such amendment or waiver would require an amendment or waiver of this Agreement (including Clause 9 (Ancillary Facilities)), in such case the other provisions of this Clause shall apply. (g) Notwithstanding anything to the contrary, no amendment or waiver of this Agreement or any other Finance Document made or effected in accordance with the provisions of Clause 2.2 (Additional Facilities) or Clause 2.3 (Increase) shall require the consent, sanction, authority or further confirmation of any Finance Party (unless expressly required under the provisions of such Clauses) and shall be binding on all Parties. (h) Any term of the Finance Documents (other than any Fee Letter or any Ancillary Document) may be amended or waived by the Company and the Agent (or, if applicable, the Security Agent) without the consent, sanction, authority or further confirmation of any other Party if that amendment or waiver is: (i) a Permitted Structural Adjustment; (ii) to cure defects or omissions, resolve ambiguities or inconsistencies (including any manifest error) or reflect changes of a minor, technical or administrative nature; (iii) consequential on, incidental to, or required to implement an approved amendment, waiver, consent or release provided that such waiver or amendment does not adversely affect the interests of the other Lenders whose consent is not required for the applicable amendment; or (iv) otherwise for the benefit of all of the Lenders. – 190 – #4854-1237-6969v16 (i) An amendment or waiver which relates to the specific rights or obligations of the Agent, the Security Agent, the Arrangers, any Issuing Bank or any Ancillary Lender (each in their capacity as such) may not be effected without the consent of the Agent, the Security Agent, the Arrangers, the relevant Issuing Bank or the relevant Ancillary Lender (as applicable) provided that nothing in this provision shall entitle any Party to refuse its consent to any release of a guarantee or Security which would otherwise be permitted under Clause 41.9 (Implementation of Additional Facilities and other Permitted Structural Adjustments) or another provision of the Finance Documents. (j) Any amendment or waiver which relates only to the provisions governing transfers, assignments or sub-participations by Lenders and which makes such provisions more restrictive for any of the Lenders shall only require the consent of each Lender who will be subject to the resulting additional restrictions. (k) If the Company or the Agent (at the request of the Company) has requested the Finance Parties (or any of them) to give a consent in relation to, or to agree a release, waiver or amendment of, any provision of the Finance Documents or other vote of Lenders under the terms of this Agreement, then in the case of: (i) any Finance Party who has delivered a consent or agreement to such request, on and from the date of notification thereof to the Agent; and (ii) any other Non-Consenting Lender and its applicable participation (without prejudice to paragraph (i) above) on and from the date such Lender is replaced in accordance with the provisions of Clause 41.7 (Replacement of Lender), a consent or agreement to such request shall be treated and deemed as having been made by such Finance Party and Non-Consenting Lender and received by the Agent, and (unless otherwise agreed by the Company or stipulated by the relevant Lender), subject to paragraph (m) below, such consent or agreement shall from such time be irrevocable and binding on such Finance Party and Non-Consenting Lender (as applicable) and any permitted assignee, transferee or counterparty to a sub- participation. (l) Any Finance Party (not being an Excluded Lender) or its permitted assignee or transferee that has expressly not consented or not agreed to a request for an amendment, waiver, consent or release shall always have the right to change or revoke their decision and subsequently deliver to the Agent a consent or agreement to such request at any time during the period for which the vote and request process is open for consents and acceptances as notified by the Agent to such Lender (and subject to any extension of such period as agreed between the Company and the Agent). (m) At the request of the Company or the Agent, the Agent and the Company will promptly enter into any amendments to this Agreement necessary to ensure that the terms of Schedule 15 (Information Undertakings), Schedule 16 (Incurrence – 191 – #4854-1237-6969v16 Covenants) or Schedule 17 (Events of Default) accurately reflect the equivalent terms of the Original Senior Secured Notes (subject to any agreed changes between the Company and the Agent) as set out in the Original Senior Secured Notes Indenture in its original form (any such change, a “Conforming Covenant Change”). The Agent is authorised and instructed by each Finance Party hereto (without any further consent, sanction, authority or further confirmation from them) to enter into such documentation as is reasonably required to make any such Conforming Covenant Changes and shall promptly enter into such documentation on the request and at the cost of the Agent or the Company. The Company (or the Agent on its behalf) shall promptly inform the Finance Parties of such Conforming Covenant Changes. 41.6 Non-Responding Lender (Snooze you lose) (a) If any Lender fails to accept or reject a request for a consent, waiver or amendment of or in relation to any of the terms of any Finance Document or other vote of Lenders under the terms of this Agreement within 15 Business Days (unless the Company and the Agent agree to a longer time period in relation to any request including where such longer time period may be agreed following the submission of such request) of that request being made (such Lender being a “Non-Responding Lender”); or (b) any Lender fails to assist with any step required to implement the Company's right to prepay or to replace that Lender pursuant to and as contemplated by Clause 41.7 (Replacement of Lender) within two Business Days of a specific request to do so by the Company, then, in each case, that Lender (an “Excluded Lender”) shall be automatically excluded from participating in that vote, and its Commitment and/or participation shall not be included for the purpose of calculating the Total Commitments or participations under a Facility, and the Excluded Lender will not be treated as a Lender when ascertaining whether any relevant percentage (including unanimity) of Total Commitments, participations and/or the number of Lenders or agreement of any specified group of Lenders has been obtained to approve that request. 41.7 Replacement of Lender (a) If at any time any Lender: (i) becomes a Non-Consenting Lender; (ii) becomes a Non-Funding Lender; (iii) becomes an Increased Costs Lender; or (iv) serves a Lender Cancellation Notice, then the relevant Borrower/Company may, on not less than three Business Days prior written notice (a “Replacement Notice”) to the Agent and such Lender (a “Replaced Lender”): – 192 – #4854-1237-6969v16 (A) replace such Replaced Lender by requiring such Replaced Lender to (and such Replaced Lender shall) transfer pursuant to Clause 29 (Changes to the Lenders) on such dates as specified in the Replacement Notice all (and not part only) of its rights and obligations under this Agreement to one or more Lenders or other persons (each a “Replacement Lender”) selected by the Company, who confirms its willingness to assume and does assume all or part of the obligations of the Replaced Lender (including the assumption of the Replaced Lender's participations or unfunded or undrawn participations (as the case may be) on the same basis as the Replaced Lender) for a purchase price in cash payable at the time of transfer in an amount equal to the applicable outstanding principal amount of such Replaced Lender's participation in the outstanding Utilisations or Ancillary Outstandings and all related accrued interest and/or Break Costs and other amounts payable in relation thereto under the Finance Documents in respect of such transferred participation (the “Replacement Amount”); (B) prepay (or procure that another member of the Group prepays) on such date(s) specified in the Replacement Notice all or any part of that Lender's participation in the outstanding Utilisations or Ancillary Outstandings and all related accrued interest and/or Break Costs and other amounts payable in relation thereto under the Finance Documents in respect of such participation; and/or (C) cancel all or part of any undrawn Commitments or Ancillary Commitments of that Replaced Lender on such date(s) specified in the Replacement Notice, provided that, in each case, the Company or any other member of the Group shall not be required to pay any prepayment fees or penalties (however described) payable under this Agreement or any other Finance Document to that Non-Consenting Lender, Non-Funding Lender or Increased Costs Lender (as applicable). (b) Any notice delivered under paragraph (a) above (or any subsequent notice for this purposes) exercising any rights under paragraph (A) above shall be accompanied by a Transfer Certificate or Assignment Agreement (as the case may be) complying with Clause 29.7 (Procedure for transfers) or Clause 29.8 (Procedure for assignment) as the case may be and any other related documentation to effect such transfer or assignment, which Transfer Certificate or Assignment Agreement (as the case may be) and any other related documentation to effect such transfer or assignment shall be promptly (and by no later than two Business Days from receiving such Transfer Certificate or Assignment Agreement and any other related documentation to effect such transfer or assignment) executed by the relevant Replaced Lender and returned to the Company.

– 193 – #4854-1237-6969v16 (c) Notwithstanding the requirements of Clause 29 (Changes to the Lenders) or any other provisions of the Finance Documents, if a Replaced Lender does not execute and return an executed Transfer Certificate or Assignment Agreement (as the case may be) and any other related documentation to effect such transfer or assignment as required by paragraph (b) within two Business Days of delivery by the Company, the relevant transfer or transfers or assignment or assignments shall automatically and immediately be effected for all purposes under the Finance Documents on payment of the Replacement Amount to the Agent (for the account of the relevant Replaced Lender) and the Agent may (and is authorised by each Finance Party to) execute, without requiring any further consent, sanction, authority or further confirmation from any other Party, a Transfer Certificate or Assignment Agreement and any other related documentation to effect such transfer or assignment on behalf of any relevant Replaced Lender which is required to transfer its rights and obligations or assign its rights under this Agreement pursuant to paragraph (a) above which shall be effective for the purposes of Clause 29.7 (Procedure for transfers) or Clause 29.8 (Procedure for assignment) as the case may be. The Agent shall not be liable in any way for any action taken by it pursuant to this paragraph (c) or paragraph (b) above and the provisions of Clause 32.10 (Exclusion of liability) shall apply in relation thereto. (d) Unless otherwise agreed by the Majority Lenders or provided pursuant to another provision of this Agreement the replacement or prepayment of, a Lender pursuant to this Clause 41.7 shall be subject to the following conditions: (i) the Company shall have no right to replace the Agent (in such capacity) pursuant to paragraph (a) above; and (ii) the Company may only exercise its replacement or prepayment rights pursuant to paragraph (a) above in respect of any relevant Replaced Lender within one hundred and eighty days of becoming entitled to do so (or, if later, on or prior to the date one hundred and eighty days after the date on which the Company receives notice in writing that such Lender has become a Non- Consenting Lender, a Non-Funding Lender or an Increased Costs Lender, as the case may be) on each occasion such Lender is a Non-Consenting Lender, a Non-Funding Lender or an Increased Costs Lender. (e) Neither the Agent nor the Lender shall have any obligation to the Company to find a Replacement Lender for the purposes of paragraph (a) above. (f) In no event shall a Lender being replaced pursuant to paragraph (a) above be required to pay or surrender to the relevant Replacement Lender (or any other person) any of the fees received by it pursuant to the Finance Documents. 41.8 Disenfranchisement of Defaulting Lenders (a) For so long as a Defaulting Lender has any Available Commitment unless otherwise agreed by the Company, in ascertaining the Majority Lenders, the Super Majority Lenders, all Lenders or any other class of Lenders (as applicable) or whether any – 194 – #4854-1237-6969v16 given percentage (including unanimity) of any of the Total Commitments, has been obtained to approve any request for a consent, waiver, amendment or other vote under the Finance Documents: (i) that Defaulting Lender's Commitments will be reduced by the amount of its Available Commitments; and (ii) that Defaulting Lender will not be treated as a Lender for the purposes of Clause 41.2 (All Lender Matters) to Clause 41.5 (Other exceptions) if it has no participation in any outstanding Utilisations. (b) For the purposes of this Clause 41.8, the Agent may assume that the following Lenders are Defaulting Lenders: (i) any Lender which has notified the Agent that it has become a Defaulting Lender; and (ii) any Lender in relation to which it is aware that any of the events or circumstances referred to in the definition of “Defaulting Lender” has occurred, unless it has received notice to the contrary from the Lender concerned (together with any supporting evidence reasonably requested by the Agent) or the Agent is otherwise aware that the Lender has ceased to be a Defaulting Lender. 41.9 Implementation of Additional Facilities and other Permitted Structural Adjustments (a) The Finance Parties acknowledge that the Company or any other member of the Group (or any of them) may exercise its right under Clause 2.2 (Additional Facilities), Clause 2.3 (Increase), Clause 41.4 (Structural Adjustment) and/or in accordance with any other applicable provisions of the Finance Documents to: (i) borrow or incur additional indebtedness (including under an Additional Facility) and/or provide guarantees, indemnities and other credit support in respect of such indebtedness; and/or (ii) refinance existing indebtedness (including under a Facility) and/or provide guarantees, indemnities and other credit support in respect of such refinancing of such indebtedness, under any existing, additional, supplemental or new financing arrangement (including by way of an Additional Facility, Permitted Structural Adjustment, refinancing, replacement, exchange, set-off, discharge or increase of any such existing, additional, supplemental or new financing arrangement) (“Additional Indebtedness”) which, in any such case, is intended to rank pari passu with the Facilities or pari passu with or in priority to any other existing indebtedness. (b) The Finance Parties confirm that if and to the extent such a financing or refinancing and such ranking is not prohibited by the terms of the Finance Documents, at such time, they will (at the cost of the Company) enter into such documentation as may – 195 – #4854-1237-6969v16 be necessary to ensure that any obligations and liabilities incurred by a member of the Group in respect of such Additional Indebtedness will have the ranking permitted to be conferred upon it in accordance with the Finance Documents provided that any release of Transaction Security in connection therewith is, subject to the Agreed Security Principles, coupled with a substantially simultaneous re- granting on substantially the same terms. (c) The Company agrees that, to the extent any intercreditor agreement or any security document in respect of the obligations of a member of the Group under any of the Finance Documents is entered into accordance with this Clause 41.9, it will designate such intercreditor agreement and security document as a Finance Document under this Agreement. The Finance Parties hereby irrevocably instruct and authorise the Agent to agree to such designation. (d) Each Finance Party agrees that it shall: (i) promptly co-operate with the Company with a view to satisfying the conditions in this Clause 41.9 in respect of any Additional Indebtedness; and (ii) promptly execute (including at the reasonable request of the Company or the Agent each acting reasonably) all such Relevant Documents, take such other actions and give such instructions to the Agent as may reasonably be required, in each case, in connection with the incurrence or borrowing of such Additional Indebtedness in accordance with this Clause 41.9. (e) The Agent is irrevocably authorised and instructed by the Finance Parties that it acts as their agent to execute on their behalf any such Relevant Document or take any other action set out in or in connection with the provisions of this Clause 41.9 without the requirement for any further authorisation or consent from such Finance Parties which shall be effective and binding on all Finance Parties upon the execution thereof by the Obligors and the Agent. In the event that any of the Finance Parties is not entitled to grant to the Agent the authority referred to in this Clause it shall be obliged to appear with the Agent, upon the request of the Agent, to formalise any actions or measures that are required. By virtue of this Agreement, each of the Finance Parties shall be obliged to cooperate with the Agent, including to participate in the negotiation and execution of the documents, either in public or private, that may be required for the execution and effectiveness of the provisions contained in this Agreement or any other Finance Document. (f) The Agent confirms that it is irrevocably authorised and instructed pursuant to the terms of this Agreement and the other Finance Documents to execute any Relevant Documents or take any other action set out in or in connection with the provisions of this Clause 41.9 on behalf of the Finance Parties without the requirement for any further consent, sanction, authority or further confirmation from such Finance Parties. (g) Notwithstanding the foregoing, nothing in this Clause 41.9 shall oblige the Agent or other Finance Party to execute any document if it would impose personal – 196 – #4854-1237-6969v16 liabilities or obligations on, or adversely affect the rights, duties or immunities of the Agent or Finance Party (provided that the borrowing or incurrence of such Additional Indebtedness to the extent it is permitted under the terms of this Agreement shall not adversely affect the rights of the Agent or any Finance Party) and nothing in this Clause 41.9 shall be construed as a commitment to advance or arrange any Additional Indebtedness. (h) The Company is irrevocably authorised and instructed by the Obligors that it may (except where otherwise required by applicable law) act as their agent to execute on their behalf any such Relevant Document or take any other action set out in or in connection with the provisions of this Clause without the requirement for any further authorisation or consent from such Obligors which shall be effective and binding on all parties to this Agreement upon the execution thereof by the Company and the Agent. (i) The Company shall (or another member of the Group so elected shall), within 30 days of demand, pay to the Agent the amount of all costs and expenses (including legal fees) (together with any applicable VAT) reasonably incurred by them in connection with the satisfaction of the conditions of this Clause 41.9 and the consideration, negotiation, preparation, printing, execution and perfection of any Relevant Document. 41.10 Replacement of Screen Rate (a) If, in respect of any Screen Rate for a currency which may be selected for a Loan, a Screen Rate Replacement Event has occurred, then the relevant Screen Rate shall be an alternate rate of interest proposed by the Company or the Agent (acting on the instructions of the Majority Lenders) that, in either case, is practicable for the Agent to administer (as reasonably determined by the Agent): (i) that: (A) the Agent (acting on the instructions of the Majority Lenders) determines (acting reasonably) is generally accepted as the then prevailing market convention for determining a rate of interest for syndicated loans of the type provided under this Agreement in the European or London market in the relevant currency; and (B) is agreed to by the Company; or (ii) to which: (A) the Majority Lenders have given their consent, provided that the provisions of Clause 41.6 (Non-Responding Lender (Snooze you lose)) shall apply to any request for such consent; and (B) the Company has given its consent, any such rate, a “Successor Rate”, and the Agent and the Company shall enter into any amendment to this Agreement to implement such

– 197 – #4854-1237-6969v16 Successor Rate and implement other related changes to this Agreement (including, without limitation, any Screen Rate Successor Conforming Changes) as may be required, appropriate, necessary or desirable in connection with and/or to facilitate the implementation and use of such Successor Rate as a replacement for the relevant Screen Rate, which amendments shall, notwithstanding anything in this Clause 42, be effective without any further action or consent of any other Party and shall be binding on all Parties; provided that: (1) any alternative interest rate agreed to pursuant to paragraph (i) or (ii) above shall be automatically binding on a Defaulting Lender; and (2) any Lender which rejects a request for any such consent shall be deemed to be a Non-Consenting Lender for the purposes of this Agreement. (b) For the avoidance of doubt, if at any time such Successor Rate is less than zero, such Successor Rate shall be deemed to be zero. (c) In this Clause 41.10: “Relevant Nominating Body” means any applicable central bank, regulator or other supervisory authority or a group of them, or any working group or committee sponsored or chaired by, or constituted at the request of, any of them or the Financial Stability Board. “Screen Rate Replacement Event” means, in relation to a Screen Rate: the methodology, formula or other means of determining that Screen Rate has, in the opinion of the Majority Lenders and the Company changed in any material respect; that Screen Rate is not available and the Agent reasonably determines that such unavailability is unlikely to be temporary; the administrator of that Screen Rate publicly announces that it has ceased, or will cease, to provide that Screen Rate permanently or indefinitely and there is no successor administrator of that Screen Rate; the administrator of that Screen Rate or a governmental or supervisory authority having jurisdiction over the administrator of that Screen Rate or the Majority Lenders makes a public statement identifying a specific date after which that Screen Rate shall: (A) be permanently or indefinitely discontinued; or (B) no longer be made available or used for determining the interest rate of loans; – 198 – #4854-1237-6969v16 the administrator of that Screen Rate or a governmental or supervisory authority having jurisdiction over the administrator of that Screen Rate; the administrator of that Screen Rate or a governmental or supervisory authority having jurisdiction over the administrator of that Screen Rate publicly announces that such administrator is insolvent; information is published in any order, decree, notice, petition or filing, however described, of or filed with a court, tribunal, exchange, regulatory authority or similar administrative, regulatory or judicial body which reasonably confirms that the administrator of that Screen Rate is insolvent; the administrator of that Screen Rate determines that that Screen Rate should be calculated in accordance with its reduced submissions or other contingency or fallback policies or arrangements and either: (A) the circumstance(s) or event(s) leading to such determination are not(in the opinion of the Majority Lenders and the Company (each acting reasonably)) temporary; (B) that Screen Rate is calculated in accordance with any such policy or arrangement for a period no less than 10 days; or (C) in the opinion of the Majority Lenders and the Company (each acting reasonably), that Screen Rate is otherwise no longer appropriate for the purposes of calculating interest under this Agreement. “Screen Rate Successor Conforming Changes” means, with respect to any proposed Successor Rate, any conforming changes to the definition of Interest Period (including with respect to duration of Interest Periods), the timing and/or frequency of determining rates and making payments of interest and other administrative matters as may be appropriate (in the opinion of the Company (acting reasonably) with the consent of the Agent (acting reasonably)), to reflect the adoption of such Successor Rate and to permit the administration thereof in a manner substantially consistent with market practice (or, if the Company or the Agent determines that the adoption of any portion of such market practice is not administratively feasible or that no market practice for the administration of such Successor Rate exists, in such other manner of administration as the Company and the Agent determine (each acting reasonably)) including, without limitation: (i) aligning any provision of a Finance Document to the use of that other benchmark rate; (ii) making adjustments to such Successor Rate and this Agreement to preserve pricing in effect at the time of selection of such Successor Rate (including adjustments to the pricing to reduce or eliminate, to the extent reasonably practicable, any transfer of economic value from one Party to another as a result of the application of that Successor Rate (and if any adjustment or method for calculating any adjustment has been formally designated, – 199 – #4854-1237-6969v16 nominated or recommended by the Relevant Nominating Body, the adjustment shall (if the Company so elects in its sole discretion) be determined on the basis of that designation, nomination or recommendation)); (iii) enabling that Successor Rate to be used for the calculation of interest under this Agreement (including, without limitation, any consequential changes required to enable that Successor Rate to be used for the purposes of this Agreement); or (iv) providing appropriate fallback (and market disruption) provisions for that Successor Rate. 42. CONFIDENTIALITY 42.1 Confidential Information Each Finance Party agrees to keep all Confidential Information confidential and not to disclose it to anyone, save to the extent permitted by Clause 42.2 (Disclosure of Confidential Information) and Clause 42.3 (Disclosure to numbering service providers), and to ensure that all Confidential Information is protected with security measures and a degree of care that would apply to its own confidential information. 42.2 Disclosure of Confidential Information Any Finance Party may disclose: (a) to any of its Affiliates, its Related Funds and any of its Affiliates or its Related Funds officers, directors, employees, professional advisers, auditors, partners and Representatives such Confidential Information as that Finance Party shall consider appropriate if any person to whom the Confidential Information is to be given pursuant to this paragraph (a) is informed in writing of its confidential nature and that some or all of such Confidential Information may be price-sensitive information except that there shall be no such requirement to so inform if the recipient is subject to professional obligations to maintain the confidentiality of the information or is otherwise bound by requirements of confidentiality in relation to the Confidential Information; (b) to any person: (i) to (or through) whom it assigns or transfers (or may potentially assign or transfer) all or any of its rights and/or obligations under one or more Finance Documents or which succeeds (or which may potentially succeed) it as Agent or Security Agent and, in each case, to any of that person's Affiliates, Representatives and professional advisers; (ii) with (or through) whom it enters into (or may potentially enter into), whether directly or indirectly, any sub-participation in relation to, or any other transaction under which payments are to be made or may be made by reference to, one or more Finance Documents and/or one or more Obligors – 200 – #4854-1237-6969v16 and to any of that person's Affiliates, Representatives and professional advisers; (iii) appointed by any Finance Party or by a person to whom paragraph (b)(i) or (ii) above applies to receive communications, notices, information or documents delivered pursuant to the Finance Documents on its behalf (including, without limitation, any person appointed under paragraph (b) of Clause 32.15 (Relationship with the Lenders)); (iv) who invests in or otherwise finances (or may potentially invest in or otherwise finance), directly or indirectly, any transaction referred to in paragraph (b)(i) or (ii) above; (v) to whom information is required or requested to be disclosed by any court of competent jurisdiction or any governmental, banking, taxation or other regulatory authority or similar body, the rules of any relevant stock exchange or pursuant to any applicable law or regulation; (vi) to whom information is required to be disclosed in connection with, and for the purposes of, any litigation, arbitration, administrative or other investigations, proceedings or disputes; (vii) to whom or for whose benefit that Finance Party charges, assigns or otherwise creates Security (or may do so) pursuant to Clause 29.10 (Security over Lenders' rights); (viii) who is a Party; or (ix) with the consent of the Company, in each case, such Confidential Information as that Finance Party shall (acting in good faith) consider appropriate provided that if: (A) in relation to paragraphs (b)(i), (b)(ii) and (b)(iii) above, the person to whom the Confidential Information is to be given has first entered into a Confidentiality Undertaking except that there shall be no requirement for a Confidentiality Undertaking if the recipient is a professional adviser and is subject to professional obligations to maintain the confidentiality of the Confidential Information; (B) in relation to paragraph (b)(iv) above, the person to whom the Confidential Information is to be given has first entered into a Confidentiality Undertaking or is otherwise bound by requirements of confidentiality in relation to the Confidential Information they receive and is informed that some or all of such Confidential Information may be price-sensitive information; and (C) in relation to paragraphs (b)(v), (b)(vi) and (b)(vii) above, the person to whom the Confidential Information is to be given is informed of its confidential nature and that some or all of such Confidential

– 201 – #4854-1237-6969v16 Information may be price-sensitive information except that there shall be no requirement to so inform if, in the opinion of that Finance Party (acting reasonably and in good faith), it is not practicable so to do in the circumstances, and a copy of any such Confidentiality Undertaking and any amendment thereto shall be provided to the Company within 10 days of request by the Company; (c) to any person appointed by that Finance Party or by a person to whom paragraph (b)(i) or (b)(ii) above applies to provide administration or settlement services in respect of one or more of the Finance Documents including without limitation, in relation to the trading of participations in respect of the Finance Documents, such Confidential Information as may be required to be disclosed to enable such service provider to provide any of the services referred to in this paragraph (c) if the service provider to whom the Confidential Information is to be given has entered into a confidentiality agreement substantially in the form of the LMA Master Confidentiality Undertaking for Use With Administration/Settlement Service Providers amended to the extent necessary to ensure that it is addressed to, or capable of being relied upon by, the Company without requiring its signature by virtue of reliance on the Third Parties Act and is not capable of being materially amended without the prior written consent of the Company or such other form of confidentiality undertaking agreed between the Company and the relevant Finance Party, and a copy of any such Confidentiality Undertaking and any amendment thereto shall be provided to the Company within 10 days of request by the Company; and (d) to any rating agency (including its professional advisers) such Confidential Information as may be required to be disclosed to enable such rating agency to carry out its normal rating activities in relation to the Finance Documents and/or the Obligors if the rating agency to whom the Confidential Information is to be given is informed of its confidential nature and that some or all of such Confidential Information may be price-sensitive information, provided that no disclosure shall be permitted to: (i) an Industry Competitor; or (ii) a Loan to Own/Distressed Investor unless an Event of Default is continuing. 42.3 Disclosure to numbering service providers (a) Any Finance Party may disclose to any national or international numbering service provider appointed by that Finance Party to provide identification numbering services in respect of this Agreement, the Facilities and/or one or more Obligors the following information: (i) names of Obligors; (ii) country of domicile of Obligors; – 202 – #4854-1237-6969v16 (iii) place of incorporation of Obligors; (iv) date of this Agreement; (v) Clause 45 (Governing Law); (vi) the names of the Agent and the Arrangers; (vii) date of each amendment and restatement of this Agreement; (viii) amounts of, and names of, the Facilities (and any tranches); (ix) amount of Total Commitments; (x) currencies of the Facilities; (xi) type of Facilities; (xii) ranking of Facilities; (xiii) Termination Date for the Facilities; (xiv) changes to any of the information previously supplied pursuant to paragraphs (i) to (xiii) above; and (xv) such other information agreed between such Finance Party and the Company, to enable such numbering service provider to provide its usual syndicated loan numbering identification services. (b) The Parties acknowledge and agree that each identification number assigned to this Agreement, the Facilities, the Company and/or one or more Obligors by a numbering service provider and the information associated with each such number may be disclosed to users of its services in accordance with the standard terms and conditions of that numbering service provider. (c) The Agent shall notify the Company and the other Finance Parties of: (i) the name of any numbering service provider appointed by the Agent in respect of this Agreement, the Facilities, the Company and/or one or more Obligors; and (ii) the number or, as the case may be, numbers assigned to this Agreement, the Facilities, the Company and/or one or more Obligors by such numbering service provider. 42.4 Entire agreement This Clause 42 constitutes the entire agreement between the Parties in relation to the obligations of the Finance Parties under the Finance Documents regarding Confidential Information and supersedes any previous agreement, whether express or implied, regarding Confidential Information. – 203 – #4854-1237-6969v16 42.5 Inside information Each of the Finance Parties acknowledges that some or all of the Confidential Information is or may be price-sensitive information and that the use of such information may be regulated or prohibited by applicable legislation including securities law relating to insider dealing and market abuse and each of the Finance Parties undertakes not to use any Confidential Information for any unlawful purpose. 42.6 Notification of disclosure Each of the Finance Parties agrees (to the extent permitted by law and regulation) to inform the Company: (a) of the circumstances of any disclosure of Confidential Information made pursuant to paragraph (b)(v) of Clause 42.2 (Disclosure of Confidential Information) except where such disclosure is made to any of the persons referred to in that paragraph during the ordinary course of its supervisory or regulatory function; and (b) upon becoming aware that Confidential Information has been disclosed in breach of this Clause 42. 42.7 Continuing obligations The obligations in this Clause 42 are continuing and, in particular, shall survive and remain binding on each Finance Party for a period of twelve Months from the earlier of: (a) the date on which all amounts payable by the Company and the Obligors under or in connection with the Finance Documents have been paid in full and all Commitments have been cancelled or otherwise cease to be available; and (b) the date on which such Finance Party otherwise ceases to be a Finance Party. 43. COUNTERPARTS Each Finance Document may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of the Finance Document. Delivery of a counterpart of this Agreement by email attachment or telecopy shall be an effective mode of delivery. 44. ACKNOWLEDGEMENT REGARDING ANY SUPPORTED QFCS To the extent that the Finance Documents provide support, through a guarantee or otherwise, for any hedging agreements or any other agreement or instrument that is a QFC (such support, “QFC Credit Support”, and each such “QFC”, a “Supported QFC”), the Parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Finance Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States): – 204 – #4854-1237-6969v16 (a) In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. (b) In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Finance Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Finance Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support. (c) As used in this Clause 44, the following terms have the following meanings: (i) “BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party. (ii) “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). (iii) “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. (iv) “QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D). 45. GOVERNING LAW (a) This Agreement and any non-contractual obligations arising out of or in connection with it are governed by English law. (b) Without prejudice to paragraph (a) above, Schedule 15 (Information Undertakings), Schedule 16 (Incurrence Covenants) and Schedule 17 (Events of Default) (in each case, including the terms defined therein) shall be interpreted in accordance with the laws of the State of New York (without prejudice to the fact that this Agreement is governed by English law).

46. ENFORCEMENT

46.1 Jurisdiction of English courts

(a) The courts of England have exclusive jurisdiction to settle any dispute arising out of or in connection with this Agreement (including a dispute relating to the existence, validity or termination of this Agreement or any non-contractual obligation arising out of or in connection with this Agreement) (a "Dispute").

(b) The Parties agree that the courts of England are the most appropriate and convenient courts to settle Disputes and accordingly no Party will argue to the contrary.

46.2 Service of process

(a) Without prejudice to any other mode of service allowed under any relevant law, each Obligor (other than an Obligor incorporated in England and Wales):

(i) irrevocably appoints Borr Galar (UK) Limited ("Borr Galar") as its agent for service of process in relation to any proceedings before the English courts in connection with any Finance Document, and Borr Galar acknowledges and accepts such appointment; and

(ii) agrees that failure by a process agent to notify the relevant Obligor of the process will not invalidate the proceedings concerned.

(b) If any person appointed as a process agent is unable for any reason to act as process agent, the Company (on behalf all the Obligors) must promptly (and in any event within 20 Business Days of such event taking place) appoint another agent on terms acceptable to the Agent (acting reasonably and in good faith).

(c) An Obligor may irrevocably appoint another person as its agent for service of process in relation to any proceedings before the English courts in connection with any Finance Document, subject to notifying the Agent accordingly. In the case of any replacement of an existing agent for service of process, following the new process agent's appointment and notification to the Agent of such new appointment, the existing process agent may resign.

46.3 Contractual Recognition of Bail-In

Notwithstanding any other term of any of the Finance Documents or any other agreement, arrangement or understanding between the Parties, each Party acknowledges and accepts that any liability of any Party to any other Party under or in connection with the Finance Documents may be subject to Bail-In Action by the relevant Resolution Authority and acknowledges and accepts to be bound by the effect of:

(a) any Bail-In Action in relation to any such liability, including (without limitation):

– 205 –

#4854-1237-6969v16

(i) a reduction, in full or in part, in the principal amount, or outstanding amount due (including any accrued but unpaid interest) in respect of any such liability;

(ii) a conversion of all, or part of, any such liability into shares or other instruments of ownership that may be issued to, or conferred on, it; and

(iii) a cancellation of any such liability; and

(b) a variation of any term of any Finance Document to the extent necessary to give effect to any Bail-In Action in relation to any such liability.

This Agreement has been entered into on the date stated at the beginning of this Agreement.

– 206 –
#4854-1237-6969v16

Schedule 1
THE ORIGINAL PARTIES

Part A
The Original Obligors

The Original Borrowers

Name	Jurisdiction of incorporation	Registered number or equivalent
Borr Drilling Limited	Bermuda	51741
Borr IHC Limited	Bermuda	55669

The Original Guarantors

Name	Jurisdiction of incorporation	Registered number or equivalent
Borr Drilling Limited	Bermuda	51741
Borr IHC Limited	Bermuda	55669
Borr Galar (UK) Limited	England and Wales	12162524
Borr Njord (UK) Limited	England and Wales	12299476
Borr Arabia III (UK) Limited	England and Wales	14625458
Borr Ran (UK) Limited	England and Wales	14131920
Borr Hild (UK) Limited	England and Wales	14825823
Borr Gersemi (UK) Limited	Scotland	SC625315
Borr Grid (UK) Limited	Scotland	SC625273
Borr Odin (UK) Limited	Scotland	SC617410
Borr Gerd Inc.	Marshall Islands	92795
Borr Gunnlod Inc.	Marshall Islands	92797
Borr Groa Inc.	Marshall Islands	92796

– 207 –

#4854-1237-6969v16

Name	Jurisdiction of incorporation	Registered number or equivalent
Borr Natt Inc.	Marshall Islands	92790
Borr Heimdal Inc.	Marshall Islands	92789
Borr Hermod Inc.	Marshall Islands	92788
Borr Saga Inc.	Marshall Islands	89738
Borr Skald Inc.	Marshall Islands	89739
Borr Jack-Up XXXII Inc.	Marshall Islands	100435
Borr West Africa Assets Inc.	Marshall Islands	92798
Borr Idun Limited	Cayman Islands	274802
Prospector Rig 1 Contracting Company Limited	Cayman Islands	339040
Prospector Rig 5 Contracting Company Limited	Cayman Islands	339041
Borr Mist Limited	Cayman Islands	274800
Borr Drilling Management DMCC	UAE	DMCC88379

– 208 –

#4854-1237-6969v16

– 209 – #4854-1237-6969v16 Part B The Original Lenders Name of Original Lender Original Revolving Facility Commitment Non-Acceptable LC Lender (Yes/No) Treaty Passport scheme reference number and jurisdiction of tax residence DNB Bank ASA USD 130,000,000 No 58/D/305668/DTTP Norway Citibank N.A., Jersey Branch USD 50,000,000 No 13/C/62301/DTTP USA TOTAL USD 180,000,000 – 210 – #4854-1237-6969v16 Schedule 2 CONDITIONS PRECEDENT Part A Conditions Precedent to First Utilisation 1. Original Obligors (a) Constitutional documents and registers: a copy of the constitutional documents and up-to-date statutory registers of each of the Original Obligors and, in respect of the Bermuda Obligors only: (i) a copy of the Bermuda Monetary Authority’s “No Objection” to the incorporation of the company or “Foreign Exchange Letter”, as applicable; and (ii) a copy of the Tax Assurance issued by the Registrar of Companies for the Minister of Finance. (b) Certificate of Good Standing: a copy of an up-to-date certificate of compliance and/or good standing (to the extent applicable) in respect of each Obligor incorporated in Bermuda or Cayman Islands dated within 28 days of the date of this Agreement. (c) Corporate approvals: a copy of the resolutions of the board of directors and/or (if required by law) of the shareholders of each of the Original Obligors approving the transaction and the Finance Documents to which it is a party, authorising specified persons to execute the Finance Documents to which it is a party and (where applicable) authorising the Company to act as its agent in connection with the Finance Documents. (d) Specimen signatures: specimen signatures for the person(s) authorised in the resolutions referred to above. (e) Director's certificates: a customary formalities certificates from each of the Original Obligors certifying that: (i) each copy document referred in paragraphs (a) and (c) above is correct, complete and in full force and effect and has not been amended or superseded; and (ii) confirming that borrowing or guaranteeing or securing the Total Commitments would not cause any borrowing or guaranteeing or securing or similar limit binding on the Original Obligors (as applicable) to be exceeded. 2. Finance Documents (a) Revolving Facility Agreement: a copy of this Agreement duly executed by the parties thereto. – 211 – #4854-1237-6969v16 (b) Intercreditor Agreement: a copy of the Intercreditor Agreement duly executed by the parties thereto. (c) Transaction Security Documents: a copy of the following Transaction Security Documents duly executed by the parties thereto: Security Provider Security Document Governing law Borr Drilling Limited Share charge in respect of the shares held in Borr IHC Limited Bermudan law Borr Drilling Limited Debenture (including in relation to certain material bank accounts and intercompany receivables) Bermudan law Borr Drilling Limited Charge over certain material bank accounts Norwegian law (d) Fee Letters: a copy of each of the following Fee Letters, each duly executed by the parties thereto: (i) the Arrangement Fee Letter; (ii) the Agency Fee Letter; and (iii) the Security Agent Fee Letter. 3. Legal Opinions Legal opinions of: (a) Milbank LLP, legal advisers to the Arrangers and the Agent, as to English law and addressed to the Agent and the Security Agent; (b) Appleby (Bermuda) Limited, legal advisers to the Arrangers and the Agent, as to Bermudan law and addressed to the Agent and the Security Agent; (c) Advokatfirmaet Thommessen AS, legal advisers to the Arrangers and the Agent, as to Norwegian law and addressed to the Agent and the Security Agent; (d) Burness Paull LLP, legal advisers to the Arrangers and the Agent, as to Scottish law and addressed to the Agent and the Security Agent; (e) Ogier (Cayman) LLP, legal advisers to the Arrangers, and the Agent, as to Cayman Islands law and addressed to the Agent and the Security Agent. (f) Al Tamimi & Company, legal advisers to the Company, as to UAE law and addressed to the Agent and the Security Agent. – 212 – #4854-1237-6969v16 (g) Poles, Tublin, Stratakis & Gonzalez, LLP, legal advisers to the Arrangers and Agent, as to Marshall Islands law and addressed to the Agent and the Security Agent. 4. Other Documents and Evidence (a) Original Financial Statements: a copy of the Original Financial Statements. (b) Original Senior Secured Notes Indenture: a copy of the Original Senior Secured Notes Indenture, duly executed by the parties thereto. (c) Closing Certificate: a certificate from an authorised signatory of the Company dated on or prior to the Closing Date certifying and confirming that either: (i) if the Original Senior Secured Notes have been funded into escrow, the conditions in the escrow agreement governing the release of such proceeds from escrow have been satisfied or waived, as appropriate; or (ii) the Original Senior Secured Notes have been issued or are to be issued on or prior to the Closing Date. (d) Fees: evidence that the fees which are due and payable by the Company under the Fee Letters to the relevant Finance Parties in respect of the Facility (excluding legal fees) on or prior to the Closing Date have been paid or will be paid (provided that this condition may be satisfied by reference to the payment of such fees in the appropriate Utilisation Requests or the funds flow statement referred to in paragraph (f)). (e) KYC: all documentation and information as is reasonably requested in writing by the Lenders prior to the date of this Agreement in respect of the Original Obligors, as required by applicable laws, regulations or regulatory authorities under applicable “know your customer” regulations to the extent stipulated to the Company prior to the date of this Agreement. (f) Funds flow: a copy, for information purposes only, of the funds flow statement in respect of the Transaction (provided that such document is not required to be in agreed form or in form or substance satisfactory to the Agent, the Arrangers and/or the Lenders). (g) Existing Debt: a certificate from an authorised signatory of the Company dated on or prior to the Closing Date certifying that the Existing Debt (other than the Convertible Bonds (2028) and any other Debt permitted under this Agreement) has been, or will be, repaid in full (which shall, for this purpose, include the payment of any redemption amount by or on behalf of the Company to any escrow account or defeasance account to be applied in discharge of the relevant Debt in full) on or before the Closing Date. (h) Approved List: A copy of the Approved List.

– 213 – #4854-1237-6969v16 Part B Conditions Precedent To Be Delivered By An Additional Obligor 1. Accession Letter: a copy of an Accession Letter executed by the parties thereto. 2. Constitutional documents: a copy of the constitutional documents and up to date statutory registers of the Additional Obligor. 3. Certificate of Good Standing: a copy of an up-to-date certificate of compliance and/or good standing (to the extent applicable and customary in the relevant jurisdiction) of the Additional Obligor and, in respect of any Additional Obligor incorporated in Bermuda or Cayman Islands, dated within 28 days of the proposed accession date. 4. Corporate approvals: a copy of the resolutions of the board of directors and (if required by law) shareholder resolutions of the Additional Obligor (i) approving the transaction and the Finance Documents to which it is a party, (ii) authorising specified persons to execute the Finance Documents to which it is a party and (iii) authorising the Company to act as its agent in connection with the Finance Documents. 5. Specimen signatures: specimen signatures for the person(s) authorised in the resolutions referred to above. 6. Director's certificates: a customary formalities certificates from the Additional Obligor certifying that: (a) each copy document referred in paragraphs 2 to 4 above is a true, complete and up- to-date copy and is in full force and effect and has not been amended or superseded; and (b) confirming that borrowing or guaranteeing or securing the commitments under the Facility would not cause any borrowing or guaranteeing or securing or similar limit binding on the Additional Obligor (as applicable) to be exceeded. 7. Legal opinions: legal opinion(s) addressed to the Finance Parties from the Agent's legal advisers or, where customary in the relevant jurisdiction of the Additional Obligor, Additional Obligor's legal counsel, on capacity and due execution and on enforceability of the Finance Documents to which it is a party. 8. Security: a copy of each Transaction Security Document reasonably required by the Agent in order to provide security over the shares in, and certain assets of, the Additional Obligor as required by the Agreed Security Principles (taking into account and subject to the Agreed Security Principles), each duly executed and delivered by each of the parties thereto. 9. KYC: all documentation and information as is reasonably requested in writing by the Lenders prior to the date the Accession Letter is signed, to be required by applicable regulatory authorities under applicable “know your customer” regulations. – 214 – #4854-1237-6969v16 Schedule 3 REQUESTS AND NOTICES UTILISATION REQUEST – LOANS From: [Borrower] [the Company]* To: [Agent] Dated: [ ] Dear Sirs [ ]– Revolving Facility Agreement dated [ ] (as amended) (the “Revolving Facility Agreement”) 1. We refer to the Revolving Facility Agreement. This is a Utilisation Request. Terms defined in the Revolving Facility Agreement have the same meaning in this Utilisation Request unless given a different meaning in this Utilisation Request. 2. We wish to [borrow a Loan on the following terms]/[arrange for a Letter of Credit to be issued under the Facility]: Borrower: [ ] Proposed Utilisation Date: [ ] (or, if that is not a Business Day, the next Business Day) Facility to be utilised: [Original Revolving Facility] [Additional Facility]1 Currency of Loan: [ ] Amount: [ ] or, if less, the Available Facility Interest Period: [ ] 3. [The proceeds of this Loan should be credited to [account].] 4. We confirm that each condition specified in clause 4.2 (Further conditions precedent) of the Agreement is satisfied on the date of this Utilisation Request. 5. This Utilisation Request is irrevocable. 6. [We attach a copy of the proposed Letter of Credit.]2 1 Select the Facility to be utilised and delete references to the other Facilities. 2 Include only if it is a Letter of Credit. – 215 – #4854-1237-6969v16 Yours faithfully authorised signatory for [the Company on behalf of [insert name of relevant Borrower]]/[insert name of Borrower]3 3 Amend as appropriate. The Utilisation Request can be given by the Borrower or by the Company. – 216 – #4854-1237-6969v16 Schedule 4 FORM OF TRANSFER CERTIFICATE To: [ ] as Agent and [ ] as Security Agent From: [The Existing Lender] (the “Existing Lender”) and [The New Lender] (the “New Lender”) Dated: [ ] [ ]– Revolving Facility Agreement dated [ ] (as amended) (the “Revolving Facility Agreement”) 1. We refer to the Revolving Facility Agreement and the Intercreditor Agreement (as defined in the Revolving Facility Agreement). This agreement (the “Agreement”) shall take effect as a Transfer Certificate for the purpose of the Revolving Facility Agreement and as a Creditor/Agent Accession Undertaking for the purposes of the Intercreditor Agreement (and as defined in the Intercreditor Agreement). Terms defined in the Revolving Facility Agreement have the same meaning in this Agreement unless given a different meaning in this Agreement. 2. We refer to Clause 29.7 (Procedure for transfers) of the Revolving Facility Agreement: (a) The Existing Lender and the New Lender agree to the Existing Lender transferring to the New Lender by novation all or part of the Existing Lender's Commitment, rights and obligations under the Revolving Facility Agreement and the other Finance Documents referred to in the Schedule hereto in accordance with Clause 29.7 (Procedure for transfers). (b) The proposed Transfer Date is [ ]. (c) The Facility Office and address, e-mail address and attention details for notices of the New Lender for the purposes of Clause 37.2 (Addresses) are set out in the Schedule hereto. 3. The New Lender expressly acknowledges the limitations on the Existing Lender's obligations set out in Clause 29.6 (Limitation of responsibility of Existing Lenders). 4. The New Lender confirms (without prejudice to the validity of this Transfer Certificate and for the benefit of the Agent and without liability to the Company or any Obligor) that it is in respect of an advance to a UK Borrower under a Finance Document: (a) not a UK Qualifying Lender; (b) a UK Qualifying Lender (other than a UK Treaty Lender); or (c) a UK Treaty Lender (on the assumption that all procedural formalities have been completed).

– 217 – #4854-1237-6969v16 5. [The New Lender confirms that it holds a passport under the HMRC DT Treaty Passport scheme (reference number [ ]) and is tax resident in [ ]4, so that interest payable to it by borrowers incorporated in the UK is generally subject to full exemption from UK withholding tax, and requests that the Party notify: (a) Each UK Borrower which is a Party as a Borrower as at the Transfer Date; and (b) each UK Borrower which becomes an Additional Borrower after the Transfer Date, that it wishes that scheme to apply to the Agreement.]5 6. The New Lender confirms that the person beneficially entitled to interest payable to that Lender in respect of an advance to a UK Borrower under a Finance Document is either: (a) a company resident in the UK for UK tax purposes; (b) a partnership each member of which is: (i) a company so resident in the UK; or (ii) a company not so resident in the UK which carries on a trade in the UK through a permanent establishment and which brings into account in computing its chargeable profits (within the meaning of section 19 of the CTA) the whole of any share of interest payable in respect of that advance that falls to it by reason of Part 17 of the CTA; or (c) a company not so resident in the UK which carries on a trade in the UK through a permanent establishment and which brings into account interest payable in respect of that advance in computing the chargeable profits (within the meaning of section 19 of the CTA) of that company. 7. On the Transfer Date, the New Lender: (a) becomes party to the relevant Finance Documents (other than the Intercreditor Agreement) as a Lender; and (b) becomes party to the Intercreditor Agreement as an RCF Lender (as defined in the Intercreditor Agreement). In consideration of the New Lender being accepted as an RCF Lender for the purposes of the Intercreditor Agreement (and as defined therein), the New Lender confirms that, as from the Transfer Date, it intends to be party to the Intercreditor Agreement as an RCF Lender, and undertakes to perform all the obligations expressed in the Intercreditor Agreement to be assumed by an RCF Lender and agrees that it shall be bound by all the provisions of the Intercreditor Agreement, as if it had been an original party to the Intercreditor Agreement. 4 Insert jurisdiction of tax residence. 5 Include if New Lender holds a passport under the HMRC DT Treaty Passport scheme and wishes that scheme to apply to the Agreement. – 218 – #4854-1237-6969v16 8. The New Lender confirms that it is not a Defaulting Lender. 9. The New Lender confirms it [is]/[is not] a Non-Acceptable LC Lender. 10. This Agreement may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of this Agreement. Delivery of a counterpart of this Agreement by email attachment or telecopy shall be an effective mode of delivery. 11. This Agreement and any non-contractual obligations arising out of, or in connection with, it are governed by English law. The provisions of Clause 46 (Enforcement) of the Revolving Facility Agreement shall be deemed to be incorporated into this Agreement in full, mutatis mutandis. This Agreement has been entered into on the date stated at the beginning of this Agreement. – 219 – #4854-1237-6969v16 THE SCHEDULE COMMITMENT/RIGHTS AND OBLIGATIONS TO BE TRANSFERRED [insert relevant details] [Facility Office address, e-mail address and attention details for notices and account details for payments] [Existing Lender] By: _______________________________ [New Lender] By: _______________________________ This Agreement is accepted as a Transfer Certificate for the purposes of the Revolving Facility Agreement by the Agent and as a Creditor/Agent Accession Undertaking for the purpose of the Intercreditor Agreement by the Security Agent and the Transfer Date is confirmed as [ ]. [Agent] By: [Security Agent] By: – 220 – #4854-1237-6969v16 Schedule 5 FORM OF ASSIGNMENT AGREEMENT To: [ ] as Agent, [ ] as Security Agent and [ ] as the Company, for and on behalf of each Obligor From: [the Existing Lender] (the “Existing Lender”) and [the New Lender] (the “New Lender”) Dated: [ ] Dear Sirs [ ]– Revolving Facility Agreement dated [ ] (as amended) (the “Revolving Facility Agreement”) 1. We refer to the Revolving Facility Agreement and to the Intercreditor Agreement (as defined in the Revolving Facility Agreement). This is an Assignment Agreement. This agreement (the “Agreement”) shall take effect as an Assignment Agreement for the purpose of the Revolving Facility Agreement and as a Creditor/Agent Accession Undertaking for the purposes of the Intercreditor Agreement (and as defined in the Intercreditor Agreement). Terms defined in the Revolving Facility Agreement have the same meaning in this Agreement unless given a different meaning in this Agreement. 2. We refer to Clause 29.8 (Procedure for assignment) of the Revolving Facility Agreement: (a) The Existing Lender assigns absolutely to the New Lender all the rights of the Existing Lender under the Revolving Facility Agreement and the other Finance Documents and in respect of the Transaction Security which correspond to that portion of the Existing Lender's Commitments and participations in Utilisations under the Revolving Facility Agreement as specified in the Schedule hereto. (b) The Existing Lender is released from all the obligations of the Existing Lender which correspond to that portion of the Existing Lender's Commitments and participations in Utilisations under the Revolving Facility Agreement specified in the Schedule hereto. (c) The New Lender becomes a Party as a Lender and is bound by obligations equivalent to those from which the Existing Lender is released under paragraph (b). 3. The proposed Transfer Date is [ ]. 4. On the Transfer Date the New Lender becomes Party to the relevant Finance Documents as a Lender. 5. The Facility Office and address, e-mail address and attention details for notices of the New Lender for the purposes of Clause 37.2 (Addresses) are set out in the Schedule hereto. 6. The New Lender expressly acknowledges the limitations on the Existing Lender's obligations set out in Clause 29.6 (Limitation of responsibility of Existing Lenders). 7. [The New Lender confirms that it [is]/[is not] a member of the Group.]

– 221 – #4854-1237-6969v16 8. The New Lender confirms that it is (without prejudice to the validity of this Assignment Agreement and for the benefit of the Agent and without liability to the Company or any Obligor) in respect of an advance to a UK Borrower under a Finance Document: (a) not a UK Qualifying Lender; (b) a UK Qualifying Lender (other than a UK Treaty Lender); or (c) a UK Treaty Lender (on the assumption that all procedural formalities have been completed). 9. The New Lender confirms that the person beneficially entitled to interest payable to that Lender in respect of an advance to a UK Borrower under a Finance Document is either: (a) a company resident in the UK for UK tax purposes; (b) a partnership each member of which is: (i) a company so resident in the UK; or (ii) a company not so resident in the UK which carries on a trade in the UK through a permanent establishment and which brings into account in computing its chargeable profits (within the meaning of section 19 of the CTA) the whole of any share of interest payable in respect of that advance that falls to it by reason of Part 17 of the CTA; or (c) a company not so resident in the UK which carries on a trade in the UK through a permanent establishment and which brings into account interest payable in respect of that advance in computing the chargeable profits (within the meaning of section 19 of the CTA) of that company. 10. [The New Lender confirms that it holds a passport under the HMRC DT Treaty Passport scheme (reference number [ ]) and is tax resident in [ ]6, so that interest payable to it by borrowers incorporated in the UK is generally subject to full exemption from UK withholding tax, and requests that the Party notify: (a) each UK Borrower which is a Party as a Borrower as at the Transfer Date; and (b) each UK Borrower which becomes an Additional Borrower after the Transfer Date, that it wishes that scheme to apply to the Agreement.]7 11. On the Transfer Date the New Lender: (a) becomes party to the relevant Finance Documents (other than the Intercreditor Agreement) as a Lender; and 6 Insert jurisdiction of tax residence. 7 Include if New Lender holds a passport under the HMRC DT Treaty Passport scheme and wishes that scheme to apply to the Agreement. – 222 – #4854-1237-6969v16 (b) becomes party to the Intercreditor Agreement as an RCF Lender (as defined in the Intercreditor Agreement). In consideration of the New Lender being accepted as an RCF Lender for the purposes of the Intercreditor Agreement (and as defined therein), the New Lender confirms that, as from the Transfer Date, it intends to be party to the Intercreditor Agreement as an RCF Lender, and undertakes to perform all the obligations expressed in the Intercreditor Agreement to be assumed by an RCF Lender and agrees that it shall be bound by all the provisions of the Intercreditor Agreement, as if it had been an original party to the Intercreditor Agreement. 12. The New Lender confirms that it is not a Defaulting Lender. 13. The New Lender confirms it [is]/[is not] a Non-Acceptable LC Lender. 14. This Agreement acts as notice to the Agent (on behalf of each Finance Party) and to the Company (on behalf of each Obligor) of the assignment referred to in this Agreement. 15. This Agreement may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of this Agreement. Delivery of a counterpart of this Agreement by email attachment or telecopy shall be an effective mode of delivery. 16. This Agreement and any non-contractual obligations arising out of, or in connection with, it are governed by English law. The provisions of Clause 46 (Enforcement) of the Revolving Facility Agreement shall be deemed to be incorporated into this Agreement in full, mutatis mutandis. 17. This Agreement has been entered into on the date stated at the beginning of this Agreement. – 223 – #4854-1237-6969v16 THE SCHEDULE COMMITMENT/RIGHTS AND OBLIGATIONS TO BE TRANSFERRED BY ASSIGNMENT, RELEASE AND ACCESSION [insert relevant details] [Facility office address, e-mail address and attention details for notices and account details for payments] [Existing Lender] By: ___________________________________ [New Lender] By: ___________________________________ This Agreement is accepted as an Assignment Agreement for the purposes of the Revolving Facility Agreement by the Agent and as a Creditor/Agent Accession Undertaking for the purposes of the Intercreditor Agreement and the Transfer Date is confirmed as [ ]. Signature of this Agreement by the Agent constitutes confirmation by the Agent of receipt of notice of the assignment referred to in this Agreement, which notice the Agent receives on behalf of each Finance Party. [Agent] By: [Security Agent] By: – 224 – #4854-1237-6969v16 Schedule 6 FORM OF ACCESSION LETTER To: [ ] as Agent and [ ] as Security Agent referred to below From: [Subsidiary] and [the Company] Dated: [ ] Dear Sirs [ ]– Revolving Facility Agreement dated [ ] (as amended) (the “Revolving Facility Agreement”) 1. We refer to the Revolving Facility Agreement. This is an Accession Letter and a Debtor Accession Deed (as defined in the Intercreditor Agreement (as defined in the Revolving Facility Agreement)). Terms defined in the Revolving Facility Agreement have the same meaning in this Accession Letter unless given a different meaning in this Accession Letter. 2. [Subsidiary] agrees to become an Additional [Borrower]/[Guarantor] and to be bound by the terms of the Revolving Facility Agreement as an Additional [Borrower]/[Guarantor] pursuant to [Clause 31.2 (Additional Borrowers)]/[Clause 31.3 (Additional Guarantors)] of the Revolving Facility Agreement. [Subsidiary] is a company duly incorporated under the laws of [name of relevant jurisdiction]. 3. [Subsidiary's] administrative details for the purposes of the Revolving Facility Agreement are as follows: Address: E-mail: Attention: 4. The Subsidiary makes the Repeating Representations to the Finance Parties on the date of this Accession Letter. 5. The Subsidiary (for the purposes of this paragraph 5, the “Additional Debtor”) intends to [incur Liabilities under the following documents]/[give a guarantee, indemnity or other assurance against loss in respect of Liabilities under the following documents]: [Insert details (date, parties and description) of relevant documents] the “Relevant Documents”. IT IS AGREED as follows: (a) Terms defined in the Intercreditor Agreement shall, unless otherwise defined in this Accession Letter, bear the same meaning when used in this paragraph 5. (b) The Additional Debtor and the Security Agent agree that the Security Agent shall hold:

– 225 – #4854-1237-6969v16 (i) [any Security in respect of Liabilities created or expressed to be created pursuant to the Relevant Documents; (ii) all proceeds of that (ii) Security; and]8 (iii) all obligations expressed to be undertaken by the Additional Debtor to pay amounts in respect of the Liabilities to the Security Agent as trustee for the Secured Parties (in the Relevant Documents or otherwise) and secured by the Transaction Security together with all representations and warranties expressed to be given by the Additional Debtor (in the Relevant Documents or otherwise) in favour of the Security Agent as trustee for the Secured Parties, on trust for the Secured Parties (to the extent legally possible and including under any parallel debt structure for the benefit of the Secured Parties) or administer as security agent for the Secured Parties on the terms and conditions contained in the Intercreditor Agreement. (c) [The Additional Debtor confirms that it intends to be party to the Intercreditor Agreement as a Debtor, undertakes to perform all the obligations expressed to be assumed by a Debtor under the Intercreditor Agreement and agrees that it shall be bound by all the provisions of the Intercreditor Agreement as if it had been an original party to the Intercreditor Agreement.]9 (d) [In consideration of the Additional Debtor being accepted as an Intra-Group Lender for the purposes of the Intercreditor Agreement, the Additional Debtor also confirms that it intends to be party to the Intercreditor Agreement as an Intra-Group Lender, and undertakes to perform all the obligations expressed in the Intercreditor Agreement to be assumed by an Intra-Group Lender and agrees that it shall be bound by all the provisions of the Intercreditor Agreement, as if it had been an original party to the Intercreditor Agreement].] 6. [Add applicable guarantee limitation language to the extent such guarantee limitation language in Clause 23 (Guarantees and Indemnity) is insufficient for the relevant Additional Obligor.] This Accession Letter may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of this Accession Letter. Delivery of a counterpart of this Accession Letter by email attachment or telecopy shall be an effective mode of delivery. 8 Include to the extent that the Security created in the Relevant Documents is expressed to be granted to the Security Agent as trustee for the Secured Parties. 9 Paragraph 5 shall only be required to be included to the extent that the relevant Additional Obligor becoming party to the Intercreditor Agreement would not breach any applicable law or present a material risk of liability for any member of the Group and/or its officers or directors, or give rise to a material risk of breach of fiduciary or statutory duties. – 226 – #4854-1237-6969v16 This Accession Letter and any non-contractual obligations arising out of, or in connection with, it are governed by English law. The provisions of Clause 46 (Enforcement) of the Revolving Facility Agreement shall be deemed to be incorporated into this Accession Letter in full, mutatis mutandis. This Accession Letter has been entered into by deed on the date stated at the beginning of this Accession Letter. [Subsidiary] By: _______________________________ [Company] By: _______________________________ This Accession Letter is accepted by the Agent and the Security Agent. [Agent] By: [Security Agent] By: – 227 – #4854-1237-6969v16 Schedule 7 FORM OF RESIGNATION LETTER To: [ ] as Agent From: [Subsidiary] and [the Company] Dated: [ ] Dear Sirs [ ]– Revolving Facility Agreement dated [ ] (as amended) (the “Revolving Facility Agreement”) 1. We refer to the Revolving Facility Agreement. This is a Resignation Letter. Terms defined in the Revolving Facility Agreement have the same meaning in this Resignation Letter unless given a different meaning in this Resignation Letter. 2. Pursuant to Clause 31.4 (Resignation of an Obligor), we request that [resigning Obligor] be released from its obligations as a [Borrower]/[Guarantor] under the Revolving Facility Agreement and the Finance Documents. 3. We confirm that no Event of Default is continuing or would result from the acceptance of this request. 4. This Resignation Letter may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of this Resignation Letter. Delivery of a counterpart of this Resignation Letter by email attachment or telecopy shall be an effective mode of delivery. 5. This Resignation Letter and any non-contractual obligations arising out of, or in connection with, it are governed by English law. The provisions of Clause 46 (Enforcement) of the Revolving Facility Agreement shall be deemed to be incorporated into this Resignation Letter in full, mutatis mutandis. This Resignation Letter has been entered into on the date stated at the beginning of this Resignation Letter. [Subsidiary] By: _______________________________ [Company] By: _______________________________ – 228 – #4854-1237-6969v16 Schedule 8 COMPLIANCE CERTIFICATE To: [ ] as Agent From: [the Company] Dated: [ ] Dear Sirs [ ]– Revolving Facility Agreement dated [ ] (as amended) (the “Revolving Facility Agreement”) 1. We refer to the Revolving Facility Agreement. This is a Compliance Certificate. Terms defined in the Revolving Facility Agreement have the same meaning when used in this Compliance Certificate unless given a different meaning in this Compliance Certificate. 2. We confirm that in respect of the Relevant Period ended on [ ], (a) [Consolidated Funded Debt] was [ ]; and (b) [Consolidated EBITDA] was [ ]. [The Consolidated Leverage Ratio for purposes of the Leverage Covenant for such Relevant Period was [ ] to 1 and the Leverage Covenant [has/has not] been exceeded]10. The Consolidated Leverage Ratio was [ ] and accordingly: (i) the Original Revolving Facility Margin should be [ ] per cent. p.a.[.]/[; and (ii) the Additional Facility established on [ ] Margin should be [ ] per cent. p.a.] 3. We confirm that in respect of the Relevant Period ended on [ ], Liquidity was [ ]. Therefore the Minimum Liquidity Covenant [has/has not] been complied with. 4. We confirm that in respect of the Relevant Period ended on [ ], the Book Equity Ratio was [●]%. Therefore the Minimum Equity Covenant [has/has not] been complied with. 5. [We confirm that in respect of the Relevant Period ended on [ ], the Collateral Rig Market Values of all Designated Collateral Rigs were [ ]% of the aggregate amount of all Commitments at such time. Therefore the Collateral Rig Market Value Covenant [has/has not] been complied with.]11 10 Required only if the Leverage Covenant is required to be tested in accordance with the terms of paragraph (a)(i) Clause 26.2 (Financial Condition). 11 Required to only be tested on each Half-Year Date following the First Test Date for the Collateral Rig Market Value Covenant.

6. [We confirm that in respect of the Relevant Period ended on [ ], the Interest Cover Ratio was [__________]. Therefore the Interest Cover Covenant [has/has not] been complied with.][12]

7. [We confirm that no Default is continuing.][13]

[12] Required to only be tested on and from 31 March 2025.

[13] If this statement cannot be made, the certificate should identify any Default that is continuing and the steps, if any, being taken to remedy it.

– 229 –

#4854-1237-6969v16

SIGNED

[Company]

By: ______________________________ By: ______________________________

– 230 –

#4854-1237-6969v16

Schedule 9
TIMETABLES

Part A
Loans

	Loans in EUR	Loans in USD	Loans in sterling	Loans in other currencies
Agent notifies the Company if a currency is approved as an Optional Currency in accordance with Clause 4.3 (Conditions relating to Optional Currencies)	–	–	–	U-4
Delivery of a duly completed Utilisation Request (Clause 5.1 (Delivery of a Utilisation Request)) (Clause 15.1 (Selection of Interest Periods and Terms))	U-3 9.30 a.m.	U-3 9.30 a.m.	U-2 9.30 a.m.	U-3 9.30 a.m.

Agent determines (in relation to a Utilisation) the Base Currency Amount of the Loan, if required under Clause 5.4 (Lenders' participation)	U-3 11.00 a.m.	U-3 11.00 a.m.	U-2 11.00 a.m.	U-3 11.00 a.m.
Agent notifies the Lenders of the Loan in accordance with Clause 5.4 (Lenders' participation)	U-3 4:30 p.m.	U-3 4:30 p.m.	U-2 4:30 p.m.	U-3 4:30 p.m.
Agent receives a notification from a Lender under Clause 8.2 (Unavailability of a currency)	Quotation Day 9:00 a.m.	-	Quotation Day 9:00 a.m.	Quotation Day 9:00 a.m.

– 231 –

#4854-1237-6969v16

	Loans in EUR	Loans in USD	Loans in sterling	Loans in other currencies
Agent gives notice in accordance with Clause 8.2 (Unavailability of a currency)	Quotation Day 4:30 p.m.	-	Quotation Day 4:30 p.m.	Quotation Day 4:30 p.m.
Agent determines amount of the Loan in Optional Currency in accordance with Clause 35.10 (Change of currency)	U 11:00 a.m.	-	U 11:00 a.m.	U 11:00 a.m.
Term Reference Rate or Compounded Reference Rate is fixed:	EURIBOR: Quotation Day as of 11:00 a.m. Brussels time	Term SOFR: Quotation Day as of 6.00 a.m. New York time	SONIA: Quotation Day as of 12.00 noon London time	Quotation Day as of 11.00 a.m. London time

"U" = the Utilisation Date

"U-X" = X Business Days prior to the Utilisation Date

– 232 –

#4854-1237-6969v16

Part B
Letters of Credit

"D - X" refers to the number of Business Days before the relevant Utilisation Date.

	Letters of Credit in USD	Other currencies
Delivery of a duly completed Utilisation Request (Clause 6.2 (Delivery of a Utilisation Request))	D – 3 10:00 a.m.	D – 3 10:00 a.m.
Agent determines the Base Currency Amount of the Letter of Credit (if applicable) and notifies the Issuing Bank and the Lenders of the Letter of Credit in accordance with Clause 6.5 (Issue of Letter of Credit)	D – 3 2:00 p.m.	D – 3 2:00 p.m.
Delivery of a duly completed Renewal Request (Clause 6.7 (Renewal of a Letter of Credit))	D – 3 11:00 a.m.	D – 3 11:00 a.m.

– 233 –

#4854-1237-6969v16

Schedule 10

FORM OF LETTER OF CREDIT

To: [Beneficiary]

(the "Beneficiary")

[DATE]

Irrevocable Standby Letter of Credit no. [_________]

At the request of [_________], [Issuing Bank] (the "Issuing Bank") issues this irrevocable standby letter of credit ("Letter of Credit") in your favour on the following terms and conditions:

1. Definitions

In this Letter of Credit:

"Business Day" means a day (other than a Saturday or a Sunday) on which banks are open for general business in [London].

"Demand" means a demand for a payment under this Letter of Credit in the form of the schedule to this Letter of Credit.

"Expiry Date" means [_________].

"Total LC Amount" means [_________].

2. Issuing Bank's agreement

(a) The Beneficiary may request a drawing [or drawings] under this Letter of Credit by giving to the Issuing Bank a duly completed Demand. A Demand may not be given after the Expiry Date.

(b) Subject to the terms of this Letter of Credit, the Issuing Bank unconditionally and irrevocably undertakes to the Beneficiary that, within [ten] Business Days of receipt by it of a Demand validly presented under this Letter of Credit, it must pay to the Beneficiary the amount which is demanded for payment in that Demand.

(c) The Issuing Bank will not be obliged to make a payment under this Letter of Credit if as a result the aggregate of all payments made by it under this Letter of Credit would exceed the Total LC Amount.

3. Expiry

(a) Unless previously released under paragraph (b) below, at [_________] pm ([London] time) on the Expiry Date the obligations of the Issuing Bank under this Letter of Credit will cease with no further liability on the part of the Issuing Bank except for any Demand validly presented under the Letter of Credit prior to that time that remains unpaid.

(b) The Issuing Bank will be released from its obligations under this Letter of Credit on the date prior to the Expiry Date (if any) notified by the Beneficiary to the Issuing

– 234 –

#4854-1237-6969v16

Bank as the date upon which the obligations of the Issuing Bank under this Letter of Credit are released.

(c) When the Issuing Bank is no longer under any obligation under this Letter of Credit, the Beneficiary must return the original of this Letter of Credit to the Issuing Bank.

4. Payments

All payments under this Letter of Credit must be made in dollars (if applicable, calculated at any publicly available spot rate of exchange selected by the Issuing Bank (acting reasonably)) for the purchase of the relevant currency with dollars in London or other relevant foreign exchange market at or about 11:00 a.m. (local time) on a particular day) and for value on the due date to the account of the Beneficiary specified in the Demand.

5. Delivery of Demand

Each Demand must be in writing, and may be given in person, by post, e-mail [or any other electronic communication] and must be received in legible form by the Issuing Bank at its address and by the particular department or officer (if any) as follows:

[__________]

[For the purpose of this Letter of Credit, electronic communication will be treated as being in writing.]

6. Assignment

The Beneficiary's rights under this Letter of Credit may not be assigned or transferred.

7. ISP

Except to the extent it is inconsistent with the express terms of this Letter of Credit, this Letter of Credit is subject to the International Standby Practices 1998 and the International Chamber of Commerce Publication No. 590.

8. Governing Law

This Letter of Credit and any non-contractual obligations arising out of or in connection with it shall be governed by English law.

9. Jurisdiction

The English courts have exclusive jurisdiction to settle any dispute in connection with this Letter of Credit.

Yours faithfully

[ISSUING BANK]

By:

– 235 –

#4854-1237-6969v16

Part A
Form of Demand

To: [ISSUING BANK]

[DATE]

Dear Sirs

Irrevocable Standby Letter of Credit no. [_________] issued in favour of [BENEFICIARY] (the "Letter of Credit")

We refer to the Letter of Credit. This is a Demand. Terms defined in the Letter of Credit have the same meaning when used in this Demand.

1. We certify that the sum of [_________] is due [and has remained unpaid for at least [_________] Business Days under [set out underlying contract or agreement]]. We therefore demand payment of the sum of [_________].

2. Payment should be made to the following account:

   Name:

   Account Number:

   Bank:

3. The date of this Demand is not later than the Expiry Date.

Yours faithfully

(Authorised Signatory) (Authorised Signatory)

For

[BENEFICIARY]

– 236 –

#4854-1237-6969v16

– 237 – #4854-1237-6969v16 Schedule 11 AGREED SECURITY PRINCIPLES 1. Agreed Security Principles (a) The guarantees and security to be provided will be given in accordance with the agreed security principles set out herein (the “Agreed Security Principles”). This Schedule addresses the manner in which the Agreed Security Principles will impact on the guarantees and security proposed to be taken in relation to this transaction. (b) The Agreed Security Principles embody a recognition by all parties that there may be certain legal and practical difficulties in obtaining effective or commercially reasonable guarantees and/or security from relevant members of the Group. In particular: (i) general legal and statutory limitations, such as regulatory restrictions, financial assistance, corporate benefit, capital maintenance, equity subordination, fraudulent preference, “interest stripping”, “controlled foreign corporation”, transfer pricing or “thin capitalisation” rules, tax restrictions, “fiscal unity” rules, retention of title claims and similar principles may prohibit, restrict or otherwise limit the ability of a member of the Group to provide a guarantee or security or may require that the guarantee or security be limited by an amount or otherwise. If any such limit applies, the guarantees and security provided (or the enforceability thereof) will be limited to the maximum amount which the relevant member of the Group may provide having regard to applicable law (including any jurisprudence) or otherwise (e.g. by market standard limitation language) and, subject to these Agreed Security Principles, the relevant member of the Group shall use commercially reasonable endeavours (not involving the payment of money or incurrence of any external expenses) to overcome any such limitation and any such limitations will not (generally or definitively) free the respective Obligor from any payment or other obligations under the respective security or guarantee, but merely postpone the due date of the respective obligations until such time as the obligations may again be performed without such limitations or subject to less stringent limitations; (ii) certain supervisory board, works council, regulator or regulatory board (or equivalent), or another external body's or person's consent may be required to enable a member of the Group to provide a guarantee or security. Such guarantee and/or security shall not be required unless such consent has been received provided that commercially reasonable endeavours for a maximum period of twenty (20) Business Days (not involving the payment of money or incurrence of any external expenses) have been used by the relevant member of the Group to obtain the relevant consent to the extent permissible by law and regulation and such consent has no material adverse impact on commercial relationships with third parties (in each case if the Security Agent (acting on instructions in accordance with the Intercreditor Agreement, with – 238 – #4854-1237-6969v16 the relevant instructing parties being required to take into account the Company's view on any such potential impact), reasonably requests the Company to do so); (iii) a key factor in determining whether or not a guarantee or security shall be taken (and the extent of the perfection and/or registration of such security) is the applicable time and cost to the Group (including, without limitation, adverse effects in relation to taxes, interest deductibility and stamp duty, notarisation and registration fees) which shall not be disproportionate to the benefit accruing to the banks of obtaining such guarantee, security or perfection; (iv) where there is material incremental cost involved in creating security over all assets owned by an Obligor in a particular category the principle stated at paragraph (iii) above shall apply and, subject to these Agreed Security Principles, only the material assets in that category shall be subject to security; (v) the maximum guaranteed or secured amount may be limited to minimise stamp duty, notarisation, registration or other applicable fees, taxes and duties where the benefit of increasing the guaranteed or secured amount is disproportionate to the level of such fee, taxes and duties (and in any event the maximum aggregate amount payable by the Group in respect of fees, costs, expenses, disbursements and VAT relating to the provision of guarantees and security shall be limited to an amount to be agreed between the Security Agent (acting on instructions in accordance with the Intercreditor Agreement) and the Company); (vi) it is acknowledged that in certain jurisdictions, it may be impossible, impractical, or disproportionately costly to create guarantees or security over certain categories of assets, in which event guarantees or security will not be taken over such assets; (vii) any assets or Obligors subject to third party arrangements permitted under the terms of this Agreement which may prevent those assets from being charged or assigned or those Obligors from giving a security or guarantee (or assets which, if charged or assigned, would give a third party the right to terminate or otherwise amend any rights, benefits and/or obligations of the Group in respect of those assets or require any member of the Group to take any action materially adverse to the interests of the Group or any member thereof) will be excluded from any relevant security document and any requirement to give security or guarantee; provided that commercially reasonable endeavours for a maximum period of twenty (20) Business Days (not involving the payment of money or incurrence of any external expenses) to obtain consent to charging any such assets shall be used by the Group if the Security Agent (acting on instructions in accordance with the Intercreditor Agreement) confirms the relevant asset to be material and if, in the view of – 239 – #4854-1237-6969v16 the Company (acting reasonably), taking such security will have no material adverse impact on commercial relationships with third parties (or otherwise cause the Group to incur any material cost); provided that, notwithstanding the foregoing but without prejudice to the requirement to use reasonable endeavours as described, no security shall be required over (and no consent or waiver request submitted with respect to) assets, of a member of the relevant target group being acquired, which are required to support indebtedness assumed in connection with an acquisition to the extent permitted by the terms of the Finance Documents to remain outstanding following a permitted acquisition (“Acquired Indebtedness”), and no member of the target group acquired pursuant to a permitted acquisition for so long as such Acquired Indebtedness remains outstanding and is permitted to remain outstanding under the terms of this Agreement, following completion of such permitted acquisition shall be required to become a Guarantor or grant security with respect to the Facility if prevented by the terms of the documentation governing such Acquired Indebtedness or if becoming a Guarantor or the granting of security with respect to the Facility would give rise to an obligation (including any payment obligation) under or in relation thereto; (viii) members of the Group will not be required to give guarantees or enter into security documents if it is not within the legal capacity of the relevant members of the Group or if the same would conflict with the fiduciary duties of those directors or contravene any legal prohibition or regulatory condition or would result in (or in a material risk of) personal or criminal liability on the part of any director, officer or employee provided that the relevant member of the Group shall use reasonable endeavours (not involving the payment of money or incurrence of any external expenses) to overcome any such obstacle; (ix) the giving of a guarantee, the granting of security or (prior to an Acceleration Event) the perfection of the security granted will not be required if it would have a material adverse effect on the ability of the relevant Obligor to conduct its operations and business (and any requirement under the Agreed Security Principles to seek consent of any person or take or not take any other action shall be subject to this paragraph (ix)); (x) to the extent possible, all security shall be given in favour of the Security Agent as one set of security interests and not in favour of the Finance Parties individually (provided that “Parallel Debt” provisions may be used where necessary and such provisions will be contained in the Intercreditor Agreement and not the individual security documents, unless agreed by the Company and the Security Agent (acting on instructions in accordance with the Intercreditor Agreement) as being required to avoid an amendment to the Intercreditor Agreement); – 240 – #4854-1237-6969v16 (xi) no title investigations or surveys of any kind will be required and no title insurance will be required; (xii) to the extent not strictly required by local law, no action will be required to be taken in relation to the guarantees or security when any Lender assigns or transfers any of its participation to a new Lender (and notwithstanding anything to the contrary, no member of the Group shall bear or otherwise be liable for any taxes, any notarial, registration or perfection fees or any other costs, fees or expenses that result from any assignment or transfer by a Finance Party); (xiii) no perfection action will be required in jurisdictions where an Obligor is not located but perfection action may be required in the jurisdiction of one Obligor in relation to security granted by another Obligor located in a different jurisdiction; (xiv) all share security in respect of Share Security Jurisdictions granted in accordance with the Agreed Security Principles over the shares in a Restricted Subsidiary shall be governed by the law of incorporation of that Restricted Subsidiary; (xv) information (such as lists of receivables or bank account statements) will be provided if and only to the extent required by local law to be provided to perfect or register the relevant security interests and, unless required to be provided by local law more frequently, will be provided upon reasonable written request by the Security Agent if an Acceleration Event has occurred and is continuing; (xvi) security will, where possible and practical, automatically create security over future assets of the same type as those already secured; where local law requires supplemental pledges to be delivered in respect of future acquired assets in order for effective security to be created over that class of asset, such supplemental pledges shall be provided only upon the reasonable written request by the Security Agent (acting on instructions in accordance with the Intercreditor Agreement) and at intervals no more frequently than annually, except if an Acceleration Event is continuing; (xvii) guarantees and security will not be required from or over, or over the assets of, any joint venture or similar arrangement or any minority interest; (xviii) no guarantee or security shall guarantee or secure any “Excluded Swap Obligations” defined in accordance with the LSTA Market Advisory Update dated February 15, 2013 entitled “Swap Regulations' Implications for Loan Documentation”, and any update thereto by the LSTA; (xix) in no event shall control agreements or perfection by control or similar arrangements be required with respect to any assets (including deposit or securities accounts);

– 241 – #4854-1237-6969v16 (xx) no security will be granted over escrow accounts in connection with an acquisition, a disposal or an offering of debt securities and share capital increase accounts; (xxi) security will be limited where necessary to prevent any material additional Tax liability of any member of the Group; (xxii) unless otherwise agreed by the relevant member of the Group and the Security Agent in the relevant Transaction Security Document, no security will be required over assets of any member of the Group subject to Permitted Liens in favour of a third party or any Excluded Assets (and such assets shall be excluded from any relevant Transaction Security Document); and (xxiii) no security shall be required to be provided over any Excluded Rigs (for so long as such Rig constitutes an Excluded Rig), or any Rigs that are financed under paragraph (b)(xxii) Section 1 (Limitation on Debt and Issuance of Preferred Stock) of Schedule 16 (Incurrence Covenants). 2. Terms of Transaction Security Documents The following principles will be reflected in the terms of any Transaction Security: (a) security will not be enforceable unless an Acceleration Event has occurred and is continuing; (b) the Transaction Security Documents should only operate to create and preserve effective security rather than to impose new commercial obligations; accordingly they should not contain any additional representations, undertakings or other terms (such as in respect of title, insurance, information or the payment of costs) unless these are provisions required for the effective creation, perfection (to the extent perfection is required by these Agreed Security Principles) or enforcement of the security and are no more onerous than the terms of this Agreement; (c) representations in Transaction Security Documents shall be given only on the date on which such Transaction Security Documents are executed and shall not otherwise repeat; (d) the Finance Parties (including the Security Agent) should only be able to exercise any power of attorney, proxy or similar delegation of authority granted to them under the Transaction Security Documents if an Acceleration Event has occurred and is continuing; (e) any rights of set off will not be exercisable unless an Acceleration Event has occurred and is continuing; (f) the provisions of each Transaction Security Document should not (i) operate so as to prevent transactions which are permitted or not otherwise prohibited under this Agreement or the Original Senior Secured Notes (as applicable), (ii) be unduly burdensome on any member of the Group or interfere unreasonably with the – 242 – #4854-1237-6969v16 operation of its business, (iii) impose commercial obligations or (iv) require additional consents or authorisations; (g) in the Transaction Security Documents there will be no repetition or extension of clauses set out in this Agreement (or the Intercreditor Agreement) such as those relating to notices, cost and expenses, indemnities, tax gross-up, distribution of proceeds and release of security; (h) representations and undertakings shall be included in the Transaction Security Documents only to the extent relating to title or required by local law in order to create or perfect the security interest expressed to be created thereby (to the extent perfection is required by these Agreed Security Principles) and provided that such representations or undertakings are no more onerous than the terms of this Agreement; (i) each Transaction Security Document (other than Transaction Security Documents which are required to be notarised in order to be valid and/or enforceable) will, to the extent legally possible, contain a clause which records that if there is a conflict between the Transaction Security Document and this Agreement and/or the Intercreditor Agreement then (to the extent permitted by law) the provisions of this Agreement and/or the Intercreditor Agreement shall take priority over the provisions of the Transaction Security Document; (j) no Transaction Security Document will accrue interest on any amount in respect of which interest is accruing under this Agreement; and (k) where an Obligor is free to dispose of an asset forming part of the Transaction Security pursuant to the terms of the Finance Documents, the Security Agent is (subject to the terms of the Intercreditor Agreement) under an obligation to release such asset and will be entitled to do so without the consent of any other Finance Party. 3. Guarantees/Security (a) Subject to the due execution of all relevant Transaction Security Documents, completion of relevant perfection formalities within statutorily prescribed time limits, payment of all registration fees and documentary taxes, any other rights arising by operation of law, obtaining any relevant foreign legal opinions and subject to any qualifications which may be set out in the Finance Documents and any relevant legal opinions obtained and subject to the Agreed Security Principles (and the requirements thereof), in the case of guarantees, the Finance Parties and, in the case of Transaction Security, the Security Agent (and, where applicable, each of the other Finance Parties) shall receive the benefit of (i) an upstream, cross- stream and downstream guarantee from the Guarantors and (ii) Transaction Security granted over certain assets of the Obligors as required pursuant to the Agreed Security Principles (and from time to time) to secure all liabilities under the Finance Documents, in each case in accordance with the Agreed Security Principles. – 243 – #4854-1237-6969v16 (b) The Company or the relevant Obligor shall use reasonable endeavours to assist in demonstrating that adequate corporate benefit accrues to the Company and each relevant Obligor. (c) Each Transaction Security Document shall contain terms consistent with the Agreed Security Principles. Notwithstanding anything to the contrary, any guarantee and security arrangements agreed by the Security Agent and the Company from time to time (including the identity and category of assets subject or not subject to security) shall be deemed to satisfy all relevant obligations of the Group to provide guarantees and Transaction Security in respect of the Facility. 4. Security package (a) Notwithstanding anything to the contrary in the Finance Documents and subject to any contrary requirements of these Agreed Security Principles, the security to be granted by the relevant members of the Group in favour of the Security Agent shall be limited to first-priority security interests over the following: (i) the entire share capital of Borr IHC Limited; (ii) each Rig (other than any Excluded Rig) as of the Issue Date and any Rig acquired by a Restricted Subsidiary which is required to become an Additional Guarantor in accordance with Clause 27.4(b) (Security and guarantees) (a “Relevant Acquired Rig”); (iii) the earnings in respect of each Rig (other than any Excluded Rig) as of the Issue Date and any Relevant Acquired Rig (noting that, where a Rig or a Relevant Acquired Rig is operated by an entity other than a Guarantor under an intra-group charter, such security shall be provided by both such operator of the Rig or Relevant Acquired Rig (on a limited recourse basis) and the relevant Guarantor); (iv) certain insurances held by (i) each Guarantor in respect of its relevant Rig (other than any Excluded Rig) as of the Issue Date and (ii) an Additional Guarantor in respect of its Relevant Acquired Rig; (v) the entire share capital of (i) each Guarantor which is the owner of a Rig (other than any Excluded Rig) as of the Issue Date, including an unperfected pledge of the shares and a restricted floating charge over the entire share capital of Borr Odin (UK) Limited, Borr Gersemi (UK) Limited and Borr Grid (UK) Limited and (ii) each Additional Guarantor that is the owner of a Relevant Acquired Rig; and (vi) all assets and undertaking of the Company (including any material bank accounts of the Company (other than any Excluded Accounts) and any intercompany receivables owed to it). (b) For the avoidance of doubt, no security shall be required to be granted by any member of the Group over any real property, intellectual property, trade receivables, leases or licences. – 244 – #4854-1237-6969v16 (c) Any security to be granted by any member of the Group which is not an Obligor shall be granted on a limited recourse basis. (d) No local law asset level security will be given, other than is contemplated above, and no account control agreements will be entered into. (e) Notwithstanding anything to the contrary in the Finance Documents: (i) no security will be required to be provided by any Restricted Subsidiary in respect of any Relevant Excluded Rig; and (ii) no guarantees or security will be required to be provided by an immediate holding company of any new Restricted Subsidiary which acquires a Rig after the Closing Date which is not a Relevant Acquired Rig. 5. Bank Accounts (a) If a member of the Group grants security over its material bank accounts, it shall be free to deal with those accounts in the course of its business until the occurrence of an Acceleration Event which is continuing. (b) Subject to paragraph (d) below, if required by local law or local market practice to perfect the security or to achieve first-priority security, notice of the security will be served on the account bank within twenty (20) Business Days of the security being granted and the relevant member of the Group shall use its commercially reasonable endeavours to obtain an acknowledgement of that notice for a maximum period of twenty (20) Business Days of service. If the relevant member of the Group has used its commercially reasonable endeavours but not been able to obtain such acknowledgement its obligation to do so, such obligation shall cease on the expiry of that twenty (20) Business Day period. (c) Subject to any Perfection Requirements and generally accepted market practice under the law applicable to such security, if the service of notice would prevent or impair the relevant member of the Group from using a bank account in the course of its business, no notice of security shall be served until the occurrence of an Acceleration Event which is continuing. (d) Any security over bank accounts shall be subject to any prior security interests in favour of the account bank which are created either by law or in the standard terms and conditions of the account bank provided that such arrangements constitute a Permitted Lien. Where customary in the relevant jurisdiction to do so, the relevant member of the Group shall use commercially reasonable endeavours (not involving the payment of money or incurrence of any external expenses) for a maximum period of twenty (20) Business Days to procure that the relevant account bank waives any prior security interest granted in its favour. No member of the Group shall be required to change its banking arrangements or replace any account bank if these security interests are not waived or are only partially waived. (e) If required under local law, security over bank accounts will be registered subject to the general principles set out in these Agreed Security Principles.

– 245 – #4854-1237-6969v16 6. General Receivables (a) If a member of the Group grants security over any of its general receivables (including, without limitation, any earnings in respect of any Rig), it shall be free to deal with those receivables as it sees fit in accordance with the terms of the Finance Documents until an Acceleration Event has occurred and is continuing. (b) Irrespective of whether notice of the security is required for perfection, there shall be no requirement for a notice of the security to be served by the relevant member of the Group on the relevant debtor unless the Security Agent (acting on instructions in accordance with the Intercreditor Agreement) has requested that the relevant member of the Group do so following the occurrence of an Acceleration Event which is continuing and the relevant member of the Group shall use its commercially reasonable endeavours for a maximum period of twenty (20) Business Days (not involving the payment of money or incurrence of any external expenses) to obtain an acknowledgement of that notice. 7. Intercompany Receivables (a) If a member of the Group grants security over its intercompany receivables, it shall be free to deal with those receivables as it sees fit in accordance with the terms of the Finance Documents until an Acceleration Event has occurred and is continuing. (b) Unless strictly required by local law for the valid and effective creation, perfection or enforcement of the Transaction Security, notice of the security (including notice that the relevant member of the Group is free to deal with those intercompany receivables as it sees fit until revocation of such authorisation upon the occurrence of an Acceleration Event that is continuing) will only be required to be served by the relevant member of the Group on the relevant borrower if the Security Agent (acting on instructions in accordance with the Intercreditor Agreement) requests that the relevant member of the Group do so following the occurrence of an Acceleration Event which is continuing and the relevant member of the Group shall use its commercially reasonable endeavours for a maximum period of twenty (20) Business Days (not involving the payment of money or incurrence of any external expenses) to obtain an acknowledgement of that notice. Irrespective of whether notice of the security is required for perfection, if the service of notice would prevent the relevant member of the Group from dealing with an intercompany receivable as it sees fit (to the extent that such dealing is not prohibited by the Finance Documents), no notice of security shall be served until an Acceleration Event has occurred and is continuing. 8. Shares (a) The relevant Transaction Security Document will be governed by the laws of the jurisdiction of incorporation of the relevant member of the Group whose shares are subject to security, and not by the law of the jurisdiction of incorporation of the relevant member of the Group granting the security. – 246 – #4854-1237-6969v16 (b) Where required by law, the share certificate and a stock transfer form executed in blank will be provided to the Security Agent, and where required by law the share certificate or shareholders register will be endorsed or written up and the endorsed share certificate or a copy of the written up register provided to the Security Agent, in each case, within twenty (20) Business Days of the Transaction Security being granted or, if applicable, within twenty (20) Business Days of the issuance of the relevant shares. (c) Where customary or required by local law for creating valid security, notice of the pledge will promptly be served to the company whose shares are being pledged. (d) In respect of any security granted over shares, until an Acceleration Event has occurred and is continuing, the relevant member of the Group shall be permitted to retain and to exercise voting rights attaching to any shares pledged by it and the relevant member of the Group shall be permitted to receive and retain dividends on pledged shares/pay dividends upstream on pledged shares. Without prejudice to the previous sentence, the Finance Parties may, if an Acceleration Event has occurred and is continuing, elect not to obtain any voting rights attaching to pledged shares in any or all jurisdictions. (e) To the extent applicable and permissible under local law, the constitutional documents of a company whose shares have been charged will be amended to remove any restriction on the transfer or the registration of the transfer of the shares on the taking or enforcement of the security granted over them. 9. Insurance Policies (a) If a member of the Group grants security over its insurance policies and if required by local law to create or perfect the security, notice of the security will be served on the insurance provider within twenty (20) Business Days of the security being granted and the relevant member of the Group will use its commercially reasonable efforts for a maximum period of twenty (20) Business Days (not involving the payment of money or incurrence of any external expenses) to obtain an acknowledgement of that notice. If the relevant member of the Group has used its commercially reasonable efforts but has not been able to obtain acknowledgement of such notice within twenty (20) Business Days of service, its obligations in this regard will be deemed to have been satisfied. (b) No security will be granted with respect to third party liability insurance policies or insurance policies in respect of which the principal beneficiary is someone other than an Obligor. (c) No loss payee or other endorsement shall be made on the insurance policy. None of the Security Agent or any of the other Secured Parties shall be co-insured under any of the insurance policies. 10. Rigs (a) The relevant Transaction Security Document will be governed by the laws of the jurisdiction in which the relevant Rig which is required to be subject to security is – 247 – #4854-1237-6969v16 flagged, and not by the law of the jurisdiction of incorporation of the relevant member of the Group granting the security. (b) For each Rig, a first preferred mortgage shall be duly recorded with the relevant registry of the jurisdiction in which such Rig is flagged, to be filed together with a Memorandum of Particulars related thereto and a Power of Attorney authorizing the execution of such Rig mortgage. (c) Where required by the applicable law of the relevant flag, (i) a certificate of registry from the relevant flag authorities of each Rig showing (or confirmation updating previously reviewed certificates and indicating) the registered ownership of such Rig by the relevant member of the Group; (ii) a certificate of ownership and encumbrance with respect to such Rig evidencing the ownership of such Rig and the security created over such Rig according to the relevant Transaction Security Documents and any Permitted Liens; and (iii) any other filings, delivery of instruments and other actions required to perfect and preserve the security created over the Rigs as required by the applicable laws of the relevant flag, shall be delivered to the Security Agent within the timescales set out in the Transaction Security being granted. (d) No member of the Group shall be required to enter into any documentation with respect to the creation or perfection of any security interest in respect of any spare part equipment other than as would be customarily provided for in a mortgage over the relevant Rig. 11. Release of Security (a) Unless required by local law or customary in the relevant jurisdiction, the circumstances in which the Transaction Security shall be released should not be dealt with in individual Transaction Security Documents but, if so required, shall, except to the extent required by local law, be the same as those set out in this Agreement and/or the Intercreditor Agreement. (b) The Security Agent or the Finance Parties, as the case may be, shall promptly release any Security which is or has become subject to any legal or regulatory prohibition. – 248 – #4854-1237-6969v16 Schedule 12 FORM OF INCREASE CONFIRMATION To: [ ] as Agent, [ ] as Security Agent and [ ] as the Company, for and on behalf of each Obligor From: [the Increase Lender] (the “Increase Lender”) Dated: [ ] Dear Sirs [ ]– Revolving Facility Agreement dated [ ] (as amended) (the “Revolving Facility Agreement”) 1. We refer to the Revolving Facility Agreement and the Intercreditor Agreement (as defined in the Revolving Facility Agreement). This agreement (the “Agreement”) shall take effect as an Increase Confirmation for the purpose of the Revolving Facility Agreement and is a Creditor/Agent Accession Undertaking for the purposes of the Intercreditor Agreement (and as defined in the Intercreditor Agreement). Terms defined in the Revolving Facility Agreement have the same meaning in this Agreement unless given a different meaning in this Agreement. 2. We refer to Clause 2.3 (Increase) of the Revolving Facility Agreement. 3. The Increase Lender agrees to assume and will assume all of the obligations corresponding to the Commitment specified in the Schedule hereto (Relevant Commitment/Rights and obligations to be assumed by the Increase Lender) as if it was an Original Lender under the Revolving Facility Agreement. 4. The proposed date on which the increase in relation to the Increase Lender and the Relevant Commitment is to take effect (the “Increase Date”) is [ ]. 5. On the Increase Date, the Increase Lender becomes: (a) party to the relevant Finance Documents (other than the Intercreditor Agreement) as a Lender; and (b) party to the Intercreditor Agreement as an RCF Lender. In consideration of the Increase Lender being accepted as an RCF Lender for the purposes of the Intercreditor Agreement (and as defined therein), the Increase Lender confirms that, as from the Increase Date, it intends to be party to the Intercreditor Agreement as an RCF Lender, and undertakes to perform all the obligations expressed in the Intercreditor Agreement to be assumed by an RCF Lender and agrees that it shall be bound by all the provisions of the Intercreditor Agreement, as if it had been an original party to the Intercreditor Agreement. 6. The Facility Office and address, e-mail address and attention details for notices to the Increase Lender for the purposes of Clause 37.2 (Addresses) are set out in the Schedule hereto.

7. The Increase Lender confirms that it is (for the benefit of the Agent and without liability to the Company or any Obligor) in respect of an advance to a UK Borrower under a Finance Document:

   (a) not a UK Qualifying Lender;

   (b) a UK Qualifying Lender (other than a UK Treaty Lender); or

   (c) a UK Treaty Lender (on the assumption that all procedural formalities have been completed).

8. The Increase Lender confirms that the person beneficially entitled to interest payable to that Lender in respect of an advance to a UK Borrower under a Finance Document is either:

   (a) a company resident in the UK for UK tax purposes;

   (b) a partnership each member of which is:

      (i) a company so resident in the UK; or

      (ii) a company not so resident in the UK which carries on a trade in the UK through a permanent establishment and which brings into account in computing its chargeable profits (within the meaning of section 19 of the CTA) the whole of any share of interest payable in respect of that advance that falls to it by reason of Part 17 of the CTA; or

   (c) a company not so resident in the UK which carries on a trade in the UK through a permanent establishment and which brings into account interest payable in respect of that advance in computing the chargeable profits (within the meaning of section 19 of the CTA) of that company.

9. [The Increase Lender confirms that it holds a passport under the HMRC DT Treaty Passport scheme (reference number [__________]) and is tax resident in [__________][14], so that interest payable to it by borrowers incorporated in the UK is generally subject to full exemption from UK withholding tax, and requests that the Party notify:

   (a) each UK Borrower which is a Party as a Borrower as at the Transfer Date; and

   (b) each UK Borrower which becomes an Additional Borrower after the Transfer Date,

   that it wishes that scheme to apply to the Agreement.][15]

10. The Increase Lender expressly acknowledges the limitations on the Lenders' obligations referred to in paragraph (e) of Clause 2.3 (Increase).

11. The Increase Lender confirms that it is not a member of the Group.

---

[14] Insert jurisdiction of tax residence.

[15] Include if New Lender holds a passport under the HMRC DT Treaty Passport scheme and wishes that scheme to apply to the Agreement.

– 249 –

#4854-1237-6969v16

12. [The Increase Lender confirms it [is]/[is not] a Non-Acceptable LC Lender.]

13. This Agreement may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of this Agreement. Delivery of a counterpart of this Agreement by email attachment or telecopy shall be an effective mode of delivery.

14. This Agreement and any non-contractual obligations arising out of, or in connection with, it are governed by English law. The provisions of Clause 46 (Enforcement) of the Revolving Facility Agreement shall be deemed to be incorporated into this Agreement in full, mutatis mutandis.

15. This Agreement has been entered into on the date stated at the beginning of this Agreement.

– 250 –
#4854-1237-6969v16

SCHEDULE [ ]

Relevant Commitment/Rights and Obligations to be Assumed by the Increase Lender

[insert relevant details]

[Facility office address, e-mail and attention details for notices and account details for payments]

[Increase Lender]

By: ______________________________

This Agreement is accepted as an Increase Confirmation for the purposes of the Revolving Facility Agreement by the Agent and as a Creditor/Agent Accession Undertaking for the purposes of the Intercreditor Agreement by the Security Agent and the Increase Date is confirmed as [_________].

[Agent]

By: ______________________________

[Security Agent]

By: ______________________________

– 251 –

#4854-1237-6969v16

Schedule 13

FORM OF ADDITIONAL FACILITY NOTICE

From: [the Company], [Borrower], [Additional Facility Lenders]

To: [_________] as Agent

Dated:

Dear Sirs

[ ]– Revolving Facility Agreement dated [_________] (as amended)
(the "Revolving Facility Agreement")

1. We refer to the Revolving Facility Agreement. This is an Additional Facility Notice in respect of an Additional Facility. Terms defined in the Revolving Facility Agreement have the same meaning in this Additional Facility Notice unless given a different meaning in this Additional Facility Notice.

2. We have agreed with the following institutions (the "Additional Facility Lenders") in respect of the Additional Facility Commitments detailed in this Additional Facility Notice that they will provide Additional Facility Commitments as follows:

Name of Additional Facility Lender	Existing Lender (yes/no)		Additional Facility Commitment ([CURRENCY])
[_________]	[Yes/No]		[_________]
[_________]	[Yes/No]		[_________]
[_________]	[Yes/No]		[_________]
		Total	[_________]

3. The Additional Facility will be established on the following terms:

Borrower(s):	[_________]
Guarantor(s):	[_________]
Base Currency:	[_________]
Other available/Optional Currencies (if any, as applicable):	[_________]
Purpose:	[_________]
Additional conditions to drawdown:	[_________]

– 252 –

#4854-1237-6969v16

– 253 – #4854-1237-6969v16 Interest rate (including applicable margin, basis and/or margin ratchet): [ ] Commitment Fee: [ ] Additional Facility Commencement Date: [ ] Availability Period: [ ] Termination Date: [ ] Mandatory prepayment provisions (if any): [ ] Summary of security: Other: [ ]16 4. The Additional Facility Notice may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of this Additional Facility Notice. Delivery of a counterpart of this Additional Facility Notice by email attachment or telecopy shall be an effective mode of delivery. 5. This Additional Facility Notice and any non-contractual obligations arising out of, or in connection with, it are governed by English law. The provisions of Clause 46 (Enforcement) of the Revolving Facility Agreement shall be deemed to be incorporated into this Additional Facility Notice in full, mutatis mutandis. This Additional Facility Notice has been entered into on the date stated at the beginning of this Additional Facility Notice. Yours faithfully [the Company] By: ______________________________ [the Additional Facility Borrower] By: ______________________________ Yours faithfully 16 Include any other applicable information requests or directions applicable to the Additional Facility or are required by Clause 2.2 (Additional Facilities). – 254 – #4854-1237-6969v16 [Additional Facility Lender] By: – 255 – #4854-1237-6969v16 Schedule 14 FORM OF ADDITIONAL FACILITY LENDER ACCESSION LETTER To: [ ] as Agent and [ ] as Security Agent From: [Proposed Additional Facility Lender] Dated: [ ] Dear Sirs [ ]– Revolving Facility Agreement dated [ ] (as amended) (the “Revolving Facility Agreement”) 1. We refer to the Revolving Facility Agreement and the Intercreditor Agreement (as defined in the Revolving Facility Agreement). This is an Additional Facility Lender Accession Letter for the purpose of the Revolving Facility Agreement and is a Creditor/Agent Accession Undertaking for the purposes of the Intercreditor Agreement (and as defined in the Intercreditor Agreement). Terms defined in the Revolving Facility Agreement have the same meaning in this Accession Notice unless given a different meaning in this Accession Notice. 2. [Name of Additional Facility Lender] (the “New Additional Facility Lender”) of [address/registered office] agrees to become an Additional Facility Lender and to be bound by the terms of the Revolving Facility Agreement as a Lender under [insert details of relevant Additional Facility]. 3. On the date the Additional Facility referred to above becomes effective in accordance with Clause 2.2 (Additional Facilities) of the Revolving Facility Agreement (the “Effective Date”), the New Additional Facility Lender shall become: (a) party to the Revolving Facility Agreement as a Lender; and (b) party to the Intercreditor Agreement as an RCF Lender. In consideration of the New Additional Facility Lender being accepted as an RCF Lender for the purposes of the Intercreditor Agreement (and as defined therein), the New Additional Facility Lender confirms that, as from the Effective Date, it intends to be party to the Intercreditor Agreement as an RCF Lender, and undertakes to perform all the obligations expressed in the Intercreditor Agreement to be assumed by an RCF Lender and agrees that it shall be bound by all the provisions of the Intercreditor Agreement, as if it had been an original party to the Intercreditor Agreement. 4. The New Additional Facility Lender assumes all the rights and obligations of a Lender in relation to the Commitments under the Revolving Facility Agreement specified in the schedule to this Additional Facility Lender Accession Letter (the “Schedule”) in accordance with the terms of the Revolving Facility Agreement. 5. [New Additional Facility Lender administrative details for the purposes of the Revolving Facility Agreement are as follows: – 256 – #4854-1237-6969v16 Address: [ ] E-mail: [ ] Attention: [ ] ] 6. [insert any other relevant details (if any)] 7. The New Additional Facility Lender confirms (for the benefit of the Agent and without liability to the Company or any Obligor) that it is in respect of an advance to a UK Borrower under a Finance Document: (a) not a UK Qualifying Lender. (b) a UK Qualifying Lender (other than a UK Treaty Lender); or (c) a UK Treaty Lender (on the assumption that all procedural formalities have been completed). 8. The New Additional Facility Lender confirms that the person beneficially entitled to interest payable to that Lender in respect of an advance to a UK Borrower under a Finance Document is either: (a) a company resident in the UK for UK tax purposes; (b) a partnership each member of which is: (i) a company so resident in the UK; or (ii) a company not so resident in the UK which carries on a trade in the UK through a permanent establishment and which brings into account in computing its chargeable profits (within the meaning of section 19 of the CTA) the whole of any share of interest payable in respect of that advance that falls to it by reason of Part 17 of the CTA; or (c) a company not so resident in the UK which carries on a trade in the UK through a permanent establishment and which brings into account interest payable in respect of that advance in computing the chargeable profits (within the meaning of section 19 of the CTA) of that company. 9. [The New Additional Facility Lender confirms that it holds a passport under the HMRC DT Treaty Passport scheme (reference number [ ] ) and is tax resident in [ ]17, so that interest payable to it by borrowers incorporated in the UK is generally subject to full exemption from UK withholding tax, and requests that the Party notify: (a) each UK Borrower which is a Party as a Borrower as at the Transfer Date; (b) each UK Borrower which becomes an Additional Borrower after the Transfer Date, 17 Insert jurisdiction of tax residence.

– 257 – #4854-1237-6969v16 (c) that it wishes that scheme to apply to the Agreement.]18 10. This Additional Facility Lender Accession Letter may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of this Additional Facility Lender Accession Letter. Delivery of a counterpart of this Additional Facility Lender Accession Letter by email attachment or telecopy shall be an effective mode of delivery. 11. This Additional Facility Lender Accession Letter and any non-contractual obligations arising out of, or in connection with, it are governed by English law. The provisions of Clause 46 (Enforcement) of the Revolving Facility Agreement shall be deemed to be incorporated into this Additional Facility Lender Accession Letter in full, mutatis mutandis. This Additional Facility Lender Accession Letter has been entered into on the date stated at the beginning of this Additional Facility Lender Accession Letter. 18 Include if New Lender holds a passport under the HMRC DT Treaty Passport scheme and wishes that scheme to apply to the Agreement. – 258 – #4854-1237-6969v16 THE SCHEDULE COMMITMENT TO BE ASSUMED Administrative details of the New Additional Facility Lender [insert details of Facility Office, address for notices and payment details etc.] [Additional Facility Lender] By: This Agreement is accepted as an Additional Facility Lender Accession Letter for the purposes of the Revolving Facility Agreement by the Agent and as a Creditor/Agent Accession Undertaking for the purposes of the Intercreditor Agreement by the Security Agent and the Effective Date is confirmed by the Agent as [ ]. [Agent] By: [Security Agent] By: – 259 – #4854-1237-6969v16 Schedule 15 INFORMATION UNDERTAKINGS The capitalised words and expressions used in this Schedule 15 (Information Undertakings) shall have the meaning ascribed to them in Part C (Definitions) of Schedule 16 (Incurrence Covenants) save that if a capitalised word or expression is not given a meaning in Part C (Definitions) of Schedule 16 (Incurrence Covenants), it shall be given the meaning ascribed to it in Clause 1.1 (Definitions) or otherwise pursuant to the recitals to, or elsewhere in, this Agreement. If a capitalised word or expression is not given a meaning in (i) Part C (Definitions) of Schedule 16 (Incurrence Covenants) or (ii) otherwise pursuant to the recitals to, or elsewhere in, this Agreement, it shall be given the meaning ascribed to it in the Original Senior Secured Notes Indenture. Whether or not the Company is then subject to Section 13(a) or 15(d) of the Exchange Act, so long as any Loans or Commitments are outstanding, the Company will furnish to the Agent, within the time periods set forth below or as specified in the SEC’s rules and regulations for non-accelerated filers: 1. within two months after the end of the Company’s first three quarterly periods of each year, all quarterly reports that would be required to be filed with the SEC on Form 6-K if the Company is a “foreign private issuer” subject to Section 13(a) or 15(d) of the Exchange Act or if the Company would be considered a “foreign private issuer” if it would have been at such time subject to Section 13(a) or 15(d) of the Exchange Act (an “FPI”) or, if the Company is not an FPI, on Form 10-Q, containing, whether or not required by Form 6-K or Form 10-Q, the Company’s unaudited quarterly consolidated financial statements (including a balance sheet, statement of operations, changes in shareholders’ equity and cash flow) and a Management’s Discussion and Analysis of Financial Condition and Results of Operations or equivalent disclosure (the “MD&A”) as of the end of and for such fiscal quarter or year to date period to such end of quarter; 2. an annual report on Form 20-F if the Company is an FPI or, if the Company is not an FPI, on Form 10-K, containing, whether or not required, the Company’s audited consolidated financial statements, a report by the Company’s certified independent accountants and an MD&A for such fiscal year; and 3. a current report on Form 6-K if the Company is an FPI or, if the Company is not an FPI, a current report on Form 8-K; provided that the electronic filing of the foregoing reports by the Company on the SEC’s EDGAR system (or any successor system) shall be deemed to satisfy the Company’s delivery obligations to the Agent and any Lenders. Notwithstanding the foregoing, (a) the above information will not be required to contain (i) the separate financial information for Guarantors as contemplated by Rule 3-10 of Regulation S-X, (ii) any financial statements of unconsolidated subsidiaries or 50% or less owned persons as contemplated by Rule 3-09 of Regulation S-X, (iii) any information contemplated by Rule 3-16 of Regulation S-X, (iv) any schedules required by Regulation S-X, (v) separate financial statements or other information contemplated by Rule 3-05 of Regulation S-X or Article 11 – 260 – #4854-1237-6969v16 thereof (except that, to the extent that pro forma financial information is required to be provided by the Company, the Company may provide only pro forma revenues, net income, Consolidated EBITDA, senior secured debt, total debt and capital expenditures (or equivalent financial information) in lieu thereof), (vi) any certifications or other documents required by Sections 302, 404 or 906 of the Sarbanes-Oxley Act of 2002 or Items 307 or 308 of Regulation S-K (or equivalent provisions of Form 20-F) or in each such case, any successor provisions or (vii) any exhibits and (b) such information shall not be required to comply with Regulation G under the Exchange Act or Item 10(e) of Regulation S-K with respect to any non-GAAP financial measures contained therein. At any time that any of the Company’s consolidated Subsidiaries are Unrestricted Subsidiaries and any such Unrestricted Subsidiary or a group of Unrestricted Subsidiaries, taken as a whole, constitutes a Significant Subsidiary of the Company, then the quarterly and annual financial information required by the second paragraph of this Schedule 15 (Information Undertakings) will include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, of the financial condition and results of operations of the Company and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of the Company. If, at any time, the Company is no longer subject to the periodic reporting requirements of the Exchange Act for any reason, the Company shall maintain a public website (that may be password protected) on which the reports required by this Schedule 15 (Information Undertakings) are posted along with details regarding the times and dates of any related conference calls and information on how to obtain access to any such conference calls. Any and all Defaults arising from a failure to furnish in a timely manner any information or notice required by this Schedule 15 (Information Undertakings) shall be deemed cured (and the Company shall be deemed to be in compliance with this Schedule 15 (Information Undertakings)) upon furnishing such information or notice as contemplated by this Schedule 15 (Information Undertakings) (but without regard to the date on which such information or notice is so furnished). To the extent any information is not provided within the time periods specified in this Schedule 15 (Information Undertakings) and such information is subsequently provided, the Company will be deemed to have satisfied its obligations with respect thereto at such time and any Default with respect thereto shall be deemed to have been cured.

– 261 – #4854-1237-6969v16 Schedule 16 INCURRENCE COVENANTS The capitalised words and expressions in this Schedule 16 (Incurrence Covenants) shall have the meaning ascribed to them in Part C (Definitions) of this Schedule 16 (Incurrence Covenants) save that if a capitalised word or expression is not given a meaning in Part C (Definitions) of this Schedule 16 (Incurrence Covenants), it shall be given the meaning ascribed to it in Clause 1.1 (Definitions) or otherwise pursuant to the recitals to, or elsewhere in, this Agreement. If a capitalised word or expression is not given a meaning in (i) Part C (Definitions) of Schedule 16 (Incurrence Covenants) or (ii) otherwise pursuant to the recitals to, or elsewhere in, this Agreement, it shall be given the meaning ascribed to it in the Original Senior Secured Notes Indenture. The undertakings contained in this Schedule 16 (Incurrence Covenants) shall be varied in accordance with the other provisions of this Agreement. Part A Incurrence Covenants 1. Limitation on Debt and Issuance of Preferred Stock The Company shall not, and shall not permit any Restricted Subsidiary to, Incur, directly or in directly, any Debt, and the Company will not and will not permit any Restricted Subsidiary to issue any Disqualified Stock and will not permit any of its Restricted Subsidiaries that is not a Guarantor to issue any shares of Preferred Stock, unless, after giving effect to the application of the proceeds thereof, either: (a) the Debt, Disqualified Stock or Preferred Stock is Debt, Disqualified Stock or Preferred Stock of the Company or a Restricted Subsidiary and after giving effect to the Incurrence or issuance thereof and the application of the proceeds thereof on a pro forma basis, the Consolidated Fixed Charge Coverage Ratio would be at least 2.00 to 1.00, provided that the aggregate principal amount of Debt, Disqualified Stock and Preferred Stock permitted to be Incurred or issued pursuant to this paragraph (a) by Restricted Subsidiaries that are not Guarantors may not exceed an aggregate amount equal to the greater of (x) $50 million and (y) 1.75% of Total Assets (measured at the time of Incurrence), plus the aggregate amount of fees, underwriting discounts, accrued and unpaid interest, premiums (including, without limitation, tender premiums) and other costs and expenses (including, without limitation, original issue discount, upfront fees and similar fees) incurred in connection with any refinancing thereof, or (b) the Debt, Disqualified Stock or Preferred Stock is Permitted Debt. The term “Permitted Debt” is defined to consist of the following: (i) Debt evidenced by the Original Senior Secured Notes (but not any Additional Notes) issued on the Issue Date and the Note Guarantees thereof; (ii) Debt of the Company or a Restricted Subsidiary Incurred under Credit Facilities up to an aggregate outstanding principal amount not to exceed the – 262 – #4854-1237-6969v16 greater of $260 million and 9% of Total Assets (measured at the time of Incurrence); (iii) Debt of the Company owing to and held by any Restricted Subsidiary and Debt of a Restricted Subsidiary owing to and held by the Company or any Restricted Subsidiary; provided, however, that (1) any subsequent issue or transfer of Capital Stock or other event that results in the Company or any Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of that Debt (except to the Company or a Restricted Subsidiary, whether directly or pursuant to one or more back-to-back transfers) shall be deemed, in each case, to constitute the Incurrence of that Debt by the issuer thereof, and (2) if the Company or a Guarantor is the obligor on that Debt and the Debt is owed to a Restricted Subsidiary that is not the Company or a Guarantor, except in the case of intercompany current liabilities incurred in the ordinary course of business in connection with cash management activities of the Company and its Restricted Subsidiaries, the Debt is expressly subordinated to the prior payment in full in cash of all obligations with respect to the Facility or the applicable Loan Guarantee; (iv) (A) Debt, Disqualified Stock and Preferred Stock of a Restricted Subsidiary outstanding on the date on which that Restricted Subsidiary was acquired by the Company or otherwise became a Restricted Subsidiary or (B) Debt, Disqualified Stock or Preferred Stock Incurred or issued as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate, a transaction or series of transactions pursuant to which the Person became a Restricted Subsidiary of the Company or was otherwise acquired by the Company; provided that at the time that Person was acquired by the Company or otherwise became a Restricted Subsidiary and after giving effect to the Incurrence of that Debt or the issuance of that Disqualified Stock or Preferred Stock and on a pro forma basis, (x) the Company would have been able to Incur $1.00 of additional Debt pursuant to paragraph (a) of this Section 1 (Limitation on Debt and Issuance of Preferred Stock) or (y) the Consolidated Fixed Charge Coverage Ratio is at least equal to such ratio immediately prior to such transaction or designation; (v) Debt under Interest Rate Agreements entered into by the Company or a Restricted Subsidiary for the purpose of limiting interest rate risk in the financial management of the Company or that Restricted Subsidiary and not for speculative purposes; (vi) Debt under Currency Exchange Protection Agreements entered into by the Company or a Restricted Subsidiary for the purpose of limiting currency exchange rate risks in the financial management of the Company or that Restricted Subsidiary and not for speculative purposes; – 263 – #4854-1237-6969v16 (vii) Debt under Commodity Price Protection Agreements entered into by the Company or a Restricted Subsidiary in the financial management of the Company or that Restricted Subsidiary and not for speculative purposes; (viii) Debt in connection with one or more standby letters of credit, bank guarantees, performance or surety bonds or completion guarantees issued by of for the account of the Company or a Restricted Subsidiary in the ordinary course of business or pursuant to self-insurance obligations and not in connection with the borrowing of money or the obtaining of advances or credit; (ix) Debt arising from agreements of the Company or a Restricted Subsidiary providing for indemnification, earn-outs, adjustment of purchase price or similar obligations, or guarantees or letters of credit, surety bonds or performance bonds securing any obligations pursuant to such agreements, in each case, Incurred in connection with the acquisition or disposition of any business, assets or Capital Stock of a Subsidiary, other than Guarantees of Debt Incurred by any Person acquiring all or any portion of such business, assets or Capital Stock; provided, however, that the maximum aggregate liability in respect of all such Debt shall at no time exceed the gross proceeds (including non-cash proceeds (the Fair Market Value of such non-cash proceeds being measured at the time received and without giving effect to any subsequent changes in value)) actually received by the Company or such Restricted Subsidiary in connection with such disposition; (x) Debt of the Company and its Restricted Subsidiaries outstanding on the Issue Date, in each case not otherwise described in sub-paragraph (b)(i) above (or in the case of any Debt under the Facilities in sub-paragraph (b)(ii) above) that is existing or Incurred on the Issue Date; (xi) Debt, Disqualified Stock and Preferred Stock of the Company or a Restricted Subsidiary in an aggregate principal amount outstanding at any one time not to exceed the greater of (x) $120 million or (y) 4% of Total Assets (measured at the time of Incurrence or issuance); (xii) Debt of the Company or a Restricted Subsidiary Incurred, or Disqualified Stock or Preferred Stock issued, in respect of Capital Lease Obligations and Purchase Money Debt, and Sale and Leaseback Transactions, provided that the principal amount of any Debt, Disqualified Stock or Preferred Stock Incurred or issued pursuant to this sub-paragraph (xii) outstanding at any one time may not exceed the greater of (x) $25 million or (y) 1% of Total Assets (measured at the time of Incurrence); (xiii) Debt of the Company or a Restricted Subsidiary consisting of Guarantees of Debt of the Company or any Restricted Subsidiary Incurred under any other clause, paragraph or sub-paragraph of this Section 1 (Limitation on Debt and Issuance of Preferred Stock); – 264 – #4854-1237-6969v16 (xiv) [reserved]; (xv) Debt under Hedging Obligations that are Incurred in the ordinary course of business (and not for speculative purposes); (xvi) Debt Incurred by the Company or any of its Restricted Subsidiaries in respect of workers’ compensation claims, health, disability or other employee benefits or property or casualty or liability insurance, self-insurance obligations, bids, trade contracts, statutory obligations, customs, importation or performance, bid surety, appeal and similar bonds and completion or performance of guarantees (not for borrowed money) provided in the ordinary course of business, and any letters of credit functioning as or supporting any of the foregoing; (xvii) (a) Debt arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business, provided, however, that such Debt is extinguished, refinanced or otherwise covered within 30 Business Days of Incurrence or (b) Debt owed on a short-term basis of no longer than 30 days to banks or financial institutions Incurred in the ordinary course of business that arises in connection with ordinary banking arrangements to manage cash balances of the Company and its Subsidiaries; (xviii) shares of Preferred Stock of a Restricted Subsidiary issued to the Company or another Restricted Subsidiary; provided that any subsequent issuance or transfer of any Capital Stock or any other event that results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such shares of Preferred Stock (except to the Company or another of its Restricted Subsidiaries) shall be deemed in each case to be an issuance of such shares of Preferred Stock not permitted by this sub-paragraph (xviii); (xix) [reserved]; (xx) Permitted Refinancing Debt Incurred in respect of Debt Incurred pursuant to paragraph (a) of this Section 1 (Limitation on Debt and Issuance of Preferred Stock) and sub-paragraphs (b)(i), (b)(iv), (b)(x) or (b)(xxii) hereof above or this sub-paragraph (b)(xx); (xxi) [reserved]; (xxii) Incurrence by the Company or any Subsidiary of Limited Recourse Debt, which may be secured but only pursuant to paragraph (jj) of the definition of “Permitted Liens”; in each case for the purpose of financing a portion of the purchase price and costs and expenses in connection therewith of one or more Vessels (including for the avoidance of doubt the Hull B 367 and the Hull B 368) in a single transaction or series of related transactions, so long as the principal amount of the Debt (including the Limited Recourse Debt) Incurred in such transaction or series of related transactions pursuant to this sub-

– 265 – #4854-1237-6969v16 paragraph (xxii) (other than such Debt Incurred to finance a portion of the purchase price of the Hull B 367 and the Hull B 368) is not more than 85% of the purchase price for such acquired Vessel, and Permitted Refinancing Debt in respect thereof; (xxiii) Debt Incurred in the ordinary course of business to finance take-or-pay obligations contained in supply arrangements or to the extent constituting Debt, prepayments for property or services under any Drilling Contract in the ordinary course of business; (xxiv) Debt Incurred or Disqualified Stock or Preferred Stock issued by the Company or any Restricted Subsidiary to the extent that the net proceeds thereof are promptly deposited with the Senior Notes Trustee and/or the Agent to satisfy and discharge the Original Senior Secured Notes and/or the Loans in accordance with the Original Senior Secured Notes Indenture or this Agreement; and (xxv) Cash Management Obligations and obligations in respect of any agreement providing for credit cards or purchase cards. For purposes of determining compliance with any restriction on the Incurrence of Debt in dollars where Debt is denominated in a different currency, the amount of such Debt will be the U.S. Dollar Equivalent determined on the date of such determination. The principal amount of any Permitted Refinancing Debt Incurred in the same currency as the Debt being refinanced will be the U.S. Dollar Equivalent of the Debt refinanced determined on the date such Debt being refinanced was initially Incurred. Notwithstanding any other provision of this Section 1 (Limitation on Debt and Issuance of Preferred Stock), for purposes of determining compliance with this Section 1 (Limitation on Debt and Issuance of Preferred Stock), increases in Debt solely due to fluctuations in the exchange rate of currencies will not be deemed to exceed the maximum amount that the Company or any Restricted Subsidiary may Incur under any of sub-paragraphs (b)(i) through (b)(xxv) of the definition of “Permitted Debt” in this Section 1 (Limitation on Debt and Issuance of Preferred Stock), Accrual of interest, accrual of dividends, the accretion of accreted value, the accretion or amortization of original issue discount, the payment of interest in the form of additional Debt, the payment of dividends on Preferred Stock or Disqualified Stock in the form of additional shares of the same class of Preferred Stock or Disqualified Stock or the reclassification of commitments or obligations not treated as Debt due to a change in GAAP, will not be deemed to be an incurrence of Debt for purposes of the covenant described above. Notwithstanding anything in this Section 1 (Limitation on Debt and Issuance of Preferred Stock) to the contrary, in the case of any debt incurred to Refinance Debt initially incurred in reliance on a sub-paragraph of the definition of “Permitted Debt” measured by reference to a percentage of Total Assets at the time of incurrence, if such Refinancing would cause the percentage of Total Assets restriction to be exceeded if calculated based on the percentage of Total Assets on the date of such Refinancing, such percentage of Total Assets restriction shall not – 266 – #4854-1237-6969v16 be deemed to be exceeded so long as the principal amount of such Refinancing Debt does not exceed the principal amount of such Debt being Refinanced, plus accrued and unpaid interest, dividends, premiums (including tender premiums), defeasance costs, underwriting discounts, fees, costs and expenses (including original issue discount, upfront fees or similar fees) in connection with such Refinancing. For purposes of determining compliance with the covenant described above: (A) in the event that an item of Debt meets the criteria of more than one of the types of Debt described above, the Company, in its sole discretion, will classify such item of Debt at the time of Incurrence and only be required to include the amount and type of such Debt in one of the above paragraphs and sub-paragraphs and the Company will be entitled to divide and classify and reclassify an item of Debt in more than one of the types of Debt described above and may later re-classify all or a portion of such item of Debt in any manner that complies with this Section 1 (Limitation on Debt and Issuance of Preferred Stock) and only be required to include the amount and type of such re-classified Debt as the type of Debt to which it is re-classified; provided that Debt outstanding under the Facility on the Issue Date shall at all times be treated as Incurred under sub-paragraph (ii) of the definition of “Permitted Debt” and may not be reclassified; (B) Guarantees of, or obligations in respect of letters of credit or similar instrument or obligation relating to, Debt which is otherwise included in the determination of a particular amount of Debt shall not be included; (C) if obligations in respect of letters of credit, guarantees, Liens, bankers’ acceptances or similar instrument are Incurred pursuant to a Credit Facility and are being treated as Incurred pursuant to any sub-paragraph of the definition of “Permitted Debt” in this Section 1 (Limitation on Debt and Issuance of Preferred Stock) and the letters of credit, guarantees, Liens, bankers’ acceptance or similar instrument relate to other Debt, then such other Debt shall not be included; (D) the amount of Debt issued at a price that is less than the principal amount thereof will be equal to the amount of the liability in respect thereof determined in accordance with GAAP; (E) with respect to sub-paragraphs (ii), (xi) or (xii) of the definition of “Permitted Debt” in this Section 1 (Limitation on Debt and Issuance of Preferred Stock), if at any time that the Company would be entitled to have Incurred any then outstanding item of Debt pursuant to paragraph (a) of this Section 1 (Limitation on Debt and Issuance of Preferred Stock) such item of Debt shall (unless otherwise elected by the Company) be automatically reclassified into an item of Debt Incurred – 267 – #4854-1237-6969v16 pursuant to paragraph (a) of this Section 1 (Limitation on Debt and Issuance of Preferred Stock); (F) for purposes of determining compliance with this Section 1 (Limitation on Debt and Issuance of Preferred Stock), with respect to Debt incurred under a Credit Facility, reborrowings of amounts previously repaid pursuant to provisions under a Credit Facility that provide that Debt is deemed to be repaid periodically shall only be deemed for purposes of this Section 1 (Limitation on Debt and Issuance of Preferred Stock) to have been incurred on the date such Debt was first incurred and not on the date of any subsequent reborrowing thereof; (G) in the event that the Company or a Restricted Subsidiary enters into or increases commitments under a revolving Credit Facility (including, without limitation, the Facility) the incurrence will, at the Company’s option, either (a) be determined on the date of such revolving Credit Facility or the entry into or increase in commitments or (b) be determined on the date such amount is borrowed pursuant to any such facility or increased commitment, and the Company may revoke such determination at any time and from time to time; and (H) Debt permitted by this Section 1 (Limitation on Debt and Issuance of Preferred Stock) need not be permitted solely by reference to one provision permitting such Debt but may be permitted in part by one such provision and in part by one or more other provisions of this Section 1 (Limitation on Debt and Issuance of Preferred Stock) permitting such Debt. 2. Limitation on Restricted Payments The Company shall not make, and shall not permit any Restricted Subsidiary to make, directly or indirectly, any Restricted Payment unless at the time of, and after giving effect to, the proposed Restricted Payment, (a) no Default or Event of Default shall have occurred and be continuing, (b) the Company could Incur at least $1.00 of additional Debt pursuant to paragraph (a) of Section 1 (Limitation on Debt and Issuance of Preferred Stock), on a pro forma basis; and (c) the aggregate amount of that Restricted Payment and all other Restricted Payments declared or made after the Issue Date (and not returned or rescinded), other than Restricted Payments made pursuant to sub-paragraphs (b) through (o) of the paragraph below (the amount of any Restricted Payment, if made other than in cash, to be based upon Fair Market Value), would not exceed an amount equal to the sum of: (i) 50% of the aggregate amount of Consolidated Net Income accrued during the period (treated as one accounting period) from October 1, 2023 to and – 268 – #4854-1237-6969v16 including the end of the most recent fiscal quarter ending prior to the date of such Restricted Payment and for which consolidated financial statements are internally available (or if the aggregate amount of Consolidated Net Income for such period shall be a deficit, minus 100% of such deficit), plus (ii) Capital Stock Sale Proceeds or any contribution to the Company’s equity capital received after the first day of the financial quarter in which the Issue Date occurs, plus (iii) the sum of: (A) the aggregate Net Cash Proceeds received by the Company or any Restricted Subsidiary from the issuance or sale after the first day of the financial quarter in which the Issue Date occurs of convertible or exchangeable Debt that has been converted into or exchanged for Capital Stock (other than Excluded Contributions and Disqualified Stock) of the Company, and (B) the aggregate amount by which Debt of the Company or any Restricted Subsidiary is reduced on the Company’s consolidated balance sheet on or after the first day of the financial quarter in which the Issue Date occurs upon the conversion or exchange of any Debt issued or sold on or prior to the first day of the financial quarter in which the Issue Date occurs that is convertible or exchangeable or exchanged for Capital Stock (other than Disqualified Stock) of the Company, (C) excluding, in the case of sub-paragraph (A) or (B), any Debt issued or sold to the Company or a Subsidiary of the Company or an employee stock ownership plan or trust established by the Company or any Subsidiary of the Company for the benefit of their employees to the extent funded by the Company or any Restricted Subsidiary, plus (iv) an amount equal to the sum of: (A) the net reduction in Investments in any Person other than the Company or a Restricted Subsidiary resulting from dividends or distributions, Repayments of loans or advances or other transfers of Property made after the first day of the financial quarter in which the Issue Date occurs, in each case to the Company or any Restricted Subsidiary from that Person, less the cost of the disposition of those Investments, and (B) in the case of the designation of an Unrestricted Subsidiary as a Restricted Subsidiary or all of the assets of such Unrestricted Subsidiary are transferred to the Company or a Restricted Subsidiary,

– 269 – #4854-1237-6969v16 or the Unrestricted Subsidiary is merged, amalgamated or consolidated into the Company or a Restricted Subsidiary, (i) 100% of such amount received in cash (ii) the portion (proportionate to the Company’s direct or indirect equity interest in the Subsidiary) of the Fair Market Value of the net assets of such Unrestricted Subsidiary and (iii) (without double counting any amounts included in the preceding sub-paragraph (ii))) the Fair Market Value of any property or marketable securities received by the Company or any Restricted Subsidiary in respect of such redesignation, merger, amalgamation, consolidation or transfer of assets (provided that such designation occurs after the Issue Date), plus (v) any cash dividends or cash distributions received directly or indirectly by the Company or a Restricted Subsidiary after the first day of the financial quarter in which the Issue Date occurs from an Unrestricted Subsidiary, to the extent such dividends or distributions were not otherwise included in Consolidated Net Income (other than to the extent such distribution represents a return of capital and the Investment in such Unrestricted Subsidiary was made by the Restricted Subsidiary pursuant to paragraph (j) of this Section 2 (Limitation on Restricted Payments) or to the extent such Investment constituted a Permitted Investment). Notwithstanding the foregoing limitation, the Company may: (a) declare or pay dividends on its Capital Stock or distributions, or the consummation of any repurchase or redemption, within 60 days after the date of declaration of the dividend or distribution or giving of the redemption or repurchase notice, as the case may be, if, on said date of declaration or redemption or repurchase notice, such dividends, distributions, repurchase or redemption, as the case may be, could have been paid in compliance with this Agreement; (b) make Restricted Payments in exchange for, or out of the proceeds of the substantially concurrent issuance or sale of, Capital Stock of the Company (other than Disqualified Stock and other than Capital Stock issued or sold to a Subsidiary of the Company or an employee stock ownership plan or trust established by the Company or any Subsidiary for the benefit of their employees) or any contributions to the equity capital of the Company; provided, however, that the Capital Stock Sale Proceeds from the exchange or sale shall be excluded from the calculation pursuant to sub-paragraph (c)(ii) of the first paragraph above; (c) purchase, repurchase, redeem, legally defease, acquire or otherwise retire for value any Subordinated Obligations or Disqualified Stock in exchange for, or out of the proceeds of the substantially concurrent sale of, Permitted Refinancing Debt (in the case of Subordinated Obligations) or Disqualified Stock; – 270 – #4854-1237-6969v16 (d) declare and pay dividends to holders of any class or series of Disqualified Stock, or of any Preferred Stock of a Restricted Subsidiary, issued pursuant to and in compliance with Section 1 (Limitation on Debt and Issuance of Preferred Stock); (e) permit a Restricted Subsidiary that is not a Wholly Owned Subsidiary to pay dividends to shareholders of that Restricted Subsidiary, so long as the Company or a Restricted Subsidiary receives dividends on a pro rata basis or a more favorable basis to the Company or a Restricted Subsidiary; (f) make cash payments in lieu of the issuance of fractional shares; (g) make repurchases of shares of Capital Stock of the Company deemed to occur (i) upon the exercise of options to purchase shares of Capital Stock of the Company, warrants, other rights to acquire Capital Stock if such shares of Capital Stock of the Company represent a portion of the exercise price of such options, warrants or other rights and (ii) in connection with the withholding of a portion of the Capital Stock granted or awarded to a director or an employee, to pay for the taxes payable by such director or employee upon such grant or award; (h) [reserved]; (i) purchase, defease or otherwise acquire or retire for value any Subordinated Obligations upon a Change of Control Triggering Event of the Company or an Asset Sale by the Company, to the extent required by any agreement pursuant to which such Subordinated Obligations were issued, but only if the Company has previously made the offer to purchase Original Senior Secured Notes required under Section 4 (Limitation on Asset Sales) and has repurchased all Original Senior Secured Notes validly tendered and now withdrawn in connection with such offer to purchase Original Senior Secured Notes pursuant to the provisions described under Section 4 (Limitation on Asset Sales); (j) make other Restricted Payments at any time outstanding not to exceed the greater of (x) $75 million or (y) 2.5% of Total Assets in the aggregate (measured at the time of Incurrence); (k) the making of (i) cash payments made by the Company or any of its Restricted Subsidiaries in satisfaction of the conversion obligation upon conversion of, or otherwise in connection with conversion of, convertible or exchangeable Debt issued in a convertible or exchangeable notes offering in an aggregate amount since the Issue Date not to exceed the principal amount of such convertible or exchangeable Debt or payments in satisfaction of any other repurchase obligation or other payment required under the terms of such Debt and (ii) any payments by the Company or any of its Restricted Subsidiaries pursuant to the initiation, exercise, settlement or termination of any related capped call, hedge, warrant or other similar transactions in connection with the issuance of convertible or exchangeable Debt; (l) make any purchase, repurchase, redemption, defeasance or other acquisition or retirement of Disqualified Stock of the Company or a Restricted Subsidiary made – 271 – #4854-1237-6969v16 by exchange for or out of the proceeds of, the substantially concurrent sale of Disqualified Stock of the Company or such Restricted Subsidiary, as the case may be, so long as such refinancing Disqualified Stock is permitted to be Incurred pursuant to Section 1 (Limitation on Debt and Issuance of Preferred Stock) and constitutes Permitted Refinancing Debt; (m) so long as no Default or Event of Default has occurred and is continuing or will result therefrom, make other Restricted Payments if, immediately after giving effect to such Restricted Payment (including the Incurrence of any Debt to finance such payment), the Consolidated Leverage Ratio would not be greater than 1.5 to 1.0; (n) make payments or distributions to dissenting shareholders (a) pursuant to applicable law or (b) in connection with a consolidation, merger, amalgamation or transfer of assets in connection with a transaction that is not prohibited by this Agreement; and (o) make Restricted Payments with Excluded Contributions. For purposes of determining compliance with this Section 2 (Limitation on Restricted Payments), in the event that any Restricted Payment or Investment (or a portion thereof) meets the criteria of more than one of the categories of Restricted Payments described in the first paragraph of this Section 2 (Limitation on Restricted Payments) or preceding paragraphs (a) through (o) above and/or one or more of the paragraphs contained in the definition of “Permitted Investment,” the Company will, in its sole discretion, be entitled to divide or classify (or later divide, classify or reclassify), in whole or in part, such Restricted Payment or Investment (or any portion thereof) among the first paragraph of this Section 2 (Limitation on Restricted Payments) and/or such paragraphs (a) through (o) and/or one or more paragraphs contained in the definition of “Permitted Investment” in a manner that otherwise complies with this Section 2 (Limitation on Restricted Payments). For the purposes of determining compliance with any U.S. dollar-denominated restriction on Restricted Payments denominated in another currency, the U.S. dollar-equivalent amount of such Restricted Payment shall be calculated based on the relevant currency exchange rate in effect on the date that such Restricted Payment was made. The amount of any Restricted Payment (other than cash) will be the Fair Market Value on the date of the Restricted Payment (or, in the case of a dividend, on the date of declaration) of the assets or securities proposed to be transferred or issued by the Company or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. 3. Limitation on Liens The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, Incur or suffer to exist, any Lien (each, an “Initial Lien”) that secures obligations under any Debt or any related Guarantee upon any of its Property (including Capital Stock of a Restricted Subsidiary), whether owned at the Issue Date or thereafter acquired, or any interest therein or any income or profits therefrom unless: (a) in the case of Liens on the Collateral, such Initial Lien is a Permitted Collateral Lien; or – 272 – #4854-1237-6969v16 (b) in the case of any Initial Lien on any Property that is not Collateral, either (x) the Loans (or a Loan Guarantee in the case of Initial Liens on Property of a Guarantor) will be secured by that Initial Lien equally and ratably with (or prior to, in the case of an Initial Lien that secures any Subordinated Obligation) all other Debt of the Company or any Restricted Subsidiary secured by such Initial Lien or (y) such Initial Lien is a Permitted Lien; except that the foregoing shall not apply to Liens securing the Facility and the related Loan Guarantees. Any Lien created for the benefit of the Lenders pursuant to sub-paragraph (b)(x) above shall be automatically and unconditionally released and discharged upon the release and discharge of each of the Liens described sub-paragraph (b)(x) above. 4. Limitation on Asset Sales The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, consummate any Asset Sale unless: (a) the Company or the Restricted Subsidiary receives consideration (measured either, at the option of the Company, at the time of the Asset Sale or as of the date of the definitive agreement with respect to such Asset Sale) at least equal to the Fair Market Value of the Property subject to that Asset Sale; and (b) at least 75% of the aggregate consideration paid to (or for the account of) the Company or the Restricted Subsidiary in connection with the Asset Sale is in the form of cash or Cash Equivalents or the assumption by the purchaser of liabilities of the Company or any Restricted Subsidiary (other than liabilities that are by their terms subordinated to the Loans) as a result of which the Company and the Restricted Subsidiaries are no longer obligated with respect to those liabilities. The foregoing shall not apply with respect to any involuntary loss or other Involuntary Dispositions of any assets. For the purposes of this Section 4 (Limitation on Asset Sales): (i) (x) securities, instruments, notes or other assets received by the Company or any Restricted Subsidiary from the purchaser that are converted by the Company or such Restricted Subsidiary into cash or Cash Equivalents within 180 days after the receipt thereof shall be considered to be cash to the extent of the cash received in that conversion and (y) any cash payments received with respect to instruments, notes, securities or other assets referred to in the foregoing sub-paragraph (x) within 180 days of receipt of such instruments, notes, securities or other assets; (ii) any cash consideration paid to the Company or the Restricted Subsidiary in connection with the Asset Sale that is held in escrow or on deposit to support indemnification, adjustment of purchase price or similar obligations in respect of such Asset Sale shall be considered to be cash; (iii) Productive Assets received by the Company or any Restricted Subsidiary in connection with the Asset Sale shall be considered to be cash;

– 273 – #4854-1237-6969v16 (iv) the requirement that at least 75% of the consideration paid to the Company or the Restricted Subsidiary in connection with the Asset Sale be in the form of cash or Cash Equivalents or assumed liabilities shall also be considered satisfied if the cash or Cash Equivalents received constitutes at least 75% of the consideration received by the Company or the Restricted Subsidiary in connection with such Asset Sale, determined on an after-tax basis; and (v) any Designated Non-Cash Consideration received by the Company or any Restricted Subsidiary in connection with the Asset Sale having an aggregate Fair Market Value, taken together with all other Designated Non-Cash Consideration received in respect of Asset Sales, that at that time outstanding does not exceed the greater of (x) $60 million or (y) 2% of Total Assets shall be considered to be cash. Within 365 days after the receipt thereof, any Net Available Cash (or any portion thereof) from Asset Sales may be applied by the Company or a Restricted Subsidiary, to the extent the Company or the Restricted Subsidiary elects (or is required by the terms of any Debt): (a) to: (i) reduce, repay, prepay or purchase Debt under the Facility; or (ii) reduce, repay, prepay, redeem or purchase Senior Secured Debt (other than Debt described under (a)(i) above); or (iii) make an offer to purchase the Original Senior Secured Notes (in accordance with the procedures set forth in the Original Senior Secured Indenture; or (iv) reduce, repay, prepay, redeem or purchase Debt of a non-Guarantor Subsidiary, other than Debt owed to the Company or another Restricted Subsidiary; or (b) to make (1) an Investment in any one or more businesses; provided that such Investment in any business is in the form of the acquisition of Capital Stock of a Restricted Subsidiary or results in the Company or a Restricted Subsidiary owning an amount of the Capital Stock of such business such that it constitutes a Restricted Subsidiary, (2) capital expenditures in respect of the Company, a Restricted Subsidiary or their respective assets or (3) acquisitions of other properties or assets to be held by the Company or a Restricted Subsidiary (including assets that replace the business, properties and assets of the Company or any of its Restricted Subsidiaries that were the subject of such Asset Disposition), in the case of each of (1), (2) and (3), used or useful in a Permitted Business; provided that a binding commitment to apply Net Available Cash as set forth in paragraph (b) above shall be treated as a permitted application of the Net Available Cash from the date of such commitment so long as the Company or such Restricted Subsidiary enters into such commitment with the good faith expectation that such Net Available Cash will be applied to satisfy such commitment within 180 days of the end of such 365-day period (an “Acceptable Commitment”) and, in the event any Acceptable Commitment is later – 274 – #4854-1237-6969v16 cancelled or terminated for any reason before the Net Available Cash are applied in connection therewith, then the Company or such Restricted Subsidiary shall be permitted to apply the Net Available Cash in any manner set forth above before the expiration of such 180-day period. Pending the final application of any such Net Available Cash, the Company may temporarily reduce revolving credit borrowings or otherwise invest such Net Available Cash in any manner that is not prohibited by the terms of this Agreement. 5. Limitation on Sale and Leaseback Transactions The Company shall not, and shall not permit any Restricted Subsidiary to, enter into any Sale and Leaseback Transaction with respect to any Property unless: (a) the Company or that Restricted Subsidiary would be entitled to: (i) Incur Debt in an amount equal to the Attributable Debt with respect to that Sale and Leaseback Transaction pursuant to Section 1 (Limitation on Debt and Issuance of Preferred Stock), and (ii) create a Lien on the Property securing that Attributable Debt without also securing the Loans pursuant to Section 3 (Limitation on Liens), and (b) the Sale and Leaseback Transaction is effected in compliance with Section 4 (Limitation on Asset Sales) after treating all the cash or Cash Equivalents received in such Sale and Leaseback Transaction as Net Available Cash under Section 4 (Limitation on Asset Sales). 6. Limitation on Accounts Receivables Facilities The Company and its Restricted Subsidiaries may sell, transfer or otherwise Dispose of accounts receivable to a Securitization Subsidiary or an unaffiliated third party in connection with a Permitted Receivables Financing or a Permitted Supply Chain Financing; provided that: (a) the sale, transfer or other disposition is in connection with a Permitted Receivables Financing or Permitted Supply Chain Financing, as applicable; and (b) the aggregate consideration received in each such sale, transfer or other disposition is at least equal to the Fair Market Value of the receivables sold. 7. Limitation on Restrictions on Distributions from Restricted Subsidiaries The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause or suffer to exist any consensual restriction on the right of any Restricted Subsidiary to: (x) pay dividends, in cash or otherwise, or make any other distributions on or in respect of its Capital Stock (it being understood that the priority of any Preferred Stock in receiving dividend or liquidating distributions prior to the dividends or liquidating distributions being paid on common stock shall not be deemed a restriction on the ability to make distributions on Capital Stock), – 275 – #4854-1237-6969v16 (y) make any loans or advances to the Company or any other Restricted Subsidiary or pay any Debt or other obligation owed, to the Company or any other Restricted Subsidiary (it being understood that the subordination of loans or advances made to the Company or any Restricted Subsidiary to other Debt Incurred by the Company or any Restricted Subsidiary shall not be deemed a restriction on the ability to make loans or advances or pay Debt or other obligation), or (z) sell, lease or transfer any of its Property to the Company or any other Restricted Subsidiary (it being understood that such transfers shall not include any type of transfer described in paragraph (x) or (y) above). The foregoing limitations will not apply to: (a) restrictions in effect or entered into on the Issue Date or the Closing Date, including, but not limited to the Original Senior Secured Notes Indenture and this Agreement; (b) restrictions relating to any agreements or instruments of a Person existing at the time it became a Restricted Subsidiary or to any agreements or instruments relating to any Property at the time acquired by the Company or any Restricted Subsidiary, in each case if such restriction was not created in connection with or in anticipation of the transaction or series of transactions pursuant to which that Restricted Subsidiary became a Restricted Subsidiary or such Property was acquired by the Company or a Restricted Subsidiary; (c) restrictions that result from any amendment, restatement, modification, renewal, supplement, extension, replacement or Refinancing of Debt or other agreement or instrument referred to in this Section 7 (Limitation on Restrictions on Distributions from Restricted Subsidiaries), provided that the restriction contained in such amendment, restatement, modification, renewal, supplement, extension, replacement or Refinancing is not materially more restrictive (as determined in good faith by the Company), taken as a whole, than the restrictions of the same type contained in the agreements or instruments referred to in this Section 7 (Limitation on Restrictions on Distributions from Restricted Subsidiaries), as applicable; (d) restrictions resulting from the Incurrence of any Debt Incurred in accordance with Section 1 (Limitation on Debt and Issuance of Preferred Stock), provided that either (1) the restriction is no less favorable to the Lenders in any material respect (as determined in good faith by the Company) than the restrictions of the same type contained in this Agreement or (2) the Company reasonably determined in good faith that such restrictions are not reasonably likely to impair the Company’s ability to make principal and interest payments on the Loans; (e) restrictions existing by reason of applicable law, rule, regulation or order; (f) with respect to paragraph (z) of the first paragraph of this Section 7 (Limitation on Restrictions on Distributions from Restricted Subsidiaries) only, restrictions relating to Debt that is permitted to be Incurred and secured without also securing the Loans pursuant to Section 1 (Limitation on Debt and Issuance of Preferred – 276 – #4854-1237-6969v16 Stock) and Section 3 (Limitation on Liens) that limit the right of the debtor to Dispose of the Property securing that Debt; (g) restrictions encumbering Property at the time the Property was acquired by the Company or any Restricted Subsidiary, so long as the restriction relates solely to the Property so acquired and was not created in connection with or in anticipation of the acquisition; (h) restrictions resulting from customary provisions restricting subletting or assignment of leases or customary provisions in other agreements (including, without limitation, intellectual property licenses entered into in the ordinary course of business) that restrict assignment of the agreements or rights thereunder; (i) restrictions which are customary restrictions contained in asset sale agreements limiting the transfer of Property pending the closing of the sale; (j) restrictions existing pursuant to any Debt Incurred, which restrictions are customary for a financing of such type, and which are otherwise permitted under this Agreement, provided, however, that the Company reasonably determines in good faith that such restrictions are not reasonably likely to impair the Company’s ability to make principal and interest payments on the Loans; (k) restrictions existing by reason of the Finance Documents; (l) restrictions with respect to the disposition or distribution of assets or property in joint venture agreements and other similar agreements entered into in the ordinary course of business; (m) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business; (n) in the case of the provision described in sub-paragraph (z) of the first paragraph of this Section 7 (Limitation on Restrictions on Distributions from Restricted Subsidiaries), restrictions arising or agreed to in the ordinary course of business, not relating to any Debt, and that do not, individually or in the aggregate, detract from the value of property or assets of the Company or any Restricted Subsidiary thereof in any manner material to the Company or any Restricted Subsidiary thereof; (o) restrictions contained in Hedging Obligations; (p) restrictions constituting customary restrictions with respect to a Securitization Subsidiary, pursuant to the terms of a Permitted Receivables Financing or Permitted Supply Chain Financing; (q) with respect to sub-paragraph (z) of the first paragraph of this Section 7 (Limitation on Restrictions on Distributions from Restricted Subsidiaries) only, restrictions on property under a charter, lease, sub-lease or other agreement (including any Drilling Contracts, charterparty agreements, rig operating, service or management

– 277 – #4854-1237-6969v16 agreements or pool agreements) that has been entered into in the ordinary course for the employment, charter or other hire of such property; (r) with respect to sub-paragraph (z) of the first paragraph of this Section 7 (Limitation on Restrictions on Distributions from Restricted Subsidiaries) only, restrictions resulting from (i) any Drilling Contracts with respect to any Vessels; provided that such encumbrance or restriction only extends to the Vessel or other such asset (other than cash or Cash Equivalents) subject to such Drilling Contract or (ii) any joint venture agreement or similar arrangement with respect to any joint venture that imposes restrictions on the transfer or assignment of the Capital Stock in such joint venture or Property of such joint venture; (s) restrictions on cash or other deposits or net worth imposed by customers, suppliers or vendors pursuant to contracts entered into in the ordinary course of business; (t) encumbrances or restrictions applicable only to a Restricted Subsidiary that is not a Guarantor; and (u) restrictions contained in any Limited Recourse Debt. 8. Limitation on Transactions with Affiliates The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, conduct any business or enter into or suffer to exist any transaction or series of related transactions (including the purchase, sale, transfer, assignment, lease, conveyance or exchange of any Property or the rendering of any service) with, or for the benefit of, any Affiliate of the Company (an “Affiliate Transaction”) involving payments in excess of $20 million, unless: (a) the terms of such Affiliate Transaction are not materially less favorable to the Company or that Restricted Subsidiary, as the case may be, taken as a whole, than those that could be obtained in a comparable arm’s-length transaction with a Person that is not an Affiliate of the Company or such Affiliate Transaction is otherwise fair to the Company or the relevant Restricted Subsidiary from a financial point of view (in each case, as determined in good faith by the Company), and (b) if the Affiliate Transaction involves aggregate payments or value in excess of $50 million, the Board of Directors (including a majority of the disinterested members of the Board of Directors, if any) approves the Affiliate Transaction and in its good faith judgment determines that the Affiliate Transaction complies with paragraph (a) of this paragraph as evidenced by a resolution of the Board of Directors delivered to the Agent. Notwithstanding the foregoing limitation, the Company or any Restricted Subsidiary may enter into or suffer to exist the following: (a) any transaction or series of transactions between the Company and one or more Restricted Subsidiaries or between two or more Restricted Subsidiaries; – 278 – #4854-1237-6969v16 (b) any Restricted Payment permitted to be made pursuant to Section 2 (Limitation on Restricted Payments) or any Permitted Investment; (c) any employment, consulting, service, severance, termination agreement, employee benefit plan, compensation arrangement, reimbursement or indemnification arrangement, or any similar arrangement entered into by the Company or a Restricted Subsidiary with a current or former director, officer or employee of the Company or a Restricted Subsidiary and payments related thereto, in each case in the ordinary course of business or that is otherwise customary; or any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment agreements and other compensation arrangements, options to purchase Capital Stock of the Company, restricted stock plans, restricted stock unit plans, long-term incentive plans, stock appreciation rights plans, participation plans or similar employee benefits plans and/or indemnity provided on behalf of directors, officers and employees of the Company or a Restricted Subsidiary approved by the Board of Directors of the Company; (d) (i) reimbursement of employee travel and lodging costs and other business expenses incurred in the ordinary course of business and (ii) loans and advances to employees made in the ordinary course of business in compliance with applicable laws; (e) any issuance, transfer or sale of shares of Capital Stock (other than Disqualified Stock) of the Company; (f) any agreement as in effect on the Issue Date, including the Intercreditor Agreement, or any amendment, modification, supplement, extension or renewal thereto (so long as such amendment, modification, supplement, extension or renewal is not materially adverse to the interests of the Lenders when taken as a whole as compared to the original Affiliate Transaction, as determined in good faith by the Company) or any transaction or payments contemplated thereby; (g) any agreement between any Person and an Affiliate of such Person existing at the time such Person is acquired by or merged, amalgamated or consolidated with or into the Company or a Restricted Subsidiary, as such agreement may be amended, modified, supplemented, extended or renewed from time to time; provided that such agreement was not entered into in contemplation of such acquisition, merger, amalgamation or consolidation, and so long as any such amendment, modification, supplement, extension or renewal, when taken as a whole, is not materially more disadvantageous to the Lenders (taken as a whole), in the good faith determination of the Company, than the applicable agreement as in effect on the date of such acquisition, merger, amalgamation or consolidation; (h) transactions with customers, clients, suppliers, joint venture partners or purchasers or sellers of goods or services, in each case in the ordinary course of the business of the Company and its Restricted Subsidiaries and otherwise in compliance with the terms of this Agreement; provided that in the good faith determination of the Company, such transactions are on terms that are not materially less favorable, when taken as a whole, to the Company or the relevant Restricted Subsidiary than – 279 – #4854-1237-6969v16 those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person or, if no comparable transaction is available with which to compare such Affiliate Transaction, such Affiliate Transaction is otherwise fair to the Company or the relevant Restricted Subsidiary from a financial point of view (in each case, as determined in good faith by the Company); (i) transactions in which the Company or any Restricted Subsidiary delivers to the Agent a letter or opinion from an Independent Financial Advisor stating that such transaction is fair to the Company or such Restricted Subsidiary from a financial point of view or stating that the terms are not materially less favorable, when taken as a whole, than those that might reasonably have been obtained by the Company or such Restricted Subsidiary in a comparable transaction at such time on an arms- length basis from a Person that is not an Affiliate; (j) the Transactions and the payment of all fees and expenses related to the Transactions; (k) any service, purchase, lease, supply or similar agreement entered into in the ordinary course of business or for legitimate business purposes (including, without limitation, pursuant to any joint venture agreement) between the Company or any Restricted Subsidiary and any Affiliate that is a customer, client, supplier, purchaser or seller of goods or services and any transactions with joint ventures, including transactions for the purchase or sale of goods, equipment or services, so long as the Company determines in good faith that any such agreement or transaction is on terms not materially less favorable to the Company or such Restricted Subsidiary than those that could be obtained in a comparable arms’-length transaction; (l) pledges of equity interests of Unrestricted Subsidiaries and any Guarantee given solely to support such pledge, which Guarantee constitutes Limited Recourse Debt; (m) transactions entered into as part of a Permitted Receivables Financing on customary terms (as determined by the Company’s Board of Directors); (n) intercompany transactions undertaken in good faith for the purpose of improving the tax efficiency of the Company and its Restricted Subsidiaries and not for the purpose of circumventing any covenant set forth in this Agreement; the provision of services in the ordinary course of business at rates comparable to those offered to third party customers to an Affiliate which would constitute an Affiliate Transaction solely as a result of the Company or any of the Restricted Subsidiaries being in or under common control with such Affiliate; (o) payments by the Company or any Restricted Subsidiary to Affiliates made for any financial advisory or other advisory services which payments are approved by a majority of the Board of Directors of the Company in good faith and share lending activities in connection with financing transactions of the Company; (p) transactions with Affiliates of the Company solely in their capacity as holders of Debt or Capital Stock of the Company or any Restricted Subsidiary, provided, that – 280 – #4854-1237-6969v16 (i) a significant amount of the Debt or Capital Stock of the same class is also held by persons that are not Affiliates of the Company, (ii) any such transaction is with all holders of the applicable class of Debt or Capital Stock and (iii) such Affiliates are treated no more favorably than non-Affiliate holders of such Debt or Capital Stock generally; and (q) transactions with a Person (other than an Unrestricted Subsidiary of the Company) that is an Affiliate of the Company solely because the Company or an Affiliate of the Company owns, directly or through a Restricted Subsidiary, Capital Stock in, or controls, such Person. 9. Successors 9.1 The Company (a) The Company will not consolidate with or merge with or into, or convey, transfer or lease, in one transaction or a series of related transactions, directly or indirectly, all or substantially all of the properties and assets of it and its Restricted Subsidiaries (determined on a consolidated basis) to, any other Person, unless: (i) the resulting, surviving or transferee Person (the “Successor Company”) shall be an entity incorporated, registered or otherwise organized and existing under the laws of the jurisdiction under which the Company was incorporated, registered or otherwise organized or the laws of the Cayman Islands, the British Virgin Islands, the Marshall Islands, the United States of America, any State thereof or the District of Columbia, a member state of the European Union, the United Kingdom, Switzerland, Norway, Canada, Australia, Japan, the Channel Islands, Bermuda, Hong Kong or Singapore (provided that if such entity is not a corporation or company (included an exempted company), another Borrower is a corporation), the Successor Company (if not the Company) shall expressly assume, by an Accession Letter, executed and delivered to the Agent, all the obligations of the Company, as applicable, under this Agreement, the Intercreditor Agreement, any Additional Intercreditor Agreement and the Transaction Security Documents, as applicable and the Successor Company (if not the Company) shall cause such amendments, supplements or other instruments to be executed, filed and recorded in such jurisdiction as may be required by applicable law to preserve and protect the Lien on the Collateral pledged by or transferred to such Person, together with such financing statements or comparable documents as may be required to perfect any security interests in such Collateral which may be perfected by the filing of a financing statement or a similar document under the UCC or other similar statute or regulation of the relevant states or jurisdictions; (ii) immediately after giving pro forma effect to such transaction (and treating any Debt which becomes an obligation of the Successor Company or any Restricted Subsidiary as a result of such transaction as having been Incurred

– 281 – #4854-1237-6969v16 by such Successor Company or such Restricted Subsidiary at the time of such transaction), no Default shall have occurred and be continuing; (iii) immediately after giving pro forma effect to such transaction, the Company, or Successor Company, as applicable, (a) would be able to Incur an additional $1.00 of Debt pursuant to paragraph (a) of Section 1 (Limitation on Debt and Issuance of Preferred Stock) or (b) would have a Consolidated Fixed Charge Coverage Ratio that is greater than or equal to the Consolidated Fixed Charge Coverage Ratio calculated immediately prior to such transaction; (iv) the Lenders (or the Security Agent on their behalf) will continue to have the same or substantially equivalent (ignoring for the purposes of assessing such equivalency any limitations required in accordance with the Agreed Security Principles or hardening periods (or any similar or equivalent concept)) guarantees and security over the same or substantially equivalent assets and over the shares (or other interests) in such Company or the Successor Company, except to the extent such assets or shares (or other interests) cease to exist (provided that if the shares (or other interests) in the Company cease to exist, security will be granted (subject to the Agreed Security Principles) over the shares (or other interests) in the Successor Company); and (v) the Company or the Successor Company, as the case may be, shall have delivered to the Agent an Officer’s Certificate and an Opinion of Counsel, each to the effect that such consolidation, merger or transfer and such Accession Letter comply with this Agreement; provided that in giving an Opinion of Counsel, counsel may rely on an Officer’s Certificate as to any matters of fact. The Successor Company will succeed to, and be substituted for, and may exercise every right and power of, the Company under the Finance Documents. 9.2 Guarantors (a) The Company will not permit any Subsidiary Guarantor to consolidate with or merge with or into, or convey, transfer or lease, in one transaction or a series of related transactions, all or substantially all of its assets to any Person unless: (i) except in the case of a Subsidiary Guarantor (x) that has been Disposed of in its entirety to another Person (other than to the Company or a Subsidiary of the Company), whether through a merger, consolidation or sale of Capital Stock or assets or (y) that, as a result of the disposition of all or a portion of its Capital Stock, ceases to be a Subsidiary, the resulting, surviving or transferee Person (if not such Subsidiary) shall expressly assume, by an Accession Letter, all the all of the obligations of the Guarantor under this Agreement, the Intercreditor Agreement, any Additional Intercreditor Agreement and the Transaction Security Documents, as applicable, and shall cause such amendments, supplements or other instruments to be executed, filed and recorded in such jurisdictions as may be required by applicable law – 282 – #4854-1237-6969v16 to preserve and protect the Lien on the Collateral pledged by or transferred to such Subsidiary Guarantor, together with such financing statements or comparable documents as may be required to perfect any security interests in such Collateral which may be perfected by the filing of a financing statement or a similar document under the UCC or other similar statute or regulation of the relevant states or jurisdictions; (ii) immediately after giving effect to such transaction or transactions on a pro forma basis (and treating any Debt which becomes an obligation of the resulting, surviving or transferee Person as a result of such transaction as having been Incurred by such Person at the time of such transaction), no Default shall have occurred and be continuing; (iii) the Company delivers to the Agent an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such Accession Letter, if any, complies with this Agreement; and (iv) the Lenders (or the Security Agent on their behalf) will continue to have the same or substantially equivalent (ignoring for the purposes of assessing such equivalency any limitations required in accordance with the Agreed Security Principles or hardening periods (or any similar or equivalent concept)) guarantees and security over the same or substantially equivalent assets and over the shares (or other interests) in such Subsidiary Guarantor, except to the extent such assets or shares (or other interests) cease to exist (provided that if the shares (or other interests) in the Subsidiary Guarantor cease to exist, security will be granted (subject to the Agreed Security Principles) over the shares (or other interests) in the Successor Company). 9.3 General (a) The provisions set forth in this Section 9 (Successors) shall not restrict (and shall not apply to): (i) any Restricted Subsidiary that is not an Obligor from consolidating with, merging or liquidating into or transferring all or substantially all of its properties and assets to another Obligor or any other Restricted Subsidiary that is not an Obligor; (ii) any Guarantor from merging, amalgamating, consolidating with or liquidating into or transferring all or part of its properties and assets to, a Borrower or another Guarantor; (iii) any consolidation or merger of a Borrower into any Guarantor; provided that, if that Borrower is not the surviving entity of such merger or consolidation: (A) the relevant Guarantor will assume the obligations of the Borrower under this Agreement, the Intercreditor Agreement, any Additional Intercreditor Agreement and the Transaction Security Documents; – 283 – #4854-1237-6969v16 (B) sub-paragraphs (a)(i), (a)(iv) and (a)(v) (but not sub-paragraphs (a)(ii) or (iii)) of Section 9.1 (The Company) above shall apply to such transaction; and (C) to the extent that any Collateral previously granted over the shares in the capital of the relevant Guarantor would not, in accordance with applicable law, constitute a Lien over the shares in the capital of the surviving entity, the direct parent of the surviving entity shall, subject to the Agreed Security Principles, grant Collateral in the form of Security Interests over the shares in the capital of the surviving entity on substantially equivalent terms to any Security Interests granted over the shares in the capital of such predecessor Guarantor immediately prior to such merger or consolidation; (iv) any Obligor consolidating into or merging, amalgamating or combining with an Affiliate if such transaction has the effect of changing the legal domicile of such Obligor, reincorporating an Obligor in another jurisdiction, or changing the legal form of any Obligor; provided that, in the case of a consolidation, amalgamation, merger or combination of: (A) a Borrower into or with an Affiliate that is not an Obligor, sub- paragraphs (a)(i), (ii), (iii) and (iv) of Section 9.1 (The Company) shall apply to such transaction; and (B) a Borrower into or with an Affiliate that is an Obligor or any Obligor into or with an Affiliate, sub-paragraph (iii) above shall apply to such transaction; or (v) any Permitted Reorganization. 10. Covenant Suspension During any period of time that:(a) the Original Senior Secured Notes have Investment Grade Ratings from at least two Rating Agencies, and (b) no Default or Event of Default has occurred and is continuing under this Agreement, (i) the Loan Guarantees will be automatically and unconditionally released and discharged (to the extent that guarantees by the Guarantors of all other Pari Passu Indebtedness are substantially concurrently released), (ii) the amount of Excess Proceeds shall be reset at zero, and (iii) the Company and the Restricted Subsidiaries will not be subject to the following provisions of this Agreement: (a) Section 1 (Limitation on Debt and Issuance of Preferred Stock); (b) Section 2 (Limitation on Restricted Payments); (c) Section 4 (Limitation on Asset Sales); (d) Section 5 (Limitation on Sale and Leaseback Transactions); (e) Section 6 (Limitation on Accounts Receivables Facilities); – 284 – #4854-1237-6969v16 (f) Section 7 (Limitation on Restrictions on Distributions from Restricted Subsidiaries); (g) Section 8 (Limitation on Transactions with Affiliates); and (h) sub-paragraph (a)(iii) of Section 9 (Successors); (collectively, the “Suspended Covenants” and the period of time that the Company and the Restricted Subsidiaries are not subject to the Suspended Covenants, the “Suspension Period”). In the event that the Company and the Restricted Subsidiaries are not subject to the Suspended Covenants for any period of time as a result of the preceding sentence and, subsequently, two or more of the Rating Agencies withdraws its ratings or downgrades the ratings assigned to the Original Senior Secured Notes below the required Investment Grade Ratings (the date of such ratings withdrawal or downgrade, the “Reversion Date”), then the Company and the Restricted Subsidiaries will thereafter again be subject to the Suspended Covenants for all periods after the Reversion Date and, furthermore, for the purpose of compliance with the provisions of Section 2 (Limitation on Restricted Payments) with respect to Restricted Payments made after the Reversion Date, the amount of Restricted Payments made shall be calculated as though Section 2 (Limitation on Restricted Payments) had been in effect prior to, but not during, the Suspension Period, provided that there will not be deemed to have occurred a Default or Event of Default with respect to that covenant during the Suspension Period (or after that time based solely on events that occurred during that time). The Company will promptly give the Agent written notice of any such suspension of covenants. In the absence of such notice, the Agent shall assume that the Suspended Covenants are in full force and effect. Solely for the purpose of determining the amount of Permitted Liens under Section 3 (Limitation on Liens) during any Suspension Period and without limiting the Company’s or any Restricted Subsidiary’s ability to Incur Debt during any Suspension Period, to the extent that calculations in Section 3 (Limitation on Liens) refer to Section 1 (Limitation on Debt and Issuance of Preferred Stock) such calculations shall be made as though Section 1 (Limitation on Debt and Issuance of Preferred Stock) remains in effect during the Suspension Period. On the Reversion Date, all Debt Incurred during the Suspension Period will be classified to have been Incurred pursuant to sub-paragraph (x) of the definition of “Permitted Debt” in the second paragraph of Section 1 (Limitation on Debt and Issuance of Preferred Stock). For purposes of determining compliance with Section 4 (Limitation on Asset Sales), on the Reversion Date, the Net Available Cash from all Asset Sales not applied in accordance with the covenant will be deemed to be reset to zero. On the Reversion Date, for purposes of determining compliance with Section 8 (Limitation on Transactions with Affiliates), all agreements and arrangements entered into by the Company or any Restricted Subsidiary with an Affiliate of the Company during the Suspension Period shall be deemed to have been entered into pursuant to sub- paragraph (f) of the second paragraph of 8 (Limitation on Transactions with Affiliates), and for purposes of determining compliance with Section 7 (Limitation on Restrictions on Distributions from Restricted Subsidiaries), all contracts entered into during the

– 285 – #4854-1237-6969v16 Suspension Period that contain any of the restrictions contemplated by such covenant shall be deemed to have been entered into pursuant to sub-paragraph (e) of the second paragraph of 8 (Limitation on Transactions with Affiliates). No Subsidiaries may be designated as Unrestricted Subsidiaries during any Suspension Period. Notwithstanding that the Suspended Covenants may be reinstated, no Default or Event of Default will be deemed to have occurred as a result of any failure to comply with the Suspended Covenants during any Suspension Period and the Company and any Subsidiary of the Company will be permitted, without causing a Default or Event of Default or breach of any of the Suspended Covenants (notwithstanding the reinstatement thereof) under this Agreement, to honor, comply with or otherwise perform any contractual commitments or obligations entered into during a Suspension Period following a Reversion Date and to consummate the transactions contemplated thereby; provided that, to the extent any such commitment or obligation results in the making of a Restricted Payment, such Restricted Payment shall be made under Section 2 (Limitation on Restricted Payments) and, if not permitted by such covenant, such Restricted Payment shall be deemed permitted by sub- paragraph (c) of the first paragraph of Section 2 (Limitation on Restricted Payments) and shall be deducted for purposes of calculating the amount pursuant to such sub-paragraph (c) (which may not be less than zero). The Company will give the Agent written notice of any occurrence of a Reversion Date. After any such notice of the occurrence of a Reversion Date, the Agent shall assume that the Suspended Covenants apply and are in full force and effect. 11. Designation of Restricted and Unrestricted Subsidiaries The Company may designate any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary or a Person becoming a Subsidiary through merger, amalgamation, consolidation or other business combination transaction, or Investment therein, but excluding the Company) to be an Unrestricted Subsidiary if: (a) the Subsidiary to be so designated does not own any Capital Stock or Debt of, or own or hold any Lien on any Property of, the Company or any other Restricted Subsidiary, (b) immediately before and immediately after such designation, no Event of Default shall have occurred and be continuing, and (c) any of the following: (i) the Subsidiary to be so designated has total assets of $1,000 or less, or (ii) if the Subsidiary has consolidated assets greater than $1,000, then the designation would be permitted under Section 2 (Limitation on Restricted Payments). Unless so designated as an Unrestricted Subsidiary, any Person that becomes a Subsidiary of the Company will be classified as a Restricted Subsidiary; provided, however, that the Subsidiary shall not be designated a Restricted Subsidiary and shall be automatically – 286 – #4854-1237-6969v16 classified as an Unrestricted Subsidiary if the Person is a Subsidiary of an Unrestricted Subsidiary. Except as provided in the first sentence of the preceding paragraph and as set forth in paragraph (a) of the definition of “Unrestricted Subsidiary”, no Restricted Subsidiary may be designated or redesignated as an Unrestricted Subsidiary. The Board of Directors of the Company may designate any Unrestricted Subsidiary to be a Restricted Subsidiary if, immediately after giving effect on a pro forma basis to the designation, (x) the Company could Incur at least $1.00 of additional Debt pursuant to paragraph (a) of Section 1 (Limitation on Debt and Issuance of Preferred Stock), and (y) no Default or Event of Default shall have occurred and be continuing or would result therefrom. Any designation or redesignation of this kind by the Company will be evidenced to the Agent by providing the Agent with an Officer’s Certificate that specifies such designation or redesignation and: (a) certifies that the designation or redesignation complies with the foregoing provisions, and (b) gives the effective date of the designation or redesignation. Notwithstanding the foregoing, the Company shall ensure that no direct or indirect Permitted Investments in Borr Vale Inc. and Borr Var Inc. (or any direct or indirect parent company thereof) are used, directly or indirectly, for Restricted Payments to any holder of equity of the Company, including, without limitation, any dividends or distributions (whether made in cash, securities or other Property) declared or paid on or with respect to any shares of Capital Stock of the Company. 12. Impairment of Security Interest The Company shall not, and shall not permit any Restricted Subsidiary to, take or knowingly or negligently omit to take any action that would have the result of materially impairing the Security Interest with respect to the Collateral (it being understood, subject to the proviso below, that the Incurrence of Liens on Collateral shall under no circumstances be deemed to materially impair the Security Interest with respect to the Collateral), and the Company shall not, and shall not permit any Restricted Subsidiary to, grant to any Person other than the Security Agent, for the benefit of the Agent and the Lenders and the other beneficiaries described in the Transaction Security Documents and the Intercreditor Agreement or any Additional Intercreditor Agreement, any interest whatsoever in any of the Collateral, except that (1) the Company and its Restricted Subsidiaries may Incur Permitted Collateral Liens; (2) the Collateral may be amended, extended, renewed, restated, supplemented, released or otherwise modified or replaced (followed by an immediate retaking of a Lien of at least equivalent ranking over the same assets) in accordance with this Agreement, the applicable Transaction Security – 287 – #4854-1237-6969v16 Documents or the Intercreditor Agreement or any Additional Intercreditor Agreement, including in connection with a Permitted Reorganization or Change of Flag; and (3) the applicable Transaction Security Document may be amended, extended, renewed, restated, supplemented, released or otherwise modified or replaced (followed by an immediate retaking of a Lien of at least equivalent ranking over the same assets) from time to time (i) to cure any ambiguity, mistake, omission, defect, manifest error or inconsistency therein, (ii) to comply with, or in accordance with, the terms of the Intercreditor Agreement or any Additional Intercreditor Agreement, (iii) to add Collateral, (iv) to evidence the succession of another Person as the Company or of an Obligor (or addition of an Additional Obligor) and the assumption by such successor (or such Additional Obligor) of the obligations under this Agreement, the Intercreditor Agreement and the Transaction Security Documents, in each case, including a Permitted Reorganization or in accordance with Section 9 (Successors), (v) to evidence and provide for the acceptance of the appointment of a successor Agent or Security Agent or (vi) in any manner that does not adversely affect the Lenders in any material respect; provided, however, that, except with respect to any discharge or release in accordance with this Agreement or the Intercreditor Agreement or any Additional Intercreditor Agreement, the Incurrence of Permitted Collateral Liens or any action expressly permitted by this Agreement or the Intercreditor Agreement or any Additional Intercreditor Agreement (including for the avoidance of doubt, sub-paragraph (3) above), the Transaction Security Documents may not be amended, extended, renewed, restated, supplemented, released or otherwise modified or replaced (followed by an immediate retaking of a Lien of at least equivalent ranking over the same assets), unless contemporaneously with any such action, the Company delivers to the Agent, either (i) a solvency opinion from an Independent Financial Advisor confirming the solvency of the relevant Person and its Subsidiaries, taken as a whole, after giving effect to any transactions related to such amendment, extension, renewal, restatement, supplement, release, modification or replacement (followed by an immediate retaking of a Lien of at least equivalent ranking over the same assets), (ii) a certificate from the chief financial officer or Board of Directors of the relevant Person which confirms the solvency of the person granting such Security Interest after giving effect to any transactions related to such amendment, extension, renewal, restatement, supplement, release, modification or replacement (followed by an immediate retaking of a Lien of at least equivalent ranking over the same assets), or (iii) an Opinion of Counsel, confirming that, after giving effect to any transactions related to such amendment, extension, renewal, restatement, supplement, release, modification or replacement (followed by an immediate retaking of a Lien of at least equivalent ranking over the same assets), the Lien or Liens created under the Transaction Security Documents, so amended, extended, renewed, restated, supplemented, released, modified or replaced (followed by an immediate retaking of a Lien of at least equivalent ranking over the same assets) are valid Liens not otherwise subject to any limitation, imperfection or new hardening period, in equity or at law, that such Lien or Liens were not otherwise subject to immediately prior to such amendment, extension, renewal, restatement, supplement, release, modification or replacement (followed by an immediate retaking of a Lien of at least equivalent ranking over the same assets). In the event that the Company or the relevant Restricted Subsidiary complies with the requirements of this Section 12, – 288 – #4854-1237-6969v16 the Agent and the Security Agent shall (subject to customary protections or indemnifications) consent to such amendments without the need for instructions from the Lenders. 13. Limitation on Holding Company Activities The Company shall not carry on any business or own any material assets other than those directly related or incidental to: (a) the Incurrence, guarantee, offering, sale, issuance and servicing, listing, purchase, redemption, exchange, conversion, refinancing or retirement of Debt (and guarantees thereof) permitted by the terms of this Agreement including activities reasonably incidental thereto, including performance of the terms and conditions of such Debt, to the extent such activities are otherwise permissible under this Agreement and the granting of Liens permitted pursuant to the covenant described under Section 3 (Limitation on Liens) distributing, lending or otherwise advancing funds to the extent not prohibited by this Agreement; (b) activities undertaken with the purpose of, or directly related to, the Incurrence or the fulfilling or exercising of (i) rights and obligations arising under this Agreement, the Facility and any other Credit Facility or other Debt, related proceeds loans in each case, and the Transaction Security Documents and other Transaction Security Documents or any other agreement of the Company and its Restricted Subsidiaries existing on the Issue Date (including amendments and replacements and extensions thereof) or to which it is or becomes a party, including any activity reasonably relating to the servicing, purchase, redemption, amendment, exchange, refinancing or retirement of the Loans or other Debt permitted under this Agreement; or (ii) any other document or obligations under any Debt permitted by this Agreement; (c) the ownership of (i) cash and Cash Equivalents, Temporary Cash Investments, bank accounts and related assets, (ii) the Capital Stock and other equity instruments of the Company (or any successor permitted under Section 9 (Successors)) and any other Restricted Subsidiary and any Unrestricted Subsidiary and intercompany loans made to the Company and any direct or indirect Subsidiaries of the Company and joint ventures and (iii) other property to the extent contributed substantially concurrently to the Company or any Subsidiary or distributed to shareholders, and selling, exchanging, issuing, conveying, transferring, leasing or otherwise disposing of such assets or property, in each case to the extent not prohibited by this Agreement; (d) making Investments in the Original Senior Secured Notes (including any Additional Notes) or any other Debt or any Capital Stock or other Investments to the extent such Investment is not prohibited by the terms of this Agreement; (e) administrative, managerial, legal, treasury, marketing, procurement, accounting and other headquarters services and the ownership of assets necessary to the provision of such services, arrangements with shareholders including any transactions not prohibited by Section 8 (Limitation on Transactions with Affiliates) and the

– 289 – #4854-1237-6969v16 employment and secondment of employees, including the entry into and performance of any employee incentive or benefit arrangements, the fulfillment of any audit, financial monitoring or reporting, and activities reasonably incidental to such services and arrangements (including entering into contracts with employees and paying fees and taxes) and the ownership of assets (and the receipt of any amounts related thereto) necessary to provide such services as well as other holding company activities in the ordinary course of business; the payment of professional fees and administration costs in the ordinary course of business of a holding company and the payment of wages and the incurrence of obligations arising by operation of law or that are typical of or incidental to the activities of a holding company; (f) directly related or reasonably incidental to the establishment and/or maintenance of its and its Subsidiaries’ corporate existence; (g) carrying out any transaction permitted or not otherwise prohibited by this Agreement, including the borrowing of the Facilities and use of proceeds therefrom, making or receipt of any Permitted Investment or Restricted Payment or any payment, distribution or Investment permitted or not prohibited by Section 2 (Limitation on Restricted Payments) and any transaction permitted under Section 9 (Successors) or under Section 4 (Limitation on Asset Sales) and any Permitted Reorganization; (h) issuances and listing of Debt and Capital Stock and Equity Offerings and lending of Capital Stock and the lending or contributing of proceeds to Restricted Subsidiaries, including compliance with applicable regulatory, stock exchange and other requirements in connection therewith; (i) conducting activities directly related, or reasonably incidental to being a listed company, including the maintenance of any listing and the satisfaction of any public company reporting and compliance requirements; (j) (a) issuing debt securities or Capital Stock; (b) using the net cash proceeds of any such issuance, or exchanging or converting such instruments, to fund the purchase, repurchase, or redemption of Debt or other equity or debt instrument of its Subsidiaries, or on lend proceeds to its Subsidiaries or to contribute to the common equity of its Subsidiaries; and (c) any purchase, repurchase, or redemption of or to the performance of the terms and conditions of, an exercise of rights in respect of, the foregoing, in each case to the extent not prohibited by this Agreement; (k) any liabilities or obligations in connection with any employee or participation scheme, including any management equity plan, incentive plan or other similar scheme operated by, for the benefit of, on behalf of or in respect of itself or any Restricted Subsidiary (and/or any current or past employees, directors or members of management thereof and any related corporate entity established for such purpose); – 290 – #4854-1237-6969v16 (l) activities related or reasonably incidental to the establishment and/or maintenance of its or its Subsidiaries corporate existence or otherwise to comply with applicable law; (m) performance bond and guarantees in connection with the operation of the business of the Company and its Subsidiaries and Guarantees of Debt and other obligations to the extent not prohibited under this Agreement; (n) ownership of any assets held by it on the Issue Date and selling, issuing, conveying, transferring, leasing, replacing, substituting or otherwise disposing of such assets, in each case, to the extent not prohibited by this Agreement; (o) the performance of any contract, agreement or other transaction existing on the Issue Date after giving effect to the Transaction or with its Subsidiaries, and any extension, replacement, amendment or renewal thereof, in each case to the extent not prohibited by this Agreement; (p) the entering into and performance of any right or obligations in respect of (i) contracts and agreements with officers, directors, employees, consultants and other providers of goods and services, (ii) subscription or purchase agreements for securities, loan agreements, indentures and similar agreements for debt securities, engagement letters, underwriting agreements, agreements with ratings agencies and other agreements in respect of securities or any offering, issuance or sale thereof, (iii) engagement letters or reliance letters in respect of legal, accounting, and other advice or reports received or commissioned by it, and (iv) sale and purchase agreements in respect or any merger and acquisition activities; (q) paying dividends, making distributions and other payments not prohibited under this Agreement; (r) the sale or Disposal of any assets not prohibited under this Agreement; (s) making or facilitating payments of VAT or other taxes on behalf of itself and on behalf of any of its Subsidiaries and/or other holding companies with which it forms a group for tax purposes; (t) employing employees while services are required for the operations of the Company and its Subsidiaries and seconding those employees to its Subsidiaries and/or entering into such arrangement or arrangements regarding the provision of services by employees or management to the Company and its Subsidiaries; (u) pursuant to or in connection with the offering of the Original Senior Secured Notes and the use of proceeds therefrom; and (v) other activities not specifically enumerated above that are ancillary or de minimis in nature and activities substantially consistent with activities undertaken as of the Issue Date or consistent with past practice (including, for the avoidance of doubt, strategic advice services, support services, the creation, development, sale, licensing, acquisition or disposition activities and the exploitation of intellectual property rights). – 291 – #4854-1237-6969v16 14. Additional Intercreditor Agreements (a) At the request of the Company, in connection with the Incurrence by the Company or any of its Restricted Subsidiaries of: (i) any Debt secured on Collateral or as otherwise required herein; and (ii) any Permitted Refinancing Debt in respect of such Debt, the Company, the relevant Restricted Subsidiaries, the Agent and the Security Agent shall enter into with the holders of such Debt (or their duly authorized representatives) an intercreditor agreement (an “Additional Intercreditor Agreement”) or a restatement, amendment or other modification of the existing Intercreditor Agreement on substantially the same terms as the Intercreditor Agreement (or terms not materially less favorable to the holders (taken as a whole)), including substantially the same terms with respect to release of Loan Guarantees and priority and release of the Security Interests; provided that: (A) such Additional Intercreditor Agreement will not impose any personal obligations on the Agent or the Security Agent or, in the opinion of the Agent or the Security Agent, as applicable, adversely affect the rights, duties, liabilities or immunities of the Agent or the Security Agent under this Agreement, any Additional Intercreditor Agreement or the Intercreditor Agreement; (B) if more than one such intercreditor agreement is outstanding at any time, the correlative terms of such intercreditor agreements must not conflict with one another in any material respect; and (C) regardless of the number of Intercreditor Agreements or Additional Intercreditor agreements, only one payment blockage notice may be served in any period of 360 consecutive days or in respect of the same event or circumstance and any such payment blockages may not be in effect for more than 179 days in the aggregate during any consecutive 360-day period. The Security Agent shall be entitled to request instructions from the Instructing Group (as defined in the Intercreditor Agreement) prior to executing any Additional Intercreditor Agreement. (b) Further, at the written direction of the Company and without the consent of Lenders, the Agent and the Security Agent shall from time to time enter into one or more amendments to the Intercreditor Agreement or any Additional Intercreditor Agreement to: (i) cure any ambiguity, omission, defect, manifest error or inconsistency of any such agreement; (ii) increase the amount or types of Debt covered by any such agreement that may be Incurred by the Company or any Restricted Subsidiary that is subject to any such agreement (including, with respect to any Intercreditor Agreement or Additional Intercreditor Agreement, the addition of provisions relating to new Debt ranking junior in right of payment to the Loans); (iii) add Restricted Subsidiaries to the Intercreditor Agreement or an Additional Intercreditor Agreement; (iv) further secure the Loans (including Additional Facilities); (v) make provision for equal and ratable pledges of the Collateral to secure any Debt permitted to be Incurred and secured by the Collateral under this Agreement; (vi) implement any Permitted Collateral Liens; (vii) amend the Intercreditor Agreement or any Additional Intercreditor Agreement in accordance with the terms thereof; or (viii) make any other change to any such agreement that does not adversely affect the holders (taken as a whole) in any material respect, making all necessary provisions to ensure that the Loans and the Loan Guarantees – 292 – #4854-1237-6969v16 are secured by first-priority Liens over the Collateral. In formulating its decisions on such matters, the Agent and the Security Agent, if applicable, shall be entitled to require and rely absolutely on such evidence delivered to it, including Officer’s Certificates and Opinions of Counsel. The Company shall not otherwise direct the Agent or the Security Agent to enter into any amendment to any Intercreditor Agreement or Additional Intercreditor Agreement, other than: (i) in accordance with this paragraph (b) of Section 14 (Additional Intercreditor Agreements); or (ii) with the consent of the requisite majority of holders except as otherwise permitted below under Clause 41 (Amendments and Waivers), and the Company may only direct the Agent and the Security Agent to enter into any amendment to the extent such amendment does not impose any personal obligations on the Agent or the Security Agent or, in the opinion of the Agent or the Security Agent, adversely affect their respective rights, duties, liabilities or immunities under this Agreement or the Intercreditor Agreement or any Additional Intercreditor Agreement. (c) In relation to any Intercreditor Agreement or Additional Intercreditor Agreement, the Agent (and Security Agent, if applicable) shall consent on behalf of the requisite majority of holders to the payment, repayment, purchase, repurchase, defeasance, acquisition, retirement or redemption of any obligations subordinated to the Loans thereby; provided that such transaction would comply with Section 2 (Limitation on Restricted Payments). (d) Each Lender shall be deemed to have agreed to and accepted the terms and conditions of the Intercreditor Agreement or any Additional Intercreditor Agreement (whether then entered into or entered into in the future pursuant to the provisions described herein), and to have directed the Agent and the Security Agent to enter into any such Additional Intercreditor Agreement. 15. Financial Calculations for Limited Condition Transactions When calculating the availability under any basket, ratio, incurrence based permission, test or threshold under this Agreement, in each case for the purposes of determining the ability to consummate any Limited Condition Transaction, the date of determination of such basket, ratio, permission, test or threshold and of any Default or Event of Default shall, at the option of the Company, be the date the definitive agreements for such Limited Condition Transaction are entered into and such baskets or ratios shall be calculated with such pro forma adjustments as are appropriate and consistent with the pro forma provisions set forth in the definitions of Consolidated Fixed Charge Coverage Ratio and Consolidated Leverage Ratio after giving effect to such Limited Condition Transaction and the other transactions to be entered into in connection therewith (including any incurrence of Debt and the use of proceeds thereof) as if they occurred at the beginning of the applicable period, and, for the avoidance of doubt, (x) if any of such baskets, ratios, permissions, tests or thresholds are exceeded or otherwise not satisfied as a result of fluctuations in such basket or ratio (including due to fluctuations in Consolidated EBITDA of the Company or the target company) subsequent to such date of determination and at or prior to the consummation of the relevant transaction, such baskets, ratios, permissions, tests or thresholds will not be deemed to have been exceeded or otherwise

– 293 – #4854-1237-6969v16 not satisfied as a result of such fluctuations solely for purposes of determining whether the transaction and the related transactions are permitted hereunder and (y) such baskets, ratios, permissions, tests or thresholds shall not be tested at the time of consummation of such Limited Condition Transaction or related transactions; provided that if the Company elects to have such determinations occur at the time of entry into such definitive agreement, any such transactions (including any incurrence of Debt and the use of proceeds therefrom) shall be deemed to have occurred on the date the definitive agreements are entered into and to be outstanding thereafter for purposes of calculating any baskets or ratios under this Agreement after the date of such agreement and before the consummation of such Limited Condition Transactions. – 294 – #4854-1237-6969v16 Part B Guarantor Release Subject to the terms of the Intercreditor Agreement or any Additional Intercreditor Agreement, a Guarantor will be automatically and unconditionally released and discharged without any action by the Agent and the Security Agent, as the case may be, or the Lenders under any one or more of the following circumstances: (a) a direct or indirect sale, exchange, transfer or other Disposition (including by way of merger, amalgamation, consolidation, dividend distribution or otherwise) of (i) the Capital Stock of such Guarantor (as a result of which such Guarantor would no longer be a Restricted Subsidiary), or (ii) all or substantially all the assets of the Guarantor, to a Person other than the Company or a Restricted Subsidiary and otherwise in compliance with this Agreement, the Intercreditor Agreement and any Additional Intercreditor Agreement; (b) the designation in accordance with this Agreement of the Guarantor as an Unrestricted Subsidiary; (c) legal defeasance, covenant defeasance or satisfaction and discharge of the Loans and this Agreement; (d) in accordance with the provisions of the Intercreditor Agreement or any Additional Intercreditor Agreement; (e) upon the merger, amalgamation or consolidation of any Guarantor with and into the Company or another Guarantor or upon the liquidation of such Guarantor, in each case, in compliance with Section 9 (Successors) of this Schedule 16 (Incurrence Covenants); (f) as described under Clause 31.6 (Release of Security); (g) in connection with a Permitted Reorganization; (h) [reserved]; (i) [reserved]; and/or (j) as described under Clause 41 (Amendments and Waivers). The Agent and the Security Agent, as applicable, shall, subject to receipt of certain documentation requested pursuant to this Agreement or the Intercreditor Agreement, take all necessary actions at the reasonable request and cost of the Company, including the granting of releases or waivers under the Intercreditor Agreement or any Additional Intercreditor Agreement, to effectuate any release of a Guarantor in accordance with these provisions, subject to customary protections or indemnifications as provided for under this Agreement or the Intercreditor Agreement or any Additional Intercreditor Agreement. Each of the releases set forth above shall be effected by the Agent and the Security Agent without the consent of the Lenders and will not require any other action or consent on the part of the Agent and the Security Agent. None of the Company, Guarantors or the Agent or the Security Agent will be required to make a notation on the Senior Notes to reflect any such release, termination or discharge. The Company may in its sole discretion elect to have any Loan Guarantee remain in place, as opposed to being released. – 295 – #4854-1237-6969v16 Part C Definitions Set forth below is a summary of certain defined terms from this Agreement that are used in this Schedule 16 (Definitions). Reference is made to this Agreement for the full definition of all such terms as well as any other capitalized terms used herein for which no definition is provided. Unless the context otherwise requires, an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP. “Additional Intercreditor Agreement” has the meaning set forth under Section 14 (Additional Intercreditor Agreements) of this Schedule 16 (Incurrence Covenants). “Additional Notes” means any Notes issued under the Original Senior Secured Notes Indenture in addition to the Original Senior Secured Notes, but excluding any Original Senior Secured Notes issued pursuant to Section 2.07, 2.09 or 3.06 or Appendix A of the Original Senior Secured Notes Indenture in respect of the Original Senior Secured Notes. “Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with that specified Person. For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of that Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing. “Applicable Metric” means any financial covenant or financial ratio or incurrence-based permission, test, basket or threshold in this Agreement (including any financial definition or component thereof and any financial ratio, test, basket or threshold or permission based on the calculation of Consolidated EBITDA, Consolidated Funded Debt, Consolidated Leverage Ratio, Consolidated Total Leverage Ratio, Consolidated Secured Leverage Ratio or Consolidated Fixed Charge Coverage Ratio), any Default, Event of Default or other relevant breach of this Agreement. “Approved Bank” means (a) any Lender, (b) any United States domestic commercial bank or commercial bank organized under the laws of any country that is a member of the Organization for the Economic Cooperation and Development, in each case of recognized standing having capital and surplus in excess of $500,000,000 (or the equivalent thereof in another currency) or (c) any bank (or parent thereof) whose short-term commercial paper rating from S&P is at least A-2 or the equivalent thereof or from Moody’s is at least P-2 or the equivalent thereof. “Approved Flag State” means any of the United Kingdom, Bermuda, the Cayman Islands, the Channel Islands, the Isle of Man, Hong Kong, Ireland, The Netherlands, Sweden, Switzerland, United States of America, Canada, Australia, New Zealand, the Bahamas, Cyprus, Greece, Liberia, the Marshall Islands, Japan, Singapore, Malta, the People’s Republic of China, Greece, Vanuatu, Panama. Norway, Mauritius and any other jurisdiction generally acceptable to institutional lenders in the shipping and offshore drilling industries, as determined in good faith by the Board of Directors of the Company – 296 – #4854-1237-6969v16 or as may be necessary or desirable in connection with tendering for, or undertaking, a Drilling Contract . “Asset Sale” means: (a) the sale, lease (other than operating leases entered into in the ordinary course of business), conveyance or other disposition of any Property (including by way of a Sale and Leaseback Transaction or mergers, amalgamations, consolidations or otherwise); and (b) the issuance of Capital Stock in any Restricted Subsidiary of the Company or the sale by the Company or any Restricted Subsidiary of Capital Stock in any Restricted Subsidiary; each of the foregoing referred to in paragraphs (a) and (b) of this definition, as a “Disposition” or “Disposal”, which have meanings correlative to the foregoing, provided that, in the case of (a) and (b), the sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the Properties of the Company and its Restricted Subsidiaries (including by way of a merger, amalgamation or consolidation) will be governed by Section 9 (Successors) of this Schedule 16 (Incurrence Covenants) and not by the provisions of Section 4 (Limitation on Asset Sales) of this Schedule 16 (Incurrence Covenants). Notwithstanding the preceding provisions of this definition, the following items will not be deemed to be Asset Sales: (i) any Disposition by a Restricted Subsidiary to the Company or by the Company or a Restricted Subsidiary to a Restricted Subsidiary; (ii) any Disposition that constitutes a Permitted Investment or Restricted Payment permitted by Section 2 (Limitation on Restricted Payments) of this Schedule 16 (Incurrence Covenants); (iii) any Disposition effected in compliance with Section 9.1 (The Company) of this Schedule 16 (Incurrence Covenants), or any Disposition that constitutes a Change of Control; (iv) any Disposition that does not (together with all related Dispositions) involve assets having a Fair Market Value in excess of $5 million; (v) any Disposition of cash or of Cash Equivalents; (vi) any Disposition of the equipment (other than, for the avoidance of doubt, any Collateral Vessel), inventory, products, services, accounts receivable or other properties or assets in the ordinary course of business, including Dispositions of obsolete, damaged or worn out property or equipment or property or equipment that is no longer useful in the conduct of the business of the Company and its Restricted Subsidiaries; (vii) any Disposition pursuant to a Sale and Leaseback Transaction;

– 297 – #4854-1237-6969v16 (viii) the creation or Incurrence of a Permitted Lien or any other Lien created or Incurred in compliance with the covenant described under Section 3 (Limitation on Liens) of this Schedule 16 (Incurrence Covenants), and dispositions in connection therewith; (ix) Dispositions of receivables or notes payable in connection with the compromise, settlement or collection thereof in the ordinary course of business or in bankruptcy or similar proceedings and exclusive of factoring or similar arrangements or any sale of assets received by the Company or a Restricted Subsidiary upon the foreclosure of a Lien granted in favor of the Company or any Restricted Subsidiary; (x) the issuance or sale by a Restricted Subsidiary of Preferred Stock or Disqualified Stock that is permitted by Section 1 (Limitation on Debt and Issuance of Preferred Stock); (xi) a surrender or waiver of contract rights (including under notes payable) or a settlement, release or surrender of contract, tort or other claims in the ordinary course of business; (xii) foreclosure, condemnation, taking or eminent domain or any similar action with respect to any property other assets; (xiii) any grant of a non-exclusive license of trademarks, know-how, patents and any other intellectual property or intellectual property rights; (xiv) any issuance, sale or other Disposition of Capital Stock in, or Debt or other securities of, an Unrestricted Subsidiary (other than Borr Vale Inc. and Borr Var Inc. or any holding company thereof, except to the extent that the Net Cash Proceeds from such Disposition is distributed or otherwise paid to the Company or a Restricted Subsidiary); (xv) the lease, assignment, sub-lease, license or sub-license of any real or personal property in the ordinary course of business; (xvi) the lapse or abandonment of intellectual property rights in the ordinary course of business; (xvii) the issuance of directors’ qualifying shares and shares issued to third parties as required by applicable law; (xviii) any Disposition of equipment (other than Collateral Vessels), inventory, products, services or other properties in the ordinary course of business; (xix) any exchange of like-kind property (excluding any securities) that are used or useful in a Permitted Business; (xx) condemnations, requisitions, takings or any similar action on assets; (xxi) Dispositions of accounts receivable and related assets to a Securitization Subsidiary or to banks, investment banks, insurance companies, mutual funds – 298 – #4854-1237-6969v16 or other institutional lenders in connection with a Permitted Receivables Financing or in connection with factoring transaction or otherwise on customary or commercially reasonable terms; (xxii) Dispositions of payments received in the form of Capital Stock in respect of any note payable constituting a Permitted Investment; (xxiii) Dispositions of Investments in joint ventures to the extent required by, or made pursuant to, customary buy/sell arrangements between the joint venture parties set forth in the joint venture agreements or any similar binding arrangements or pursuant to the terms of any joint venture or similar binding arrangements in effect on the Issue Date; (xxiv) in the ordinary course of business, (x) the use or hire of a Vessel and any related assets, including pursuant to a Drilling Contract, and (y) the entry into and performance under one or more Drilling Contracts with respect to any Vessels; (xxv) the unwinding of any Hedging Obligations; and (xxvi) any sale, transfer, lease, conveyance or other disposition of payments received in accordance with a Change of Flag (in each case, subject to the conditions set forth in the definition thereof). “Attributable Debt” in respect of a Sale and Leaseback Transaction means, at any date of determination, (a) if the Sale and Leaseback Transaction creates a Capital Lease Obligation, the amount of Debt represented thereby according to the definition of “Capital Lease Obligation”, and (b) in all other instances, the present value (discounted at the weighted average interest rate borne by the Original Senior Secured Notes, compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in the Sale and Leaseback Transaction (including any period for which the lease has been extended). “Average Life” means, as of any date of determination, with respect to any Debt or Preferred Stock, the quotient obtained by dividing: (a) the sum of the product of the numbers of years (rounded to the nearest one-twelfth of one year) from the date of determination to the dates of each successive scheduled principal payment of that Debt or redemption or similar payment with respect to that Preferred Stock multiplied by the amount of the payment, by (b) the sum of all payments of this kind. “Beneficial Owner” means a beneficial owner as defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that: – 299 – #4854-1237-6969v16 (a) a Person will be deemed to be the Beneficial Owner of all shares that the Person has the right to acquire, whether that right is exercisable immediately or only after the passage of time, except that a Person shall be deemed not to Beneficially Own securities that are the subject of a share purchase agreement, merger agreement, amalgamation agreement, arrangement agreement or similar agreement until consummation of the applicable transactions contemplated thereby, and (b) for purposes of paragraph (a) of the definition of “Change of Control,” any “person” or “group” (as those terms are defined in Sections 13(d) and 14(d) of the Exchange Act or any successor provisions to either of the foregoing), including any group acting for the purpose of acquiring, holding, voting or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act, shall be deemed to be the Beneficial Owners of any Voting Stock of a corporation or other legal entity held by any other corporation or legal entity (the “parent corporation”), so long as that person or group Beneficially Owns, directly or indirectly, in the aggregate a majority of the total voting power of the Voting Stock of that parent corporation. The term “Beneficially Own” shall have a corresponding meaning. “Board of Directors” means (1) with respect to a corporation or exempted company, the board of directors of the corporation or exempted company or a duly authorized committee of the board of directors; (2) with respect to a partnership, the board of directors (or other governing body) of the general partner of the partnership or a duly authorized committee thereof; (3) with respect to a limited liability company, the managing member or members or any controlling committee or board of managers of such company or the Board of Directors of the sole member or the managing member thereof; and (4) with respect to any other Person, the board or committee of such Person serving a similar function. “Capital Expenditures” means, for any period, the sum of (1) the aggregate amount of all expenditures of the Company and its Restricted Subsidiaries for fixed or capital assets made during such period which, in accordance with GAAP, would be classified as capital expenditures; and (2) the aggregate amount of all payments in respect of Capital Lease Obligations of the Company and its Restricted Subsidiaries during such period. “Capital Lease Obligation” means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP and, for the purposes of this Agreement, the amount of such obligations shall be the amount thereof required to be capitalized and reflected as a liability on a balance sheet (other than the notes thereto) prepared in accordance with GAAP and the Stated Maturity thereof will be the date of the last payment of rent or any other amount due under such lease prior to the first date such lease may be terminated without penalty, in each case. For purposes of Section 3 (Limitation on Liens) of this Schedule 16 (Incurrence Covenants), a Capital Lease Obligation shall be deemed secured by a Lien on the Property being leased. Notwithstanding the foregoing or any other provision contained herein or – 300 – #4854-1237-6969v16 any other Finance Document, any lease (or similar arrangement) that would have been characterized, classified or reclassified as an operating lease in accordance with GAAP prior to the date of the Company’s adoption of Accounting Standards Codification 842 (or any other Accounting Standards Codification having a similar result or effect) (and related interpretations) (whether or not such lease was in effect on such date) shall not constitute a Capital Lease Obligation, and any such lease shall be, for all purposes of this Agreement and the other Finance Documents, treated as though it were reflected on the Company’s consolidated financial statements in the same manner as an operating lease would have been reflected prior to the Company’s adoption of Accounting Standards Codification 842. “Capital Stock” means, with respect to any Person, any shares or other equivalents (however designated) of any class, of share capital, capital stock or partnership interests or any other participation, rights, warrants, options or other interests in the nature of an equity interest in that Person, including Preferred Stock, but excluding any debt security convertible or exchangeable into that equity interest. “Capital Stock Sale Proceeds” means the aggregate proceeds (including the Fair Market Value of property other than cash) received by the Company from the issuance or sale (other than to a Subsidiary of the Company, an employee stock ownership plan or trust established by the Company or the Subsidiary for the benefit of their employees) by the Company of its Capital Stock (other than Disqualified Stock) after the Closing Date, net of attorneys’ fees, accountants’ fees, underwriters’, initial purchasers’ or placement agents’ fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with the issuance or sale and net of taxes paid or payable as a result thereof. “Cash Equivalents” means any of the following types of Investments, to the extent owned by the Company or any Restricted Subsidiary: (a) Temporary Cash Investments, securities issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) or any other country whose sovereign debt has a rating of at least A3 from Moody’s or A- from S&P or any agency or instrumentality thereof, having maturities of not more than 24 months from the date of acquisition, (b) demand deposits, time deposits, certificates of deposit or bankers’ acceptances of any Approved Bank, in each case with maturities of not more than 364 days from the date of acquisition, (c) commercial paper and variable or fixed rate notes issued by any Approved Bank (or by the parent company thereof) or any variable rate notes issued by, or guaranteed by, any domestic corporation rated A-2 (or the equivalent thereof) or better by S&P or P-2 (or the equivalent thereof) or better by Moody’s, and maturing within 24 months of the date of acquisition, (d) repurchase agreements entered into by any Person with a bank or trust company (including any Approved Bank) or recognized securities dealer having capital and surplus in excess of $500.0 million for direct obligations issued by or fully guaranteed by the United States in which such Person shall have a perfected first priority security interest (subject to no other Liens) and having, on the date of purchase thereof, a fair market value of at least one hundred percent (100%) of the amount of the repurchase

– 301 – #4854-1237-6969v16 obligations, (e) Investments (classified in accordance with GAAP as current assets) in money market investment programs registered under the Investment Company Act of 1940 that are administered by financial institutions having capital of at least $500.0 million and the portfolios of which are limited to Investments of the character described in the foregoing subclauses hereof, (f) other short-term investments utilized by the Company or any Restricted Subsidiary in accordance with normal investment practices for cash management in investments of a type analogous to the foregoing, (g) U.S. Dollars or other currencies held from time to time in the ordinary course of business, and (h) interests in any investment company or money market fund which invests 95% or more of its assets in instruments specified in paragraphs (a) through (g) above. “Cash Management Arrangement” means with respect to any Person, any obligations of such person in respect of treasury management arrangements including any of the following products, services or facilities: (a) demand deposit or operating account relationships or other cash management services including, without limitation, cash pooling and other cash management arrangements, any services provided in connection with operating, collections, payroll, trust, or other depository or disbursement accounts, zero balance accounts, including automated clearinghouse fund transfer services, e- payable, electronic funds transfer, wire transfer, controlled disbursement, overdraft, depository, information reporting, automated clearinghouse transactions, return items, overdrafts, interstate depository network services, lockbox and stop payment services; (b) treasury management line of credit, commercial card, merchant card services, purchase or debit cards, including, without limitation, stored value cards and non-card e-payables services; and (c) other services, arrangements, products, facilities and transactions related or similar to any of those set forth in paragraphs (a) and (b). “Cash Management Obligations” means obligations with respect to any Cash Management Arrangement. “Change of Control” means the occurrence of any of the following events: (a) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act or any successor provisions to either of the foregoing), including any group acting for the purpose of acquiring, holding, voting or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act, becomes the ultimate Beneficial Owner, directly or indirectly, of 50% or more of the total voting power of the Voting Stock of the Company; or (b) the sale, transfer, assignment, lease, conveyance or other disposition (other than by way of merger, amalgamation, consolidation, plan or scheme of arrangement, exchange offer, business combination or similar transaction of the Company), directly or indirectly, in one or a series of related transactions, of all or substantially all the Property of the Company and the Restricted Subsidiaries, considered as a whole (other than a disposition of assets to the Company or a Restricted Subsidiary) shall have occurred; or (c) the shareholders of the Company shall have approved any plan of liquidation or dissolution of the Company; or – 302 – #4854-1237-6969v16 (d) the Company fails to own directly or indirectly 100% of the issued and outstanding Voting Stock of Borr IHC Limited; or (e) any person, other than Tor Olav Trøim and a person or group of persons collaborating or acting in concert with Tor Olav Trøim, obtains more than 30 per cent. (30%) of the voting rights or share capital or otherwise control the appointment of members of the board of directors of the Company, unless the new controlling shareholder(s) is/are acceptable to all the Lenders. Notwithstanding the foregoing, a transaction will not be deemed to involve a Change of Control under paragraph (a) above if (i) the Company becomes a direct or indirect Wholly Owned Subsidiary of a parent company and (ii) either (a) the direct or indirect holders of the Voting Stock of such parent company immediately following that transaction are substantially the same as the holders of the Company’s Voting Stock immediately prior to that transaction or (b) immediately following that transaction, no “person” or “group” (each as defined in paragraph (a) above), other than another such parent company, is the Beneficial Owner, directly or indirectly, of more than 50% of the total voting power of the Voting Stock of the parent company. “Change of Control Triggering Event” means, with respect to the Original Senior Secured Notes, the occurrence of (a) a Change of Control that is accompanied or followed by a downgrade of the Original Senior Secured Notes as a result of a Change of Control within the applicable Ratings Decline Period by each of Moody’s and S&P (or, in the event Moody’s or S&P or both shall cease rating the Original Senior Secured Notes (for reasons outside the control of the Company) and the Company shall select any other Rating Agency, the equivalent of such ratings by such other Rating Agency) and (b) the rating of the Original Senior Secured Notes on any day during such Ratings Decline Period is below the lower of the rating by such Rating Agency in effect (i) immediately preceding the first public announcement of the Change of Control (or occurrence thereof if such Change of Control occurs prior to public announcement) and (ii) the Issue Date. “Change of Flag” means a change of the flag or registration of any Collateral Vessel into any Approved Flag State, provided that the following conditions are satisfied: (a) to the extent necessary to maintain a first priority interest in the relevant Collateral Vessel, such entity executes and delivers such Transaction Security Documents or amendments or supplements thereto, effective promptly (and in any event not more than one Business Day after the date of such Change of Flag), and takes all such action as it is obligated to take pursuant to Schedule 11 (Agreed Security Principles) to vest in the Security Agent for the benefit of the Secured Parties a perfected first- priority security interest (subject to Permitted Collateral Liens) in such Collateral Vessel; and (b) the Company shall have delivered to the Agent and the Security Agent (x) an Officer’s Certificate and an Opinion of Counsel, each stating that such Change of Flag and such Transaction Security Document (if any) comply with this Agreement and all conditions precedent provided for in this Agreement relating to such Change of Flag have been complied with and (y) an Opinion of Counsel as to the – 303 – #4854-1237-6969v16 enforceability of any such Accession Letters, joinders and Transaction Security Documents, as the case may be, and such other matters as the Agent or Security Agent may reasonably request. “Collateral” means the Security created or expressed to be created in favour of the Security Agent and/or the other Finance Parties (or any of them) pursuant to the Transaction Security Documents. “Collateral Vessel” means each Vessel that is subject to a Rig Mortgage, other than any Excluded Rig and any Vessel that ceases to be a Collateral Vessel as a result of the release of any Lien in accordance with the terms of the Finance Documents. “Commodity Price Protection Agreement” means, in respect of a Person, any forward contract, commodity Swap Agreement, commodity option agreement or other similar agreement or arrangement designed to protect that Person against fluctuations in commodity prices. “Consolidated Debt Service” for any period and in relation to the Company and its Subsidiaries, means Consolidated Interest Expense for such period (including, without duplication, all loan servicing fees and other similar fees in respect of Debt of the Company or any of its Restricted Subsidiaries paid in cash during such period), plus all repayments of the principal amount of Debt to Persons that are not Affiliates on a consolidated basis which fell due for repayment or prepayment (including, for the avoidance of doubt, any voluntary prepayment or redemption, any required repurchases and any amortization payment under this Agreement) during such period, but excluding any principal amount which fell due under any overdraft or Facility and which was available for simultaneous redrawing according to the terms of such facility or which would have been available for simultaneous redrawing but for a cancellation or termination of the available facility. “Consolidated EBITDA” means, with respect to any Person and its Restricted Subsidiaries on a consolidated basis for any period, Consolidated Net Income for such period, plus (a) without duplication and, other than with respect to sub-paragraph (viii), (ix), (xi) and (xii), to the extent deducted and not added back in determining such Consolidated Net Income for such period, the sum of: (i) Consolidated Interest Expense for such period, (ii) provision for taxes based on income, profits or capital, including federal, state, franchise, excise, property and similar taxes and foreign withholding taxes paid or accrued, including giving effect to any penalties and interest with respect thereto, and state taxes in lieu of business fees (including business license fees) and payroll tax credits, income tax credits and similar tax credits, (iii) all amounts attributable to depreciation and amortization (including, without limitation, amortization of intangibles and deferred financing fees and – 304 – #4854-1237-6969v16 amortization or expense recorded for upfront payments related to any contract signing and signing bonus and incentive payments and except for purposes of calculating Consolidated EBITDA for the purposes of the definition of Excess Cash Flow, amortization of deferred mobilization and contract preparation costs , demobilization costs) and other non-cash items (including without limitation write-downs and impairment of property, plant, equipment and intangibles and other long-lived assets and the impact of purchase accounting on such Person and its Restricted Subsidiaries for such period), (iv) any other non-cash losses, expenses and charges (other than the write-down or write-off of current assets, any additions to bad debt reserve or bad debt expense or any accruals for estimated sales discounts, returns or allowances) for such period, (v) any losses for such period attributable to early extinguishment of Debt or Obligations under any Swap Agreement, (vi) any net after-tax extraordinary, unusual or nonrecurring losses, costs, charges or expenses, (vii) restructuring, business optimization costs, charges or reserves (including any unusual or non-recurring operating expenses directly attributable to the implementation of cost savings initiatives), recruiting fees, fees of restructuring or business optimization consultants, integration and non- recurring severance, relocation costs, one-time compensation charges, consolidation, transition, integration or other similar charges and expenses, contract termination costs, excess pension charges, system establishment charges, start-up or closure or transition costs, expenses related to any reconstruction, decommissioning, recommissioning or reconfiguration of fixed assets for alternative uses, fees, expenses or charges relating to curtailments or modifications to pension and post-retirement employee benefit plans and litigation settlements or losses outside the ordinary course of business, (viii) (A) the amount of “run-rate” cost savings (including, without limitation, cost savings with respect to salary, benefit and other direct savings resulting from workforce reductions and facility, benefit and insurance savings), operating expense reductions, other operating improvements, initiatives and synergies (including the modification and renegotiation of contracts and other arrangements), that are reasonably identifiable and factually supportable and projected by the Company in good faith and set forth in an Officer’s Certificate, to be reasonably anticipated to be realizable as a result of actions that have been taken or with respect to which substantial steps have been taken or are expected to be taken within 12 months after any such Investment, acquisition (including the Transactions), disposition, merger, amalgamation, consolidation, reorganization or restructuring, transaction, cost savings initiative, other initiative or event, and in each case, added to Consolidated

– 305 – #4854-1237-6969v16 EBITDA as so projected until fully realized and calculated on a pro forma basis as though such cost savings, operating expense reductions, other operating improvements, initiatives and synergies had been realized on the first day of such period, net of the amount of actual benefits realized prior to or during such period from such actions and (B) the amount of costs and expenses in respect of activation and reactivation of Vessels; provided that the aggregate amount added back pursuant to this sub-paragraph (viii) may not exceed 20% of Consolidated EBITDA for any four fiscal quarter period (prior to giving effect to any increase pursuant to this sub-paragraph (a)(viii)), (ix) any expenses, charges or other costs related to any equity offering, debt offering, acquisition (including amounts paid in connection with the acquisition or retention of one or more individuals comprising part of a management team retained to manage the acquired business; provided that such payments are made at the time of such acquisition and are consistent with the customary practice in the industry at the time of such acquisition), joint venture, disposition, recapitalization, other Debt permitted to be incurred by this Agreement, or the refinancing of any other Debt of such Person or any of its Restricted Subsidiaries, in each case whether or not consummated, (x) the minority interest expense consisting of subsidiary income attributable to minority equity interests of third parties in any non-Wholly Owned Subsidiary in such period or any prior period, except to the extent of dividends declared or paid on Capital Stock held by third parties, (xi) the amount of dividends or distributions actually received in cash during such period by the Company or any of its Restricted Subsidiaries from any Person (that is not a direct or indirect Subsidiary of the Company) in which the Company or any of its Restricted Subsidiaries has an interest (which interest does not cause the net income of such other Person to be consolidated with the net income of the Company and its Restricted Subsidiaries in accordance with GAAP) (without duplication of any such amounts included in Consolidated Net Income), (xii) to the extent not already otherwise included herein, the Company in its discretion may include in Consolidated EBITDA adjustments and add-backs similar to those, or of the nature of those, made in calculating “Adjusted EBITDA” and “Q2 2023 Adjusted EBITDA, Further Adjusted for Updated Contracted Day rates” included in the Offering Memorandum; plus (xiii) all payments, charges, costs, expenses, accruals or reserves in connection with the rollover, acceleration or payout of equity interests held by any future, present or former director, officer, employee, manager, consultant or independent contractor of the Company or any of its Restricted Subsidiaries and all losses, charges and expenses related to payments made to holders of options, cash-settled appreciation rights or other derivative equity interests in – 306 – #4854-1237-6969v16 the common equity of such Person or any direct or indirect parent of such Person in connection with, or as a result of, any distribution being made to equity holders of such Person or any of its direct or indirect parents, which payments are being made to compensate such holders as though they were equity holders at the time of, and entitled to share in, such distribution; and minus (b) without duplication (i) to the extent not deducted in determining such Consolidated Net Income, all cash payments made during such period on account of non-cash charges that were or would have been added to Consolidated Net Income, and (ii) to the extent included in determining such Consolidated Net Income, (A) any extraordinary gains and all non-cash items of income (other than normal accruals in the ordinary course of business and items related to percentage of completion accounting) for such period and (B) any gains for such period attributable to early extinguishment of Debt or obligations under any Swap Agreement or Hedging Obligation, all determined on a consolidated basis in accordance with GAAP; provided that Consolidated EBITDA shall be calculated so as to exclude the effect of any gain or loss that represents after-tax gains or losses attributable to any sale, transfer or other disposition of assets by the Company or any Restricted Subsidiary, other than dispositions in the ordinary course of business, provided further that for the purposes of sub-paragraph (ii) of the definition of “Permitted Debt,” Consolidated EBITDA shall be calculated on a pro forma basis with such pro forma adjustments as are appropriate and consistent with the pro forma provisions set forth in the definition of “Consolidated Fixed Charge Coverage Ratio.” “Consolidated Fixed Charge Coverage Ratio” means, as of any date of determination, the ratio of: (a) the aggregate amount of Consolidated EBITDA for the most recent four consecutive fiscal quarters ending prior to such determination date for which internal financial statements are available to (b) Consolidated Fixed Charges for those four fiscal quarters; provided, however, that: (a) if: (i) since the beginning of that period the Company or any Restricted Subsidiary has Incurred any Debt that remains outstanding or Repaid any Debt or issues, repurchases or redeems Disqualified Stock or Preferred Stock (in each case other than borrowings for working capital purposes under any credit facility), or – 307 – #4854-1237-6969v16 (ii) the transaction giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio involves an Incurrence or Repayment of Debt, or the issuance, repurchase or redemption of Disqualified Stock or Preferred Stock, Consolidated Fixed Charges for that period shall be calculated after giving effect on a pro forma basis as if the Debt was Incurred or Repaid, or the Disqualified Stock or Preferred Stock issued, repurchased or redeemed, on the first day of that period, provided that, in the event of any Repayment of Debt, Consolidated EBITDA for that period shall be calculated as if the Company or such Restricted Subsidiary had not earned any interest income actually earned during such period in respect of the funds used to Repay such Debt, and (b) if: (i) since the beginning of that period the Company or any Restricted Subsidiary shall have made any Asset Sale or an Investment (by merger or otherwise) in any Restricted Subsidiary (or any Person which becomes a Restricted Subsidiary) or an acquisition of Property which constitutes all or substantially all of an operating unit of a business, (ii) the transaction giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio involves such an Asset Sale, Investment or acquisition (iii) since the beginning of that period any Person (that subsequently became a Restricted Subsidiary or was merged or amalgamated with or into the Company or any Restricted Subsidiary since the beginning of that period) shall have made such an Asset Sale, Investment or acquisition, or (iv) since the beginning of that period the Company or any Restricted Subsidiary shall have acquired a Qualified Vessel, shall have entered into an agreement to acquire a Qualified Vessel (including a committed construction contract with respect to a Qualified Vessel), shall have sold, transferred or otherwise Disposed of a Vessel, or shall have entered into an agreement to sell, transfer or otherwise Dispose of a Vessel (in the case of an agreement to acquire or sell, to the extent that the Vessel is scheduled for delivery no later than the date that is one year from the time of calculation), then Consolidated EBITDA for that period shall be calculated on a pro forma basis after giving effect to the Asset Sale, Investment or acquisition or Disposal as if the Asset Sale, Investment or acquisition or Disposal occurred on the first day of that period, provided, further, that any pro forma calculations giving effect, pursuant to sub-paragraph (iv) above, to the acquisition of a Qualified Vessel or sale, transfer or other disposition of a Vessel (including a committed construction contract with respect to a Qualified Vessel) shall be made as follows: – 308 – #4854-1237-6969v16 (a) the amount of Consolidated EBITDA attributable to such Qualified Vessel or other Vessel shall be calculated in good faith by the Company’s Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer or Treasurer; (b) in the case of a Qualified Services Contract, the Consolidated EBITDA shall be based on revenues actually earned pursuant to the Qualified Services Contract relating to such Qualified Vessels or other Vessels, and shall take into account, where applicable, only actual expenses incurred without duplication in any measurement period; (c) with respect to any Qualified Vessels, the amount of Consolidated EBITDA shall be the lesser of the Consolidated EBITDA derived on a pro forma basis from revenues for (i) the first full year of the Qualified Services Contract and (ii) the average of the Consolidated EBITDA of each year of such Qualified Services Contract for the term of the Qualified Services Contract; (d) with respect to any expenses attributable to a Qualified Vessel or other Vessel, if the actual expenses differ from the estimate, the actual amount shall be used in such calculation; and (e) the aggregate amount added back pursuant to sub-paragraph (iv) above may not exceed 25% of Consolidated EBITDA for any four fiscal quarter period (prior to giving effect to any increase pursuant to such sub-paragraph (iv) above). If any Debt bears a floating rate of interest and is being given pro forma effect, the interest expense on that Debt shall be calculated as if the base interest rate in effect for the floating rate of interest on the date of determination had been the applicable base interest rate for the entire period (taking into account any Interest Rate Agreement applicable to that Debt if the applicable Interest Rate Agreement has a remaining term in excess of 12 months). In the event the Capital Stock of any Restricted Subsidiary is sold during the period, the Company shall be deemed, for purposes of paragraph (a) above, to have Repaid during that period the Debt of that Restricted Subsidiary to the extent the Company and its continuing Restricted Subsidiaries are no longer liable for that Debt after the sale. “Consolidated Fixed Charges” means, for any period for any Person and its Restricted Subsidiaries on a consolidated basis, the sum, without duplication, of, (a) Consolidated Interest Expense for such period, plus (b) Disqualified Stock Dividends paid, accrued or scheduled to be paid or accrued during such period, excluding dividends paid in Qualified Capital Stock, plus (c) Preferred Stock Dividends paid, accrued or scheduled to be paid or accrued during such period, excluding dividends paid in Qualified Capital Stock. “Consolidated Funded Debt” means, without duplication, all Debt of the type described in paragraph (a) (but excluding surety bonds, performance bonds or other similar instruments), (b), (e) (in respect of Debt of the type described in paragraph (a), (b) (but excluding Debt constituting surety bonds, performance bonds or other similar

– 309 – #4854-1237-6969v16 instruments)) and paragraph (h) of the definition of “Debt” of a Person and its Restricted Subsidiaries on a consolidated basis. “Consolidated Interest Expense” means, for any period for any Person and its Restricted Subsidiaries, the sum of (a) all interest expense on a consolidated basis determined in accordance with GAAP, to the extent such expense was deducted (and not added back) in computing Consolidated Net Income, but including, in any event, the interest component under Capital Lease Obligations, payable by the Company or any Restricted Subsidiary in connection with a Permitted Receivables Financing or Permitted Supply Chain Financing, but excluding any non-cash interest expense including any non-cash expense attributable to the movement in the mark-to-market valuation of Debt, Hedging Obligations or other derivative instruments, all amortization and write-offs of deferred financing fees, debt issuance costs, Hedging Obligations in connection with the early termination thereof, commissions, discounts, fees and expenses and expensing of any bridge, commitment or other financing fees, costs of surety bonds, charges owed with respect to letters of credit, bankers’ acceptances or similar facilities, all discounts, commissions, fees and other charges associated with any receivables financing and any expense resulting from the discounting of Debt in connection with the application of recapitalization or purchase accounting minus (b) interest income of the relevant Person and its Restricted Subsidiaries for such period. “Consolidated Leverage Ratio” means, as of any date of determination, the ratio of (a) the aggregate principal amount of all Consolidated Funded Debt of the Company and its Restricted Subsidiaries minus the amount of unrestricted cash and Cash Equivalents of the Company and its Restricted Subsidiaries (on a pro forma basis, including reflecting any Incurrence of Debt and Repayment of Debt made on such date) to (b) the aggregate amount of Consolidated EBITDA for the Company for the four full fiscal quarters, treated as one period, ending immediately prior to the date of the transaction giving rise to the need to calculate the Consolidated Leverage Ratio for which financial statements are internally available. In addition to and without limitation of the foregoing, for purposes of this definition, this ratio shall be calculated in a manner consistent with the definition of the “Consolidated Fixed Charge Coverage Ratio,” including any pro forma calculations. “Consolidated Net Income” means, for any period, the net income or loss of the Company and the Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded: (a) the income of any Person (other than the Company) that is not a Restricted Subsidiary except to the extent of the amount of dividends or similar distributions or other returns on investment actually paid by such Person to the Company or, subject to paragraphs (b) and (c) below, any of the Restricted Subsidiaries during such period in cash (or converted into cash by the Company or such Restricted Subsidiary), (b) the income of, and any amounts referred to in paragraph (a) above paid to, any Restricted Subsidiary (other than a Guarantor) to the extent that, on the date of – 310 – #4854-1237-6969v16 determination, the declaration or payment of cash dividends or similar cash distributions by such Restricted Subsidiary is restricted by operation of the terms of its organizational documents or any agreement, instrument, judgment, decree, statute, rule or regulation applicable to such Restricted Subsidiary, except that the Company’s equity in the net income of any such Restricted Subsidiary for such period will be included in such Consolidated Net Income up to the aggregate amount of cash or Cash Equivalents actually distributed or that could have been distributed by such Restricted Subsidiary during such period to the Company or another Restricted Subsidiary as a dividend or other distribution and the Company’s equity in the net loss of any such Restricted Subsidiary for such period, (c) the income or loss of, and any amounts referred to in paragraph (a) above paid to, any Restricted Subsidiary (other than a Guarantor) that is not wholly owned by the Company to the extent such income or loss or such amounts are attributable to the noncontrolling interest in such Restricted Subsidiary, (d) any (i) non-cash compensation charge or expense arising from any issue or grant of shares or stock, stock options or other equity-based awards and any non-cash deemed finance charges in respect of any pension liabilities or other provisions and (ii) income (loss) attributable to deferred compensation plans or trusts, (e) any gain or loss (less all fees and expenses relating thereto) realized upon sales or other dispositions of assets of the Company or such Restricted Subsidiary, other than in the ordinary course of business, (f) non-cash gains and losses due solely to fluctuations in currency values, (g) any after-tax effect of income (loss) from the early extinguishment of Debt or Hedging Obligations or other derivative instruments, (h) the cumulative effect of a change in accounting principles, (i) the effects from applying purchase accounting, including applying purchase accounting to inventory, property and equipment, software and other intangible assets and deferred revenue required or permitted by GAAP and related authoritative pronouncements, as a result of any other past or future acquisitions or the amortization or write-off of any amounts thereof, (j) goodwill write-downs or other non-cash impairments of assets, (k) gains or losses attributable to discontinued operations, and (l) any restructuring charges and any fees, expenses and charges related to the Transactions, any proposed or consummated equity offering, investment, acquisition, disposition, Incurrence of Debt or recapitalization and, except for purposes of calculating Consolidated Net Income for determining Consolidated EBITDA for purposes of the definition of Excess Cash Flow, mobilization and activation costs in respect of any Vessel that is, or in the good faith judgment of an Officer or the Board of Directors of the Company is reasonably expected to be, the subject of a Drilling Contract. – 311 – #4854-1237-6969v16 Notwithstanding the foregoing, (i) for purposes of the Section 2 (Limitation on Restricted Payments) of this Schedule 16 (Incurrence Covenants) only, there shall be excluded from Consolidated Net Income any dividends, repayment of loans or advances or other transfers of assets from Unrestricted Subsidiaries to the Company or a Restricted Subsidiary to the extent the dividends, repayments or transfers increase the amount of Restricted Payments permitted under sub-paragraph (c)(v) of the Section 2 (Limitation on Restricted Payments) of this Schedule 16 (Incurrence Covenants), and (ii) any net income (loss) of any Person (other than the Company) that is not a Restricted Subsidiary shall be excluded in calculating Consolidated Net Income, except that the Company’s equity in the net income of any such Person for any period shall be included without duplication, in such Consolidated Net Income up to the aggregate amount of cash distributed (or distributions converted into cash by the Company or a Restricted Subsidiary) by the Person during such period to the Company or a Restricted Subsidiary as a dividend or distribution or other return on investment “Consolidated Secured Leverage Ratio” means, as of any date of determination, the ratio of (a) the aggregate principal amount of all Consolidated Funded Debt of the Company and its Restricted Subsidiaries (on a pro forma basis reflecting any Incurrence of Debt and Repayment of Debt made on such date), secured by a Lien as of such date minus the amount of unrestricted cash and Cash Equivalents of the Company and its Restricted Subsidiaries (on a pro forma basis reflecting any Incurrence of Debt and Repayment of Debt made on such date) to (b) the aggregate amount of Consolidated EBITDA for the Company for the four full fiscal quarters, treated as one period, ending immediately prior to the date of the transaction giving rise to the need to calculate the Consolidated Secured Leverage Ratio for which financial statements are available internally. In addition to and without limitation of the foregoing, for purposes of this definition, this ratio shall be calculated (i) in a manner consistent with the definition of the “Consolidated Fixed Charge Coverage Ratio,” including any pro forma calculations and (ii) by excluding any Debt incurred on the same date in accordance with one or more of the paragraphs of the definition of “Permitted Debt” in Section 1 (Limitation on Debt and Issuance of Preferred Stock) of this Schedule 16 (Incurrence Covenants). “Consolidated Total Leverage Ratio” means, as of any date of determination, the ratio of (a) the aggregate principal amount of all Consolidated Funded Debt of the Company and its Restricted Subsidiaries (on a pro forma basis, including reflecting any Incurrence of Debt and Repayment of Debt made on such date) to (b) the aggregate amount of Consolidated EBITDA for the Company for the full year (January 1 to December 31) prior to the time the relevant Excess Cash Flow Offer would be required to be made. In addition to and without limitation of the foregoing, for purposes of this definition, this ratio shall be calculated in a manner consistent with the definition of the “Consolidated Fixed Charge Coverage Ratio,” including any pro forma calculations. “Credit Facilities” means, with respect to the Company or any Restricted Subsidiary, (1) the Facility and (2) one or more debt or commercial paper facilities, debt issuances, debt instruments or arrangements (including related Guarantees) providing for revolving credit loans, term loans, notes, debentures, indentures, debt securities, or receivables or – 312 – #4854-1237-6969v16 inventory financing (including through the sale of receivables or inventory to institutional lenders or to special purpose, bankruptcy remote entities formed to borrow from institutional lenders against those receivables or inventory), letters of credit or other Debt and in each case including all agreements, instruments and documents executed and delivered pursuant to or in connection with the foregoing (including any notes and letters of credit issued pursuant thereto and any Guarantee and collateral agreement); in each case together with any Refinancing thereof. “Currency Exchange Protection Agreement” means, in respect of a Person, any currency exchange contract, currency Swap Agreement, currency option or other similar agreement or arrangement designed to protect that Person against fluctuations in currency exchange rates. “Current Assets” means the aggregate (on a consolidated basis) of all inventory, work in progress, trade and other receivables of the Company and its Restricted Subsidiaries including prepayments in relation to operating items and sundry debtors (but excluding cash and Cash Equivalents) expected to be realized within 12 months from the date of computation but excluding amounts in respect of: (a) receivables in relation to taxes; (b) any exceptional, one off, non-recurring or extraordinary items and other non-operating items; (c) insurance claims; and (d) any interest owing to the Company or its Restricted Subsidiaries. “Current Liabilities” means the aggregate (on a consolidated basis) of all liabilities (including trade creditors, accruals and provisions) of the Company and its Restricted Subsidiaries expected to be settled within 12 months from the date of computation but excluding amounts in respect of: (a) liabilities for Consolidated Interest Expense; (b) liabilities for taxes; (c) any exceptional, one off, non-recurring or extraordinary items and other non-operating items; (d) insurance claims; and (e) liabilities in relation to dividends declared but not paid by the Company or by a Restricted Subsidiary in favor of a person which is not the Company or a Restricted Subsidiary. “Debt” means, with respect to any Person on any date of determination (without duplication), in each case, if and to the extent that any of the foregoing Debt (other than letters of credit and Hedging Obligations) would appear as a liability on a balance sheet (excluding the notes thereto) of such Person prepared in accordance with GAAP: (a) the principal of: (i) debt of the Person for money borrowed, and (ii) debt evidenced by notes, debentures, bonds or other similar instruments for the payment of which the Person is responsible or liable; (b) all Capital Lease Obligations of the Person and all Attributable Debt in respect of Sale and Leaseback Transactions entered into by the Person; (c) the principal component of all obligations of the Person representing the balance deferred and unpaid of the purchase price of any Property (except trade payables) due more than six months after such Property is acquired, all conditional sale

– 313 – #4854-1237-6969v16 obligations of the Person and all obligations of the Person under any title retention agreement; (d) all obligations of the Person for the reimbursement of any obligor on any letter of credit, banker’s acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations (other than obligations described in paragraphs (a) through (c) above) entered into in the ordinary course of business of the Person to the extent those letters of credit are not drawn upon or, if and to the extent drawn upon, the drawing is reimbursed no later than the tenth Business Day following receipt by the Person of a demand for reimbursement following payment on the letter of credit); (e) to the extent not otherwise included in this definition, any Guarantee of the Debt of other Persons of the type referred to in paragraphs (a) through (d); (f) to the extent not otherwise included in this definition, all Debt of the type referred to in paragraphs (a) through (e) of other Persons secured by any Lien on any Property of such Person (whether or not such obligation is assumed by such Person), the amount of such Debt being deemed to be the lesser of the value of that Property or the amount of the Debt so secured; (g) to the extent not otherwise included in this definition, Hedging Obligations of such Person (the amount of any such Hedging Obligations to be equal at any time to the termination value of such agreement or arrangement giving rise to such Hedging Obligations that would be payable by such Person at such time); and (h) the amount of any obligations under a Permitted Receivables Financing to which such Person is a party. The amount of Debt of any Person at any date shall be the outstanding balance at that date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at that date. Notwithstanding the foregoing, “Debt” shall not include any customary earn- out obligations or other contingent acquisition consideration until the same becomes a liability on the balance sheet of such Person in accordance with GAAP, deferred taxes, trade payables and accrued expenses (or intercompany reimbursement obligations in respect thereof) arising in the ordinary course of business, deferred taxes, obligations assumed or liabilities incurred under any Drilling Contract, Internal Charter, stacking agreements or other forms of service agreement in the ordinary course of business (e.g., bid bonds and performance guarantees), prepayments for property or services under any Drilling Contract, Internal Charter, stacking agreements or other forms of service agreement in the ordinary course of business or any Debt with respect to which cash or cash equivalents in an amount sufficient to repay in full the principal and accrued interest on such Debt has been escrowed with the Agent or other depository for the benefit of the holders in respect of such Debt but only to the extent the foregoing constitutes a complete satisfaction or defeasance of such Debt pursuant to the applicable agreement governing such Debt. – 314 – #4854-1237-6969v16 “Designated Non-Cash Consideration” means the Fair Market Value of non-cash consideration received by the Company or one of its Restricted Subsidiaries in connection with an Asset Sale that is so designated as Designated Non-Cash Consideration pursuant to an Officer’s Certificate, setting forth the basis of such valuation, less the amount of cash and Cash Equivalents received in connection with a subsequent sale of such Designated Non-Cash Consideration. “Disposition” has the meaning set forth in the definition of “Asset Sale”. “Disqualified Stock” means, with respect to any Person, any Capital Stock that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable, in either case at the option of the holder thereof) or upon the happening of any event (other than at the option of such Person): (a) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise, (b) is or may become redeemable or repurchasable at the option of the holder thereof (other than in exchange for Capital Stock that is not Disqualified Stock), in whole or in part, or (c) is convertible or exchangeable at the option of the holder thereof for Debt or Disqualified Stock, on or prior to, in the case of paragraph (a), (b) or (c), the date that is 91 days after the original Stated Maturity of the Original Senior Secured Notes. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require the Company to repurchase or redeem such Capital Stock upon the occurrence of a change of control or an asset sale or similar transaction will not constitute Disqualified Stock if the terms of such Capital Stock provide that the Company may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with Section 2 (Limitation on Restricted Payments) of this Schedule 16 (Incurrence Covenants). The amount of Disqualified Stock deemed to be outstanding at any time for purposes of this Agreement will be the maximum amount that the Company and its Restricted Subsidiaries may become obligated to pay upon the maturity of, or pursuant to any mandatory redemption provisions of, such Disqualified Stock, exclusive of accrued dividends. “Disqualified Stock Dividends” means all dividends with respect to Disqualified Stock of the Company or any Restricted Subsidiary held by Persons other than the Company or a Wholly Owned Restricted Subsidiary. “Drilling Contract” means any drilling contract in respect of any Vessel or other contract for the use or hire of any Vessel, including charters, bareboat charters, sub-charters, pool agreements, leases and other contracts of employment (except for an Internal Charter). “Eligible LCE” means a Local Content Entity (a) with respect to which the provision of a Guarantee of the obligations in respect of the Finance Documents by such Local Content – 315 – #4854-1237-6969v16 Entity (subject to inclusion of any local law-required limitations and such other changes as the Agent may reasonably agree) would not be prohibited by its organizational or constitutional documents, by applicable laws or by any applicable limitation, rule and/or principle, (b) that is controlled by the Company (which, for this purpose means that the Company or a Subsidiary of the Company has the unilateral ability to cause such Local Content Entity to enter into any Guarantee of the obligations in respect of the Finance Documents), and (c) that is a Restricted Subsidiary of the Company. “Equity Offering” means a public or private equity offering of Qualified Capital Stock of the Company (or any direct or indirect parent company of the Company), but only to the extent contributed to the Company in the form of Qualified Capital Stock of the Company, other than any public offerings registered on Form S-8. “Excess Cash Flow” means, for any period, Consolidated EBITDA for such period, less (I) the sum of (A) the amount of any increase in Working Capital of the Company and its Restricted Subsidiaries for the applicable period, (B) the aggregate amount of Capital Expenditures (including any rig purchase, activation, mobilization and related costs not otherwise included in Capital Expenditures or added back to Consolidated EBITDA) made in cash by the Company and its Restricted Subsidiaries during such period (other than any such Capital Expenditures made with the proceeds of Asset Sales (without giving effect to the threshold set forth in the definition thereof), debt, equity, insurance or condemnation proceeds), (C) to the extent not otherwise added back to Consolidated EBITDA, amortization of deferred mobilization, demobilization costs and other revenue and amortization of deferred mobilization and contract preparation costs, (D) changes in non-current assets and non-current liabilities relating to deferred mobilization, demobilization and contract preparation costs that result in cash inflows/outflows, (E) the cash portion of Consolidated Debt Service paid by the Company and its Restricted Subsidiaries during such period, (F) the aggregate amount (without duplication) of all taxes paid in cash by the Company and its Restricted Subsidiaries during such period, and (G) the aggregate amount of all cash payments made in respect of Permitted Investments, directly or indirectly, in Borr Vale Inc., Borr Var Inc. or Borr Valhalla Holding Limited during such period in an amount not to exceed $130 million in aggregate since the Issue Date, plus (II) the amount of any decrease in Working Capital of the Company and its Restricted Subsidiaries for the applicable period. For the avoidance of doubt, no deductions or additions shall be made in accordance with this definition for items which have already been adjusted for or added back in the calculation of Consolidated EBITDA where the effect would be double counting. “Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated by the SEC thereunder “Excluded Assets” means, collectively: (a) the Mexican JV Assets and Mexican JV Related Assets; (b) any assets (other than any Collateral Vessel and asset and proceeds related thereto), to the extent the grant of a Liens on such assets is prohibited or restricted by applicable law, rule or regulation (including as a result of the requirement to obtain – 316 – #4854-1237-6969v16 the consent, approval, license or authorization of any governmental authority unless such consent has been obtained (and it being understood and agreed that no Guarantor or Third Party Security Provider (as defined in the Intercreditor Agreement) shall have any obligation to procure any such consent, approval, license or authorization)); (c) (i) margin stock and (ii) minority interests or Capital Stock in joint ventures and non-wholly owned Subsidiaries (other than Capital Stock in any Guarantor or Rig Owner), in any such case of this sub-paragraph (ii), to the extent the grant of a Lien on such interest would require a consent, approval, license or authorization from any governmental authority or any other Person (other than the Company or a Restricted Subsidiary); (d) (i) except with respect to any Collateral Vessel and asset and proceeds related thereto, any Guarantor’s or Third Party Security Provider’s right, title or interest in any lease, license, contract, or agreement to which such Guarantor or Third Party Security Provider is a party or any of its right, title or interest thereunder, (ii) any property subject to a Lien securing Debt permitted by sub-paragraph (xii) of the definition of “Permitted Debt” in Section 1 (Limitation on Debt and Issuance of Preferred Stock) of this Schedule 16 (Incurrence Covenants) (or any Permitted Refinancing Debt with respect thereto) or (iii) any other permitted purchase money Lien, Capital Lease Obligation or similar arrangement, in each case to the extent, but only to the extent that a grant of a security interest therein to secure the Loans and other Debt required to be secured on pari passu basis with the Loans would violate or invalidate such lease, license, contract, or agreement or purchase money or similar arrangement (including as a result of any requirement to obtain the consent, approval, license or authorization of any third party unless such consent has been obtained (and it being understood and agreed that no Guarantor or Third Party Security Provider shall have any obligation to procure any such consent, approval, license or authorization)) or create a right of termination in favor of any other party thereto (other than the Company or a Restricted Subsidiary) after giving effect to the applicable anti-assignment provisions of the Uniform Commercial Code, other than proceeds and receivables thereof, the assignment of which is expressly deemed effective under the Uniform Commercial Code notwithstanding such prohibition; (e) any assets (other than any Collateral Vessel and assets and proceeds related thereto) to the extent the grant of a security interest in such assets would result in material adverse tax consequences to the Company or any Restricted Subsidiary as reasonably determined by the Company; (f) any assets (other than any Vessel and assets and proceeds related thereto) as to which the Security Agent (acting on instructions pursuant to the Intercreditor Agreement) and the Company shall reasonably agree in writing that the cost of obtaining a security interest therein is excessive in relation to the practical benefit to the Secured Parties afforded thereby;

– 317 – #4854-1237-6969v16 (g) any after-acquired property (including property acquired through acquisition or merger or amalgamation of another entity, but excluding any Collateral Vessel and assets and proceeds related thereto) if at the time such acquisition is consummated the granting of a security interest therein or the pledge thereof is prohibited by any enforceable contract or other agreement (in each case, binding on the assets at the time of such consummation and not created or entered into in contemplation thereof), solely to the extent and for so long as such contract or other agreement (or a permitted refinancing or replacement thereof) prohibits such security interest or pledge; (h) the Capital Stock of (i) any joint venture; (ii) Unrestricted Subsidiaries, (iii) the Company and (iv) any Restricted Subsidiary other than (A) the Company and (b) the Guarantors (other than the Company) and (v) other than with respect to any Rig Owner, any Eligible LCE to the extent the organizational or constitutional documents of such Eligible LCE prohibit a pledge of Capital Stock of such Eligible LCE; (i) any other asset that is otherwise excluded from the requirement to become Collateral pursuant to the Transaction Security Documents; (j) any property right of any nature to the extent that any applicable law, rule or regulation prohibits the creation of a security interest thereon or requires a consent not obtained of any governmental authority pursuant to applicable law; (k) any real property owned, leased or operated by the Company or any Restricted Subsidiary, whether by lease, license or other means, together with, in each case, all easements, hereditaments and appurtenances relating thereto, and all improvements and appurtenant fixtures thereon; provided, however, that no such real property with a Fair Market Value in excess of $10,000,000 (and the related easements, hereditaments and appurtenances relating thereto, and all improvements and appurtenant fixtures thereon) shall constitute an Excluded Asset pursuant to this paragraph (k); (l) any fixed asset acquired by any of the Company or a Restricted Subsidiary with the proceeds of Debt permitted by Section 1 (Limitation on Debt and Issuance of Preferred Stock) of this Schedule 16 (Incurrence Covenants) that is subject to a Permitted Lien that secures such Debt; provided that no such Debt shall be secured by any asset of the Company or any Restricted Subsidiary thereof other than such fixed asset that was so acquired with such proceeds unless otherwise permitted under this Agreement; (m) letter-of-credit rights or commercial tort claims, in each case with a value of less than $1.0 million; (n) each Excluded Rig; and (o) those properties to the extent that a security interest therein is prohibited by applicable law, rule, regulation, contracts existing on the Issue Date (or renewals thereof on no more restrictive terms with respect to restrictions on Liens) and other – 318 – #4854-1237-6969v16 contracts entered into after the Issue Date including as a result of any requirement to obtain the consent, approval, license or authorization of any governmental authority unless such consent has been obtained (and it being understood and agreed that no Guarantor or Third Party Security Provider shall have any obligation to procure any such consent, approval, license or authorization) to the extent that the terms thereof prohibit the granting of a security interest therein in favor of the Security Agent and such contracts are permitted to contain such restrictions under provisions of this Agreement; provided, in each case, that such assets are not pledged to secure any other Pari Passu Indebtedness. “Excluded Contributions” means Net Cash Proceeds or property or assets received by the Company as capital contributions to the equity (other than through the issuance of Disqualified Stock) of the Company after the Issue Date or from the issuance of sale (other than to a Subsidiary of the Company or for the benefit of their employees to the extent funded by the Company or any Subsidiary) of Capital Stock (other than Disqualified Stock) of the Company, in each case, to the extent designated as an Excluded Contribution pursuant to an Officer’s Certificate of the Company. “Excluded Rigs” means: (a) Hull B 367, expected to be named “VALE”, which as of the date hereof is under construction pursuant to a construction agreement with Seatrium New Energy Limited (formerly known as Keppel FELS Limited); (b) Hull B 368, expected to be named “VAR”, which as of the date hereof is under construction pursuant to a construction agreement with Seatrium New Energy Limited (formerly known as Keppel FELS Limited); and (c) any Vessel acquired by a Restricted Subsidiary, other than a Guarantor, after the Issue Date. “Fair Market Value” means, with respect to any asset or liability, the fair market value of such asset or liability, as determined by an Officer of the Company in good faith. “Fitch” means Fitch Ratings Inc., or any of its successors or assigns that is a Nationally Recognized Statistical Rating Organization. “GAAP” means generally accepted accounting principles in the United States of America set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board Accounting Standards Codification or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, as in effect from time to time; provided that leases (regardless of when entered into) will be accounted for using the generally accepted accounting principles in the United States of America in effect for fiscal years ending on or before December 15, 2018 and any changes in the accounting for leases for fiscal years beginning after December 15, 2018 will be disregarded. At any time, the Company may – 319 – #4854-1237-6969v16 elect by written notice to the Agent to so use IFRS in lieu of GAAP and, upon any such notice, references herein to GAAP shall thereafter be construed to mean (a) for periods beginning on and after the date specified in such notice, IFRS as in effect on the date specified in such notice and as in effect from time to time (for all other purposes of this Agreement) and (b) for prior periods, GAAP as defined in the first sentence of this definition. “Guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Debt of any other Person and any obligation, direct or indirect, contingent or otherwise, of that Person: (a) to purchase or pay (or advance or supply funds for the purchase or payment of) the Debt of such other Person, or (b) entered into for the purpose of assuring in any other manner against loss in respect of such Debt (in whole or in part); provided, however, that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business. The term “Guarantee” used as a verb has a corresponding meaning. “Hedging Obligation” of any Person means any obligation of that Person pursuant to any Interest Rate Agreement, Currency Exchange Protection Agreement, Commodity Price Protection Agreement or any other similar agreement or arrangement. “Hull B 367” means the jack-up drilling vessel, expected to be named “VALE”, which as of the date hereof is under construction pursuant to that certain Contract for the Construction of a New Build Jack Up Drilling Vessel dated November 6, 2013, between Seatrium New Energy Limited (formerly known as Keppel FELS Limited), as builder, and Transocean Offshore Deepwater Holdings Limited, as buyer, novated and assigned to Borr Vale Inc. (formerly known as Borr Jack-Up VII Inc.), pursuant to that certain Novation Agreement dated May 24, 2017, between Transocean Offshore Deepwater Holdings Limited, as the original buyer, Borr Vale Inc., as the new buyer, Seatrium New Energy Limited and Transocean Inc., as the original buyer parent. “Hull B 368” means the jack-up drilling vessel, expected to be named “VAR”, which as of the date hereof is under construction pursuant to that certain Contract for the Construction of a New Build Jack Up Drilling Vessel dated November 6, 2013, between Seatrium New Energy Limited (formerly known as Keppel FELS Limited), as builder, and Transocean Offshore Deepwater Holdings Limited, as buyer, novated and assigned to Borr Var Inc. (formerly known as Borr Jack-Up VI Inc.), pursuant to that certain Novation Agreement dated May 24, 2017, between Transocean Offshore Deepwater Holdings Limited, as the original buyer, Borr Var Inc, as the new buyer, Seatrium New Energy Limited and Transocean Inc., as the original buyer parent. “Incur” means, with respect to any Debt or other obligation of any Person, to create, issue, incur (by merger, amalgamation, conversion, exchange or otherwise), extend, assume, Guarantee or become liable in respect of that Debt or other obligation or the recording, as – 320 – #4854-1237-6969v16 required pursuant to GAAP or otherwise, of any Debt or obligation on the balance sheet of that Person (and “Incurrence” and “Incurred” shall have meanings correlative to the foregoing); provided, however, that a change in GAAP that results in an obligation of that Person that exists at such time, and is not theretofore classified as Debt, becoming Debt shall not be deemed an Incurrence of that Debt; provided further, however, that any Debt or other obligations of a Person existing at the time the Person becomes a Subsidiary (whether by merger, amalgamation, consolidation, acquisition or otherwise) shall be deemed to be Incurred by that Subsidiary at the time it becomes a Subsidiary; and provided further, however, that solely for purposes of determining compliance with Section 1 (Limitation on Debt and Issuance of Preferred Stock) of this Schedule 16 (Incurrence Covenants), amortization of debt discount or premium shall not be deemed to be the Incurrence of Debt, provided that in the case of Debt sold at a discount or at a premium, the amount of the Debt Incurred shall at all times be the aggregate principal amount at Stated Maturity. “Independent Financial Advisor” means an investment banking firm of national standing or any third-party appraiser of national standing, provided that the firm or appraiser is not an Affiliate of the Company. “Interest Rate Agreement” means, for any Person, any interest rate Swap Agreement, interest rate option agreement or other similar agreement or arrangement designed to protect against fluctuations in interest rates. “Internal Charter” means any charter or other contract respecting the use or operations of any Vessel between any Restricted Subsidiary that is a Vessel owner (or an Internal Charterer of such Vessel), on the one hand, and any Internal Charterer, on the other hand. “Internal Charterer” means the Company or any Restricted Subsidiary that is not the owner of the relevant Vessel and that is a party to any Drilling Contract in respect of a Vessel. “Investment” by any Person means any direct or indirect loan (other than advances or extensions of credit to customers and suppliers in the ordinary course of business), advance or other extension of credit or capital contribution (by means of transfers of cash or other Property to others or payments for Property or services for the account or use of others, or otherwise) to, or Incurrence of a Guarantee of any Debt of, or purchase or acquisition of Capital Stock, bonds, notes, debentures or other securities or evidence of Debt issued by, any other Person, including any partnership or joint venture interest in such other Person and any arrangement pursuant to which the investor undertakes any credit support obligation with respect to Debt of such other Person that are or would be classified as an investment on a balance sheet (excluding any notes thereto) prepared on the basis of GAAP; provided, however, that endorsements of negotiable instruments and documents in the ordinary course of business will not be deemed to be an Investment. For purposes of Section 2 (Limitation on Restricted Payments) and Section 11 (Designation of Restricted and Unrestricted Subsidiaries) of this Schedule 16 (Incurrence Covenants) and the definition of “Restricted Payment,” “Investment” shall include the portion (proportionate to the Company’s equity interest in the Subsidiary) of the Fair Market

– 321 – #4854-1237-6969v16 Value of the net assets of any Subsidiary of the Company at the time that the Subsidiary is designated an Unrestricted Subsidiary; provided, however, that in the case of a Subsidiary that is designated as an Unrestricted Subsidiary after the Issue Date, upon a redesignation of that Subsidiary as a Restricted Subsidiary, the Company shall be deemed to continue to have a permanent “Investment” in an Unrestricted Subsidiary of an amount (if positive) equal to: (a) the Company’s “Investment” in that Subsidiary at the time of such redesignation, less (b) the portion (proportionate to the Company’s equity interest in such Subsidiary) of the Fair Market Value of the net assets of that Subsidiary at the time of such redesignation. In determining the amount of any Investment made by transfer of any Property other than cash, the Property shall be valued at its Fair Market Value at the time of the Investment. The amount of any Investment outstanding at any time shall be the original cost of such Investment, reduced (at the Company’s option) by any dividend, distribution, interest payment, return of capital, repayment or other amount or value received in respect of such Investment. “Investment Grade Rating” means a rating equal to or higher than “Baa3” (or the equivalent) by Moody’s, a rating equal to or higher than BBB- (or the equivalent) by Fitch, and a rating equal to or higher than BBB- (or the equivalent) by S&P or, in the event S&P, Fitch or Moody’s shall cease rating the Loans (for reasons outside the control of the Company) and the Company shall select any other Rating Agency, the equivalent of such ratings by such other Rating Agency. “Involuntary Disposition” means the receipt by the Company or any Restricted Subsidiary of any cash insurance proceeds or condemnation awards or expropriation compensation payable by reason of theft, loss, physical destruction or damage, taking or similar event with respect to any of its Property. “Issue Date” means November 7, 2023, the date on which the Original Senior Secured Notes are originally issued under the Original Senior Secured Notes Indenture. “Lien” means, with respect to any Property of any Person, any mortgage or deed of trust, pledge, hypothecation, assignment, assignment by way of security, deposit arrangement, security interest, lien, charge, easement (other than any easement not materially impairing usefulness or marketability), encumbrance, preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever on or with respect to that Property (including any Capital Lease Obligation, conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing or any Sale and Leaseback Transaction). “Limited Condition Transaction” means any investment, acquisition, disposition, sale, merger, joint venture, consolidation or other business combination transaction, Incurrence, Change of Control, assumption, commitment, issuance, Incurrence, repayment, repurchase or refinancing of Debt, redeemable Capital Stock or Preferred – 322 – #4854-1237-6969v16 Stock and the use of proceeds thereof, any creation of a Lien, any designation of a Restricted Subsidiary or Unrestricted Subsidiary, any asset sale or any other transaction for which an Applicable Metric falls to be determined; provided that, if any such transaction (the “first transaction”) is being effected in connection with another such transaction (the “second transaction”), the second transaction shall also be a Limited Condition Transaction with respect to the first transaction. “Limited Recourse Debt” means Debt Incurred by a Restricted Subsidiary (excluding, for the avoidance of doubt, the Company) that has no material assets or operations other than those related to the Vessels referred to below for the purpose of financing a portion of the purchase price of one or more Vessels, as and to the extent permitted pursuant to sub- paragraph (xxii) of the definition of “Permitted Debt” in Section 1 (Limitation on Debt and Issuance of Preferred Stock) of this Schedule 16 (Incurrence Covenants), which Debt may be secured by Liens on such Vessels and on any other assets acquired with the proceeds of such Debt pursuant to paragraph (jj) of the definition of “Permitted Liens” and any related assets related to the operation of such Vessels, including related Drilling Contracts, and the sole recourse of the holder of such Debt shall be to the Restricted Subsidiary that is the obligor of such Debt, to the assets permitted to secure such Debt pursuant to paragraph (jj) of the definition of “Permitted Liens” (including the Capital Stock in such Restricted Subsidiary), and such holder shall have no recourse to the Company or any other Restricted Subsidiary, or to any other of their respective assets (other than such Capital Stock); provided that such Debt may be guaranteed on an unsecured basis by the Company. “Loan Guarantee” means the guarantee of the Loans by a Guarantor pursuant to this Agreement. “Local Content Entity” means any Affiliate of the Company (a) that owns or is contemplated to own a Vessel or that is party to or contemplated to be party to a charter party agreement, Drilling Contract or any demise, bareboat, time, voyage, other charter, lease or other right to use of a Vessel owned by it or by the Company, any Restricted Subsidiary or another Local Content Entity and (b) the capital stock, shares or other Capital Stock of which is jointly owned by the Company or any Restricted Subsidiary and any other Person that is required or necessary under local law or custom to own capital stock, shares or other Capital Stock in the Local Content Entity as a condition for (i) the operation of a Vessel in such jurisdiction, (ii) the ownership of any asset owned, or contemplated to be acquired, by such entity in such jurisdiction or (iii) the business transacted, or contemplated to be transacted, by such entity in such jurisdiction; provided that Local Content Entities shall not include joint ventures that are formed in the ordinary course and for purposes other than local law requirements or local law customs. “Mexican JVs” or “Mexican JV Assets” means Perfomex and Perfomex II. “Mexican JV Agreements” means the Perfomex JV Agreement and the Perfomex II JV Agreement. “Mexican JV Borr Shareholder” means Borr Mexico Ventures Limited, a limited company organized and existing under the laws of Scotland, for so long as it holds any of – 323 – #4854-1237-6969v16 the Capital Stock in the Mexican JVs, and any other Restricted Subsidiary that holds any of the Capital Stock in any of the Mexican JV Agreements. “Mexican JV Related Assets” means collectively, (i) the Capital Stock of the Mexican JVs owned, directly or indirectly, by the Company or its Subsidiaries, (ii) any loans, notes or other obligations of the Mexican JVs to the Company or any of its Subsidiaries, (iii) all right, title and interest of the Company or any of its Subsidiaries in and to the Mexican JV Agreements, (iv) the rights of the Company or any of its Subsidiaries under (x) any Drilling Contract or agreement to operate between the Company or any of its Subsidiaries and the Mexican JVs in respect of any Vessel and (y) any agreement pursuant to which the Company or any of its Subsidiaries manages a Third-Party Vessel for the Mexican JVs or any customer or counterparty thereof. “Moody’s” means Moody’s Investors Service, Inc. or any successor to the rating agency business thereof. “Net Available Cash” from any Asset Sale means cash payments received therefrom (including any cash payments received upon the sale or other disposition of any Designated Non-Cash Consideration received in any Asset Sale, any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Debt or other obligations relating to the Property that is the subject of that Asset Sale or received in any other non-cash form), in each case net of: (a) all legal, accounting, title and recording tax expenses, commissions and other fees (including, without limitation, brokers’ or investment bankers’ commissions or fees) and expenses incurred, and all federal, state, provincial, foreign and local taxes paid or reasonably estimated to be payable, as a consequence of the Asset Sale and any repatriation costs associated with receipt or distribution by the applicable taxpayer of such proceeds, (b) all payments made on any Debt that is secured by any Property subject to the Asset Sale (other than property constituting Collateral), in accordance with the terms of any Lien upon or other security agreement of any kind with respect to that Property, or which must by its terms, or in order to obtain a necessary consent to the Asset Sale, or by applicable law, be repaid out of the proceeds from the Asset Sale, (c) all distributions and other payments required to be made to noncontrolling interest holders in Subsidiaries or joint ventures as a result of the Asset Sale, (d) the deduction of appropriate amounts provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the Property Disposed in the Asset Sale and retained by the Company or any Restricted Subsidiary after the Asset Sale, and (e) any amounts used to repay or return any customer deposits required to be repaid or returned as a result of any disposition provided, that, to the extent that any portion of the consideration for an Asset Sale is required by contract to be held in a separate – 324 – #4854-1237-6969v16 escrow or deposit account to support indemnification, adjustment of purchase price or similar obligations, such portion of the consideration shall become Net Available Cash only at such time as it is released to the Company or a Restricted Subsidiary from the escrow or deposit account. “Net Cash Proceeds” means the aggregate principal amount actually received in cash by the Company or any Restricted Subsidiary in connection with the relevant transaction, net of direct costs (including legal, accounting and investment banking fees and expenses, sales brokerage commissions and underwriting discounts). “Note Guarantee” means the guarantee of the Senior Notes pursuant the Original Senior Secured Notes Indenture. “Obligations” means any principal, interest, penalties, fees, premiums, expenses, indemnifications, damages, reimbursements (including reimbursement obligations with respect to letters of credit) and other liabilities payable under documentation governing any Debt (including post-petition interest and fees accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company or any Guarantor whether or not a claim for post-petition interest or fees is allowed in such proceedings). “Officer” means the Chief Executive Officer, the Chief Financial Officer, the Chief Operating Officer, any President, any Vice President, the Chief Accounting Officer, any Executive Vice President, the Controller, any Senior Vice President, the Treasurer, or the Secretary of the Company or any other officer or person authorized or designated by the Company’s Board of Directors; provided that the Company or any Guarantor shall be permitted to authorize an Officer of the Company to act as its Officer regardless of whether such Officer holds one of the foregoing positions with the Company or Guarantor. “Officer’s Certificate” means a certificate signed by an Officer of the Company. “Opinion of Counsel” means a written opinion from legal counsel who is reasonably acceptable to the Agent. The counsel may be an employee of or counsel to the Company or a Restricted Subsidiary. “Pari Passu Indebtedness” means Debt of the Company which ranks equally in right of payment to the Loans or of any Guarantor if such Debt ranks equally in right of payment to the Loan Guarantees. “Perfomex” means Perforaciones Estrategicas e Integrales Mexicana S.A. de C.V., a limited liability company incorporated under the laws of Mexico. “Perfomex II” means Perforaciones Estrategicas e Integrales Mexicana II, SA de CV, a limited liability company incorporated under the laws of Mexico. “Perfomex II JV Agreement” means the Shareholders’ Agreement, dated as of September 24, 2019, by and between Perforaciones Estrategicas e Integrales Mexicana II, S.A. de C.V. Mexican sociedad anonima de capital variable, Operadora Productora y Explotadora Mexicana, S.A. de C.V., a Mexican sociedad anonima de capital variable, and the Mexican JV Borr Shareholder relating to Perfomex II.

– 325 – #4854-1237-6969v16 “Perfomex JV Agreement” means the Shareholders’ Agreement, dated as of June 28, 2019, by and between Proyectos Globales de Energia y Servicios CME, S.A. DE C.V, Mexican sociedad anonima de capital variable, Operadora Productora y Explotadora Mexicana, S.A. de C.V., a Mexican sociedad anonima de capital variable, and the Mexican JV Borr Shareholder relating to Perfomex. “Permitted Business” means the businesses engaged in by the Company and its Subsidiaries on the Closing Date and businesses that are reasonably related, incidental or ancillary thereto or reasonable extensions thereof as determined by the Company. “Permitted Collateral Liens” means (a) Liens on the Collateral described in one or more of paragraphs (b), (c), (d), (e), (f), (g), (h), (i), (j), (k), (l), (m), (n), (o), (r), (u), (v), (w), (z), (aa), (bb), (cc), (dd), (ee), (ff), (ii), (ll), (mm), (nn), (pp) and (qq) of the definition of “Permitted Liens” (including to the extent such Permitted Lien constitutes a fixed charge on Collateral for which the Loans and/or Loan Guarantees are secured by a floating charge) and Liens imposed by operation of law or that would not materially interfere with the ability of the Security Agent to enforce the Security Interests in the Collateral; (b) Liens on the Collateral to secure all obligations (including paid-in-kind interest) in respect of: (i) the obligations under the Original Senior Secured Notes (other than Additional Notes), including any Notes Guarantees thereof (including any parallel debt obligations with respect thereto), and the Intercreditor Agreement; (ii) Debt described under sub-paragraphs (a) of the first paragraph of Section 1 (Limitation on Debt and Issuance of Preferred Stock) of this Schedule 16 (Incurrence Covenants), provided that if such Lien is pari passu with the Liens securing the Loans or the relevant Guarantees, after giving pro forma effect to such Incurrence on that date and the application of proceeds therefrom, the Consolidated Secured Leverage Ratio would have been no greater than 1.5 to 1.0; (iii) Debt described under paragraphs (ii), (xi), (xii), (xv), and (xxii) of the definition of “Permitted Debt” in the definition of “Permitted Debt” in Section 1 (Limitation on Debt and Issuance of Preferred Stock) of this Schedule 16 (Incurrence Covenants); (iv) Debt described under paragraph (iv) of the definition of “Permitted Debt” in Section 1 (Limitation on Debt and Issuance of Preferred Stock) of this Schedule 16 (Incurrence Covenants) provided that (x) such Debt is Incurred by the Company or a Guarantor and (y) after giving pro forma effect to such acquisition or merger and the Incurrence of such Debt, either (A) the Consolidated Secured Leverage Ratio of the Company does not exceed 1.5 to 1.0; or (B) the Consolidated Secured Leverage Ratio for the Company – 326 – #4854-1237-6969v16 would not have been greater than it was immediately prior to giving effect to such acquisition or other transaction and to the related Incurrence of Debt; (v) Debt described under paragraph (xiii) of the definition of “Permitted Debt” in the second paragraph of Section 1 (Limitation on Debt and Issuance of Preferred Stock) of this Schedule 16 (Incurrence Covenants), to the extent such guarantee is in respect of Debt otherwise permitted to be secured and specified in this definition of Permitted Collateral Liens; (vi) Debt which is secured by Liens that rank junior to the Liens on the Collateral securing the Loans and Loan Guarantees; and (vii) any Permitted Refinancing Debt in respect of Debt referred to in the foregoing sub-paragraphs (i), (ii), (iii), (iv), (v), (vi) and this sub-paragraph (vii); provided that in the case of paragraph (b) of this definition of “Permitted Collateral Liens,” each of the Secured Parties to any such Debt (acting directly or through its respective creditor representative) will have entered into or acceded to the Intercreditor Agreement or an Additional Intercreditor Agreement. For the avoidance of doubt, sub- paragraph (b)(vii) of this definition shall permit a Permitted Collateral Lien in respect of Permitted Refinancing Debt incurred to Refinance Debt described under sub-paragraph (iv)(A) of the definition of “Permitted Debt” in Section 1 (Limitation on Debt and Issuance of Preferred Stock) of this Schedule 16 (Incurrence Covenants), provided that the assets and property securing such Debt prior to the Refinancing are pledged as Collateral to secure the Loans and the Loan Guarantees. Debt (together with any Guarantees thereto) (x) Incurred under paragraph (ii) of the definition of “Permitted Debt” in Section 1 (Limitation on Debt and Issuance of Preferred Stock) and (y) constituting Hedging Obligations Incurred under paragraph (xv) of the definition of “Permitted Debt” in Section 1 (Limitation on Debt and Issuance of Preferred Stock), together in aggregate in an amount not exceeding $180.0 million (provided that, with respect to clause (x) above, the Company shall use commercially reasonable efforts to include a bank(s) as lender(s) providing such Debt) may, in each case, receive priority as to the receipt of proceeds from enforcement of, and certain distressed Disposals of, the Collateral on terms not materially less favorable to the Lenders (taken as a whole) pursuant to the Intercreditor Agreement. Nothing in this definition shall prevent lenders under any Credit Facilities from providing for any ordering or payments and/or recoveries under multiple tranches of such Credit Facilities. For purposes of determining compliance with this definition, in the event that a Permitted Collateral Lien meets the criteria of one or more of the categories of Permitted Collateral Liens described above, the Company will be permitted to classify such Permitted Collateral Lien on the date of its Incurrence and reclassify such Permitted Collateral Lien at any time and in any manner that complies with this definition. “Permitted Investment” means any Investment by the Company or a Restricted Subsidiary: – 327 – #4854-1237-6969v16 (a) in any Restricted Subsidiary or any Person that will, upon the making of such Investment, become a Restricted Subsidiary (and in any Investments of such Person not made in contemplation of such transaction); (b) in any Person (and in any Investments of such Person not made in contemplation of such transaction) if as a result of the Investment that Person is merged, amalgamated or consolidated with or into, or transfers or conveys all or substantially all its Property to, the Company or a Restricted Subsidiary; (c) in cash or Cash Equivalents; (d) consisting of commission, payroll, relocation, travel and similar expenses that are made in the ordinary course of business; (e) Guarantees of performance or other obligations (other than Debt) arising in the ordinary course of business; (f) received in settlement of debts created in the ordinary course of business and owing to the Company or a Restricted Subsidiary or in satisfaction of judgments; (g) to the extent the Investment represents (i) the non-cash portion of the consideration received in connection with an Asset Sale consummated in compliance with Section 4 (Limitation on Asset Sales) of this Schedule 16 (Incurrence Covenants) or (ii) consideration received in respect of a Disposition that does not constitute an Asset Sale (other than pursuant to paragraph (ii) of the definition thereof); (h) in Hedging Obligations permitted under paragraphs (v), (vi), (vii) or (xv) of the definition of “Permitted Debt” in Section 1 (Limitation on Debt and Issuance of Preferred Stock) of this Schedule 16 (Incurrence Covenants); (i) in customers or suppliers of the Company or any of its Subsidiaries in the form of extensions of credit, transfers of Property, prepayments or receivables owing the Company or its Subsidiaries, to the extent otherwise constituting an Investment, and in the ordinary course of business and any Investments received in the ordinary course of business in satisfaction or partial satisfaction thereof; (j) in any Person if the Investments (or binding commitments in respect thereof) are outstanding on the Issue Date or on the date such Person became a Restricted Subsidiary or was merged, amalgamated or consolidated with or into a Restricted Subsidiary to the extent that such Investments were not made in contemplation of such merger, amalgamation or consolidation, and any Investment consisting of an extension, modification or renewal of such Investment; provided, that the amount of any such Investment may be increased (x) as required under the terms of such Investment as in existence on the Issue Date or date of such merger amalgamation or consolidation, as applicable or (y) as otherwise permitted under this Agreement; (k) consisting of any securities, derivative instruments or other Investments of any kind that are acquired and held for the benefit of directors or employees in the ordinary course of business pursuant to deferred compensation plans or arrangements approved by the Board of Directors; provided, however, that (i) the amount of such – 328 – #4854-1237-6969v16 Investment represents funds paid or payable in respect of deferred compensation previously included as an expense in the calculation of Consolidated Net Income (and not excluded pursuant to paragraph (d) of the definition of “Consolidated Net Income”), and (ii) the terms of such Investment shall not require any additional Investment by the Company or any Restricted Subsidiary; (l) in any Person in an aggregate amount not to exceed the greater of (x) $75 million or (y) 2.5% of Total Assets (measured at the time of Investment); (m) acquired in exchange for shares of Capital Stock of the Company or acquired with the proceeds of such sale of Capital Stock (other than Disqualified Stock); provided that the proceeds of such issuance shall be excluded from the definition of “Capital Stock Sale Proceeds”; (n) consisting of any receivable owing to the Company or any Restricted Subsidiary created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided that such trade terms may include such concessionary trade terms as the Company or any such Restricted Subsidiary deems reasonable under the circumstances; (o) (i) in exchange for any other Investment or accounts receivable held by the Company or any such Restricted Subsidiary in connection with or as a result of bankruptcy, workout, reorganization, or recapitalization of any Restricted Subsidiary of such other Investment or accounts receivable, (ii) in satisfaction of judgments or in compromise, settlement or resolution of any litigation, arbitration or other dispute, (iii) in exchange for any other Restricted Investment, Permitted Investments permitted under paragraphs (e), (j), (l), (r) or (s) of this definition or accounts receivable held by the Company or any Restricted Subsidiary, or (iv) as a result of a foreclosure by the Company or any of its Restricted Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in Default; (p) consisting of Guarantees of Debt issued or Incurred in accordance with Section 1 (Limitation on Debt and Issuance of Preferred Stock) of this Schedule 16 (Incurrence Covenants); (q) made in connection with the funding of contributions under any nonqualified retirement plan or similar employee compensation plan in an amount not to exceed the amount of compensation expense recognized by the Company and its Restricted Subsidiaries in connection with such plans; (r) [reserved] (s) in Unrestricted Subsidiaries or joint ventures in an aggregate amount not to exceed the greater of (x) $75 million or (y) 2.5% of Total Assets (measured at the time of Investment);

– 329 – #4854-1237-6969v16 (t) in respect of overdraft facilities, employee credit card programs and other cash management arrangements in the ordinary course of business or otherwise in connection with Cash Management Arrangements; (u) in a Securitization Subsidiary that are necessary or desirable to effect any Permitted Receivables Financing; (v) if, on a pro forma basis after giving effect to such Investment, the Consolidated Leverage Ratio would not be greater than 2.5 to 1.0; (w) [reserved]; (x) consisting of intercompany current liabilities Incurred in the ordinary course of business in connection with the cash management operations of the Company and its Restricted Subsidiaries and joint ventures; (y) consisting of non-cash Investments made in connection with tax planning and reorganization activities; (z) comprised of management services provided by the Company or any Restricted Subsidiary; (aa) comprised of pledges, deposits, or liens constituting “Permitted Liens”; (bb) in the ordinary course of business in Restricted Subsidiaries and joint ventures consisting of purchases and acquisitions of spare parts, equipment, inventory, supplies, materials, and services or purchases of contract rights or licenses or leases of intellectual property; (cc) consisting of workers’ compensation, utility, lease and similar deposits and prepaid expenses in the ordinary course of business and endorsements of negotiable instruments and documents in the ordinary course of business; and (dd) consisting of repurchases of the Senior Notes and other Debt of the Company or any Restricted Subsidiary. For the avoidance of doubt, any Investment that is a Permitted Investment hereunder may be transferred to the Company or another Restricted Subsidiary, or exchanged for other assets of the Company or another Restricted Subsidiary. “Permitted Liens” means: (a) Liens on assets not constituting Collateral securing Debt and other Obligations Incurred under paragraph (ii) of the definition of “Permitted Debt” Section 1 (Limitation on Debt and Issuance of Preferred Stock) of this Schedule 16 (Incurrence Covenants); (b) Liens for Taxes on the Property of the Company or any Restricted Subsidiary and deposits in respect thereof if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith by appropriate proceedings, provided that any reserve or other appropriate provision that shall be required in conformity with GAAP shall have been made therefor; – 330 – #4854-1237-6969v16 (c) Liens of carriers, warehousemen, materialmen, repairmen, landlords, suppliers and mechanics’ Liens and other similar Liens, on the Property of the Company or any Restricted Subsidiary arising in the ordinary course of business and securing payment of obligations that are not more than 90 days past due or are being contested in good faith and by appropriate proceedings; (d) Liens on the Property of the Company or any Restricted Subsidiary Incurred in the ordinary course of business to secure performance of obligations with respect to statutory or regulatory requirements, importation bonds, performance or return-of- money bonds, surety bonds or other obligations of a like nature and Incurred in the ordinary course of business, including banker’s liens and rights of set-off; (e) Liens on Property at the time the Company or any Restricted Subsidiary acquired the Property, including Property acquired pursuant to any acquisition by means of a merger, amalgamation or consolidation with or into the Company or any Restricted Subsidiary; provided, however, that such Liens are limited to all or a portion of the assets or property (and improvements on such assets or property) that secured (or, under the written arrangements under which the Liens arose, could secure) the obligations to which such Liens relate; (f) Liens on the Property of a Person at the time that Person becomes a Restricted Subsidiary; provided, however, that any Lien of this kind may not extend to any other Property of the Company or any other Restricted Subsidiary that is not a direct Subsidiary of that Person (other than after-acquired property that is (a) affixed or incorporated into the property covered by such Lien, (b) subject to a Lien securing such Debt, the terms of which Debt requires or includes a pledge of after-acquired property and (c) the proceeds and products thereof); (g) pledges or deposits by the Company or any Restricted Subsidiary under workers’ compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Debt) or leases to which the Company or any Restricted Subsidiary is party, or deposits to secure public or statutory obligations of the Company or any Restricted Subsidiary, or deposits for the payment of rent, in each case Incurred in the ordinary course of business; (h) Liens (including, without limitation and to the extent constituting Liens, negative pledges), assignments and pledges of rights to receive premiums, interest or loss payments or otherwise arising in connection with workers’ compensation loss portfolio transfer insurance transactions or any insurance or reinsurance agreements pertaining to losses covered by insurance, and Liens (including, without limitation and to the extent constituting Liens, negative pledges) in favor of insurers or reinsurers on pledges or deposits by the Company or any Restricted Subsidiary under workmen’s compensation laws, unemployment insurance laws or similar legislation; (i) Liens of landlords on fixtures, equipment and movable property located on leased premises and utility easements, building restrictions and such other encumbrances – 331 – #4854-1237-6969v16 or charges against real Property as are of a nature generally existing with respect to properties of a similar character; (j) Liens arising out of judgments or awards against the Company or a Restricted Subsidiary with respect to which the Company or the Restricted Subsidiary shall then be proceeding with an appeal or other proceeding for review; (k) Liens in favor of issuers of performance, stay, appeal, indemnification, surety or similar bonds, completion guarantees, bank guarantees or letters of credit issued pursuant to the request of and for the account of the Company or a Restricted Subsidiary in the ordinary course of its business; (l) leases or subleases of real property granted by the Company or a Restricted Subsidiary to any other Person and not interfering in any material respect with the business of the Company and its Subsidiaries, taken as a whole; (m) Liens (including, without limitation and to the extent constituting Liens, negative pledges) on intellectual property arising from intellectual property licenses entered into in the ordinary course of business; (n) Liens or negative pledges attaching to or related to joint ventures engaged in a Permitted Business, restricting Liens on interests in those joint ventures or other legal or equitable Liens deemed to exist by reason of negative pledge covenants and other covenants or undertakings of a like nature; (o) Liens existing on the Issue Date (but excluding Liens securing the Facility, the Original Senior Secured Notes (including any Additional Notes), and, in each case, any Guarantees thereof); (p) Liens securing Debt Incurred pursuant to paragraph (xii) of the definition of “Permitted Debt” in Section 1 (Limitation on Debt and Issuance of Preferred Stock) of this Schedule 16 (Incurrence Covenants) on the Property that is the subject of such Debt; (q) Liens on the Property of the Company or any Restricted Subsidiary to secure any Refinancing, in whole or in part, of any Debt secured by Liens referred to in paragraph (e), (f), (l), (o) or (p) above or (y) or (jj) below; provided, however, that any (i) Lien of this kind shall be limited to all or part of the same Property that secured the original Lien (together with improvements and accessions to such Property) and (ii) any Lien of this kind shall be equal or junior in priority to the Liens securing the Debt or other obligations being Refinanced and (iii) the aggregate principal amount of Debt that is secured by the Lien shall not be increased to an amount greater than the sum of: (i) the outstanding principal amount, or, if greater, the committed amount, of the Debt secured by Liens described under paragraph (e), (f), (l), (o) or (p) above or (y) or (jj) below, as the case may be, at the time the original Lien became a Permitted Lien under this Agreement, and – 332 – #4854-1237-6969v16 (ii) an amount necessary to pay any fees and expenses, including premiums and defeasance costs, Incurred by the Company or the Restricted Subsidiary in connection with the Refinancing; (r) Liens on cash or Cash Equivalents held as proceeds of Permitted Refinancing Debt pending the payment, purchase, defeasance or other retirement of the Debt being Refinanced; (s) Liens not otherwise permitted by paragraphs (a) through (r) above securing obligations with an aggregate principal amount not to exceed the greater of $100 million or (y) 3.5% of Total Assets (measured at the time of incurrence) at any one time outstanding; (t) Liens securing Hedging Obligations permitted under paragraph (v), (vi), (vii) or (xv) of the definition of “Permitted Debt” in Section 1 (Limitation on Debt and Issuance of Preferred Stock) of this Schedule 16 (Incurrence Covenants); (u) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods; (v) Liens on escrowed proceeds for the benefit of the related holders of existing and future debt securities or other Debt (or the securities trustees, underwriters or arrangers thereof) or on cash set aside at the time of the Incurrence of any Debt or government securities purchased with such cash, in either case to the extent such cash or government securities prefund the payment of any amount due under such Debt and are held in an escrow account or similar arrangement to be applied for such purpose; (w) Liens on escrow accounts created for the benefit of or to secure, directly or indirectly, the Loans; (x) Liens on cash collateral supporting guarantees, letters of credit and other credit support obligations in the ordinary course of business; (y) Liens securing Debt Incurred pursuant to paragraph (xi) of the definition of “Permitted Debt” in Section 1 (Limitation on Debt and Issuance of Preferred Stock) of this Schedule 16 (Incurrence Covenants); (z) Liens arising from Uniform Commercial Code financing statement filings regarding operating leases entered into by the Company and its Restricted Subsidiaries in the ordinary course of business; (aa) any interest or title of a lessor under any Capital Lease Obligation or operating lease; (bb) Liens (i) of a collection bank arising under Section 4-208 of the Uniform Commercial Code or any comparable or successor provision on items in the course of collection, (ii) attaching to pooling, commodity trading accounts or other commodity brokerage accounts Incurred in the ordinary course of business and (iii) in favor of banking or other financial institutions or electronic payment service

– 333 – #4854-1237-6969v16 providers arising as a matter of law encumbering deposits (including the right of set-off) and which are within the general parameters customary in the banking or finance industry; (cc) Liens solely on any cash earnest money deposits made by Company or any of its Restricted Subsidiaries in connection with any letter of intent or purchase agreement permitted under this Agreement; (dd) Liens on property or assets used to defease or to irrevocably satisfy and discharge Debt; provided that such defeasance or satisfaction and discharge is not prohibited by this Agreement; (ee) Liens in connection with the sale or transfer of any equity interests or other assets in a transaction permitted under this Agreement, customary rights and restrictions contained in agreements relating to such sale or transfer pending the completion thereof; (ff) (i) Liens on accounts receivable and related assets and proceeds thereof arising in connection with a Permitted Receivables Financing and (ii) Liens (if any) on any accounts receivable and related assets (or, in the case of any judicial re- characterization of any such sale, granted as collateral to secure financing) sold pursuant to any Permitted Supply Chain Financing; (gg) Liens arising from Uniform Commercial Code financing statement filings regarding supply chain finance programs or other receivables sale transactions in the ordinary course of business; (hh) [reserved]; (ii) Permitted Rig Liens; (jj) Liens on assets acquired with the proceeds of Debt or Debt Incurred within 365 days of the acquisition of such assets (including Permitted Refinancing Debt in respect thereof) pursuant to paragraph (xxii) of the definition of “Permitted Debt” in Section 1 (Limitation on Debt and Issuance of Preferred Stock) of this Schedule 16 (Incurrence Covenants) and, with respect to such Debt, (x) Liens on the Capital Stock of the Restricted Subsidiary that directly owns such assets, Liens on the insurances in respect of such assets or the operation thereof and Liens on any Drilling Contract, bank account, earnings and intercompany loans relating to such assets and (y) Liens on other assets and property owned by any such Restricted Subsidiary that are used in the operation, maintenance or repair of such assets acquired with the proceeds of such Debt, and in respect of the foregoing, proceeds, improvements, refurbishments, additions and improvements thereto or which are incidental thereto, which Liens, in each case, secure only such Debt; (kk) Liens in favor of the Company or a Guarantor; (ll) Liens on the Capital Stock of an Unrestricted Subsidiary; – 334 – #4854-1237-6969v16 (mm) Liens securing obligations under paragraph (xxiii) of the definition of “Permitted Debt” in Section 1 (Limitation on Debt and Issuance of Preferred Stock) of this Schedule 16 (Incurrence Covenants); (nn) Liens to secure liabilities in respect of reimbursement or indemnification obligations of insurance carriers providing property, casualty or liability insurance or any other customary insurance of the Company or any Restricted Subsidiary; (oo) Liens encumbering inventory, work-in-process and related property in favor of customers or suppliers securing obligations and other liabilities to such customers or suppliers to the extent such Liens are granted in the ordinary course of business; (pp) Liens arising under any retention of title or conditional sale arrangement or arrangements having similar effect in respect of goods supplied in the ordinary course of business; (qq) minor defects, irregularities and deficiencies in title to, and survey exceptions, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real property, including with respect to the physical placement and location of pipelines, that were not incurred in connection with Debt and that do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of the applicable Person; (rr) Liens to secure Cash Management Obligations; (ss) Liens over Hull B 367 (VALE) and Hull B 368 (VAR) and related assets including Liens on the insurances in respect of such assets or the operation thereof, on any Drilling Contract, bank account, intercompany loans, and earnings relating thereto and on other assets and property that are used in the operation, maintenance or repair of such Vessels and over shares of any Subsidiary the only material asset of which is such Vessel; and (tt) Liens on assets or property of a Restricted Subsidiary that is not a Guarantor securing Debt of any Restricted Subsidiary that is not a Guarantor. For purposes of determining compliance with this definition, (x) a Lien need not be Incurred solely by reference to one category of Permitted Liens described in this definition but may be Incurred under any combination of such categories (including in part under one such category and in part under any other such category), (y) in the event that a Lien (or any portion thereof) meets the criteria of one or more of such categories of Permitted Liens, the Company shall, in its sole discretion, classify or reclassify such Lien (or any portion thereof) in any manner that complies with this definition, and (z) in the event that a portion of the Debt secured by a Lien could be classified as secured in part pursuant to one or more Permitted Liens (giving effect to the Incurrence of such portion of such Debt), the Company, in its sole discretion, may classify such portion of such Debt (and any Obligations in respect thereof) as having been secured pursuant to one or more Permitted – 335 – #4854-1237-6969v16 Liens in this definition and thereafter the remainder of the Debt as having been secured pursuant to one or more of the other paragraphs of this definition. “Permitted Receivables Financing” means any receivables financing or factoring facility, including (i) an arrangement for the sale of receivables or (ii) an arrangement pursuant to which a Securitization Subsidiary purchases, otherwise acquires or receives Lien on accounts receivable of the Company or any Restricted Subsidiaries and enters into a third- party financing thereof on customary terms that are fair and reasonable to the Company and its Restricted Subsidiaries. “Permitted Refinancing Debt” means any Debt that Refinances any other Debt, including any successive Refinancings, so long as: (a) the new Debt is in an aggregate principal amount (or if Incurred with original issue discount, an aggregate issue price) not in excess of the sum of: (i) the aggregate principal amount (or if Incurred with original issue discount, the aggregate accreted value) then outstanding of the Debt being Refinanced, plus (ii) an amount necessary to pay any fees and expenses, including premiums and defeasance costs, related to the Refinancing, (b) the Average Life of the new Debt is equal to or greater than the Average Life of the Debt being Refinanced or equal or greater than the Average Life of the Loans, (c) the Stated Maturity of the new Debt is no earlier than the Stated Maturity of the Debt being Refinanced or earlier than the Stated Maturity of the Loans, (d) the new Debt shall not be senior in right of payment to the Debt that is being Refinanced, provided, however, that the Permitted Refinancing Debt shall not include: (i) Debt of a Subsidiary that is not the Company or a Guarantor that Refinances Debt of the Company or any Guarantor, or (ii) Debt of the Company or a Restricted Subsidiary that Refinances Debt of an Unrestricted Subsidiary. Permitted Refinancing Debt in respect of any Credit Facility or any other Debt may be incurred from time to time after the termination, discharge or repayment of any such Credit Facility or other Debt. “Permitted Reorganization” means: (a) any amalgamation, demerger, merger, voluntary liquidation, consolidation (including any action that results in a consolidation of financial reporting), reorganization, re-domiciliation, winding up or corporate reconstruction or the assignment, transfer or assumption of any Capital Stock, assets or Debt involving the Company or any of the Restricted Subsidiaries or other actions or steps resulting – 336 – #4854-1237-6969v16 in a new Additional Obligor (a “Reorganization”) that is made on a solvent basis; provided that: (i) if any shares or other assets form part of the Collateral, substantially equivalent Liens must be granted over the same or equivalent shares or assets of the recipient such that they form part of the Collateral (ignoring for the purposes of assessing such equivalency any limitations required in accordance with the Agreed Security Principles or hardening periods (or any similar or equivalent concept)); and (ii) if a Reorganization results in the Company or any Obligor ceasing to exist (by way of liquidation, winding up, merger or otherwise), any successor entity to the Company or such Obligor is incorporated or organized in the same jurisdiction as the Company or such Obligor or the Cayman Islands, British Virgin Islands, the Marshall Islands, the United States of America, any State thereof or the District of Columbia, a member state of the European Union, the United Kingdom, Switzerland, Norway, Canada, Australia, Japan, the Channel Islands, Bermuda, Hong Kong, Singapore or any other jurisdiction generally acceptable to institutional lenders in the shipping and offshore drilling industries, as determined in good faith by the Board of Directors of the Company; (b) any reorganization arising as a consequence of a specific undertaking relating to a reorganization in this Agreement or as contemplated by the Offering Memorandum; or (c) any reorganization or other actions or steps contemplated by Section 9 (Successors) of this Schedule 16 (Incurrence Covenants). “Permitted Rig Liens” means, at any time, with respect to a Vessel: (a) Liens for crews’ wages (including the wages of the master of the Vessel that are discharged in the ordinary course of business and have accrued for not more than ninety (90) days (or such longer period provided for under any Transaction Security Documents)) unless any such Lien is being contested in good faith and by appropriate proceedings or other acts by the Company or relevant Restricted Subsidiary, and the Company or relevant Restricted Subsidiary shall have set aside on its books adequate reserves with respect to such Lien and so long as such deferment in payment shall not subject the Vessel to sale, forfeiture or loss; (b) Liens for salvage (including contract salvage) or general average, and Liens for wages of stevedores employed by the owner of the Vessel, the master of the Vessel or a charterer or lessee of such Vessel, which in each case have accrued for not more than ninety (90) days (or such longer period provided for under any Transaction Security Documents), unless any such Lien is being contested in good faith and by appropriate proceedings or other acts by the Company or relevant Restricted Subsidiary, and the Company or relevant Restricted Subsidiary shall

– 337 – #4854-1237-6969v16 have set aside on its books adequate reserves with respect to such Lien and so long as such deferment in payment shall not subject the Vessel to sale, forfeiture or loss; (c) shipyard Liens and other Liens arising by operation of law arising in the ordinary course of business in operating, maintaining, repairing, modifying, refurbishing, drydocking or rebuilding the Vessel (other than those referred to in paragraphs (a) and (b) above), including maritime Liens for necessaries, which in each case have accrued for not more than ninety (90) days (or such longer period provided for under any Transaction Security Documents), unless any such Lien is being contested in good faith and by appropriate proceedings or other acts by the Company or relevant Restricted Subsidiary, and the Company or relevant Restricted Subsidiary shall have set aside on its books adequate reserves with respect to such Lien and so long as such deferment in payment shall not subject the Vessel to sale, forfeiture, or loss; (d) Liens for damages arising from maritime torts which are unclaimed or are covered by insurance (subject to reasonable deductibles), or in respect of which a bond or other security has been posted on behalf of the Company or relevant Restricted Subsidiary with the appropriate court or other tribunal to prevent the arrest or secure the release of the Vessel from arrest, unless any such Lien is being contested in good faith and by appropriate proceedings or other acts by the Company or relevant Restricted Subsidiary, and the Company or relevant Restricted Subsidiary shall have set aside on its books adequate reserves with respect to such Lien, and so long as such deferment in payment shall not subject the Vessel to sale, forfeiture, or loss; (e) Liens that, as indicated by the written admission of liability therefor by an insurance company, are covered by insurance (subject to reasonable deductibles); and (f) Liens under Drilling Contracts or subcharters or subleases with Persons that are not Affiliates and that do not secure Debt for borrowed money. “Permitted Supply Chain Financing” means one or more non-recourse supply chain financings, on terms and conditions customary for supply-chain financing arrangements, in respect of all or a portion of the accounts receivable owing to the Company or any Restricted Subsidiary from one or more customer(s) of the Company or such Restricted Subsidiary (but, for the avoidance of doubt, not a sale or sales of all accounts receivable of the Company or any of its Restricted Subsidiaries generally); provided that (a) such transaction shall be evidenced by a receivables purchase agreement or other similar documentation on terms and conditions customary for supply-chain financing arrangements; (b) any such sale is structured, and is intended to be treated, as a true sale of accounts receivable with any recourse to the Company or any Restricted Subsidiary limited to breach of a representation, warranty or covenant by the Company or such Restricted Subsidiary with respect to the sold accounts receivable; (c) immediately prior to and immediately after giving effect to such sale, no Default or Event of Default shall have occurred and be continuing; and (d) the proceeds of such sales are received in cash and are in an amount equal to the face value of the sold accounts receivable, net of a commercially reasonable and customary discount rate based on then current market conditions, in each case, in the reasonable judgment of the Company. – 338 – #4854-1237-6969v16 “Person” means any individual, corporation, company (including any limited liability company or exempted company), association, partnership, joint venture, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity. “Preferred Stock” means any Capital Stock of a Person, however designated, which entitles the holder thereof to a preference with respect to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of that Person, over shares of any other class of Capital Stock issued by that Person. “Preferred Stock Dividends” means all dividends with respect to Preferred Stock of the Company or any Restricted Subsidiary held by Persons other than the Company or a Wholly Owned Restricted Subsidiary. “Productive Assets” means assets (other than current assets) that are used or usable by the Company and its Restricted Subsidiaries in Permitted Businesses. “pro forma basis” means, with respect to any computation hereunder required to be made on a pro forma basis and giving effect to any proposed Investment or other acquisition, any Disposition, any Restricted Payment or any payment of or in respect of any Debt or other transaction (collectively, “Pro Forma Events”), computation thereof after giving pro forma effect to adjustments in connection with such Pro Forma Event that are either (a) in accordance with Regulation S-X under the Securities Act or (b) made in good faith by the Company, and may include cost savings (including, without limitation, cost savings, workforce reductions and facility, benefit and insurance savings), operating expense reductions, other operating improvements, initiatives and synergies that are reasonably identifiable and factually supportable in each case, using for purposes of making any such computation, the consolidated financial statements of the Company and the Restricted Subsidiaries (and, to the extent applicable, the historical financial statements of any entities or assets so acquired or to be acquired, or so Disposed or to be Disposed), which shall be reformulated as if such Pro Forma Event (and, in the case of any pro forma computations made hereunder to determine whether such Pro Forma Event is permitted to be consummated hereunder, to any other Pro Forma Event consummated since the first day of the period covered by any component of such pro forma computation and on or prior to the date of such computation), and any Debt or other liabilities incurred in connection with any such Pro Forma Event, had been consummated and incurred at the beginning of such period; provided, that any pro forma adjustments pursuant to paragraph (b) of this definition shall be subject to the relevant limitations set forth in the definitions of “Consolidated EBITDA” and “Consolidated Fixed Charge Coverage Ratio”. “Pro Forma Events” has the meaning set forth in the definition of “pro forma basis.” “Property” or “Properties” means, with respect to any Person, any interest of that Person in any kind of property, plant, equipment or other asset, whether real, personal or mixed, or tangible or intangible, including Capital Stock in, and other securities of, any other Person. For purposes of any calculation required pursuant to this Agreement, the value of any Property shall be its Fair Market Value. – 339 – #4854-1237-6969v16 “Purchase Money Debt” means Debt: (a) consisting of the deferred purchase price of property, conditional sale obligations, obligations under any title retention agreement, other purchase money obligations and obligations in respect of industrial revenue bonds, or (b) Incurred to finance the acquisition, improvement, refurbishment, activation, reactivation, construction or lease by the Company or a Restricted Subsidiary of the Property, including additions and improvements thereto. “Qualified Capital Stock” means any Capital Stock that is not Disqualified Stock. “Qualified Services Contract” means, as of any date of determination, with respect to any Vessel acquired by, or committed to be delivered to, the Company or any of the Restricted Subsidiaries, a bona fide contract or series of contracts, together with any amendments, supplements or modifications thereto, which contract or contracts: (a) are between the Company or one of the Restricted Subsidiaries, on the one hand, and a Person that is not an Affiliate of the Company, on the other hand, (b) provide for services to be performed by the Company or one or more of the Restricted Subsidiaries involving the use of such Vessel by the Company or one or more of the Restricted Subsidiaries, in either case for a minimum aggregate period of at least one year from (i) the date of determination or (ii) a future date that is no later than the date that is three months from the date of determination (the period during which such services are to be performed, the “Active Service Period”), and (c) provide for a fixed or minimum day rate or fixed rate for such Vessel covering the entire Active Service Period contemplated by paragraph (b) above. For the avoidance of doubt, neither a letter of intent nor a letter of award with respect to a Vessel is a Qualified Services Contract. “Qualified Vessel” means a Vessel that is subject to a Qualified Services Contract. “Rating Agencies” means Moody’s, Fitch and S&P, and if S&P, Fitch or Moody’s or if all of them shall not make a rating of the Company or of the Original Senior Secured Notes publicly available (for reasons outside the control of the Company), a statistical rating agency or agencies, as the case may be, nationally recognized in the United States and selected by the Company which shall be substituted for S&P, Fitch or Moody’s, or all of them, as the case may be. “Ratings Decline Period” means, with respect to the Original Senior Secured Notes, the period that (a) begins on the earlier of (i) the date of the first public announcement of the occurrence of a Change of Control or of the intention by the Company to effect a Change of Control or (ii) the occurrence thereof and (b) ends 60 days following consummation of such Change of Control; provided that such period shall be extended for so long as the rating of the Notes, as noted by the applicable Rating Agency, is under publicly announced consideration for downgrade by the applicable Rating Agency, and the other Rating Agency has downgraded the Original Senior Secured Notes (or publicly – 340 – #4854-1237-6969v16 announced consideration for downgrade) as contemplated in clause (b) of the definition of Change of Control Triggering Event. “Refinance” means, in respect of any Debt, to refinance, extend, renew, refund, repay, prepay, repurchase, redeem, defease or retire, or to issue other Debt, in exchange or replacement for, that Debt. “Refinanced” and “Refinancing” shall have correlative meanings. “Restricted Investment” means any Investment other than a Permitted Investment. “Repay” means, in respect of any Debt, to repay, prepay, repurchase, redeem, legally defease or otherwise retire that Debt. “Repayment” and “Repaid” shall have correlative meanings. “Restricted Payment” means: (a) any dividend or distribution (whether made in cash, securities or other Property) declared or paid on or with respect to any shares of Capital Stock of the Company or any Restricted Subsidiary (including any payment in connection with any merger, amalgamation or consolidation with or into the Company or any Restricted Subsidiary), except for (i) dividends or distributions payable to the Company or a Restricted Subsidiary (and, in the case of any such Restricted Subsidiary making such dividend or distribution, to holders of its Capital Stock other than the Company or another Restricted Subsidiary on no more than a pro rata basis) and (ii) any dividend or distribution that is made to the Company or the parent of the Restricted Subsidiary or any dividend or distribution payable solely in shares of Capital Stock (other than Disqualified Stock) of the Company; (b) the purchase, repurchase, redemption, acquisition or retirement for value of any Capital Stock of the Company or any Restricted Subsidiary (other than from the Company or a Restricted Subsidiary); (c) the purchase, repurchase, redemption, acquisition or retirement for value, prior to the date for any scheduled maturity, sinking fund or amortization or other installment payment, of any Subordinated Obligation (other than (i) any Subordinated Obligation Incurred under paragraph (iii) of the definition of “Permitted Debt” in the second paragraph of Section 1 (Limitation on Debt and Issuance of Preferred Stock) of this Schedule 16 (Incurrence Covenants) and (ii) the purchase, repurchase or other acquisition or repayment of any Subordinated Obligation purchased, repurchased, acquired or repaid in anticipation of satisfying a scheduled maturity, sinking fund or amortization or other installment obligation, in each case under this sub-paragraph (ii) due within one year of the date of such purchase, repurchase or other acquisition or repayment); or (d) any Investment (other than Permitted Investments) in any Person. “Restricted Subsidiary” means any Subsidiary of the Company other than an Unrestricted Subsidiary. Notwithstanding anything in this Agreement to the contrary, or unless the

– 341 – #4854-1237-6969v16 context otherwise requires, all references to a Restricted Subsidiary or a Restricted Subsidiary of the Company shall include the Company and any other Additional Obligor. “Rig Mortgage” means each mortgage and any other instruments, such as statutory mortgages and deeds, over any Collateral Vessel, each duly registered in the relevant registry in favor of the Security Agent, as the same may be amended, restated, supplemented or otherwise modified from time to time. “Rig Owners” means any Restricted Subsidiary of the Company owning a Collateral Vessel. “S&P” means Standard & Poor’s Financial Services LLC, or any of its successors or assigns that is a Nationally Recognized Statistical Rating Organization. “Sale and Leaseback Transaction” means any direct or indirect arrangement relating to Property now owned or hereafter acquired whereby the Company or a Restricted Subsidiary transfers that Property to another Person (other than the Company or a Restricted Subsidiary) and the Company or a Restricted Subsidiary leases it from that other Person together with any Refinancings thereof. “SEC” means the U.S. Securities and Exchange Commission. “Securities Act” means the U.S. Securities Act of 1933, as amended, or any successor statute, and the rules and regulations promulgated by the SEC thereunder. “Securitization Subsidiary” means a Subsidiary of the Company: (a) that is designated a “Securitization Subsidiary” by an Officer of the Company, (b) that does not engage in any activities other than Permitted Receivables Financings and any activity necessary, incidental or related thereto, (c) no portion of the Debt or any other obligation, contingent or otherwise, of which: (i) is guaranteed by the Company or any Restricted Subsidiary of the Company, (ii) is recourse to or obligates the Company or any Restricted Subsidiary of the Company in any way, or (iii) subjects any property or asset of the Company or any Restricted Subsidiary of the Company, directly or indirectly, contingently or otherwise, to the satisfaction thereof, (d) with respect to which neither the Company nor any Restricted Subsidiary of the Company (other than an Unrestricted Subsidiary) has any obligation to maintain or preserve such its financial condition or cause it to achieve certain levels of operating results, other than, in respect of paragraphs (c) and (d), pursuant to customary representations, warranties, covenants and indemnities entered into in connection with a Permitted Receivables Financing. – 342 – #4854-1237-6969v16 “Senior Secured Debt” means Debt of the Company or any Restricted Subsidiary which is secured by Liens on the Collateral (other than (a) Permitted Collateral Liens described in paragraph (a) of the definition thereof and (b) Liens on the Collateral ranking junior to the Liens on the Collateral securing the Loans and the Loan Guarantees). “Significant Subsidiary” means any Subsidiary that would be a “Significant Subsidiary” of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC. “Stated Maturity” means, with respect to any security, the date specified in the security or other Debt instrument or lease as the fixed date on which the payment of principal of the security or Debt instrument or lease payment is due and payable, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof. “Subordinated Obligation” means, with respect to any Person, any Debt of the Company, the Company or the Guarantors (whether outstanding on the Issue Date or thereafter Incurred) that is expressly subordinated in right of payment to the Loans or any Loan Guarantees pursuant to a written agreement. “Subsidiary” means, in respect of any Person (the “parent”), any corporation, company limited by shares, limited liability company, exempted company, partnership, association or other entity (a) the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, (b) of which more than fifty percent (50%) of the total voting power of the Voting Stock having ordinary voting power for the election of the board of directors of such entity, is at the time directly or indirectly owned by the parent or by one or more of its other Subsidiaries or (c) that is, as of such date, otherwise controlled, by the parent or one or more of its other Subsidiaries. “Subsidiary Guarantor” means any Guarantor other than the Company. “Swap Agreement” means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Company or any Subsidiary shall be a Swap Agreement. “Syndicated Facility” means one or more debt facilities with banks or other institutional lenders providing for revolving credit loans, term loans or other long-term Debt that are underwritten or arranged by mandated arrangers with the primary goal of being distributed and broadly syndicated to institutional investors in the international syndication loan markets. For the avoidance of doubt and without limitation, (1) local lines of credit, bilateral facilities, working capital facilities and operating facilities, and (2) club credit facilities provided relationship banks. – 343 – #4854-1237-6969v16 “Temporary Cash Investments” means any of the following: (a) securities issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than twelve months from the date of acquisition, (b) U.S.-dollar denominated time deposits and certificates of deposit of an Approved Bank, in each case with maturities of not more than 364 days from the date of acquisition, (c) commercial paper and variable or fixed rate notes issued by any Approved Bank (or by the parent company thereof) or any variable rate notes issued by, or guaranteed by, any domestic corporation rated A-1 (or the equivalent thereof) or better by S&P or P-1 (or the equivalent thereof) or better by Moody’s and maturing within twelve months of the date of acquisition, (d) repurchase agreements entered into by any Person with a bank or trust company or recognized securities dealer having capital and surplus in excess of $500.0 million for direct obligations issued by or fully guaranteed by the United States in which such Person shall have a perfected first priority security interest (subject to no other Liens) and having, on the date of purchase thereof, a fair market value of at least one hundred percent (100%) of the amount of the repurchase obligations, (e) Investments (classified in accordance with GAAP as current assets) in money market investment programs registered under the Investment Company Act of 1940 that are administered by reputable financial institutions having capital of at least $500.0 million (or foreign currency equivalent) and the portfolios of which are limited to Investments of the character described in the foregoing sub-paragraphs hereof, and (f) other short-term investments utilized in accordance with normal investment practices for cash management in investments of a type analogous to the foregoing. “Third-Party Vessel” means any Vessel that is now or hereafter managed by the Company or any Subsidiary but is not owned by the Company or any Subsidiary. “Total Assets” means the total assets of the Company and the Restricted Subsidiaries on a consolidated basis determined in accordance with GAAP, as shown on the most recent consolidated balance sheet of the Company. “Transactions” means (a) the issuance of the Original Senior Secured Notes, and the application of the net proceeds thereof as described in the Offering Memorandum, (b) the entry into this Agreement and occurrence of the Issue Date and (c) all other transactions related or incidental to, or in connection with, any of the foregoing (including, without limitation, the payment of fees and expenses in connection with each of the foregoing). “Uniform Commercial Code” means the New York Uniform Commercial Code as in effect from time to time. – 344 – #4854-1237-6969v16 “Unrestricted Subsidiary” means: (a) the following Subsidiaries of the Company, in each case unless and until such Subsidiaries are designated as a Restricted Subsidiary as permitted pursuant to Section 11 (Designation of Restricted and Unrestricted Subsidiaries) of this Schedule 16 (Incurrence Covenants): Perfomex, Perfomex II, Borr Var Inc., Borr Vale Inc., Borr Valhalla Holding Limited and to the extent designated by an Officer, any immediate holding company of Borr Var Inc. and/or Borr Vale Inc. and Borr Valhalla Holding Limited, whose only material assets consist of an ownership in such companies; (b) any Subsidiary of the Company (excluding, for the avoidance of doubt, the Company) that is designated as an Unrestricted Subsidiary as permitted or required pursuant to Section 11 (Designation of Restricted and Unrestricted Subsidiaries) of this Schedule 16 (Incurrence Covenants) and is not thereafter redesignated as a Restricted Subsidiary as permitted pursuant thereto; and (c) any Subsidiary of an Unrestricted Subsidiary. “U.S. Dollar Equivalent” means, with respect to any monetary amount in a currency other than U.S. Dollars, at any time for the determination thereof, the amount of U.S. Dollars obtained by converting such other currency involved in such computation into U.S. Dollars at the spot rate for the purchase of U.S. Dollars with the applicable other currency as published or as quoted by Reuters at approximately 10:00 a.m. (New York time) on the date not more than two Business Days prior to such determination. “U.S. Government Obligations” means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable or redeemable at the Company’s option. “Vessel” means any (i) any mobile offshore drilling unit, the legs of which can be lowered to the seabed from the hull or platform thereof or (ii) any other drilling rig, drillship, semisubmersible drilling unit, mobile offshore drilling unit or vessel, the primary purpose of which is the exploration and production drilling for crude oil or hydrocarbons. “Voting Stock” of any Person means all classes of Capital Stock of that Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election or appointment of the Board of Directors of such Person. “Wholly Owned” means, with respect to any Person, a Subsidiary all the Voting Stock of which (except directors’ qualifying shares and shares issued to foreign nationals as required under applicable law) is at that time owned, directly or indirectly, by such Person and its other Wholly Owned Restricted Subsidiaries. “Working Capital” means, on any date, Current Assets less Current Liabilities.

– 345 – #4854-1237-6969v16 Schedule 17 EVENTS OF DEFAULT The capitalised words and expressions used in this Schedule 17 shall have the meaning ascribed to them Part C (Definitions) of Schedule 16 save that if a capitalised word or expression is not given a meaning in Part C (Definitions) of Schedule 16, it shall be given the meaning ascribed to it in Clause 1.1 (Definitions) or otherwise pursuant to the recitals to, or elsewhere in, this Agreement. If a capitalised word or expression is not given a meaning in (i) Part C (Definitions) of Schedule 16 (Incurrence Covenants) or (ii) otherwise pursuant to the recitals to, or elsewhere in, this Agreement, it shall be given the meaning ascribed to it in the Original Senior Secured Notes Indenture. Events of Default under this Agreement include: 1. failure to make the payment of any interest under any Finance Document when the same becomes due and payable, and that failure continues for a period of 30 days; 2. failure to make the payment of any principal of, or premium, if any, under any of the Finance Documents when the same becomes due and payable at its Stated Maturity, upon acceleration, redemption, optional redemption, required repurchase or otherwise; 3. failure by the Company or any Obligor to comply with any other covenant or agreement in this Agreement (other than a failure that is the subject of the foregoing paragraph (1) or (2)) and such failure continues for 60 days after written notice is received by the Company as provided below, provided, that in the case of a failure to comply with the covenant described under Schedule 15 (Information Undertakings), such period shall be 120 days after written notice has been so received; 4. a default under any Debt by the Company or any Restricted Subsidiary that is a Significant Subsidiary that results in acceleration of the maturity of that Debt, or failure to pay any Debt at maturity, in an aggregate amount greater than $75 million or its foreign currency equivalent at the time, and in such case, such Debt is not repaid or such failure to pay is not cured or such acceleration is not rescinded, annulled or otherwise cured within 30 days; 5. any judgment or judgments for the payment of money in an aggregate amount in excess of $75 million (or its foreign currency equivalent at the time) (net of amounts covered by insurance or bonded) that shall be rendered against the Company or any Restricted Subsidiary that is a Significant Subsidiary and that shall not be waived, satisfied, annulled, discharged or rescinded for any period of 60 consecutive days during which a stay of enforcement shall not be in effect; 6. any Issuer or any Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law: (a) commences a voluntary case; (b) consents in writing to the entry of an order for relief against it in an involuntary case; – 346 – #4854-1237-6969v16 (c) consents in writing to the appointment of a custodian of it or for all or substantially all of its property; or (d) makes a general assignment for the benefit of its creditors; or takes any comparable action under any foreign laws relating to insolvency; 7. a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that: (a) is for relief against any Issuer or any Significant Subsidiary in an involuntary case; (b) appoints a custodian of any Issuer or any Significant Subsidiary or for all or substantially all of its property; (c) other than on a solvent basis, orders the winding up or liquidation of any Issuer or any Significant Subsidiary; or (d) other than on a solvent basis, grants any similar relief under any foreign laws relating to insolvency; and in each such case the order or decree remains unstayed and in effect for 90 days; 8. except as permitted under this Agreement, any Guarantee of any Significant Subsidiary ceases to be in full force and effect, other than in accordance with the terms of this Agreement, or a Guarantor that is a Significant Subsidiary denies in writing its obligations under its Loan Guarantee (other than by reason of the termination or discharge of this Agreement or the release of any such Loan Guarantee in accordance with this Agreement) if, and only if, in each such case, such default continues for 10 days after written notice is received by the Company as provided below; 9. (i) the Liens created by the Transaction Security Documents shall at any time not constitute a valid and perfected Lien on any material portion of the Collateral intended to be covered thereby (unless perfection is not required by this Agreement or the Transaction Security Documents) other than (A) in accordance with the terms of the relevant Transaction Security Document, this Agreement and the Intercreditor Agreement, (B) following the satisfaction in full of all Obligations under this Agreement or (C) any loss of perfection that results from the failure of the Security Agent to maintain possession of certificates delivered to it representing securities pledged under the Transaction Security Documents and (ii) such default continues for 60 days after receipt by the Company of written notice given by the Agent; and 10. the Company or any Guarantor that is a Significant Subsidiary shall assert, in any pleading in any court of competent jurisdiction, that any security interest in any Transaction Security Document is invalid or unenforceable. – 347 – #4854-1237-6969v16 Schedule 18 COMPOUNDED RATE TERMS CURRENCY: Sterling. Cost of Funds as a Fallback Definitions Cost of funds will not apply as a fallback. Additional Business Days: An RFR Banking Day. Business Day Conventions (definition of “Month” and Clause 15.2 (Non-Business Days)): (a) If any period is expressed to accrue by reference to a Month or any number of Months then, in respect of the last Month of that period: (i) subject to paragraph (iii) below, if the numerically corresponding day is not a Business Day, that period shall end on the next Business Day in that calendar month in which that period is to end if there is one, or if there is not, on the immediately preceding Business Day; (ii) if there is no numerically corresponding day in the calendar month in which that period is to end, that period shall end on the last Business Day in that calendar month; and (iii) if an Interest Period begins on the last Business Day of a calendar month, that Interest Period shall end on the last Business Day in the calendar month in which that Interest Period is to end. (b) If an Interest Period would otherwise end on a day which is not a Business Day, that Interest Period will instead end on the next Business Day in that calendar month (if there is one) or the preceding Business Day (if there is not). Central Bank Rate: The Bank of England's Bank Rate as published by the Bank of England from time to time. Central Bank Rate Adjustment: In relation to the Central Bank Rate prevailing at close business on any RFR Banking Day, the 20% trimmed arithmetic mean (calculated by the Agent) of the Central – 348 – #4854-1237-6969v16 Bank Rate Spreads for the five most immediately preceding RFR Banking Days for which the RFR is available. Central Bank Rate Spread: In relation to any RFR Banking Day, the difference (expressed as a percentage rate per annum) calculated by the Agent of: (a) the RFR for that RFR Banking Day; and (b) the Central Bank Rate prevailing at close of business on that RFR Banking Day. Daily Non-Cumulative Compounded RFR Rate: Determined by the Agent (or by any other Finance Party which agrees to determine that rate in place of the Agent) in accordance with the methodology set out in Schedule 19 (Daily Non-Cumulative Compounded RFR Rate). Daily Rate: The “Daily Rate” for any RFR Banking Day is: (a) the RFR for that RFR Banking Day; or (b) if the RFR is not available for that RFR Banking Day, the percentage rate per annum which is the aggregate of: (i) the Central Bank Rate for that RFR Banking Day; and (ii) the applicable Central Bank Rate Adjustment; or (c) if paragraph (b) above applies but the Central Bank Rate for that RFR Banking Day is not available, the percentage rate per annum which is the aggregate of: (i) the most recent Central Bank Rate for a day which is no more than five RFR Banking Days before that RFR Banking Day; and (ii) the applicable Central Bank Rate Adjustment, rounded, in either case, to four decimal places and if, in either case, that rate is less than zero, the Daily Rate shall be deemed to be zero. Interest Periods: As Per Clause 15.1 (Selection of Interest Periods and Terms).

Lookback Period:	Five RFR Banking Days.
Relevant Market:	The sterling wholesale market.
RFR:	The SONIA (sterling overnight index average) reference rate published on the Bank of England's website (currently at http://www.bankofengland.co.uk), or any successor sources for the sterling overnight index average identified as such by the Bank of England from time to time.
RFR Banking Day:	A day (other than a Saturday or Sunday) on which banks are open for general business in London.
Other provisions:	None.

– 349 –

#4854-1237-6969v16

Schedule 19

DAILY NON-CUMULATIVE COMPOUNDED RFR RATE

The "Daily Non-Cumulative Compounded RFR Rate" for any RFR Banking Day "i" during an Interest Period for a Compounded Rate Loan is the percentage rate per annum (without rounding, to the extent reasonably practicable for the Finance Party performing the calculation, taking into account the capabilities of any software used for that purpose) calculated as set out below:

$$(UCCDR_i - UCCDR_{i-1}) \times \frac{dcc}{n_i}$$

where:

"$UCCDR_i$" means the Unannualised Cumulative Compounded Daily Rate for that RFR Banking Day "i";

"$UCCDR_{i-1}$" means, in relation to that RFR Banking Day "i", the Unannualised Cumulative Compounded Daily Rate for the immediately preceding RFR Banking Day (if any) during that Interest Period;

"dcc" means 360 or, in any case where market practice in the Relevant Market is to use a different number for quoting the number of days in a year, that number;

"n_i" means the number of calendar days from, and including, that RFR Banking Day "i" up to, but excluding, the following RFR Banking Day; and

the "Unannualised Cumulative Compounded Daily Rate" for any RFR Banking Day (the "Cumulated RFR Banking Day") during that Interest Period is the result of the below calculation (without rounding, to the extent reasonably practicable for the Finance Party performing the calculation, taking into account the capabilities of any software used for that purpose):

$$ACCDR \times \frac{tn_i}{dcc}$$

where:

"ACCDR" means the Annualised Cumulative Compounded Daily Rate for that Cumulated RFR Banking Day;

"tn_i" means the number of calendar days from, and including, the first day of the Cumulation Period to, but excluding, the RFR Banking Day which immediately follows the last day of the Cumulation Period;

"Cumulation Period" means the period from, and including, the first RFR Banking Day of that Interest Period to, and including, that Cumulated RFR Banking Day;

"dcc" has the meaning given to that term above; and

the "Annualised Cumulative Compounded Daily Rate" for that Cumulated RFR Banking Day is the percentage rate per annum (rounded to 4 decimal places) calculated as set out below:

– 350 –

#4854-1237-6969v16

$$\left[\prod_{i=1}^{d_o}\left(1+\frac{DailyRate_{i-LP}\times n_i}{dcc}\right)-1\right]\times\frac{dcc}{tn_i}$$

where:

"d_0" means the number of RFR Banking Days in the Cumulation Period;

"Cumulation Period" has the meaning given to that term above;

"i" means a series of whole numbers from one to d_0, each representing the relevant RFR Banking Day in chronological order in the Cumulation Period;

"$DailyRate_{i-LP}$" means, for any RFR Banking Day "i" in the Cumulation Period, the Daily Rate for the RFR Banking Day which is the applicable Lookback Period prior to that RFR Banking Day "i";

"n_i" means, for any RFR Banking Day "i" in the Cumulation Period, the number of calendar days from, and including, that RFR Banking Day "i" up to, but excluding, the following RFR Banking Day;

"dcc" has the meaning given to that term above; and

"tn_i" has the meaning given to that term above.

– 351 –

#4854-1237-6969v16

Schedule 20
FORM OF SUBSTITUTE AFFILIATE LENDER DESIGNATION NOTICE

To: [ ] (as Agent); and

[[ ] (as Security Agent)]

for itself and each of the other parties to the Facilities Agreement [and the Intercreditor Agreement] referred to below.

Cc: [The Company]

From: [Designating Lender] (the "Designating Lender")

Dated:

Dear Sirs

Re: [ ]– senior facilities agreement dated [ ] (the "Facilities Agreement")

1. We refer to the Facilities Agreement [and to the Intercreditor Agreement]. Terms defined in the Facilities Agreement have the same meaning in this Designation Notice.

2. We hereby designate our Affiliate details of which are given below as a Substitute Affiliate Lender in respect of any Loans required to be advanced to [specify name of Borrower or refer to all Borrowers in a particular jurisdiction etc] ("Designated Loans").

3. The details of the Substitute Affiliate Lender are as follows:

   Name:

   Facility Office:

   Fax Number:

   Attention:

   Jurisdiction of Incorporation:

4. By countersigning this notice below the Designated Affiliate Lender agrees to become a Designated Affiliate Lender in respect of Designated Loans as indicated above and agrees to be bound by the terms of the Facilities Agreement [and the Intercreditor Agreement] accordingly.

5. This Designation Notice and any non-contractual obligations arising out of or in connection with it are governed by English law.

....

For and on behalf of

[Designating Lender]

– 352 –

#4854-1237-6969v16

– 353 – #4854-1237-6969v16 We acknowledge and agree to the terms of the above. ……………………………………………… For and on behalf of [Substitute Affiliate Lender] We acknowledge the terms of the above. ……………………………………………… For and on behalf of The [Agent] and the [Security Agent] Dated